SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DRUGMAX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock

(2)	Aggregate number of securities to which transaction applies:

11,480,507

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$4.26

(4)	Proposed maximum aggregate value of transaction:

$48,906,960

(5)	Total fee paid:

$6,197

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

October 11, 2004

Dear Stockholder,

The board of directors of DrugMax, Inc. has unanimously approved a strategic merger between DrugMax and Familymeds Group, Inc. After completion of the merger, we expect that current DrugMax stockholders will, as a group, own approximately 40%, and the stockholders, employees and directors of Familymeds Group, Inc. will, as a group, own approximately 60%, of the issued and outstanding shares of DrugMax immediately after the merger, assuming the exercise of all options issued in connection with the merger. The DrugMax board of directors unanimously recommends that you vote FOR adoption of the merger agreement, as amended.

You are cordially invited to attend the annual meeting of our stockholders to consider and vote upon the merger. The meeting will be held November 12, 2004, at 10:00 a.m., local time, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida, 33777. At the meeting, in addition to the merger, you also will be asked to vote on the following matters:

•	a proposal to elect the following seven (7) nominees as directors: Jugal K. Taneja, William L. LaGamba, Rakesh K. Sharma, Edgardo Mercadante, Philip Gerbino, Peter Grua and Laura Witt;

•	a proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000;

•	a proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000;

•	a proposal to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents;

•	a proposal to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred;

•	a proposal to approve an amendment to DrugMax’s 1999 Stock Option Plan to increase by 4,000,000 the number of shares of common stock covered by that plan;

•	a proposal to approve an amendment to DrugMax’s 2003 Restricted Stock Plan to increase by 2,000,000 the number of shares of common stock covered by that plan; and

•	a proposal to approve a reverse stock split of DrugMax’s common stock at a ratio of between four-for-five and one-for-two, to be implemented immediately before the merger, at the discretion of DrugMax’s board of directors.

This document describes the annual meeting, the various proposals that will come before the shareholders at the annual meeting, including the merger, and certain other matters. Please carefully read this entire document, including “Risk Factors Relating to the Merger” beginning on page 17 for a discussion of the risks relating to the merger. You also can obtain information about DrugMax from documents that DrugMax has filed with the Securities and Exchange Commission. See “Where You Can Find More Information,” on page 121 of this proxy statement.

We cannot complete the merger unless our stockholders approve it. Your vote is important. Whether or not you plan to attend our annual stockholders’ meeting, please take the time to vote your shares in accordance with the instructions contained in this document.

Your board of directors and management look forward to greeting you personally at the Meeting.

Sincerely,

Jugal K. Taneja
Chairman of the Board and Chief Executive Officer

DRUGMAX, INC.

25400 US Highway 19 North, Suite 137, Clearwater, FL 33763

(727) 533-0431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DrugMax will hold an annual meeting of stockholders at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777, on November 12, 2004, at 10:00 a.m., local time, to consider and vote upon the following matters:

•	a proposal to adopt the Agreement and Plan of Merger, dated as of March 19, 2004, as amended on July 1, 2004 and October 11, 2004, by and between DrugMax and FMG, pursuant to which FMG will merge with and into DrugMax, which we will refer to in this proxy statement as the merger agreement;

•	a proposal to elect the following seven (7) nominees as Directors: Jugal K. Taneja, William L. LaGamba, Rakesh K. Sharma, Edgardo Mercadante, Philip Gerbino, Peter Grua and Laura Witt;

•	a proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000;

•	a proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000;

•	a proposal to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents;

•	a proposal to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred;

•	a proposal to approve an amendment to DrugMax’s 1999 Stock Option Plan to increase by 4,000,000 the number of shares of common stock covered by that plan;

•	a proposal to approve an amendment to DrugMax’s 2003 Restricted Stock Plan to increase by 2,000,000 the number of shares of common stock covered by that plan; and

•	a proposal to approve a reverse stock split of DrugMax’s common stock at a ratio of between four-for-five and one-for-two, to be implemented immediately before the merger, at the discretion of DrugMax’s board of directors.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The date of this proxy statement is October 11, 2004, and it is first being mailed or otherwise delivered to DrugMax stockholders on or about October 13, 2004. The accompanying proxy is being solicited by the Board of Directors of DrugMax.

The DrugMax board of directors has fixed the close of business on October 7, 2004 as the record date for the DrugMax annual meeting. Only DrugMax stockholders of record at that time are entitled to notice of, and to vote at, the DrugMax annual meeting, or any adjournment or postponement of the DrugMax annual meeting. A complete list of the DrugMax stockholders entitled to vote at the DrugMax annual meeting will be made available for inspection by any DrugMax stockholder for ten days prior to the DrugMax annual meeting at the principal executive offices of DrugMax, and at the time and place of the DrugMax annual meeting.

Adoption of the merger agreement, all of the proposed amendments to DrugMax’s certificate of incorporation and the reverse stock split require the affirmative vote of a majority of the votes represented by the outstanding shares of DrugMax common stock. Because the required vote is based on the affirmative vote of a majority of votes outstanding, your failure to vote, including a broker non-vote or an abstention, will have the same effect as a vote against the merger, the amendments to DrugMax’s certificate of incorporation and the reverse stock split. Adoption of the amendments to DrugMax’s 1999 Stock Option Plan and 2003 Restricted Stock Plan require the affirmative vote of a majority of the votes cast at the annual meeting by the holders of DrugMax common stock. Because the required vote is based on the affirmative vote of the majority of votes cast, your failure to vote, including a broker non-vote or an abstention, will not be treated as a vote cast and, therefore, will have no effect on the proposal to approve the amendments to DrugMax’s 1999 Stock Option Plan and 2003 Restricted Stock Plan. With regard to the election of directors, stockholders may vote for up to seven nominees and the seven nominees receiving the most votes cast at the Meeting, in person or by proxy, will be elected as directors of DrugMax. The stockholders may not vote cumulatively in the election of directors. Your failure to vote for the election of directors, including broker non-votes and abstentions, will not be treated as a vote cast and, therefore, will have no effect on the proposal to elect the seven nominees to the board of directors. If you abstain from voting or fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting abstention or “broker non-vote” will be counted toward a quorum at the annual meeting.

Whether or not you plan to attend the annual meeting, please submit your proxy with voting instructions. Please vote as soon as possible by submitting your proxy card by mail. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of DrugMax common stock who is present at the DrugMax annual meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before the DrugMax annual meeting in the manner described in the accompanying proxy statement.

The DrugMax board of directors approved, by the unanimous vote of the directors present, the merger agreement and the other proposals contained in this proxy statement and unanimously recommends that DrugMax stockholders vote “FOR” adoption of the merger agreement and the other proposals. All of the proposals are contingent upon the adoption of each of the other proposals other than the proposal to approve the reverse stock split. DrugMax will implement the merger and the other proposals even if the reverse stock split is not approved. However, DrugMax will not implement any of the proposals if any proposal other than the proposal to approve a reverse stock split is not approved.

BY ORDER OF THE BOARD OF DIRECTORS,

William L. LaGamba, Corporate Secretary

October 11, 2004

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE ANNUAL MEETING

Q:	What matters will be considered at the annual meeting?

A:	At the DrugMax annual meeting, DrugMax stockholders will be asked to vote in favor of:

•	adopting the merger agreement, as amended;

•	electing the following seven (7) nominees as Directors: Jugal K. Taneja, William L. LaGamba, Rakesh K. Sharma, Edgardo Mercadante, Philip Gerbino, Peter Grua and Laura Witt;

•	amending the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000;

•	amending the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000;

•	amending the DrugMax amended and restated certificate of incorporation to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents;

•	amending the DrugMax amended and restated certificate of incorporation to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred;

•	amending DrugMax’s 1999 Stock Option Plan to increase by 4,000,000 the number of shares of common stock covered by that plan;

•	amending DrugMax’s 2003 Restricted Stock Plan to increase by 2,000,000 the number of shares of common stock covered by that plan;

•	adopting a reverse stock split of DrugMax’s common stock at a ratio of between four-for-five and one-for-two, to be implemented immediately before the merger, at the discretion of DrugMax’s board of directors; and

•	all other business as may properly come before the meeting.

All of the proposals are contingent upon the adoption of each of the other proposals other than the proposal to approve the reverse stock split. DrugMax will implement the merger and the other proposals even if the reverse stock split is not approved. However, DrugMax will not implement any of the proposals if any proposal other than the proposal to approve a reverse stock split is not approved.

Q:	What do I need to do now?

A:	After you have carefully read this document and have decided how you wish to vote your shares, please vote by submitting your proxy card by mail. To submit your proxy card by mail, you must complete, sign, date and mail your proxy card in the enclosed postage paid return envelope as soon as possible. This will enable your shares to be represented and voted at the DrugMax annual meeting.

Q:	Why is my vote important?

A:	The meeting cannot be held unless a quorum is present. A quorum requires the presence in person or by proxy of the holders of a majority of the shares of DrugMax common stock. Additionally, adoption of the merger agreement, approval of the amendments to DrugMax’s certificate of incorporation and approval of the reverse stock split require the affirmative vote of the holders of a majority of the total outstanding shares of DrugMax common stock. Because the required vote on these matters is based on the affirmative vote of a majority of shares outstanding, your failure to vote, including a broker non-vote or an abstention, will have the same effect as a vote against the merger, the amendments to DrugMax’s certificate of incorporation and the reverse stock split.

Q:	If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:	No. Your broker cannot vote your shares without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker.

Q:	What if I abstain from voting or fail to instruct my broker?

A:	If you abstain from voting or fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting “broker non-vote” will be counted toward a quorum at the annual meeting, but it will have the same effect as a vote against the merger, the proposals to amend DrugMax’s certificate of incorporation and the reverse stock split. With regard to the amendments to DrugMax’s 1999 Stock Option Plan and its 2003 Restricted Stock Plan and the election of directors, abstentions from voting, as well as broker non-votes, are not treated as votes cast and, therefore, will have no effect on the proposals.

Q:	Can I attend the annual meeting and vote my shares in person?

A:	Yes. All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the annual meeting. Stockholders of record can vote in person at the annual meeting. If you are not a stockholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the annual meeting. If you plan to attend the annual meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

Q:	Can I change my vote?

A:	Yes. You may revoke your signed proxy card at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to William L. LaGamba, Corporate Secretary, or by attending the annual meeting in person, notifying Mr. LaGamba, and voting by ballot at the annual meeting. Mr. LaGamba’s mailing address is DrugMax, Inc., 25400 US Highway 19 North, Suite 137, Clearwater, FL 33763. Any stockholder entitled to vote in person at the appropriate annual meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying Mr. LaGamba) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

Q:	When do you expect to complete the merger?

A:	We expect to complete the merger in November 2004. However, we cannot assure you when or if the merger will occur. We must first obtain the approvals of our stockholders at the annual meeting and satisfy the other conditions to the merger.

Q:	Whom should I call with questions?

A:	The DrugMax Investor Relations Department at (727) 533-0431.

SUMMARY

This summary highlights selected information from this document. We urge you to carefully read the entire document and the other documents to which we refer in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” on page 123. Each item in this summary refers to the page of this document on which that subject is discussed in more detail.

In the Merger, Certain FMG Preferred Stockholders (Including Certain Parties with Rights to Acquire FMG Preferred Stock) Will Have the Right to Receive Shares of DrugMax Common Stock in Exchange for their Shares of FMG Preferred Stock (page 53)

We are proposing the merger of Familymeds Group, Inc. with and into DrugMax. In this proxy statement, we will refer to Familymeds Group, Inc. as FMG. Upon completion of the merger, DrugMax will issue an aggregate of 10,470,507 shares of DrugMax common stock in exchange for all of the shares of FMG’s capital stock. DrugMax stockholders will continue to own their existing DrugMax common stock. In addition, pursuant to the merger agreement, DrugMax is issuing 663,675 restricted shares and approximately 1,795,923 options at an exercise price of approximately $0.51 per share to purchase DrugMax common stock to various FMG employees and directors. The exercise price of the Management Shares shall be 15 percent of the ten-day weighted-average stock price of DrugMax. The actual number of options to be issued to employees and directors and the actual exercise price will be determined at the closing based on the ten-day weighted-average stock price of DrugMax, and thus is subject to change, as discussed in more detail below. After completion of the merger, assuming the vesting and exercise of all options and shares, we expect that current DrugMax stockholders will, as a group, own approximately 40%, and FMG stockholders, employees and directors will, as a group, own approximately 60%, of the issued and outstanding shares of DrugMax immediately after the merger.

The fixed number of shares of DrugMax common stock to be issued in exchange for all shares of FMG stock at the closing of the merger will be allocated among:

•	the holders of FMG’s seven classes of stock (i.e., voting common stock; non-voting common stock; series A redeemable convertible preferred stock; series B redeemable convertible preferred stock; series C convertible preferred stock; series D redeemable convertible preferred stock; and series E redeemable convertible preferred stock), whom we will refer to as the “FMG stockholders”;

•	holders of warrants to purchase FMG series E redeemable preferred stock, whom we will refer to as the “FMG warrant holders;” and

•	holders of convertible promissory notes in the original principal amount of $4,000,000, which are convertible into FMG stock, whom we will refer to as the “FMG note holders.”

Each class and series of FMG stock has different liquidation and other preferences. The DrugMax shares will not be allocated to the FMG stockholders on a pro rata basis. Instead, the shares will be allocated based on the liquidation preferences of the FMG stock and the ten-day weighted average stock price of DrugMax prior to the closing, as discussed in further detail on page 53 of this proxy statement. As a result, the number of shares that each class of FMG stockholders will receive at the closing will vary depending on the ten-day weighted average stock price of the DrugMax common stock during the ten trading days immediately preceding the merger. There will be no adjustment to the total number of shares of DrugMax common stock to be issued to the FMG stockholders for changes in the market price of DrugMax common stock, and the merger agreement does not include a price-based termination right. Because of market price fluctuations in the DrugMax common stock, certain classes of FMG stock may not receive any shares of DrugMax common stock, and even if they do receive shares, the shares of DrugMax common stock may be insufficient to cover the series’ and/or classes’ entire liquidation preference. Based on DrugMax’s current stock price, we do not expect that FMG’s non-voting common stockholders, common stockholders or the holders of FMG’s series A or series B preferred stock will receive any shares of DrugMax in the merger.

In Addition, in the Merger, FMG Stockholders (Including Certain Parties with Rights to Acquire FMG Stock) Will Have the Right to Receive Warrants to Purchase Shares of DrugMax Common Stock (page 53)

At the closing of the merger, the number of shares of DrugMax common stock subject to outstanding options and warrants with an exercise price below the ten-day weighted average of the DrugMax common stock, which we will refer to in this proxy statement as the in-the-money-options, and the average exercise price and average remaining duration of the in-the-money options, will be ascertained. Upon completion of the merger, DrugMax will issue to the FMG stockholders, the FMG warrant holders and the FMG note holders, warrants to purchase, at the average exercise price and with the average remaining duration of the in-the-money-options, a total of twice the number of shares as the holders of the in-the-money-options are entitled to purchase pursuant to the in-the-money-options. The warrants will be allocated among the FMG stockholders, warrant holders and note holders in the same manner as the DrugMax common stock.

The Shares of DrugMax Stock to Be Issued to the FMG Stockholders, the FMG warrant holders and the FMG note holders in the Merger Will Be Restricted and Will Be Subject to a Registration and Lock-Up Agreement (page 74)

The DrugMax common stock issued in connection with the merger will be issued without registration under the Securities Act of 1933 or applicable state securities laws in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and various state exemptions. Accordingly, such shares will be considered restricted shares pursuant to Rule 144 of the Securities Act, may not be resold by the holders until the shares can be resold pursuant to an exemption from registration under the Securities Act or until DrugMax registers the resale of the shares, and will bear a restrictive legend to this effect.

Further, the FMG stockholders, FMG warrant holders, and FMG note holders receiving shares in the merger, and the officers of FMG receiving shares or options in the merger (Edgardo Mercadante, FMG’s Chief Executive Officer, Dale Ribaudo, FMG’s Chief Financial Officer, James Beaumariage, FMG’s Senior Vice President, and Allison Kiene, FMG’s Vice President and General Counsel), along with Jugal Taneja, DrugMax’s Chief Executive Officer, William LaGamba, DrugMax’s President and Chief Operating Officer, and Phil Laird, DrugMax’s Vice President, will execute a lock up and registration rights agreement, pursuant to which they generally may not transfer any shares of DrugMax common stock for six months following the merger. Thereafter, for two years, they may transfer their shares subject to certain volume limitations. Furthermore, pursuant to the terms of the lock up and registration rights agreement, DrugMax must file a registration statement to register the resale of the shares held by the parties to that agreement within six months of the merger.

Similarly, all employees and directors of FMG receiving DrugMax shares or options to purchase DrugMax common stock in connection with the merger must execute an agreement, pursuant to which they may not transfer their shares for six months following the merger.

DrugMax Will Grant Restricted Shares and Options to Purchase DrugMax Common Stock to Certain Employees and Directors of FMG (page 55)

At the closing of the merger, in addition to the shares of DrugMax common stock paid to the FMG stockholders in the merger, DrugMax is required by the merger agreement to grant shares of restricted DrugMax common stock pursuant to its 2003 restricted stock plan and options to purchase DrugMax common stock pursuant to its 1999 stock option plan to directors of FMG that become directors of DrugMax after the merger and to certain employees of FMG that become employees of DrugMax after the merger. In this proxy statement, we will refer to the DrugMax options that are being issued to the FMG employees and directors that become either employees or directors of DrugMax after the merger as the Management Options and we will refer to the restricted shares as Management Shares. DrugMax shall issue certain FMG employees and directors (A) 663,675 restricted shares, (B) 1,188,235 options, and (C) such additional number of options as shall be determined at the closing of the merger by subtracting the product of 663,675 and the weighted average of DrugMax common stock during the ten trading days immediately preceding the merger from $4,000,000, then dividing such total by 85 percent of the weighted average closing bid price of DrugMax common stock during the ten trading days immediately preceding the merger. Assuming a ten-day weighted-average stock price of $3.39, the actual closing bid price on September 2, 2004, DrugMax will grant at closing to the designated FMG employees and directors, including Mr. Mercadante, 663,675 Management Shares and 1,795,923 Management Options at an exercise price of $0.51 per share. The exercise price of the Management Options shall be 15 percent of the ten-day weighted average closing price of DrugMax common stock. Pursuant to the merger agreement, FMG, and not DrugMax, is entitled to determine, prior to the merger, which of the FMG employees receive the Management Shares and the Management Options in the merger. However, DrugMax believes that FMG is limiting the selected employees to FMG corporate and field staff who have a significant management role, with wide ranging responsibilities that are considered critical to the ongoing success of the merged company, some of whom will be waiving change of control bonuses, and severance payments. To qualify for options under DrugMax’s 2003 restricted stock plan and its 1999 stock option plan, recipients must become employees or directors of DrugMax (or its subsidiaries) immediately after the merger.

DrugMax expects that, assuming a ten-day weighted average stock price of $3.39, Edgardo Mercadante, FMG’s Chief Executive Officer and Chairman of the Board, Dale Ribaudo, FMG’s Chief Financial Officer, Allison Kiene, FMG’s Vice President and General Counsel, and James Beaumariage, FMG’s Senior Vice President, will receive 261,175, 125,000, 20,000, and 50,000 Management Shares and approximately 1,310,491, 197,774, 43,094, and 182,913 Management Options, respectively, leaving 207,500 Management Shares and approximately 61,651 Management Options for the remainder of the selected and qualified directors, employees and officers. Notwithstanding the actual ten-day weighted average stock price at the closing of the merger, however, the merger agreement requires that Mr. Mercadante receive no less than 1,188,235 Management Options.

After completion of the merger, assuming a ten-day weighted-average stock price of $3.39, the vesting of all Management Shares and the exercise of all Management Options issued in connection with the merger, DrugMax expects that the officers of DrugMax immediately after the merger (consisting of Messrs. Taneja, LaGamba, Mercadante, Ribaudo and Beaumariage and Ms. Kiene) will beneficially own approximately 23% of the issued and outstanding shares of DrugMax immediately after the merger.

Each recipient of Management Options will be requested to execute a stock option agreement. Pursuant to the stock option agreement, all of the options will vest upon the closing date of the merger. Similarly, each recipient of Management Shares will be requested to execute a restricted stock agreement. Pursuant to the restricted stock agreement, all of the shares will vest upon the earlier of (A) March 25, 2005 and (B) six months and one day after the merger.

Existing FMG Employee Stock Options Will Be Settled in Connection with the Merger (page 55)

As of September 2, 2004, there were options to purchase 749,425 shares of FMG non-voting common stock. Immediately prior to the merger, FMG shall vest all such stock options that have not terminated by their own terms prior to the merger and shall issue one share of FMG non-voting common stock for each such outstanding FMG option on a one-for-one basis, thereby settling all options. Accordingly, at the time of the merger, no options to purchase FMG non-voting stock shall remain outstanding. Based on DrugMax’s current stock price, FMG common stockholders, including the holders who receive FMG non-voting common stock in settlement of their FMG options, are not expected to receive any shares of DrugMax stock in the merger. However, DrugMax shall issue to certain employees and directors of FMG who continue to provide services to DrugMax following the merger restricted Management Shares in an amount commensurate with the number of FMG options held prior the merger.

Sanders Morris Harris, Inc. Provided an Opinion to the DrugMax Board of Directors that the Merger Consideration Was Fair from a Financial Point of View to the Shareholders of DrugMax (page 64)

In connection with the merger, DrugMax retained Sanders Morris Harris, Inc. as its financial advisor. In deciding to approve the merger, the DrugMax board of directors considered the oral opinion of Sanders Morris Harris, Inc., provided to the DrugMax board of directors on March 18, 2004, subsequently confirmed in writing, that, as of the date of the opinion and based upon and subject to the considerations described in its opinion and other matters as Sanders Morris Harris, Inc. considered relevant, the merger was fair to the shareholders of DrugMax from a financial point of view. A copy of the opinion is enclosed with this proxy statement as appendix E and is incorporated into this proxy statement by reference. You are encouraged to read the opinion completely and carefully to understand the assumptions made, matters considered and limitations on the review undertaken by Sanders Morris Harris, Inc. in providing the opinion. The opinion of Sanders Morris Harris, Inc. will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger. DrugMax does not currently expect that it will request an updated opinion from Sanders Morris Harris, Inc. In consideration of its financial advisory services and the delivery of its fairness opinion, DrugMax paid a fee of $100,000 to Sanders Morris Harris, Inc. This fee is payable regardless of whether the merger is consummated. The Sanders Morris Harris, Inc. opinion is not a recommendation as to how any stockholder of DrugMax should vote with respect to the merger or any other matter.

DrugMax Does Not Currently Expect to Pay Dividends

DrugMax historically has not paid dividends and does not expect to begin paying dividends as a result of the merger.

Our Reasons for the Merger (page 60)

DrugMax is a wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty aids, nutritional supplements and other related products. FMG, with revenues of approximately $218 million in 2003, is a regional pharmacy chain operating 76 pharmacies in 14 states and servicing over 400,000 acute and chronically ill patients, many with complex specialty and medical product needs. We believe merging the two companies, and thus vertically integrating DrugMax’s wholesale operations with FMG’s retail operations, will reduce the aggregate expenses for the combined company while increasing DrugMax’s revenues and margins. The expense reductions are expected to be achieved through purchasing efficiencies and by eliminating certain redundant costs. The increases in revenues and margins are expected to be achieved through, among other factors:

•	increased purchasing power that, among other things, will allow the combined company to purchase products at discounted rates through special buy-in programs offered by manufacturers;

•	an expanded customer base;

•	the integration of the two companies’ broad sales and distributions channels, including FMG’s retail (mail order, call center and Internet) channels, with DrugMax’s wholesale (mail order, call center and Internet) channels, allowing the combined company to expand distribution directly to the growing managed-care and alternate-site markets; and

•	increased sales, in an amount greater than either company individually had, to the higher-margin specialty prescription and generic pharmaceutical markets as a result of the combination of FMG’s retail model, which focuses on providing a wide variety of prescription and non-prescription healthcare- related, diagnostic products used for the treatment of chronic diseases through pharmacies located at or near the point of care between physicians and patients, with DrugMax’s supply capabilities.

When used in this proxy statement, the term specialty-prescription market refers to the market for pharmaceutical or biological products:

•	used to treat chronic, high-cost, or rare diseases;

•	administered via any non-oral means;

•	delivered to patients via mail-order or home delivery, or requiring special handling such as refrigeration; or

•	administered in a non-hospital setting, including physician office, specialty clinic or patient’s home.

Risks Related to the Merger and FMG (pages 17 through 26)

The merger involves various risks. These risks, which are discussed in more detail on pages 17 through 26 of this proxy statement, include the risks associated with FMG’s financial condition. FMG has incurred significant losses and negative cash flow in the past. Further, unless replaced or restructured in connection with the merger, FMG’s senior collateralized revolving credit facility and its debt under that facility, which totaled $26.9 million as of June 26, 2004, will mature on November 12, 2004. These facts raise doubt about FMG’s ability to continue as a going concern. FMG’s auditor has issued an opinion raising substantial doubt about FMG’s ability to continue as a going concern opinion, in part as a result of its credit facility having a maturity date of less than one year. If FMG is unable to continue as a going concern, DrugMax will be unable to obtain the benefits of the merger and its working capital and financial condition will be materially negatively impacted and it may itself be unable to continue as a going concern. Further, as a result of the merger, DrugMax’s assets will be exposed to FMG’s creditors.

The combined company may fail to realize some or all of the anticipated revenue opportunities, cost savings and other benefits of the merger as a result of, among other things, vendor constraints, unanticipated costs, deterioration in the U.S. economy and other factors. In addition, the integration of FMG’s business and operations with those of DrugMax, including systems conversions, may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to FMG’s or DrugMax’s existing businesses or customer base. There is little business precedent for the integration of a pharmaceutical wholesaler, such as DrugMax, and a retail pharmacy chain, such as FMG. Therefore, while management believes there are significant benefits to the merger, the company’s ability to capitalize on these opportunities is uncertain. There can be no assurance that management will be able to successfully integrate the companies. If the post-merger management fails to achieve the business plan or is delayed in doing so, the company’s results of operations and financial condition following the merger would be materially adversely affected.

The DrugMax Board of Directors Recommends that DrugMax Stockholders Vote “FOR” All of the Proposals Contained in this Proxy Statement (page 28)

The DrugMax board of directors believes that the merger, the increase in the shares reserved for issuance upon exercise of options granted under the DrugMax 1999 Stock Option Plan, the amendments to the DrugMax certificate of incorporation, the increase in the shares reserved for issuance under the DrugMax 2003 Restricted Stock Plan, the election of all of the nominees to the DrugMax board of directors and the reverse stock split are in the best interests of DrugMax and its stockholders and has unanimously approved all of such proposals. The DrugMax board of directors unanimously recommends that DrugMax stockholders vote “FOR” adoption of all of the proposals.

Board of Directors and Management of DrugMax following Completion of the Merger (page 68)

In addition to the merger, at the annual meeting of our stockholders, you will asked to vote to elect seven members to our board of directors. Pursuant to the merger agreement, three of those seven members are individuals nominated by DrugMax and four are individuals designated by FMG. The three DrugMax nominees are Jugal K. Taneja, our current chief executive officer and chairman of the board, William L. LaGamba, our current president and chief operating officer and a member of our board of directors, and Rakesh K. Sharma, M.D. Dr. Sharma is not presently a member of our board of directors and is not otherwise employed or affiliated by us. We believe that he qualifies as an independent director pursuant to applicable Nasdaq rules. The four FMG designees are Edgardo Mercadante, Philip Gerbino, Peter Grua and Laura Witt, all four of whom currently serve on the FMG board of directors. We believe Dr. Gerbino, Mr. Grua and Ms. Witt each qualify as independent directors. Additional information on each of the nominees to serve on our board of directors is set forth beginning on page 85 of this proxy statement.

Pursuant to the merger agreement, immediately after the merger, Mr. Mercadante (FMG’s current Chief Executive Officer) will serve as our Chief Executive Officer and Co-Chairman, Jugal K. Taneja (our current Chief Executive Officer and Chairman of the Board) will serve as Co-Chairman, William L. LaGamba will continue serving as our President and Chief Operating Officer, Dale Ribaudo (FMG’s current Chief Financial Officer) will serve as our Chief Financial Officer and Ronald Patrick (our current Chief Financial Officer) will serve as Chief Financial Officer of Valley Drug Company, one of our subsidiaries. In connection therewith, immediately after the merger, each of Messrs. Taneja, LaGamba, Mercadante and Ribaudo are expected to enter into new agreements with the combined company. As those agreements have not yet been negotiated, we cannot at this time predict the terms of those agreements. However, the merger agreement requires that the terms of those employment agreements be negotiated and approved by our post-merger compensation committee and that Mr. Mercadante and Mr. Taneja receive compensation that is substantially similar to one another and that, similarly, Mr. Ribaudo and Mr. LaGamba receive compensation that is substantially similar to one another.

Certain DrugMax Directors and Officers Have Financial Interests in the Merger That Differ From Your Interests (page 73)

Certain of DrugMax’ executive officers and directors have economic interests in the merger that are different from, or in addition to, their interests as DrugMax stockholders. It is anticipated that after the merger Jugal Taneja and William LaGamba (along with Edgardo Mercadante and Dale Ribaudo) will receive new employment agreements pursuant to which Messrs. Taneja and LaGamba will receive compensation comparable to that received by Edgardo Mercadante and Dale Ribaudo, respectively. The terms of Messrs. Taneja’s, LaGamba’s, Mercadante’s and Ribaudo’s employment agreements, including compensation, will be negotiated between such individuals and DrugMax’s compensation committee immediately after the merger. Additionally, Ronald Patrick is expected to continue to serve the Company as Chief Financial Officer of Valley Drug Company.

Further, it is anticipated that Messrs. Taneja and LaGamba will continue to serve on the combined company’s board of directors immediately after the merger, and, thus, will be entitled to continue to receive compensation from DrugMax for such service. Robert Loughery, Ronald Patrick, Martin Sperber, Howard Howell and Sushil Suri will no longer serve as directors of DrugMax after the merger.

In addition, Messrs. Taneja and LaGamba will be parties to the registration rights agreement to be delivered at closing, and accordingly their shares will be subject to certain trading restrictions as well as the registration obligations set forth in that agreement. See, “Registration Rights and Lock Up Agreement” on page 83.

The DrugMax board of directors considered the foregoing interests in its decision to approve the merger agreement.

Holders of DrugMax Common Stock Have Dissenters Rights (page 70)

DrugMax is incorporated in Nevada. Under Nevada law, holders of DrugMax common stock are entitled to dissenters rights in connection with the merger. It is a condition to the closing of the merger that DrugMax shall not have received notices of dissent from its stockholders holding in the aggregate more than 200,000 shares of DrugMax common stock. If DrugMax receives notices of dissent from stockholders holding in the aggregate more than such number of shares, both DrugMax and FMG have the right to terminate the merger agreement.

Information about DrugMax (page 32)

DrugMax, Inc., a Nevada corporation, is a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, medical supplies, nutritional supplements and other related products. Headquartered in Clearwater, Florida, DrugMax serves the nation’s independent and small regional chain pharmacies, institutions, and alternate care facilities through its distribution centers in Pennsylvania and Louisiana. DrugMax maintains an inventory in excess of 20,000 SKUs from over 300 pharmaceutical manufacturers and companies. While DrugMax has licenses to ship to all 50 states and Puerto Rico, its sales tend to be concentrated around its distribution centers in Pennsylvania and Louisiana and largely populated states such as New York, California, Texas and Florida. DrugMax generated revenues of approximately $213.8 million for fiscal year ended March 31, 2004 and $40 million for the quarter ended June 30, 2004. Our net loss for the fiscal year ended March 31, 2004 was approximately $7 million. Our net loss for the quarter ended June 30, 2004 was approximately $876,000. On March 19, 2004, the trading day immediately preceding the announcement of the merger, the DrugMax stock closed at $4.29, and on March 22, 2004, the day the merger with FMG was announced, the DrugMax stock closed at $4.59. The principal executive offices of DrugMax are located at 25400 US Hwy. 19 North, Suite 137, Clearwater, Florida 33763, and our telephone number is (727) 533-0431.

Information about FMG (page 33)

FMG is a pharmacy chain with a strategy of locating pharmacies at or near a patient’s point of medical care, many times inside or near medical office buildings. The company owns and operates 76 pharmacies in 14 states. It provides services to various customer groups, including consumers, physicians, employees and institutions. Among these customer groups, FMG services over 400,000 acute and chronically ill patients, many with complex specialty and medical product needs. During 2003, revenues generated by FMG’s senior patient base accounted for over 58% of total revenues. FMG has a prescription compliance program called Reliable Refill and a discount plan called Senior Save15. A prescription compliance program, as used in this proxy statement, is a program designed to encourage patients to adhere to a specific drug therapy as prescribed by their healthcare provider. Reliable Refill accomplishes this objective by identifying prescriptions that are due to be filled and scheduling them for filling before the patient has run out of the previous prescription. For example, if a patient has a sixty-day supply of a high-blood pressure medication, the Reliable Refill program will, prior the expiration of such 60-day period, notify the pharmacist to refill the prescription and notify the patient that his refill is ready for pick up.

FMG has incurred significant losses and negative cash flow in the past. Further, unless replaced or restructured in connection with the merger, FMG’s senior collateralized revolving credit facility will mature on November 12, 2004. These facts raise substantial doubt about FMG’s ability to continue as a going concern. FMG’s auditor has issued an opinion raising substantial doubt about FMG’s ability to continue as a going concern, in part as a result of its credit facility having a maturity date of less than one year. However, FMG believes the merged company will be able to obtain a new credit facility at the time the merger takes place. The principal executive offices of FMG are located at 312 Farmington Avenue, Farmington, CT 06032, and its telephone number is (860) 676-1222.

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 81)

Currently, we expect to complete the merger in November 2004. However, as more fully described in this document and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, approval by the stockholders of each company, the receipt of all required regulatory approvals, the receipt of no more than a limited number of dissenters notices from the stockholders of DrugMax and FMG, the establishment of an exemption from the registration requirements of the Securities Act of 1933 with regard to the DrugMax shares being issued in connection with the merger, receipt of approvals from certain of DrugMax’s vendors and the establishment of a new credit facility that will allow us to refinance and combine the current credit facilities of DrugMax and FMG. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. If not completed by November 30, 2004, the merger agreement will terminate, unless the parties mutually agree to extend it.

Regulatory Approvals Required for the Merger (page 72)

We have agreed to use our commercially reasonable efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals may include approval from the Federal Trade Commission and various federal and state regulatory authorities. Although we do not know of any reason why we cannot obtain these regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them.

Termination of the Merger Agreement (page 82)

We may agree to terminate the merger agreement before completing the merger, even after stockholder approval, as long as the termination is approved by the boards of directors of both DrugMax and FMG. In addition, either company may decide to terminate the merger agreement, even after stockholder approval, if certain conditions have not been met, such as obtaining the necessary regulatory and vendor approvals or the other company’s material breach of a representation, warranty or covenant. Either company may terminate the merger agreement if the merger has not been completed by November 30, 2004, unless the reason the merger has not been completed by that date is a breach of the merger agreement by the company seeking to terminate the merger agreement. Upon the termination of the agreement, the party whose breach or action caused the termination may be required to pay the other party a termination fee in an amount equal to 5% of the market price of all issued and outstanding shares of DrugMax based on the ten-day weighted average of the DrugMax stock price on the date of termination. Assuming a ten-day weighted average stock price of $3.16, which was the actual closing bid price of DrugMax common stock on August 19, 2004, the termination fee would be approximately $1.3 million.

DrugMax will Hold its Annual Meeting on November 12, 2004 (page 28)

The DrugMax annual meeting will be held on November 12, 2004, at 10:00 a.m., local time, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777.

Record Date. Only holders of record at the close of business on October 7, 2004 will be entitled to vote at the DrugMax annual meeting. Each share of DrugMax common stock is entitled to one vote. As of the record date of October 7, 2004, there were 8,193,152 shares of DrugMax common stock entitled to vote at the DrugMax annual meeting.

Required Vote. Adoption of the merger agreement, all of the amendments to DrugMax’s certificate of incorporation and the reverse stock split requires the affirmative vote of a majority of the votes represented by the outstanding shares of DrugMax common stock. Because the required vote is based on the affirmative vote of a majority of votes outstanding, your failure to vote, including a broker non-vote or an abstention, will have the same effect as a vote against the merger, the amendment to DrugMax’s certificate of incorporation and the reverse stock split.

Adoption of the amendments to DrugMax’s 1999 Stock Option Plan and 2003 Restricted Stock Plan require the affirmative vote of a majority of the votes cast at the annual meeting by the holders of DrugMax common stock. Because the required vote is based on the affirmative vote of the majority of votes cast, your failure to vote, including a broker non-vote or an abstention, will not be treated as a vote cast and, therefore, will have no effect on the proposals to approve the amendment to DrugMax’s 1999 Stock Option Plan and 2003 Restricted Stock Plan.

With regard to the election of directors, stockholders may vote for up to seven nominees and the seven nominees receiving the most votes cast at the Meeting, in person or by proxy, will be elected as directors of DrugMax. The stockholders may not vote cumulatively in the election of directors. Your failure to vote for the election of directors, including broker non-votes and abstentions, will not be treated as a vote cast and, therefore, will have no effect on the proposal to elect the seven nominees to the board of directors.

All of the proposals are contingent upon the adoption of each of the other proposals other than the proposal to approve the reverse stock split. DrugMax will implement the merger and the other proposals even if the reverse stock split is not approved. However, DrugMax will not implement any of the proposals if any proposal other than the proposal to approve a reverse stock split is not approved. If you abstain from voting or fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting abstention or “broker non-vote” will be counted toward a quorum at the annual meeting.

Certain DrugMax Stockholders Have Entered into a Voting Agreement (page 30)

Messrs. Taneja and LaGamba, individually and on behalf of their affiliates, have entered into a voting agreement with three other stockholders of DrugMax, SMW Capital Group, L.P., Mihir Taneja and Mandeep Taneja, pursuant to which all of such stockholders have agreed to vote their shares of DrugMax in favor of the merger. As of the record date, all of such stockholders jointly had the right to vote 4,165,000 shares of DrugMax common stock, or approximately 49% of the outstanding DrugMax common stock entitled to be voted at the DrugMax annual meeting. While it is currently expected that DrugMax’s other directors and executive officers, who collectively own 2% of DrugMax common stock, will vote their shares of DrugMax common stock in favor of the merger, such other DrugMax directors and executive officers have not entered into any agreements with respect to the voting of their shares.

In addition, upon the closing of the merger, Messrs. Taneja, LaGamba and Mercadante intend to enter into a voting agreement pursuant to which they will vote their shares of DrugMax to elect each other to the board of directors of DrugMax.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF DRUGMAX

Set forth below are highlights from DrugMax’s consolidated financial data as of and for the years ended March 31, 2004 through 2000 and DrugMax’s unaudited consolidated financial data as of and for the three months ended June 30, 2004 and 2003. The results of operations for the three months ended June 30, 2004 are not necessarily indicative of the results of operations for the full year or any other interim period. DrugMax management prepared the unaudited information on the same basis as it prepared DrugMax’s audited consolidated financial statements. In the opinion of DrugMax management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with DrugMax’s consolidated financial statements and related notes included in DrugMax’s Annual Report on Form 10-K/A for the year ended March 31, 2004, and DrugMax’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, which are incorporated by reference in this document and from which this information is derived. See “Where You Can Find More Information” on page 123. When appropriate, certain amounts have been reclassified to conform with the presentation for fiscal year ended March 31, 2004. Historical results are not necessarily indicative of results which may be expected for any future period.

DrugMax—Selected Financial Data

(amounts in thousands, except per share data)

	As of and for the Three Months Ended June 30,		As of and for the fiscal year ended March 31,
	2004	2003	2004(1)	2003(2)	2002(3)	2001(4)	2000(5)
Statement of Operations:
Revenues	$39,993	$60,660	$213,789	$291,752	$271,288	$177,713	$21,051
Gross profit	1,201	1,987	5,629	8,105	7,513	5,531	144
Selling, general and administration expenses	1,772	1,742	10,008	7,762	5,389	5,163	1,557
Depreciation and amortization	65	53	211	325	260	2,798	520
Goodwill, intangible asset, and asset impairment loss	—	—	—	12,468	—	4,440	—
Operating (loss) income	(636)	193	(4,590)	(12,450)	1,864	(6,870)	(1,933)
(Loss) income before extraordinary item and income tax (provision) benefit	(876)	(36)	(5,624)	(13,476)	904	(8,734)	(2,124)
Net (loss) income	(876)	(36)	(7,040)	(13,162)	2,007	(9,306)	(2,124)
Earnings per share—basic
(Loss) income before extraordinary item	(0.11)	(0.01)	(0.98)	(1.85)	0.29	(1.36)	(0.55)
Net (loss) income	(0.11)	(0.01)	(0.98)	(1.85)	0.29	(1.45)	(0.55)
Earnings per share—diluted
(Loss) income before extraordinary item	(0.11)	(0.01)	(0.98)	(1.85)	0.28	(1.36)	(0.55)
Net (loss) income	(0.11)	(0.01)	(0.98)	(1.85)	0.28	(1.45)	(0.55)
Balance Sheet:
Cash and cash equivalents and restricted cash	$2,350	$38	$2,788	$2,161	$2,167	$2,436	$6,020
Accounts receivable—net	10,751	12,443	11,696	11,340	14,002	14,864	4,106
Inventory	17,247	18,898	16,371	19,459	20,682	10,694	1,416
Property and equipment—net	1,453	1,088	1,410	768	990	505	693
Goodwill	13,105	13,105	13,105	13,105	25,314	25,179	26,081
Total assets	47,658	49,652	47,859	50,274	66,303	54,631	40,003
Accounts payable	18,886	12,938	14,340	14,619	13,845	11,448	3,171
Credit line payable	14,572	17,335	17,251	15,944	18,930	11,944	2,391
Stockholders’ equity	13,190	18,340	14,064	18,284	31,447	26,578	33,482
Total liabilities and stockholders’ equity	47,658	49,652	47,859	50,274	66,303	54,631	40,003

(1)	Includes $1.4 million as a charge to income tax expense in the fourth quarter of fiscal 2004 as a result of the reserve of the net deferred tax asset recorded.
(2)	Includes $12.5 million of goodwill and intangible asset impairment loss, and $.3 million deferred income tax benefit.
(3)	Includes $1.1 million deferred income tax benefit, net of $.4 million deferred income tax expense.
(4)	Includes $4.4 million goodwill and asset impairment loss, and amortization of goodwill of $2.5 million.
(5)	Fiscal 2000 includes sales from only the Pittsburgh facility, which was acquired by the Company in November 1999.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF FMG

The selected consolidated financial information for FMG has been derived from FMG’s audited consolidated financial statements. You should read this information in conjunction with FMG’s consolidated financial statements and related notes included elsewhere in this proxy statement. See Note 2 of the Familymeds Group, Inc. Notes to Consolidated Financial Statements for a discussion of the basis of the presentation and significant accounting policies of the consolidated financial information set forth below. As described below, during 1999 and 2000, FMG acquired certain pharmacy stores, which affects the comparability of period to period results. In 2001, FMG decided to close its automated distribution facility and significantly reduced the capacity of its mail order and e-commerce business, which also affects the comparability of period to period results.

The data as of June 26, 2004 and for the six month periods ended June 26, 2004 and June 28, 2003 is derived from unaudited consolidated financial statements, which, in the opinion of management, reflects all adjustments (consisting only of normal recurring accruals) necessary to present fairly, in accordance with accounting principles generally accepted in the United States of America, the information contained therein. The results of operations for the six month period ended June 26, 2004 are not necessarily indicative of the results of operations that may be expected for the year ended January 1, 2005.

FMG—Selected Financial Data

	Six Months Ended		Fiscal Years Ended
in thousands, except for share amounts	June 26, 2004	June 28, 2003	December 27, 2003 (52 weeks)	December 28, 2002 (52 weeks)	December 29, 2001 (52 weeks)(1)(9)	December 30, 2000 (52 weeks)(2)(9)	January 1, 2000 (53 weeks)(3)(9)
Statement of Operations Data
Net revenues	$112,027	$108,578	$218,015	$223,513	$264,180	$205,446	$83,976
Gross margin	23,388	23,299	47,418	46,022	46,695	41,393	20,228
Selling, general and administrative expenses	22,185	23,773	47,492	47,799	60,246	70,432	24,218
Depreciation and amortization expense(4)	2,412	2,609	5,297	5,076	9,918	7,289	2,095
Impairments of long-lived assets(5)	—	465	792	593	18,231	2,435	—
(Gain) loss on disposal of fixed assets and intangible assets	(773)	(290)	(365)	(610)	288	—	—

Operating loss	(436)	(3,258)	(5,798)	(6,836)	(41,988)	(38,763)	(6,085)
Interest expense(8)	(1,494)	(4,155)	(7,200)	(4,026)	(4,443)	(5,023)	(1,694)
Interest income	24	37	70	13	260	712	545
Other income (expense)	157	321	754	1,443	(41)	(277)	(33)
Cumulative effect of changes in accounting principles(6)	—	—	—	(710)	—	—	—

Net loss	(1,749)	(7,055)	(12,174)	(10,116)	(46,212)	(43,351)	(7,267)
Preferred stock dividends	(2,829)	(2,829)	(5,657)	(5,657)	(5,263)	(2,759)	(1,246)

Net loss available to common stockholders	$(4,578)	$(9,884)	$(17,831)	$(15,773)	$(51,475)	$(46,110)	$(8,513)

Common Share Data
Basic and diluted net loss per share	$(2.37)	$(5.11)	$(9.22)	$(8.16)	$(26.66)	$(23.89)	$(7.40)
Dividends declared	—	—	—	—	—	—	—

	As of
	June 26, 2004	December 27, 2003	December 28, 2002	December 29, 2001	December 30, 2000	January 1, 2000
Balance Sheet Data
Working capital (deficit)	$(36,841)	$(37,604)	$4,683	$(19,301)	$18,909	$15,293
Total assets	39,989	44,153	49,319	61,093	109,769	75,469
Current portion of long-term debt(7)	34,353	37,696	389	26,797	65	127
Long-term debt	—	—	34,484	4,800	35,722	26,583
Redeemable preferred stock	112,154	109,325	103,668	98,011	83,172	41,513
Total stockholders’ deficit	(138,466)	(133,888)	(116,234)	(100,712)	(50,204)	(20,181)

(1)	In 2001, FMG closed 21 underperforming stores and opened one location. At fiscal year-end 2001, FMG operated 93 corporate-owned locations. In December 2001, FMG decided to close its automated distribution facility.
(2)	In December 2000, FMG made a 38-store acquisition, purchased four stores and closed four stores. At fiscal year-end 2000, FMG operated 113 corporate-owned locations.
(3)	In 1999, FMG purchased an 18-store pharmacy chain in October, made a 17-store pharmacy acquisition in November, made a 14-store pharmacy acquisition in December, purchased six stores and opened a mail order distribution facility. As of fiscal year-end 1999, FMG operated 75 corporate-owned stores.
(4)	Depreciation and amortization expense decreased from fiscal 2001 to fiscal 2002 as a result of the reduction in operations in the e-commerce business.
(5)	Write-downs of long-lived assets in fiscal 2001 includes $4.8 million related to FMG’s automated distribution facility and mail order and e-commerce business, $3.0 million related to impairment of prescription files at underperforming locations and $10.4 million related to a strategic alliance agreement related to the e-commerce business.
(6)	During fiscal 2002, FMG adopted new accounting standards related to goodwill resulting in a charge of $0.9 million and negative goodwill resulting in a benefit of $0.2 million.
(7)	The senior collateralized credit facility matures on November 12, 2004.
(8)	Includes $0.1 million and $2.4 million of noncash interest for the fiscal six-month periods ended June 26, 2004 and June 28, 2003, respectively. Includes $4.3 million and $0.2 million of noncash interest in fiscal 2003 and fiscal 2002, respectively.
(9)	Includes amortization of goodwill in the amount of $0.2 million in 2001, $0.1 million in 2000 and $0.1 million in 1999. In 2002, FMG adopted SFAS No. 142 (Goodwill and other intangible assets) and thus, beginning in 2002, no longer amortizes goodwill.

UNAUDITED COMPARATIVE PER SHARE INFORMATION

The following table summarizes the per share information for FMG and DrugMax on a historical and pro forma consolidated basis. You should read this information in conjunction with FMG’s historical audited consolidated financial statements and related notes as of and for the year ended December 27, 2003 and FMG’s historical unaudited condensed consolidated financial data as of and for the six months ended June 26, 2004 contained elsewhere in this proxy statement and DrugMax’s historical consolidated financial statements and related notes as of and for the year ended March 31, 2004, which is incorporated by reference to its Form 10-K/A annual report for the year ended March 31, 2004, and DrugMax’s unaudited consolidated financial data as of and for the three months ended June 30 2004, which is incorporated by reference to its Form 10-Q quarterly report for the three months ended June 30, 2004. See, “Where You Can Find More Information” on page 123. The equivalent DrugMax pro forma data converts the per share pro forma combined data to a basis consistent with the historical DrugMax capital structure for the periods presented. The pro forma per share data is not necessarily indicative of the results that would have occurred if the merger had been completed on the dates indicated or the results that will occur after the merger.

	As of June 26, 2004 (FMG) and June 30, 2004 (DrugMax) and for the Three Months ended June 26, 2004 (FMG) and June 30, 2004 (DrugMax)	As of and for the Year ended March 27, 2004 (FMG) and March 31, 2004 (DrugMax)
Familymeds Group Inc. Historical:
Basic and diluted net loss per common share	$(1.11)	$(7.83)
Cash dividends declared per common share	—	—
Book value per common share	(71.60)

DrugMax Historical:
Basic and diluted net loss per common share	$(0.11)	$(0.98)
Cash dividends declared per common share	—	—
Book value per common share	(1.61)

FMG, Inc. and DrugMax Pro Forma Consolidated:
Basic and diluted net loss per common share	$(0.10)	$(0.79)
Cash dividends declared per common share	—	—
Book value per common share	1.45

Equivalent DrugMax Pro Forma Consolidated:
Basic and diluted net loss per common share	$(0.24)	$(2.00)
Cash dividends declared per common share	—	—
Book value per common share	3.43	3.53

	For the six months ended June 26, 2004	For the six months ended June 28, 2003	For the year ended December 27, 2003	For the year ended December 28, 2002	For the year ended December 29, 2001
Familymeds Group, Inc. Historical:
Basic and diluted net loss per common share	$(2.37)	$(5.11)	$(9.22)	$(8.16)	$(26.66)
Cash dividends declared per common share	—	—	—	—	—
Book value per common share	(71.60)		(69.23)	(60.10)

SUMMARY OF UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following table summarizes the unaudited pro forma condensed consolidated financial information of FMG and DrugMax for the three months ended June 26, 2004 for FMG and ended June 30, 2004 for DrugMax and also for the twelve months ended March 27, 2004 for FMG and March 31, 2004 for DrugMax, adjusted to give pro forma effect to the merger as if the transaction had occurred at the beginning of the periods presented.

The unaudited pro forma condensed consolidated statements of operations give effect to the merger of FMG and DrugMax using purchase accounting as required by accounting principles generally accepted in the United States. For accounting purposes, FMG is deemed to be the acquiror. The unaudited pro forma condensed consolidated statements of operations assumes the merger was consummated as of the beginning of the periods presented. The unaudited pro forma condensed consolidated balance sheet assumes the merger was consummated on June 26, 2004 for FMG and June 30, 2004 for DrugMax.

The summary unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that FMG would have reported if the merger actually occurred on the dates indicated, nor is the information necessarily indicative of the future operating results of the merged company.

We derived the summary of unaudited pro forma condensed consolidated financial information from the unaudited pro forma financial data and related notes included elsewhere in this proxy statement, which you should read in their entirety.

in thousands, except per share data	For the Three Months Ended June 26, 2004 (FMG) and June 30, 2004 (DrugMax)	For the Year Ended March 27, 2004 (FMG) and March 31, 2004 (DrugMax)
Pro Forma Unaudited Condensed Consolidated Statement of Operations Data:
Net revenues	$95,801	$433,579
Operating expenses	13,874	63,000
Net loss	(1,961)	(14,410)
Net loss per basic and diluted share	$(0.10)	$(0.79)

	As of June 26, 2004 (FMG) and June 30, 2004 (DrugMax)
Pro Forma Unaudited Condensed Consolidated Balance Sheet Data:
Cash and cash equivalents	$3,232
Working capital deficit	(32,341)
Total assets	122,331
Stockholders’ equity	28,062

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this document, you should carefully consider the following risk factors in deciding whether to vote in favor of the merger.

Risk Factors Relating to the Merger

Current holders of DrugMax common stock will experience substantial dilution of their percentage ownership interest of DrugMax common stock.

After completion of the merger, we expect that current DrugMax stockholders will, as a group, own approximately 40%, and FMG stockholders, employees and directors will, as a group, own approximately 60%, of issued and outstanding shares of DrugMax immediately after the merger assuming the vesting all Management Shares and the exercise of all Management Options issued in connection with the merger. In addition, at the closing of the merger, DrugMax will issue warrants to the FMG stockholders, the FMG warrant holders and the FMG note holders entitling them to purchase certain additional shares of DrugMax common stock. As a result, after the merger, each share of DrugMax common stock that DrugMax’s stockholders currently own will represent a smaller percentage ownership interest in the combined company than they currently own in DrugMax, and, accordingly, the current stockholders of DrugMax will have less control over matters on which stockholders vote, including the election of directors.

A portion of the merger consideration is subject to the market value of the DrugMax common stock and may expose the current DrugMax stockholders to added dilution.

The aggregate number of shares of DrugMax common stock to be paid in the merger is fixed and is not subject to adjustment for changes in the market price of DrugMax common stock. Further, the merger agreement does not include a price-based termination right. However, at the closing, DrugMax also is issuing warrants to purchase DrugMax common stock to the FMG stockholders, the FMG warrant holders and the FMG note holders. The number of warrants to be so issued, and the exercise price of those warrants, is based upon the weighted-average stock price of the DrugMax common stock during the ten trading days immediately preceding the closing. The lower the ten-day weighted-average stock price, the greater the number of warrants to be issued, the lower the exercise price of those warrants and the greater the potential dilution to existing DrugMax stockholders should the warrants be exercised. Assuming a ten-day weighted-average stock price of $3.39 at the closing, DrugMax’s closing bid price on September 2, 2004, DrugMax will issue warrants to purchase a total of 2,543,490 shares of DrugMax common stock at the closing. The exercise of any these warrants will necessarily dilute the relative percentage ownership of the current DrugMax stockholders. Assuming a ten-day weighted-average stock price of $3.39 at the closing, if immediately after the closing all of the warrants issued at closing are exercised, but the currently outstanding options to buy DrugMax common stock and the options to be issued at closing are not, we expect that current DrugMax stockholders will, at such time, as a group, own approximately 37%, and FMG stockholders, employees and directors will, as a group, own approximately 63%, of issued and outstanding shares of DrugMax.

DrugMax’s stock price may remain volatile after the merger.

As recently as January 16, 2004, approximately two months prior to the date the companies announced the execution of the merger agreement, the DrugMax common stock traded below $2.00. By the time the execution of the merger agreement was announced on March 22, 2004, the price had risen to over $4.50. As of September 2, 2004, the closing price was $3.39. DrugMax’s ability to integrate FMG’s business, announcement of developments related to the company’s business after the merger, announcements by competitors, quarterly fluctuations in the company’s financial results and general economic conditions in the highly-competitive pharmaceutical industry in which the company will compete could cause the price of the DrugMax common stock to continue to fluctuate, perhaps substantially. In addition, DrugMax has agreed to register the resale of 1,000,000 shares recently sold in a private placement, all of the shares issued in connection with the merger and the shares of DrugMax owned by Messrs. Taneja, LaGamba and Phil Laird, DrugMax’s vice president. As a result of such registration, the holders of such shares may use such registrations to sell the shares publicly or privately, resulting in further downward pressure on the stock price. These factors and fluctuations could have a significantly harmful effect on the market price of the DrugMax common stock after the Merger.

The increase in the number of authorized preferred stock could impede a change of control that would be beneficial to our stockholders.

Pursuant to the Nevada Revised Statutes and our amended and restated articles of incorporation, our board of directors currently has the authority, without further action by our stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the privileges and rights of each series. Our board of directors is now requesting that the stockholders approve an increase in the number of shares of preferred stock which DrugMax can issue from 2 million to 5 million. Currently, DrugMax does not have any shares of preferred stock outstanding. However, the board of directors believes that increasing the number of authorized but unissued shares of preferred stock will provide the board with further flexibility to raise capital and to protect the company against unsolicited takeover attempts. However, when designating and issuing the preferred stock, the board of directors may issue shares with voting, dividend, liquidation, conversion or other rights that could adversely affect the voting power and other rights of the DrugMax common stockholders. Further, this type of “blank check preferred stock” makes it possible for DrugMax to issue preferred stock quickly with terms calculated to delay or prevent a change in our control or make removal of our management more difficult. Additionally, if DrugMax issues the preferred stock, the market price of common stock may decrease, and voting and other rights may decrease.

The fairness opinion obtained by DrugMax from Sanders Morris Harris, Inc. will not reflect changes in circumstances between the signing of the agreement and the merger.

DrugMax has received a fairness opinion from its financial advisor, Sanders Morris Harris, Inc. dated March 26, 2004. DrugMax has not obtained an updated opinion as of the date of this document from Sanders Morris Harris, Inc. Changes in the operations and prospects of DrugMax or FMG, general market and economic conditions and other factors which may be beyond the control of DrugMax and FMG, and on which the fairness opinion was based, may alter the value of DrugMax or FMG or the prices of shares of DrugMax common stock and shares of FMG common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of the opinion. Since the date of the opinion, DrugMax has filed its March 31, 2004 annual report on Form 10-K and FMG has reported its financial results for its quarter ended March 27, 2004. Sanders Morris Harris, Inc. did not consider DrugMax’s 2004 fourth quarter results or FMG’s March 27, 2004 first quarter results in rendering its opinion dated March 26, 2004. Instead, at that time, Sanders Morris Harris, Inc. considered DrugMax’s third quarter financial information, as reported in its Form 10-Q for the quarter ended December 27, 2003, and FMG’s audited financial statements for the year ended December 27, 2003. However, on July 16, 2004, Sanders Morris Harris, Inc. orally informed DrugMax that the results of operations for the quarter and year ended March 31, 2004 for DrugMax and for the quarter ended March 27, 2004 for FMG did not alter its opinion that the merger is fair to the stockholders of DrugMax. DrugMax is not aware of any other events that have occurred since the date of the opinion that management believes are likely to alter Sanders Morris Harris, Inc.’s determination that the merger is fair to the stockholders of DrugMax from a financial point of view. For a description of the opinion that DrugMax received from its financial advisor, please refer to “The Merger—Opinion of Sanders Morris Harris, Inc.” on page 63. For a description of the other factors considered by DrugMax’s board of directors in determining to approve the merger, please refer to “The Merger—DrugMax’s Reasons for the Merger” on page 60.

The combined company may fail to realize all of the anticipated benefits of the merger.

The value of the combined company following the merger and the benefits of the merger principally depend on the successful integration of the two companies and the implementation of their business plan. We believe merging the two companies, and thus vertically integrating DrugMax’s wholesale operations with FMG’s retail operations, will reduce the aggregate expenses for the combined company while increasing DrugMax’s revenues and margins. See, “The Merger.”

Management has experience integrating the businesses that DrugMax has acquired, including Becan Distributors, Valley Drug Company, Penner & Welch and most recently Avery Pharmaceuticals. Management has experienced some delays and obstacles in these past integrations, none of which, however, management believes to be material. Further, when appropriate, management has decided to discontinue acquired divisions for business reasons, such as the Desktop Ventures business.

However, there is little business precedent for the integration of a pharmaceutical wholesaler, such as DrugMax, and a retail pharmacy chain, such as FMG, and therefore, while management believes there are significant benefits to the merger, the company’s ability to capitalize on these opportunities is uncertain. The combined company may fail to realize some or all of the anticipated revenue opportunities, cost savings and other benefits of the transaction as a result of, among other things, vendor constraints, unanticipated costs, deterioration in the U.S. economy and other factors. For example, FMG currently has a wholesale supply agreement requiring it to purchase 90% of its pharmaceuticals from AmeriSourceBergen. DrugMax also purchases pharmaceuticals from AmeriSourceBergen but it does not have any minimum purchase requirements. Although we believe that we will be able to reach a satisfactory agreement with AmeriSourceBergen pursuant to which AmeriSourceBergen will continue to supply products to the combined company and DrugMax will assume some of AmeriSourceBergen’s responsibilities under AmeriSourceBergen’s current agreement with FMG, failure to do so could result in a delay and/or reduction in the expected purchasing synergies of the merger. DrugMax presently is not capable of supplying FMG with all of its supply needs. If AmeriSourceBergen were to cease doing business with the combined company, the combined company would need to secure an alternate source of supply for the products supplied by AmeriSourceBergen. Although there can be no assurance that the combined company would be able to secure such alternate sources, management believes a number of national pharmaceutical suppliers would be available to provide such products and services. In addition, the integration of FMG’s business and operations with those of DrugMax, including systems conversions, may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to FMG’s or DrugMax’s existing businesses or customer base. There can be no assurance that management will be able to successfully integrate FMG and DrugMax. If the post-merger management fails to achieve its business plan or is delayed in doing so, the company’s results of operations and financial condition following the merger would be materially adversely affected.

If not managed efficiently, the combined company’s rapid growth may divert management’s attention from the operation of its business which could hinder its ability to operate successfully.

DrugMax’s growth has placed, and its anticipated continued growth (including as a result of the merger) will continue to place, significant demands on its managerial and operational resources. The combined company’s failure to manage its growth efficiently may divert management’s attention from the operation of its business and render it unable to keep pace with its customers’ demands.

The combined company’s working capital and credit facilities may be insufficient.

To complete the merger, we must pursuant to the merger agreement obtain a new credit facility of at least $60 million. We have received proposals from lenders for a secured revolving credit facility of up to $65 million to be used to repay in full FMG’s and DrugMax’s existing credit facilities, to pay certain merger transaction expenses and for future working capital of the combined company. The exact amount of the revolving loan will be based upon lending formulas and subject to sublimits. See “The Merger Agreement—Conditions to Complete the Merger.” While we have obtained these proposals, there can be no assurance that the proposed loans, or any other acceptable credit facility, will be available to us prior to the scheduled closing of the merger. DrugMax and FMG have, in the past, been in violation of various restrictive covenants relating to their present credit facilities. Although they have obtained waivers for these violations in the past, the violations may make it more difficult to obtain future financing. Further, even if such a credit facility is obtained prior to closing, it may be insufficient to fund our credit needs. DrugMax and FMG require substantial capital to fund their operations and to implement the merger. Management presently believes that the proposed new credit facilities will be sufficient to allow the surviving company to integrate the businesses of FMG and DrugMax and to fund its business plan for the next 12 months. However, if the company fails to realize some or all of the anticipated revenue opportunities or cost savings and other benefits of the merger, or if the costs of the merger or the integration of the companies exceeds what is anticipated, or if the combined company cannot generate sufficient funds from its operations to fund its business, we may need to seek alternate or additional financing. Our future capital requirements will depend upon many factors, including, but not limited to:

•	the cost of the merger and of integrating the businesses of DrugMax and FMG;

•	whether DrugMax makes future acquisitions;

•	whether DrugMax hires additional personnel; and

•	whether DrugMax expands the services that it offers.

While we do not currently have any immediate plans to make future acquisitions, hire personnel or expand our services (other than as a result of the FMG merger), because of these factors, the surviving company’s actual revenues and costs are uncertain and may vary considerably. These variations may significantly affect the combined company’s future need for capital. The actual amount and timing of the company’s future capital requirements may differ materially from its estimates. In particular, DrugMax’ estimates may be inaccurate as a result of changes and fluctuations in its revenues, operating costs and development expenses. The company may need to raise additional funds in the future, but such funds may not be available when needed or may not be available on favorable terms. If adequate financing is not raised, DrugMax may not be able to execute its business plan and the post-merger financial condition and results of operations of the combined company may be materially adversely affected.

DrugMax’s plan to increase its sales of higher margin products, of which the merger is one component, may be unsuccessful.

Over the past decade, participants in the wholesale pharmaceutical distribution industry have experienced declining gross and operating margin percentages. In addition, brand name drug manufacturers recently have started to require drug wholesalers to reduce or eliminate forward buying, a strategy pursuant to which wholesalers purchase products in anticipation of price increases. Further, brand manufacturers are reducing the number of buy-in programs that they are offering. Buy-in programs are special opportunities provided by manufacturers to purchase greater-than-normal quantities at reduced prices. Both of these trends may result in further downward pressure on DrugMax’s gross margins.

As a result of these pressures, although DrugMax continues to distribute brand products as requested by its customers, beginning in fiscal 2003 it began to focus its efforts on higher-margin products, including generic and over-the-counter products. As part of this strategy, from time-to-time, DrugMax seeks to acquire additional complementary higher-margin product lines, as it did with its acquisition of Avery and Infinity. The merger with FMG is also a part of this strategy.

However, there can be no assurances that DrugMax will be able to maintain or increase revenues and margins in the future. Growth in higher-margin products requires significant marketing and sales efforts, which may not be successful, as well as working capital to capitalize on opportunities to purchase product at reduced prices, which may not be available. Low demand for higher-margin products could prevent DrugMax from increasing its sales of these products, and increased competition in higher-margin products could reduce the margins on those products. Further, while FMG has higher margins than DrugMax, FMG too has been impacted by market forces and health care reform initiatives that are placing, and could in the future place, downwards pressure on its margins. See “Certain Information About FMG—Management’s Discussion and Analysis.” In addition, as discussed in further detail on page 17, the cost of the merger may exceed what is anticipated and DrugMax may not achieve the expected synergies related to the merger, both of which may negatively impact the combined company’s working capital and its opportunities to participate in lower price buying opportunities, which will negatively impact its margins and profitability.

The merger agreement limits DrugMax’s and FMG’s ability to pursue alternatives to the merger.

The merger agreement contains “no shop” provisions that, subject to limited exceptions, limit DrugMax’s and FMG’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of the company. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of DrugMax from considering or proposing that acquisition even if it were prepared to pay more consideration than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire DrugMax than it might otherwise have proposed to pay.

The implementation of the combined company’s business plan is dependent upon the continued employment of its management team and attracting and retaining qualified pharmacists.

The combined company’s success will depend to a large extent on its executive management team, key employees and pharmacists. After the merger, it is expected that Edgardo A. Mercadante will become DrugMax’s Co-Chairman and Chief Executive Officer, Dale Ribaudo will become DrugMax’s Chief Financial Officer, Jugal Taneja will remain as Co-Chairman of DrugMax, William LaGamba will remain as President and Chief Operating Officer of DrugMax and Ronald Patrick will remain as Chief Financial Officer of Valley Drug Company, a subsidiary of DrugMax. We historically have not had significant difficulty attracting and retaining needed employees. However, the merger agreement provides that, immediately after the merger, DrugMax and each of Messrs. Taneja, LaGamba, Mercadante and Ribaudo, are required to negotiate in good faith new employment agreements between such officers and the combined company. The terms of such new employment agreements must be acceptable to both the employee and our compensation committee. Despite such good faith efforts, however, there is a risk that the parties may not to reach mutually acceptable terms, in which case, with respect to each such officer, the surviving company will have the option of terminating such officer’s employment subject to the applicable provisions of his current employment agreement. The loss of any of these individuals, as well as certain other key employees and pharmacists, could have a material adverse effect on the combined company’s ability to implement its business plan. DrugMax generally does not carry life insurance policies on the lives of its key senior managers or key purchasing or sales personnel. With the exception of Mr. Mercadante, FMG does not have “key person” life insurance covering any of FMG’s employees. As is generally true in the industry, if any of DrugMax’s senior management or key personnel with an established reputation within the industry were to leave DrugMax’s employment, there can be no assurance that DrugMax’s customers or suppliers who have relationships with such person would not purchase products from such person’s new employer, rather than from DrugMax. There is currently a national shortage of pharmacists. As a result, we may not be able to attract and retain an adequate number of pharmacists required in order to maintain FMG’s existing level of customer service.

The combined company’s business could be adversely affected if relations with any of DrugMax’s significant suppliers are terminated; substantially all of DrugMax’s supplier agreements are terminable at will.

After the merger, FMG will increase its dependence on DrugMax for the supply of its pharmaceutical products. DrugMax’s ability to purchase pharmaceuticals, or to expand the scope of pharmaceuticals purchased, from a particular supplier is largely dependent upon such supplier’s assessment of DrugMax’s creditworthiness and DrugMax’s ability to resell the products it purchases. DrugMax is also dependent upon its suppliers’ continuing need for, and willingness to utilize, DrugMax’s services to help them manage their inventories. Substantially all of DrugMax’s supplier agreements are terminable at will by either party or upon short notice without penalty. Further, many suppliers own exclusive patent rights on the products they manufacture and are the sole manufacturers of certain products. While DrugMax believes that if were to cease to be able to purchase products directly from a supplier, it could secure the same products through other sources, including other wholesalers, there is a risk that the price per product might be more expensive to DrugMax in such an event. As previously discussed, particularly in the area of branded pharmaceuticals, DrugMax operates with small profit margins. See “Managements Discussion and Analysis.” DrugMax’s largest suppliers include AmeriSourceBergen Corp., GlaxoSmithKline Financial, Inc., Eli Lilly & Co., Astra-Zeneca lp, Bristol-Myers Squibb, 3M Pharmaceuticals, Aventis Pharmaceuticals, Pfizer, Inc., Novartis Pharmaceuticals, JOM Pharmaceutical Services, Merck, Inc., P&G Pharmaceuticals, Amgen, Roche, Purdue Frederick, Schering Corp. and Abbott Labs.

DrugMax disclosure controls and procedures are not adequately effective.

As reported in the DrugMax annual report on Form 10-K for the year ended March 31, 2004 and in the Form 10-Q for the quarter ended June 30, 2004, the Chief Executive Officer and Chief Financial Officer of DrugMax concluded that as of June 30, 2004, DrugMax’s disclosure controls and procedures needed improvement and were not adequately effective. If the disclosure controls and procedures are not improved and made more effective, information required to be disclosed by the combined company after the merger in the combined company’s financial statements may not be recorded, processed, summarized or reported within the appropriate time periods and may periodically result in a misstatement of the financial statements, and it is possible that such information will not be accumulated and communicated to DrugMax’s management to allow for timely decisions. See the DrugMax Form 10-K/A for the year ended March 31, 2004, a copy of which has been mailed along with this proxy statement.

Risk Factors Relating to FMG

If the merger is completed, FMG will merge with and into DrugMax. Accordingly, the surviving company will inherit the risks of FMG’s business, operations and industry.

FMG has a history of losses and negative cash flow; FMG’s auditor has issued an opinion raising substantial doubt about FMG’s ability to continue as a going-concern.

FMG has incurred significant losses and negative cash flow in the past. Further, unless refinanced in connection with the merger, FMG’s senior collateralized revolving credit facility with General Electric Capital Corporation (“General Electric”), and its debt under that facility will mature on November 12, 2004. As of June 26, 2004, the amount outstanding under the General Electric facility was approximately $26.9 million. These facts raise substantial doubt about FMG’s ability to continue as a going concern. FMG’s auditor has issued an opinion raising substantial doubt about FMG’s ability to continue as a going concern, in part as a result of its credit facility having a maturity date of less than one year.

While management believes that the merger offers the combined company a greater opportunity than either company individually would have to improve its financial position, for the reasons discussed above, there can be no assurance that management will be able to integrate the two companies or that the anticipated benefits of the merger will be realized. If DrugMax fails to integrate the two companies, achieve its new business plan, realize some or all of the anticipated revenue opportunities or cost savings and other benefits of the merger, or if the costs of the merger or the integration of the companies exceeds what is anticipated, the combined company’s working capital and financial condition will be materially negatively impacted.

Further, as stated above, at the closing of the merger, the combined company expects to obtain a new credit facility to replace FMG’s General Electric facility. While this will eliminate the immediate need for FMG to use its assets to repay the General Electric loan, and while DrugMax and FMG presently believe the new credit facility will be sufficient to allow the combined company to integrate the businesses of FMG and DrugMax and to fund the combined company’s business plan for the next 12 months, there can be no assurance that the new company will have sufficient financing to operate the business after the closing of the merger.

As stated above, if DrugMax fails to realize some or all of the anticipated revenue opportunities or cost savings and other benefits of the merger, or if the costs of the merger or the integration of the companies exceeds what is anticipated, the surviving company may need to seek alternate or additional financing. The surviving company’s actual revenues and costs are uncertain and may vary considerably. These variations may significantly affect its future need for capital. The actual amount and timing of the surviving company’s future capital requirements may differ materially from its estimates. Adequate funds may not be available when needed or may not be available on favorable terms. If adequate financing is not raised, the surviving company may not be able to execute its business plan and the post-merger financial condition and results of operations of the combined company may be materially adversely affected.

DrugMax’s assets will be exposed to FMG’s creditors and pledged to secure the new credit facility.

After the merger, DrugMax’s assets will be exposed to FMG’s creditors. Further, it is anticipated that as part of its new credit facility, DrugMax and FMG will be required to pledge all of their assets to the lender to secure the entire credit facility, including that portion that was used to repay FMG’s obligations. If Familymeds, Inc., the operating company of FMG that will become a wholly-owned subsidiary of DrugMax after the merger, is unable to continue as a going concern or to meet its obligations to the lender under the new credit facility after the merger, it is unlikely that DrugMax, on its own, will be able to satisfy the obligations. If FMG is unable to continue as a going concern, DrugMax will be unable to obtain the benefits of the merger and its working capital and financial condition will be materially negatively impacted and it may itself be unable to continue as a going concern.

FMG has a history of violating certain of its debt covenants.

FMG’s current $31 million credit facility with General Electric matures on November 12, 2004. Available credit under the facility is based on eligible receivables, inventory and prescription files. The facility requires compliance with certain restrictive covenants including, but not limited to, minimum EBITDA, maximum capital expenditures, minimum net worth, minimum prescriptions filled, minimum inventory turnover, maximum trade receivable days sales outstanding and limitations on additional indebtedness. During 2003 and 2004, FMG was not in compliance with the minimum EBITDA covenant; however, these violations were subsequently waived by General Electric. Although there can be no assurance, the combined company expects to enter into a new credit facility simultaneously with the closing of the merger, which facility will replace the General Electric facility.

FMG’s success is dependent upon entering into and maintaining contracts with health insurers, managed care organizations and pharmacy benefit managers.

FMG derives a majority of its revenue from health insurers, managed care organizations and pharmacy benefit managers. FMG’s contracts with these organizations enable it to obtain reimbursement on behalf of FMG’s customers for the prescription products that they purchase at FMG’s pharmacies. However, we do not know if FMG will be successful in maintaining these contracts. In the past, FMG has been prevented from participating in certain plans because of the plan’s decision to restrict participation as a cost saving initiative, or because the reimbursement rate offered by the plan was less than FMG’s cost of goods sold. If FMG is unable to maintain existing contracts or obtain additional contracts, FMG’s customers may not be able to obtain reimbursement for prescription products purchased at FMG’s retail, mail order and online pharmacies, which would decrease the demand for FMG’s services and products and impair FMG’s ability to retain and expand its customer base. These plans include state Medicaid plans, Express Scripts, PCS, and Paid prescription plans. Under the terms of these agreements, FMG is required to dispense prescription drugs to its customers in return for a contracted reimbursement rate from the individual plan.

Competition in the pharmacy markets in which FMG competes is intense and could have a negative effect on the combined company’s earnings.

FMG, like DrugMax, conducts business in competitive markets, and we expect competition to intensify in the future. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could harm the combined company’s earnings. FMG’s competitors, many of which have significantly greater financial, technical, marketing and other resources than FMG, include:

•	Chain drugstores including CVS, Rite Aid and Walgreen’s;

•	Mass marketers including Target and Wal-Mart;

•	Warehouse clubs including BJ’s, Costco and Sam’s Club;

•	Mail order prescription providers including Express Scripts and Medco;

•	Online drugstores including drugstore.com; and

•	Specialty medication providers including Accredo Health and Priority Healthcare.

In addition, FMG faces competition from online pharmacies outside the United States.

The demand for FMG’s services and products is affected by regulatory and other changes in the health care industry.

As with DrugMax, FMG’s revenues from prescription drug sales may be affected by health care reform initiatives of federal and state governments, including proposals designed to significantly reduce spending on Medicare, Medicaid and other government programs. The demand for its services and products may also be affected by changes in programs providing for reimbursement for the cost of prescription drugs by third party plans and regulatory changes relating to the approval process for prescription drugs. These initiatives could lead to the enactment of federal and state regulations that may adversely impact our prescription drug sales and, accordingly, our results of operations.

Managed care organizations are increasingly challenging the price and cost-effectiveness of medical products and services. While FMG may be successful in continuing its contracts for insurance reimbursement, the efforts of managed care organizations to contain costs will likely place downward pressures on its gross margins from sales of prescription drugs. We cannot be certain that FMG’s products and services will be considered cost effective or that adequate managed care organization reimbursement will be available to enable it to maintain price levels sufficient to realize adequate profit margins on prescription drugs. FMG’s failure to realize and maintain adequate profit margins on prescription drugs would adversely affect its operating results.

FMG’s operations are subject to extensive regulations and failure to comply with those regulations could result in severe penalties and damage to FMG’s brand.

FMG, as with DrugMax, is subject to extensive federal, state and local licensing and registration laws and regulations with respect to its business, including its pharmacy and franchise operations and the pharmacists it employs. Regulations in these areas often involve subjective interpretation and we do not know if FMG’s attempts to comply with these regulations will be deemed sufficient by the appropriate regulatory agencies. FMG believes it has satisfied its licensing and registration requirements and continues to actively monitor its compliance with these requirements. However, violations of any of these regulations could result in various penalties, including suspension or revocation of FMG’s licenses or registrations, and seizure of FMG’s inventory or monetary fines, any of which could adversely affect FMG’s operations and damage FMG’s brand.

FMG, like DrugMax, also is subject to requirements under the Controlled Substances Act and Federal Drug Enforcement Agency regulations, as well as state and local laws and regulations related to FMG’s pharmacy operations such as registration, security, record keeping and reporting requirements related to the purchase, storage and dispensing of controlled substances, prescription drugs and certain over-the-counter drugs. Under the Food, Drug & Cosmetic Act of 1938, the distribution of adulterated or misbranded homeopathic remedies or other drugs is prohibited. Violations could result in substantial fines and other monetary penalties, seizure of the misbranded or adulterated items, and/or criminal sanctions. FMG also is required to comply with the Dietary Supplement Health and Education Act when selling dietary supplements and vitamins.

In addition, FMG’s pharmacy compounding services are subject to Food and Drug Administration regulation. The Food and Drug Administration also regulates drug advertising and promotion, including direct-to-patient advertising, done by or on behalf of manufacturers and marketers. If we expand FMG’s product and service offerings, more of FMG’s products and services will likely be subject to Food and Drug Administration regulation. Failure to comply with these regulations could result in significant penalties which may be material. FMG also is subject to federal statutes and state legislation that prohibit the offer, payment, solicitation, or receipt of any remuneration directly or indirectly in exchange for, or intended to induce, the referral of patients or the sale or purchase of services and supplies covered by certain governmental programs (Anti-Kickback Laws). It also is subject to the Ethics in Patient Referrals Act of 1989, commonly referred to as “Stark Law,” which prohibits the billing of federally-funded health care programs for certain health care services provided by entities with which the referring physician has certain financial arrangements. Violations of these laws are punishable by civil sanctions, including significant monetary penalties and exclusion from participation in the Medicare and Medicaid programs, and criminal sanctions in the case of the Anti-Kickback Law. Due to the breadth and complexity of these laws, there can be no assurance that FMG, any of its personnel, or any of its significant customers or business partners, will not become subject to sanctions that could have a material adverse effect on FMG’s business, financial condition and results of operations. Additionally, the sanctioning or exclusion of a manufacturer or recipient of FMG’s products or services, even for activities unrelated to us, could also have a material adverse effect on FMG’s business, financial condition and results of operations.

Pursuant to the Omnibus Budget and Reconciliation Act of 1990 and similar state and local laws and regulations, FMG’s pharmacists are required to offer counseling to FMG’s customers about medication, dosage, delivery systems, common side effects, adverse effects or interactions and therapeutic contraindications, proper storage, prescription refill and other information deemed significant by FMG’s pharmacists. In the event that FMG’s pharmacists or FMG’s mail order and online pharmacies provide erroneous or misleading information to its customers, FMG may be subject to liability or negative publicity that could have an adverse impact on its business. Although FMG carries general, professional and product liability insurance, FMG’s insurance may not cover potential claims of this type or may not be adequate to protect us from all liability that may be imposed.

The Health Insurance Portability and Accountability Act of 1996, and regulations promulgated thereunder (collectively “HIPAA”), require health care providers such as FMG to comply with specified standards for electronic billing and other transactions and to adopt and comply with policies and procedures to protect the security and privacy of an individual’s protected health information consistent with HIPAA requirements, and prohibit the use or dissemination of an individual’s protected health information without the individual’s consent. There are significant civil monetary and criminal penalties for failure to comply.

Although FMG does not offer franchises for sale at this time, in the case of renewing franchisees, FMG is subject to the disclosure requirements of the Federal Trade Commission and may be subject to pre-sale disclosure requirements and registration requirements of various state laws regulating the offer and sale of franchises. In addition, with respect to FMG’s existing franchisees, it also may be subject to certain state laws regulating the franchisor-franchisee relationship. Failure to comply with these regulations could result in substantial financial penalties. As of June 26, 2004, FMG held franchise agreements for seven stores and is not materially dependent on these agreements.

FMG also is subject to laws governing its relationship with employees, including minimum wage requirements, overtime and working conditions. Increases in the federal minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect FMG’s results of operations. Other legislation being considered at the federal and state level could affect FMG’s business including state legislation related to the regulation of nonresident pharmacies. FMG believes it is currently in material compliance with the state and federal laws and regulations governing its business.

The demand for FMG’s services and products at many of its retail pharmacies is dependent upon the continued operation of medical groups to which they are proximate.

A significant element of FMG’s business plan is operating retail pharmacies in or near medical buildings occupied by medical groups such as HMOs. Some of those buildings are occupied by only one medical group. In the event these medical groups or a significant number of physicians cease to operate in these locations, the demand for FMG’s services at these locations will likely decrease and may result in the closing of one or more of FMG’s pharmacies.

FMG may experience significant fluctuations in its operating results and rate of growth.

FMG’s revenue and operating profit growth depend on the continued growth of demand for its products and services. In addition, FMG’s business is affected by general economic and business conditions. A decrease in demand, may result in decreased revenue or growth. FMG’s revenues and operating results may vary significantly from quarter to quarter due to a number of factors, including:

•	its ability to retain and increase sales to existing customers;

•	the quantity and mix of products FMG’s customers purchase;

•	the extent to which FMG offers delivery, shipping or other promotional discounts to its customers;

•	disruptions in service by FMG’s vendors; and

•	timing and costs of upgrades and developments in FMG’s systems and infrastructure to support future growth.

Any errors in filling prescription drugs may expose FMG to liability and negative publicity.

Errors relating to prescriptions may produce liability for FMG that its insurance may not cover. FMG’s pharmacists are required by law to offer counseling, without additional charge, to FMG’s customers about medication, dosage, common side effects and other information deemed significant by the pharmacists. FMG’s pharmacists may have a duty to warn customers regarding any potential adverse effects of a prescription drug if the warning could reduce or negate such effects. Providing information on pharmaceutical and other products creates the potential for claims to be made against us for negligence, personal injury, wrongful death, product liability, malpractice, invasion of privacy or other legal theories based on FMG’s product or service offerings. FMG’s general liability, product liability and professional liability insurance may not cover potential claims of this type or may not be adequate to protect us from all liabilities that may be imposed if any such claims were to be successful. In the past, FMG has not been held liable for any material claims of this nature and its liability insurance has fully covered all actual and threatened claims of this type. Management believes that its insurance coverage is adequate in regard to these claims.

FMG may be subject to product liability claims if people or property are harmed by the products it sells.

Like DrugMax, some of the products FMG sells may expose it to product liability claims relating to personal injury, death or property damage caused by such products and may require FMG to take actions such as product recalls. Any such product liability claim or product recall may result in adverse publicity regarding FMG and the products it sells. If FMG is found liable under product liability claims, it could be required to pay substantial monetary damages. Further, it could be forced to spend a substantial amount of money in litigation expenses, management time and other resources to defend against these claims. As a result of these claims, whether or not FMG successfully defends them, its reputation could suffer, any of which could harm FMG’s business. Any imposition of product liability that is not covered by manufacturer indemnification or FMG’s insurance could harm FMG’s business, financial condition and operating results. In the past, FMG has not been held liable for any material claims of this nature and its liability insurance has fully covered all actual and threatened claims of this type. Management believes that its insurance coverage is adequate in regard to these claims.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference a number of forward-looking statements regarding the financial condition, results of operations, earnings outlook, business and prospects of DrugMax, FMG and the potential combined company and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible” or other similar expressions.

The forward-looking statements involve certain risks and uncertainties. The ability of DrugMax to predict results or the actual effects of its plans and strategies, or those of the combined company, is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed above under “Risk Factors Relating to the Merger” on page 16, those risk factors set forth in DrugMax Form 10-K/A, which is incorporated into this proxy, as well as the following:

•	projected business increases and cost savings following merger are lower than expected or management integration difficulties are greater than expected;

•	competitive pressures among pharmaceutical wholesalers and pharmacies increase significantly;

•	general economic conditions are less favorable than expected;

•	changes in the interest rate environment reduce interest margins and impact funding sources;

•	legislation or regulatory environments, requirements or changes adversely affect businesses in which either company is engaged;

•	litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect either company or its businesses; and

•	decisions to downsize, sell or close locations or otherwise change the business mix of either company.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. DrugMax stockholders are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to DrugMax or FMG or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, DrugMax undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE DRUGMAX ANNUAL MEETING

This section contains information about the annual meeting of DrugMax stockholders that has been called to consider and adopt the merger agreement. Together with this document, we are also sending you a notice of the DrugMax annual meeting and a form of proxy that is solicited by the DrugMax board of directors. The DrugMax annual meeting will be held on November 12, 2004, at 10:00 a.m., local time, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777.

Matters to Be Considered

The purpose of the DrugMax annual meeting is to vote upon the following matters:

•	a proposal to adopt the Agreement and Plan of Merger, dated as of March 19, 2004, as amended on July 1, 2004 and October 11, 2004, by and between DrugMax and FMG, pursuant to which FMG will merge with and into DrugMax, which we will refer to in this proxy statement as the merger agreement;

•	a proposal to elect the following seven (7) nominees as Directors: Jugal K. Taneja, William L. LaGamba, Rakesh K. Sharma, Edgardo Mercadante, Philip Gerbino, Peter Grua and Laura Witt;

•	a proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000;

•	a proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000;

•	a proposal to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents;

•	a proposal to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred;

•	a proposal to approve an amendment to DrugMax’s 1999 Stock Option Plan to increase by 4,000,000 the number of shares of common stock covered by that plan;

•	a proposal to approve an amendment to DrugMax’s 2003 Restricted Stock Plan to increase by 2,000,000 the number of shares of common stock covered by that plan; and

•	a proposal to approve a reverse stock split of DrugMax’s common stock at a ratio of between four-for-five and one-for-two, to be implemented immediately before the merger, at the discretion of DrugMax’s board of directors.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Proxies

Each copy of this document mailed to DrugMax stockholders is accompanied by a form of proxy with instructions for voting by mail. When voting by mail, you should complete and return the proxy card accompanying this document in order to ensure that your vote is counted at the DrugMax annual meeting, or at any adjournment or postponement of the DrugMax annual meeting, regardless of whether you plan to attend the DrugMax annual meeting.

You may revoke your signed proxy card at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to DrugMax’s Corporate Secretary, or by attending the

DrugMax annual meeting in person, notifying the Corporate Secretary, and voting by ballot at the DrugMax annual meeting.

Any stockholder entitled to vote in person at the DrugMax annual meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Corporate Secretary) of a stockholder at the DrugMax annual meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

DrugMax, Inc.

25400 US Highway 19 North

Suite 137

Clearwater, FL 33763

(727) 533-0431

Attention: William L. LaGamba, Corporate Secretary

If your shares are held in street name by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” adoption of the merger agreement, adoption of the amendments to DrugMax’s 1999 Stock Option Plan and 2003 Restricted Stock Plan, adoption of all of the proposed amendments to DrugMax’s certificate of incorporation, election of all of the nominees to the board of directors, approval of the reverse stock split and all other business that may properly come before the meeting.

DrugMax stockholders should NOT send DrugMax stock certificates with their proxy cards. If the merger is completed, DrugMax stockholders will not need to exchange their current DrugMax stock certificates.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request that banks, brokers and other nominees send proxies and proxy material to the beneficial owners of DrugMax common stock and secure their voting instructions, if necessary. We will reimburse the banks, brokers and other nominees for their reasonable expenses in taking those actions. If necessary, we also may use several of our regular employees, who will not be specially compensated, to solicit proxies from DrugMax stockholders, either personally or by telephone, facsimile, letter or other electronic means.

Householding

Unless it has received contrary instructions, DrugMax may send a single copy of this proxy statement to any household at which two or more DrugMax stockholders reside if DrugMax believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce DrugMax’s expenses.

If you would like to receive your own proxy, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single proxy, follow these instructions:

If your shares are registered in your own name, please contact our transfer agent, Computershare Investor Services, and inform them of your request by calling them at (303) 262-0600 or writing to them at 12039 West Alemeda Parkway, Longwood, CO 80228; or

If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Record Date

The DrugMax board of directors has fixed the close of business on October 7, 2004 as the record date for determining the DrugMax stockholders entitled to receive notice of and to vote at the DrugMax annual meeting. At that time, 8,191,363 shares of DrugMax common stock were outstanding.

Voting Rights and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the votes represented by the aggregate of all of the outstanding shares of DrugMax common stock is necessary to constitute a quorum at the DrugMax annual meeting. You are entitled to one vote for each share of DrugMax common stock you held as of the record date. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. When we refer to broker non-votes, we are referring to unvoted proxies submitted by brokers, who are not able to vote on a proposal absent instructions from the applicable beneficial owner.

Adoption of the merger agreement, all of the proposed amendments to DrugMax’s certificate of incorporation and the reverse stock split require the affirmative vote of a majority of the votes represented by the outstanding shares of DrugMax common stock. Because the required vote is based on the affirmative vote of a majority of votes outstanding, your failure to vote, including a broker non-vote or an abstention, will have the same effect as a vote against the merger, the amendments to DrugMax’s certificate of incorporation and the reverse stock split. Adoption of the amendments to DrugMax’s 1999 Stock Option Plan and 2003 Restricted Stock Plan require the affirmative vote of a majority of the votes cast at the annual meeting by the holders of DrugMax common stock. Because the required vote is based on the affirmative vote of the majority of votes cast, your failure to vote, including a broker non-vote or an abstention, will not be treated as a vote cast and, therefore, will have no effect on the proposals to approve the amendment to DrugMax’s 1999 Stock Option Plan and 2003 Restricted Stock Plan. With regard to the election of directors, stockholders may vote for up to seven nominees and the seven nominees receiving the most votes cast at the meeting, in person or by proxy, will be elected as directors of DrugMax. The stockholders may not vote cumulatively in the election of directors. Your failure to vote for the election of directors, including broker non-votes and abstentions, will not be treated as a vote cast and, therefore, will have no effect on the proposal to elect the seven nominees to the board of directors.

All of the proposals are contingent upon the adoption of each of the other proposals other than the proposal to approve the reverse stock split. DrugMax will implement the merger and the other proposals even if the reverse stock split is not approved. However, DrugMax will not implement any of the proposals if any proposal other than the proposal to approve a reverse stock split is not approved.

The DrugMax board of directors urges DrugMax stockholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope if voting by mail.

Voting Agreements

Jugal Taneja and William LaGamba, individually and on behalf of their affiliates, have entered into a voting agreement with three other stockholders of DrugMax, SMW Capital Group, L.P., Mihir Taneja and Mandeep Taneja, pursuant to which all of such stockholders have agreed to vote their shares of DrugMax in favor of the merger. Mihir Taneja and Mandeep Taneja are Jugal Taneja’s two adult sons. As of the record date, all of such stockholders jointly had the right to vote 4,165,000 shares of DrugMax common stock, or approximately 49% of the outstanding DrugMax common stock entitled to be voted at the DrugMax annual meeting. While it is currently expected that DrugMax’s other directors and executive officers will vote their shares of DrugMax common stock in favor of the merger, such other DrugMax directors and executive officers have not entered into any agreements with respect to the voting of their shares.

In addition, upon the closing of the merger, Messrs. Taneja, LaGamba and Mercadante intend to enter into a voting agreement pursuant to which they will vote their shares of DrugMax to elect each other to the board of directors of DrugMax. Immediately after the closing of the merger, and assuming the vesting of all shares and the exercise of all stock options, Messrs. Taneja, LaGamba and Mercadante will collectively beneficially own approximately 4.9 million shares of DrugMax, representing a total of approximately 19.0% of the total number of shares outstanding immediately after the merger. The voting agreement does not extend to any other matters that may come before the board of directors.

Recommendations of the DrugMax Board of Directors

The DrugMax board of directors has unanimously approved the merger agreement and the transactions it contemplates. The DrugMax board of directors determined that the merger agreement and the transactions it contemplates are advisable and in the best interests of the DrugMax stockholders, and unanimously recommends that you vote “FOR” adoption of the merger agreement. See “The Merger — DrugMax’s Reasons for the Merger; Risk of the Merger; Recommendation of the Merger by the DrugMax Board of Directors” on page 60 for a more detailed discussion of the DrugMax board of directors’ recommendation.

The DrugMax board of directors also has unanimously approved all of the other proposals contained in this proxy statement. The DrugMax board of directors determined that the proposals are advisable and in the best interests of DrugMax and its stockholders. The DrugMax board of directors unanimously recommends that you vote “FOR” all of the proposals.

Attending the Meeting

All DrugMax stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the DrugMax annual meeting. Stockholders of record can vote in person at the annual meeting. If you are not a stockholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the annual meeting. If you plan to attend the annual meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

CERTAIN INFORMATION ABOUT DRUGMAX

DrugMax, Inc., a Nevada corporation, is a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, medical supplies, nutritional supplements and other related products. Headquartered in Clearwater, Florida, DrugMax, serves the nation’s independent and small regional chain pharmacies, institutions, and alternate care facilities through its distribution centers in Pennsylvania and Louisiana. DrugMax maintains an inventory in excess of 20,000 SKUs from over 300 pharmaceutical manufacturers and companies. DrugMax has licenses to ship to all 50 states and Puerto Rico. While DrugMax ships to all 50 states and Puerto Rico, its sales tend to be concentrated around its distribution centers in Pennsylvania and Louisiana and largely populated states such as New York, California, Texas and Florida. DrugMax generated revenues of approximately $213.8 million for fiscal year ended March 31, 2004 and $40 million for the quarter ended June 30, 2004. DrugMax’s net loss for the year ended March 31, 2004 was approximately $7 million and its net loss for the quarter ended June 30, 2004 was approximately $876,000. The principal executive offices of DrugMax are located at 25400 US Hwy. 19 North, Suite 137, Clearwater, Florida 33763, and our telephone number is (727) 533-0431.

Along with this proxy statement, we are delivering to you a copy of DrugMax’s Form 10-K/A Annual Report for the year ended March 31, 2004. The Form 10-K/A is incorporated by reference into this proxy statement. See “Where You Can Find More Information” on page 123. In addition, DrugMax’s Form 10-Q for the quarter ended June 30, 2004, which is also incorporated by reference into this proxy statement, is attached hereto as Appendix G to this proxy statement. The statements and information contained in DrugMax’s Form 10-K/A and Form 10-Q are made as of the respective dates of those reports. Further, additional information about DrugMax and its subsidiaries, officers and directors is included in this proxy statement under the heading “Proposal 2—Election of directors” on page 85.

CERTAIN INFORMATION ABOUT FMG

The information contained in this proxy statement related to FMG’s business, operations and financial condition, as well FMG’s Management’s Discussion and Analysis, Financial Statements, Selected Consolidated Historical Financial Data and Pro Forma Information, has been provided by, as in included in this proxy statement in reliance upon, senior management of FMG.

Overview

FMG is a pharmacy chain that services various customer groups, including consumers, physicians, employers and institutions. Among these customer groups, FMG services over 400,000 acute and chronically ill patients annually, many with complex specialty and medical product needs. FMG provides a wide variety of prescription and non-prescription healthcare-related, diagnostic products used for the treatment of chronic diseases through its pharmacies and online through www.familymeds.com. FMG operates 76 pharmacies in 14 states. Many of these pharmacies are located at or near the point of care between physicians and patients, oftentimes inside or near medical office buildings. FMG also has franchise agreements with seven independently owned pharmacies.

The majority of FMG’s revenues are from the sale of prescription pharmaceuticals, which represented approximately 93.1% and 94.3% of net revenues for the six months ended June 26, 2004 and the fiscal year ended December 27, 2003, respectively. We refer to FMG’s prescription products as Rx products and to its remaining products, such as over-the-counter medications, home medical equipment and home health appliances, as non-Rx products. While non-Rx reflects a smaller percentage of FMG’s overall revenues, the gross margin for these product lines was approximately 35.1% for the fiscal year ended December 27, 2003, as compared to 20.7% for Rx products. The Rx portion of FMG’s business is dependent upon a number of third party and governmental plans that pay a portion or all of the Rx cost on behalf of the customers. In this proxy, we will refer to such third party and governmental plans as Third Party Customers.

The Rx portion of FMG’s business is subject to various federal, state and local regulations that govern the conduct of this business and is not dependent on seasonality. Prescriptions generated by Third Party Customers represented approximately 94% of its Rx sales for the six months ended June 26, 2004 and in fiscal 2003. Third Party Customers have focused on controlling the actual reimbursement rates provided to the pharmacies. This focus on reimbursement rates has resulted in increased pressure on Rx gross margins.

In all states except Connecticut and Massachusetts, FMG operates under the brand name “Familymeds,” usually as Familymeds Pharmacy & Nutrition Centers. In Connecticut and Massachusetts, its corporate and franchised locations operate primarily as Arrow Prescription Centers or Arrow Pharmacy & Nutrition Centers. In Bridgeport, Connecticut, its locations operate under Ethical Pharmacy & Nutrition Center, an Arrow Pharmacy.

FMG has incurred significant losses and negative cash flow in the past. Further, unless replaced or restructured in connection with the merger, FMG’s senior collateralized revolving credit facility will mature on November 12, 2004. These facts raise substantial doubt about FMG’s ability to continue as a going concern. FMG’s auditor has issued an opinion raising substantial doubt about FMG’s ability to continue as a going concern, in part as a result of its credit facility having a maturity date of less than one year.

FMG Stock, Dividends and Lack of Trading Market

FMG is authorized to issue three classes of stock: common stock without par value, non-voting common stock without par value and preferred stock with a par value of one cent per share. The total number of shares which FMG is authorized to issue is 30,000,000. The total number of shares of preferred stock which FMG is authorized to issue is 9,477,258, the total number of shares of common stock which FMG is authorized to issue is 15,522,742, and the total number of shares of non-voting common stock which FMG is authorized to issue is

5,000,000. FMG’s preferred stock has been issued in five series, designated as series A through E convertible preferred stock. As of June 26, 2004, FMG had issued 3,729,412 shares of common stock, zero shares of non-voting common stock, 1,317,391 shares of series A preferred stock, 1,858,239 shares of series B preferred stock, 2,564,102 shares of series C preferred stock, 2,217,769 shares of series D preferred stock and 988,441 shares of series E preferred stock. All of the shares of FMG stock have been issued in reliance on exemptions from the registration requirements of the Securities Act of 1933. There is no established public trading market for any of FMG’s classes or series of stock.

During its two most recent fiscal years, FMG has not issued any cash dividends on its common stock. Further, FMG currently is prohibited from issuing dividends pursuant to its senior credit facility and under state law since its liabilities exceed its assets.

Corporate History

The Arrow brand was established in Connecticut in 1969 as a single apothecary type pharmacy. By 1987, seven locations operated in Connecticut as an Arrow Pharmacy or Arrow Prescription Center. In 1987, Edgardo Mercadante joined and co-founded a closely-held company known as Appell Management Co., which operated pharmacies in supermarkets, medical offices and in neighborhood locations through franchise and management agreements.

In 1996, the Arrow Corporation, which in this proxy we will refer to as Arrow, underwent a restructuring and re-capitalization program to enable it to convert from a franchising model to a corporate-owned format. The first phase of the transition was completed by raising $5 million of venture capital. During 1997, Arrow used that funding to acquire new locations and convert several franchises to corporate owned stores. By the end of 1997, Arrow had 60 locations in five states (13 corporate and 47 franchisees). In 1998, Arrow completed a $9.7 million venture capital round. By the end of 1998, Arrow had 74 locations in six states (31 corporate and 43 franchises).

In 1999, Arrow launched www.familymeds.com and added an additional 45 stores, resulting in 119 locations in 15 states. In May 1999, Arrow raised $25 million of venture capital to finance the growth of its web-based pharmacy strategy. In July 1999, Arrow Holding Company was formed and Arrow became a wholly-owned subsidiary. The Arrow Holding Company secured a $25 million credit facility from GE Capital Corporation. In December of that year, the Arrow Holding Company opened a 22,000 square foot mail order distribution facility, to enable automated order fulfillment for its Internet site.

In 2000, the Arrow Holding Company and Arrow Corporation officially changed their corporate names to Familymeds Group, Inc., which in this proxy we refer to as FMG, and Familymeds, Inc., respectively. In July 2000, FMG raised an additional $40 million of venture capital. At that time, FMG entered into a strategic Internet agreement. Under the terms of this agreement, FMG agreed to provide on-line, non-Rx fulfillment services and shares of FMG common stock in exchange for marketing support and their investment. Sales made under this Agreement have been immaterial. This Agreement will terminate on July 27, 2005. FMG also opened additional corporate-owned pharmacies through acquisitions. In November 2000, FMG expanded its credit facility with General Electric Capital Corporation to $31 million.

In March 2001, FMG exited the California market through the sale or closing of 16 locations. The following July, FMG raised an additional $9.7 million of venture capital. Also during 2001, FMG’s contract with supermarket-based franchises expired and a number of under-performing corporate locations were closed.

In January 2002, FMG received a $4 million term loan from General Electric. In February, 2002 FMG downsized its Internet mail order facility. FMG ended 2002 with 92 stores (85 corporate and seven franchised locations).

In January 2003, FMG raised $4 million in convertible notes from investors. Also, in early 2003, FMG obtained the contract to provide non-prescription mail order products to the customers of a leading pharmacy benefits manager. In addition, FMG launched its Senior Save15 program. FMG ended the year with 89 stores (82 corporate and seven franchised locations).

Pharmacy Strategy

FMG’s strategy is to locate its retail pharmacies in or near physician office buildings, medical clinics and hospitals, thus providing first access to patients. FMG’s corporate-owned and operated retail pharmacies located in or near medical office buildings, clinics and hospitals average approximately 900 square feet, while its apothecary pharmacies in other locations average approximately 1,700 square feet. These locations offer patients the ability to fill prescriptions without having to make a separate trip to the drugstore. Contrary to large chain drugstores, which typically offer health and beauty products, candy, grocery and general merchandise, FMG primarily focuses on the sale of prescription and over-the-counter medications as well as vitamin and nutritional products including specialty products. FMG offers a wide variety of home medical equipment, and durable medical equipment in addition to the specialty Rx and non-Rx product offerings.

FMG also offers customers the opportunity to purchase a broad array of health-related products online. Familymeds.com is the foundation of its Internet offering. This website is one of the few sites certified as a Verified Internet Pharmacy Provider Site (VIPPS) by the National Association of Boards of Pharmacy (NABP). The VIPPS program is a voluntary certification program designed to approve and identify online pharmacies that are appropriately licensed and prepared to practice internet pharmacy. Those online pharmacies seeking VIPPS certification must:

•	Secure pharmacy licensure from the board of pharmacy in each state into which they ship pharmaceuticals;

•	Undergo an on-site review by a VIPPS inspection team;

•	Submit written policies and procedures to NABP that assure adherence to VIPPS criteria;

•	Meet a stringent, 17-point set of criteria including:

•	verification of appropriate licensure in each state in which the pharmacy is doing business

•	establishment of appropriate patient privacy, authentication and security measures

•	maintenance of a quality assurance program

•	establishment of appropriate and meaningful consultations between pharmacists and patients

•	establishment of procedures to contact prescriber or patient if a delay occurs in the delivery of the pharmaceuticals

•	provision of a method of informing patients and caregivers of drug recalls, and

•	provision of a program for educating both patients and caregivers about the appropriate means to dispose of expired or unusable medications.

Familymeds.com includes a comprehensive selection of prescription medications, vitamins and nutritional supplements, home medical equipment, and health and beauty aids. It is the exclusive, non-prescription Internet commerce partner for several prescription benefit managers (PBMs).

In addition, FMG has a prescription compliance program called Reliable Refill and a discount plan called Senior Save15. Reliable Refill is a compliance program that identifies prescriptions that are due to be filled and schedules them for filling before the patient has run out of the previous prescriptions. Senior Save15 is a program that gives senior customers access to all of FMG’s Rx and non-Rx products at discounted prices.

FMG’s Third Party Customers’ gross margin rate has been adversely affected by the efforts of managed care organizations, pharmacy benefit managers, governmental and other third party payors to reduce their prescription drug costs. To address this trend, FMG evaluated and discontinued a number of third party programs that fell below its minimum profitability standards. To date, these efforts have helped stabilize its third party reimbursement rates. However, numerous state legislatures have proposed or appear to be considering further reductions in pharmacy reimbursement rates for Medicaid and other governmental programs to reduce their prescription drug costs. If this trend continues and FMG elects to withdraw from current third party programs and/or not participate in future third party programs, FMG may not be able to sustain its current rate of sales growth and its gross margin could be adversely impacted.

Purchasing and Fulfillment

FMG relies primarily on one supplier for prescription drugs, over-the-counter products and personal care items: AmeriSourceBergen. Under a wholesale supply agreement dated May 1, 2003 with AmeriSource Bergen, FMG is required to purchase a minimum of 90% of its pharmaceuticals from AmeriSource Bergen. This agreement expires May 1, 2006. FMG anticipates that certain aspects of its contract with AmeriSource Bergen will be renegotiated prior to the merger. FMG expects these negotiations to have a favorable outcome. However, should FMG be unsuccessful in renegotiating its contract with AmeriSource Bergen, there could be a negative impact on its ability to realize the full benefit of the purchasing synergies expected as a result of the merger. FMG does not currently maintain its own warehouses.

Competition

FMG conducts business in competitive markets, and it expects competition to intensify in the future. Increased competition may result in price reductions, reduced gross margins and loss of market share. Competitors, many of which have significantly greater financial, technical, marketing and other resources than FMG, include:

•	Chain drugstores including CVS, Rite Aid and Walgreen’s;

•	Mass marketers including Target and Wal-Mart;

•	Warehouse clubs including BJ’s, Costco and Sam’s Club;

•	Mail order prescription providers including Express Scripts and Medco;

•	Online drugstores including drugstore.com; and

•	Specialty medication providers including Accredo Health and Priority Healthcare.

In addition, there is competition from online pharmacies outside the United States.

Management Team and Employees

As of June 26, 2004, FMG had 736 employees. Set forth below are biographies of FMG’s senior management.

Edgardo A. Mercadante has served as FMG’s Chairman of the Board, Chief Executive Officer and President of FMG since 1997. Mr. Mercadante has over twenty-five years of experience in the prescription health care and managed care industries including significant experience in retail pharmacy. Mr. Mercadante was President of Arrow Corporation between the years of 1987 to 1996. He was President and Chief Executive Officer of APP, a pharmacy benefit management company, which he co-founded in 1991. Mr. Mercadante is active in many national and state professional pharmacy organizations. Mr. Mercadante is a licensed pharmacist and holds a B.S. in Pharmacy from Philadelphia College of Pharmacy and Science. Mr. Mercadante served as Division Manager from 1980 to 1986 with Rite Aid Corporation. Mr. Mercadante holds directorships with General Nutrition Centers, MediBank, and ProHealth. He holds a Trusteeship with the University of Sciences in Philadelphia.

Dale J. Ribaudo has served as FMG’s Senior Vice President, Chief Financial Officer and Treasurer since October 2000. Prior to joining FMG, Mr. Ribaudo was Vice President and Controller of Dexter Corporation in Windsor Locks, Connecticut, from March 1999 to September 2000. In that position, Mr. Ribaudo was responsible for managing Dexter’s worldwide accounting and control functions, including planning, reporting and implementation of accounting policy. Prior to becoming Vice President and Controller, Mr. Ribaudo was Treasurer of Dexter. Mr. Ribaudo began his career with PricewaterhouseCoopers, LLP. Mr. Ribaudo is a certified public accountant and holds a B.S. with a major in accounting from Bentley College, an M.S. in finance from Rensselaer Polytechnic Institute, and has completed the Williams College Executive Program.

James S. Beaumariage joined FMG in March 1996 and has served in a number of executive positions, currently as its Senior Vice President of Store Operations. Prior to joining FMG, Mr. Beaumariage served as Manager of Third-Party Administration for CVS, from June 1994 until January 1996, and as Manager of Pharmacy Development from February 1993 until June 1994. Mr. Beaumariage held the position of Regional Pharmacy Supervisor of CVS/People’s Drug from May 1988 until February 1993. Mr. Beaumariage is a licensed pharmacist. Mr. Beaumariage has served as a member of the Connecticut Department of Social Services Pharmacy Advisory Panel. Mr. Beaumariage holds a B.S. in Pharmacy from Duquesne University and has completed the J. L. Kellogg Graduate School of Management Executive Program at Northwestern University.

Allison Kiene, Vice President, General Counsel and Secretary, joined FMG in September 2002. Prior to joining FMG, Ms. Kiene served as Regulatory Law Counsel for The Stop & Shop Supermarket Company headquartered in Quincy, MA from March 2000 until September 2002. Ms. Kiene previously served as a Pharmacy Manager for Stop & Shop Pharmacy from April 1994 until March 2000. Ms. Kiene is admitted to the Bar in Connecticut, Massachusetts, and New York. She also maintains her license to practice pharmacy in both Connecticut and New York. Ms. Kiene received her Bachelor of Science degree in Pharmacy from the University of Connecticut School of Pharmacy and her Juris Doctor degree from the University of Connecticut School of Law.

Securities Authorized for Issuance Under Equity Compensation Plans

FMG has two stock option plans in which its employees participate: its 1999 stock option plan and 2000 stock option plan. The following table sets forth certain information regarding FMG’s equity compensation plans as of December 27, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by securities holders(1)	1,571,377	$3.55	1,004,833
Equity compensation plan not approved by securities holders(2)	61,175	$0.01	—

Total	1,632,552	$3.42	1,004,833

(1)	Reflects options to purchase shares of FMG’s common stock under FMG’s 1999 stock option plan and 2000 stock option plan.
(2)	Represents an option to purchase 61,175 shares of FMG common stock at an exercise price of $0.01 per share granted to FMG’s CEO, Edgardo Mercadante, in connection with FMG’s sale of series B preferred stock, all of which are fully vested and all of which may be exercised in connection with the merger.

Properties

FMG leases all of its locations. The leases vary as to rental amounts, expiration dates, renewal options and other rental provisions. FMG leases its corporate headquarters building located at 312 Farmington Avenue, in Farmington, Connecticut, which contains approximately 30,000 square feet.

Legal Matters

FMG is, from time to time, involved in litigation relating to claims arising out of its operations in the ordinary course of business. FMG believes that none of the claims that were outstanding as of August 10, 2004, should have a material adverse impact on its financial position, results of operations or cash flows.

CONSOLIDATED FINANCIAL STATEMENTS OF FMG

Attached hereto as Appendix F are the consolidated financial statements of FMG as of December 27, 2003, December 28, 2002 and December 29, 2001, and for the years then ended, and the notes thereto, and the condensed consolidated financial statements of FMG as of June 26, 2004 and for the six months ended June 26, 2004 and June 28, 2003, and the notes thereto.

FMG MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The following discussion should be read in conjunction with “Selected Consolidated Financial Information of FMG,” “Cautionary Statements Regarding Forward-Looking Statements” and the Consolidated Financial Statements of FMG and related Notes appearing in Appendix F to this proxy statement.

Overview

The Arrow brand was established in Connecticut in 1969 as a single apothecary type pharmacy. In 1996, the Arrow Corporation, which in this proxy statement we will refer to as Arrow, underwent a restructuring and recapitalization program to enable it to convert from a franchising model to a corporate owned format. Raising $5 million in venture capital completed the first phase of the transition. During 1997, Arrow used that funding to acquire new locations and convert several franchisees to corporate owned stores. In 1998, Arrow raised an additional $9.7 million in venture capital. On July 1, 1999, Arrow Holding Company was formed and the Arrow Corporation became a wholly owned subsidiary. Arrow raised $25 million in venture capital in 1999 and later that same year opened an automated distribution facility to enable order fulfillment for an Internet site, www.familymeds.com. In 2000, the Arrow Holding Company and Arrow Corporation officially changed their corporate names to Familymeds Group, Inc. and Familymeds, Inc., respectively. FMG subsequently raised an additional $49.7 million in venture capital. FMG currently owns and operates both Arrow and Familymeds pharmacies.

On March 19, 2004, FMG entered into an Agreement and Plan of Merger with DrugMax. Under the terms of this merger agreement, on the effective date, FMG will be merged into DrugMax, which will be the surviving corporation in the merger. The separate existence of FMG will cease and the name of the surviving corporation will be DrugMax. DrugMax will issue approximately 10.5 million shares of DrugMax common stock to certain FMG shareholders, warrant holders and note holders. DrugMax will also issue restricted shares and options to purchase DrugMax common stock to certain employees and directors of FMG. DrugMax shall issue certain FMG employees and directors (A) 663,675 restricted shares, (B) 1,188,235 options, and (C) such additional number of options as shall be determined at the closing of the merger by subtracting the product of 663,675 and the weighted average of DrugMax common stock during the ten trading days immediately preceding the merger from $4,000,000, then dividing such total by 85 percent of the weighted average closing bid price of DrugMax common stock during the ten trading days immediately preceding the merger. The exercise price of the options will be 15 percent of the ten-day weighted-average closing bid price of DrugMax common stock during the ten trading days immediately preceding the merger. It is expected that, FMG’s Chief Executive Officer will receive 261,175 restricted shares and approximately 1,310,491 options for his future employment and services with DrugMax. Assuming a ten-day weighted average stock price of $3.39, the closing bid price on September 2, 2004, an aggregate of 663,675 restricted shares and 1,795,923 options will be issued at an exercise price of $0.51 per share to the FMG employees and directors, including Mr. Mercadante. Collectively, such shares (including the shares to be issued upon the exercise of all Management Options) will represent approximately 60% of the total number of shares outstanding immediately after closing (assuming the exercise of all Management Options). The proposed transaction is subject to the approval of DrugMax and FMG’s stockholders and regulatory approval, among other conditions. The merger will be treated as a purchase of DrugMax by FMG for accounting purposes. The merger and the terms of the merger agreement are discussed beginning on page 53 of this proxy.

FMG’s senior collateralized revolving credit facility and term loan mature on November 12, 2004. Additionally, FMG incurred net losses of $12.2 million and $10.1 million for fiscal 2003 and 2002, respectively. FMG used net cash of $0.7 million and $1.5 million for operating activities during fiscal 2003 and 2002, respectively. As of June 26, 2004, FMG has a stockholders’ deficit of $138.5 million. These matters raise substantial doubt about the Company’s ability to continue as a going concern. FMG has received proposals for a $65 million senior collateralized revolving credit facility that will replace the existing facilities of FMG and DrugMax.

FMG is a pharmacy chain that services various customer groups, including consumers, physicians, employers and institutions. FMG provides a wide variety of prescription and non-prescription healthcare-related, diagnostic products used for the treatment of chronic diseases through our pharmacies and online through www.familymeds.com. As of June 26, 2004 and December 27, 2003, FMG operated 76 pharmacies in 14 states and 82 pharmacies in 16 states, respectively. Many of these pharmacies are located at or near the point of care between physicians and patients, oftentimes inside or near medical office buildings.

The majority of FMG’s revenues are from the sale of prescription pharmaceuticals, which represented approximately 93.1% and 94.3% of net revenues for the six months ended June 26, 2004 and the fiscal year ended December 27, 2003, respectively. We refer to FMG’s prescription products as Rx products and to its remaining products, such as over-the-counter medications, home medical equipment and home health appliances, as non-Rx products. While non-Rx reflects a smaller percentage of FMG’s overall revenues, the gross margin for non-Rx product lines was approximately 35.1% for the fiscal year ended December 27, 2003, as compared to 20.7% for Rx products. Non-Rx gross margin was 28.9% for the six months ended June 26, 2004, as compared to 19.9% for Rx products. The Rx portion of FMG’s business is dependent upon a number of Third Party Customers that pay a portion or all of the Rx cost on behalf of the customers.

The Rx portion of FMG’s business is subject to various federal, state and local regulations that govern the conduct of this business and is not dependent on seasonality. Prescriptions generated by Third Party Customers represented approximately 94% of its Rx sales in both the six months ended June 26, 2004 and the fiscal year ended December 27, 2003. Third Party Customers have focused on controlling the actual reimbursement rates provided to the pharmacies. This focus on reimbursement rates has resulted in increased pressure on Rx gross margins. During the last three years, the overall retail pharmacy industry experienced substantially reduced rates of same store revenue growth due mainly to the conversion of some high-volume prescriptions to over-the-counter status and increased utilization of lower-priced generic medications. While the switch to generic medications reduces revenues, gross margin dollars and percentages are overall favorably impacted since generic medications are generally higher margin products than branded products.

Comparison of Operating Results for the Six Months Ended June 26, 2004 and June 28, 2003

Net Revenues

FMG’s net revenue performance is detailed below:

	For the Six Months Ended
	June 26, 2004	% Change	June 28, 2003
Net revenues (in millions)	$112.0	3.1%	$108.6
Same store revenue increase(1)	6.8%		3.1%
Rx % of store net revenues(2)	93.1%		94.7%
Third party % of Rx net revenues	93.9%		92.5%
Prescriptions filled (in millions)	1.9		2.0

(1)	Computed using consolidated revenues for stores open full year or longer
(2)	Store net revenues are net of contractual allowances.

Net revenues increases (decreases) are as follows (in millions):
In millions	Six Months Ended June 26, 2004 versus June 28, 2003
Net effect of store openings/closings(1)	$(1.7)
Retail prescription sales(2)	3.1
Non-Rx mail order contracts(3)	1.8
Retail non-Rx sales	0.2

Net increase	$3.4

(1)	The net effect of store openings/closings represents the difference in revenues by eliminating stores that were not open during both full periods compared. Net revenues during the six months ended June 26, 2004 included the results of 76 stores for the full period and the results of six stores that were closed during the first quarter of 2004. The six closed stores accounted for $0.5 million of net revenues during the six months ended June 26, 2004.
(2)	Same store revenues increased 7% from the first six months of 2003 to the first six months of 2004.
(3)	The six months ended June 26, 2004 included an additional $1.3 million of net revenues from specialty diabetic sales. These sales were not recurring past May 2004.

Gross Margin

Gross margin was $23.4 million or 20.9% for the six months ended June 26, 2004. This compares to $23.3 million or 21.4% for the six months ended June 28, 2003.

Gross margin increases (decreases) are as follows (in millions):
Six Months Ended June 26, 2004 versus June 28, 2003
Net effect of store openings/closings(1)	$(0.3)
Retail prescriptions(2)	0.1
Non-Rx mail order contracts(3)	0.2
Other, net	0.1

Net increase	$0.1

(1)	The net effect of store openings/closings represents the difference in gross margin by eliminating stores that were not open during both full periods compared.
(2)	Retail prescription gross margin increased, as same store sales increased by 7% from the first six months of 2003 to the first six months of 2004.
(3)	The six months ended June 26, 2004 included $0.1 million of gross margin from specialty diabetic sales. These sales were not recurring past May 2004.

Total Operating Expenses

Operating expenses include selling, general and administrative (“SG&A”) expenses, depreciation and amortization expense, write-downs of long-lived assets and the gain or loss on disposal of fixed assets and intangible assets for both stores and the corporate office. Intangible assets primarily consist of the amounts allocated to prescription files for prescriptions acquired in purchase business combinations. A prescription file refers to the actual prescription maintained by a pharmacy for each prescription filled. Each prescription file has monetary value to a pharmacy because when pharmacies and/or prescription files are sold, the customers are more likely to leave their accounts with the purchaser than to transfer their business to a third-party pharmacy. Accordingly, when pharmacies are sold, the number of prescription files is taken into consideration when determining the purchase price of the pharmacy. Total operating expenses were $23.8 million or 21.3% of net revenues for the first six months of 2004. This compares to $26.6 million or 24.5% of net revenues for the first six months of 2003. Information that helps explain our operating expense trend is detailed below:

Operating expense increases (decreases) are as follows (in millions):
Six Months Ended June 26, 2004 Compared to the Six Months Ended June 28, 2003
Selling, general and administrative expenses(1)	$(1.6)
Depreciation and amortization expense	(0.2)
Impairments of long-lived assets(2)	(0.5)
Gain on disposal of fixed assets and intangible assets(3)	(0.5)

Net decrease	$(2.8)

(1)	The decrease in SG&A expense is due primarily to the reduction in the number of stores and in the personnel at FMG’s corporate headquarters that occurred from June 28, 2003 to June 26, 2004.
(2)	The impairment charges during the six months ended June 28, 2003 represented impairments of prescription file intangible assets. Prescription file and other intangible assets were evaluated for impairment as of June 26, 2004, and it was determined that no impairments existed at that time.
(3)	During the six months ended June 26, 2004, we sold prescription files and certain assets for six stores resulting in a gain of $0.7 million. No sales of prescription files were made during the six months ended June 28, 2003.

During the first six months of 2004, FMG reduced staffing at its corporate headquarters, which is anticipated to save the Company $1.4 million on an annual basis. Related severance costs of $0.1 million were expensed during the six months ended June 26, 2004.

Interest Expense, Net

Interest expense was $1.5 million and $4.2 million for the six months ended June 26, 2004 and June 28, 2003, respectively. The decrease in interest expense primarily results from $2.2 million of interest recorded in the first six months of 2003 on the $4.0 million subordinated convertible notes (“Notes”) issued in January 2003. The Notes provide for interest at the original maturity of $4.0 million. Accordingly, all interest was accrued as of the original maturity date (October 2003) and no interest on the Notes was recorded during the six months ended June 26, 2004.

Income Taxes

No income tax benefit has been recorded in any period presented due to the uncertainty of realization of any related deferred tax asset.

Net Loss

Our net loss was $1.7 million for the first half of 2004. This compares to $7.1 million in the first half of 2003 for the reasons discussed above.

Comparison of Operating Results for the Fiscal Years Ended December 27, 2003, December 28, 2002 and December 29, 2001

Net Revenues

FMG’s net revenue performance is detailed below:

	For the Year Ended
	2003	% Change	2002	% Change	2001
Net revenues (in millions)	$218.0	(2.5)%	$223.5	(15.4)%	$264.2
Same store revenue increase(1)	4.9%		4.9%		4.6%
Rx % of store net revenues(2)	94.3%		95.2%		95.5%
Third party % of Rx net revenues	94.0%		91.9%		91.1%
Prescriptions filled (in millions)	3.9		4.3		5.3

(1)	Computed using consolidated revenues for stores open full year or longer.
(2)	Store net revenues are net of contractual allowances.

Net revenues increases (decreases) are as follows (in millions):
	2003 versus 2002	2002 versus 2001
Contracted business(1)	$(7.7)	$(33.5)
Net effect of store openings/closings(2)	(9.8)	(2.1)
Franchise royalties(3)	(1.1)	(0.5)
Retail prescription sales(4)	11.1	(4.0)
Non-Rx mail order contracts(5)	0.7	—
Non-Rx sales	1.1	(0.6)
Other, net	0.2	—

Net decrease	$(5.5)	$(40.7)

(1)	From 1999 to early 2002, FMG contracted with several managed care companies to provide services from its automated distribution facility. In this proxy statement, we will refer to this business as FMG’s Contracted Business. In December 2001, FMG decided to close its automated distribution facility and significantly reduce its mail order and e-commerce operations, including its Contracted Business. These operations accounted for $41.2 million of net revenues for fiscal 2001 and the gross margin was approximately 2.5% compared to $7.7 million of net revenues for fiscal 2002 resulting in a reduction in net revenues of $33.5 million from fiscal 2001 to fiscal 2002. FMG now uses its smaller-scale mail order and e-commerce operations to service Rx and non-Rx customers. Fiscal 2002 includes $7.7 million of net revenues related to the Contracted Business prior to the reduction in operations at the end of the first quarter of fiscal 2002.
(2)	The net effect of store openings/closings represents the difference in revenues by eliminating stores that were not open during the full periods compared. During 2001, FMG closed 21 stores that accounted for $8.4 million of revenue during fiscal 2001. During 2002, FMG closed 16 stores that accounted for $11.8 million of revenue during fiscal 2002 and opened/acquired eight new stores during fiscal 2002, which added $6.3 million of net revenues. FMG closed five stores during fiscal 2003 that accounted for $3.2 million of net revenue and opened two new stores during the year that added $2.0 million of net revenue.
(3)	The reduction in franchise royalties is mainly due to the termination of certain franchise agreements.
(4)

The past three years show the negative revenue impact of the conversion of brand-named prescription drugs to generic equivalents, which normally sell for a lower price. The gross margin dollars and percentage, however, are favorably impacted by this conversion. FMG promotes the use of generics through generic utilization incentive programs at the store level.
(5)	Fiscal 2003 includes $0.7 million of revenue relating to a new mail order arrangement with Medco Health. This arrangement requires FMG to supply non-Rx products to Medco Health’s members.

During fiscal 2002 and 2003, FMG has increased its emphasis on the home medical equipment and vitamin/nutritional side of the business. That coupled with FMG’s arrangement with the pharmacy benefit managers referenced in the prior paragraph has resulted in the increase of non-Rx sales as a percentage of net revenues. The industry trend has been the opposite.

Several Third Party Customers have changed their Rx benefits to require or provide their enrollees with an incentive to fill their prescriptions for maintenance medications at mail order facilities designated by the Third Party Customer. In the event that this trend continues, FMG may not be able to sustain its current rate of growth, on a same-store sales basis.

Gross Margin

Gross margin was $47.4 million or 21.7% in fiscal 2003. This compares to $46.0 million or 20.6% in fiscal 2002 and $46.7 million or 17.7% in fiscal 2001. Information that helps explain our gross margin trend is detailed below:

Gross margins increases (decreases) are as follows (in millions):
	2003 versus 2002	2002 versus 2001
Contracted business(1)	$(0.2)	$(0.8)
Net effect of store openings/closings(2)	(1.9)	(0.4)
Franchise royalties(3)	(1.1)	(0.5)
Retail prescriptions(4)	4.0	1.1
Non-Rx mail order contracts	0.2	—
Non-Rx business	0.2	0.1
Other, net	0.2	(0.2)

Net increase (decrease)	$1.4	$(0.7)

(1)	Gross margins benefited from the reduction of our Contracted Business in early 2002, which had gross margins of approximately 2.5%, the impact of which was not significant on 2003’s gross margins.
(2)	The net effect of store openings/closings represents the difference in gross margin by eliminating stores that were not open during the full periods compared.
(3)	The reduction in franchise royalties is primarily due to the termination of certain franchise agreements.
(4)	FMG’s Rx gross margin rate benefited from an increase in generic drug sales in 2003, which normally yield higher gross margin dollars and percentages than brand name Rx sales. FMG’s gross margin rate also benefited from an earlier and more severe flu season in 2003, which increased Rx and non-Rx sales, for cough, cold and flu related product revenues, which generally yield higher gross margins percentages.

Total Operating Expenses

Operating expenses include selling, general and administrative expenses, depreciation and amortization expense, impairments of long-lived assets and the gain or loss on disposal of fixed assets and intangible assets for both stores and the corporate office. Total operating expenses were $53.2 million, or 24.4% of net revenues, in fiscal 2003. This compares to $52.9 million, or 23.6% of net revenues in fiscal 2002 and $88.7 million, or 33.6% in fiscal 2001. Information that helps explain FMG’s operating expense trend is detailed below:

Operating expense increases (decreases) are as follows (in millions):
	2003 versus 2002	2002 versus 2001
Selling, general and administrative expenses(1)	$(0.3)	$(12.5)
Depreciation and amortization expense(2)	0.2	(4.8)
Impairments of long-lived assets(3)	0.2	(17.6)
(Gain) loss on disposal of fixed assets and intangible assets	0.2	(0.9)

Net increase (decrease)	$0.3	$(35.8)

(1)	Selling, general and administrative expenses were $47.5 million, $47.8 million and $60.2 million for fiscal 2003, 2002 and 2001, respectively. Selling, general and administrative expenses as a percentage of net revenues was 21.8%, 21.4% and 22.8% for fiscal 2003, 2002 and 2001, respectively. Selling, general and administrative expenses decreased from fiscal 2001 to 2002 due to the closing of the automated distribution center and the reduction in the mail order and e-commerce operations in early fiscal 2002. The increase in selling, general and administrative expenses as a percentage of net revenues during fiscal 2003 is due to increased employee health insurance costs and increased merchandise supplies. Based on ongoing cost reduction efforts, FMG does not believe the increase in total selling, general and administrative expenses as a percentage of net revenues that occurred in fiscal 2003 will continue in fiscal 2004; however it cannot guarantee that total selling, general and administrative expenses will decrease as a percentage of net revenues in 2004.
(2)	Depreciation and amortization expense was approximately $5.3 million, $5.1 million and $9.9 million for fiscal 2003, 2002 and 2001, respectively. The decrease from fiscal 2001 to 2002 is primarily due to the significant reduction in the e-commerce and mail order operations in fiscal 2002, which resulted in facility closures and impairments of certain intangible assets, as discussed below.
(3)	During 2001, FMG recorded impairment charges of $4.5 million relating to FMG’s decision to close its automated distribution center and to significantly decrease the operating capacity of its mail order and e-commerce business. FMG also recorded an impairment charge of $10.4 million related to a strategic alliance agreement related to these operations. During fiscal 2003, 2002 and 2001, FMG expensed approximately $0.4 million, $0.4 million and $3.2 million, respectively, related to the impairment of prescription file intangible assets and estimated lease obligations for closed stores.

Interest Expense, Net

Interest expense, net was $7.2 million, $4.0 million and $4.4 million for fiscal 2003, 2002 and 2001, respectively. The increase in interest expense, net from fiscal 2002 to 2003 primarily results from $4.0 million of interest on the $4.0 million subordinated convertible notes issued in January 2003. These notes provide for interest at maturity of $4.0 million. Excluding the effect of the $4.0 million, the decline in interest expense, net primarily resulted from lower outstanding borrowings, lower cost of funds, and lower average debt requirements due to improved working capital management.

Income Taxes

No income tax benefit has been recorded in any period presented due to the uncertainty of realization of any related deferred tax asset.

Cumulative Effect of Changes in Accounting Principles

As a result of adopting Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, FMG eliminated unamortized negative goodwill resulting in a benefit of $0.2 million and recorded a charge of approximately $0.9 million related to the write-off of goodwill as a cumulative effect of changes in accounting principles during fiscal 2002.

Net Loss

FMG incurred a net loss of $12.2 million in 2003. This compares to $10.1 million in 2002 and $46.2 million in 2001. The factors impacting these losses are discussed above.

LIQUIDITY & CAPITAL RESOURCES

Net Cash Provided by (Used in) Operating Activities was $2.4 million, ($2.7 million), ($0.7 million), ($1.5 million) and ($18.8 million) for the six months of 2004 and 2003 and the fiscal years 2003, 2002 and 2001, respectively. The improvements in operating cash flows in the first fiscal half of 2004 as compared to the first fiscal half of 2003 and for the fiscal years 2003 and 2002 compared to fiscal 2001 are due to improved working capital management, primarily related to increased inventory turns and increased collection times (reduced days sales outstanding) on accounts receivable.

Net Cash Provided by (Used in) Investing Activities was $0.6 million, ($0.7 million), ($1.1 million), ($0.8 million) and ($1.7 million) for the first six months of 2004, 2003 and the fiscal years 2003, 2002 and 2001, respectively. The net cash provided by investing activities during the first half of 2004 was primarily due to six stores that were sold during the first quarter of 2004. These stores were sold as part of FMG’s strategy to eliminate underperforming locations and to consolidate certain stores within existing markets. FMG currently has no plans to close additional stores. The increase in net cash used in investing activities during fiscal 2003 as compared to fiscal 2002 was primarily due to the opening of two new stores and the remerchandising and remodeling of several existing locations.

Capital expenditures were $1.3 million during fiscal 2003, compared to $1.2 million in 2002 and $1.8 million in 2001. During fiscal 2003, approximately 18% of FMG total capital expenditures were for new store construction, 67% for store expansion and improvement and 15% for technology and other. During fiscal 2004, FMG plans to invest approximately $1.0 million in capital improvements, which will include the opening of new locations, installation of automation and other technology initiatives and FMG remerchandising and remodeling projects.

The following is a summary of FMG’s corporate-owned store activity for the years presented:

	Six Months Ended June 26, 2004	Fiscal Year
		2003	2002	2001
Total stores (beginning of period)	82	85	93	113
New stores	—	2	8	1
Closed stores	(6)	(5)	(16)	(21)

Total stores (end of period)	76	82	85	93

Relocated stores(1)	—	2	—	2

(1)	Relocated stores are not included in new or closed store totals.

Net Cash (Used in) Provided by Financing Activities was ($3.5 million), $4.0 million, $2.5 million, $2.0 million and $4.2 million for the first six months of 2004 and 2003 and the fiscal years 2003, 2002 and 2001, respectively. The decrease in the first six months of 2004 as compared to the first six months of 2003 relates to repayment of amounts under FMG’s revolving credit agreement as a result of reductions in borrowing capacity. The increase from fiscal 2002 to 2003 was primarily due to lower payments on capital lease obligations due to maturities of capital leases and deferred financing costs in fiscal 2003. Fiscal 2001 includes the issuance of preferred stock for net proceeds of $9.6 million, of which $4.1 million was used to reduce FMG’s outstanding debt.

FMG’s primary lending instrument is a $31.0 million senior collateralized revolving credit facility and a related $4.0 million term loan, both of which expire on November 12, 2004. Available credit under this facility is based on eligible receivables, inventory and prescription files, as defined in the agreement. The $31.0 million of maximum availability is reduced by $5.0 million of reserves.

Outstanding debt decreased by $3.3 million from December 27, 2003 to June 26, 2004 due to repayments of the revolving line of credit. The borrowing availability was reduced by $1.0 million in January 2004 in accordance with provisions of the agreement. Availability also decreased as a result of the reduction in accounts receivable and prescription files relating to the six stores that were sold in the first six months of 2004. As of June 26, 2004, $0.8 million was available for additional borrowings.

The agreement requires compliance with certain restrictive covenants including, but not limited to, minimum EBITDA, maximum capital expenditures, minimum net worth, minimum prescriptions filled, minimum inventory turnover, maximum trade receivable days sales outstanding and limitations on additional indebtedness. FMG was in violation of its EBITDA covenants during 2003 and January and February of 2004 in the amounts of approximately $0.1 million or 19% (in 2003) and $0.2 million or 39% (in both January and February 2004). With regard to January and February 2004, the covenants required that FMG maintain, at the end of both of such months, an EBITDA for the previous three months of not less than $0.6 million. These violations were waived by the lender. FMG was in compliance with the covenants for March, April, May and June 2004. It is not known whether the lender would waive any future covenant violations should they occur. It is expected that a new credit facility will be obtained for the combined company (as discussed below) and that the amounts outstanding on the existing facility will be repaid. The EBITDA covenant in the credit facility for the fiscal three-month period ending July 24, 2004 is $0.9 million.

Interest on the revolving line of credit and term loans is calculated at an adjusted monthly LIBOR index rate plus an applicable LIBOR margin (as defined). The applicable LIBOR margin may be adjusted prospectively as determined by the Company’s financial performance. For the six months ended June 26, 2004, the effective interest rate was 5.36% and for the years ended December 27, 2003 and December 28, 2002, the effective interest rates were 5.56% and 5.81%, respectively. The LIBOR rate is subject to change daily. Interest is payable monthly.

FMG also has issued promissory notes of $4.8 million ($4.6 million outstanding as of December 27, 2003) relating to an acquisition made in 1999. These promissory notes bear interest at 9% per annum and are payable in equal monthly installments of principal and interest of approximately $219,000 until October 30, 2004 at which time a balloon payment of approximately $2.5 million is due. The notes were scheduled to mature in October 2003; however, in September 2003, the notes were amended. These notes contain certain covenants, none of which are more restrictive than those contained in the agreement. FMG is in compliance with such covenants. The notes are subordinated to other obligations of FMG.

On August 19, 2002, FMG entered into a Capital Support and Subscription Agreement with certain of its existing investors. Under the terms of this agreement, certain investors agreed to guarantee $6 million of FMG’s indebtedness under the agreement. In addition, FMG agreed to sell to these investors an aggregate of up to $4.0 million in 12% Convertible Subordinated Promissory Notes. On January 23, 2003, FMG issued 12% convertible subordinated promissory notes in the original principal amount of $4.0 million to these investors. We refer to holders of these notes as the FMG note holders. Interest of $4.0 million on these notes was accrued during fiscal 2003 as these notes provide for interest at maturity of $4.0 million.

FMG has received proposals from lenders for a revolving credit facility for up to $65 million of financing for the combined company based on eligible accounts receivable, inventories and prescription file intangible assets. The exact terms of the facility will not be known until the lenders complete their due diligence process. Such financing is necessary for FMG to consummate the merger and to meet its liquidity needs during the next year and FMG believes that such a facility would meet the financing needs of the combined company for in excess of one year.

FMG believes that the merger will enable the combined company to improve its purchasing power and increase revenues by leveraging the distribution platform of both companies. FMG believes the transaction will provide for immediate purchasing synergies. FMG’s management believes that with the purchasing synergies from the merger, the effect of other cost cutting initiatives undertaken by FMG in 2004 and the expected new credit facility, that FMG will continue as a going concern. However, there is no assurance that adequate financing will be obtained or that the Merger will be consummated. See “Risk Factors.”

Cash and cash equivalents: The following table depicts the components of our operating, investing and financing activities for the six months ended June 26, 2004 and the fiscal year ended December 27, 2003, using the direct cash flow method (in millions):

	Six Months ended June 26, 2004	Fiscal Year ended December 27, 2003
Cash receipts	$115.0	$223.0
Cash paid to suppliers and employees	(111.6)	(221.2)
Interest expense paid	(1.0)	(2.5)

Net cash provided by (used in) operating activities	2.4	(0.7)

Cash paid to acquire property and equipment	(0.1)	(1.3)
Proceeds from sale of prescription files, net	0.7	0.4
Cash paid to acquire intangible assets	—	(0.2)

Net cash provided by (used in) investing activities	0.6	(1.1)

Proceeds from convertible subordinated notes	—	4.0
Repayment of financing obligations	(3.5)	(1.5)

Net cash (used in) provided by financing activities	(3.5)	2.5

Net (decrease) increase in cash and cash equivalents	(0.4)	0.7
Cash and cash equivalents, beginning of period	1.3	0.6

Cash and cash equivalents, end of period	$0.9	$1.3

Off-Balance Sheet Arrangements

FMG does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, including variable interest entities, nor does FMG have or guarantee any off-balance sheet debt. Please see the table below for outstanding contractual obligations as of December 27, 2003 (in thousands):

All amounts in thousands
	2004	2005	2006	2007	2008	Thereafter	Total
Loan Facilities	$37,696	$—	$—	$—	$—	$—	$37,696
Operating Leases	2,682	2,089	1,813	1,117	599	571	8,871
Capital Leases	47	35	—	—	—	—	82

Total Contractual Obligations*	$40,425	$2,124	$1,813	$1,117	$599	$571	$46,649

*	Under a wholesale supply agreement dated May 1, 2003 with AmeriSource Bergen, FMG is required to purchase a minimum of 90% of its pharmaceuticals from AmeriSource Bergen. This agreement expires May 1, 2006.

Critical Accounting Policies

FMG’s discussion of results of operations and financial condition relies on its consolidated financial statements that are prepared based on certain critical accounting policies that require FMG’s management to make judgments and estimates that are subject to varying degrees of uncertainty. You should be aware of these policies and how they impact FMG’s financial reporting to gain a more complete understanding of FMG’s consolidated financial statements as a whole, as well as its related discussion and analysis presented herein. While FMG believes that the historical experience, current trends and other factors considered support the preparation of FMG’s consolidated financial statements in conformity with generally accepted accounting principles, actual results could differ from its estimates, and such differences could be material.

FMG believes the following accounting policies include a higher degree of judgment and/or estimates and, thus, are considered to be critical accounting policies. The following critical accounting policies discussed below are those that depend most heavily upon these judgments and estimates.

Impairment of Long-Lived Assets

FMG evaluates the recoverability of long-lived assets, including intangible assets with finite lives, quarterly or whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. FMG evaluates long-lived assets for impairment at the individual store level, which is the lowest level at which individual cash flows can be identified. When evaluating long-lived assets for potential impairment, FMG first compares the carrying amount of the asset to the individual store’s estimated future cash flows (undiscounted and without interest charges). If the estimated future cash flows are less than the carrying amount of the asset, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset to the individual store’s estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset’s carrying value that exceeds the asset’s estimated future cash flow (discounted and with interest charges).

FMG’s impairment loss calculations contain uncertainty since FMG must use judgment to estimate each store’s future sales, profitability and cash flows. When preparing these estimates, FMG considers each store’s historical results and current operating trends and FMG’s consolidated revenues, profitability and cash flow results and forecasts. These estimates can be affected by a number of factors including, but not limited to, general economic conditions, the cost of real estate, the continued efforts of third party organizations to reduce their prescription drug costs, the continued efforts of competitors to gain market share and consumer spending patterns. If these projections change in the future, there may be a material impact on the valuation of long lived assets. Long-lived assets evaluated for impairment include property and equipment as well as intangible assets, which as of June 26, 2004 were approximately $3.8 million and $6.1 million, respectively, and $4.8 million and $7.4 million, respectively, at December 27, 2003.

Inventories

Inventories consist of pharmaceuticals and other retail merchandise owned by FMG. Inventories are stated at the lower of cost (first-in, first-out method for pharmaceutical inventory and retail method for retail merchandise inventory) or market. Physical inventory counts are taken on a regular basis in each location to ensure that the amounts reflected in the consolidated financial statements are properly stated. FMG uses historical data to estimate its inventory loss reserves and has not made any material changes in the accounting methodology used to establish its inventory loss reserves during the past three years. If the estimate of inventory losses is too low we may incur higher cost of sales in the future resulting in lower net income. If the estimate of inventory losses is too high, we may experience lower cost of sales in the future resulting in higher net income. Inventories as of June 26, 2004 and December 27, 2003 were approximately $18.0 million and $18.9 million, respectively, net of approximately $1.1 million and $1.0 million of inventory loss reserves, respectively.

Trade Receivables - Allowance for Doubtful Accounts

At June 26, 2004 and December 27, 2003, trade receivables included approximately $10.4 million and $11.6 million, respectively, of amounts due from various insurance companies, governmental agencies and individual customers. Of these amounts, there was approximately $1.5 million and $1.7 million reserved as of June 26, 2004 and December 27, 2003, respectively, for a balance of net trade receivables of $9.0 million and $9.9 million, respectively. FMG uses historical experience, market trends and other analytical data to estimate its allowance for doubtful accounts. Based upon these factors, the current reserves are considered adequate.

Although FMG believes that the estimates discussed above are reasonable and the related calculations conform to generally accepted accounting principles, actual results could differ from FMG’s estimates, and such differences could be material. If the estimate is too low, we may incur higher bad debt expenses in the future resulting in lower net income. If the estimate is too high, we may experience lower bad debt expense in the future resulting in higher net income.

Recent Accounting Pronouncements

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The provisions of SFAS No. 149 are generally effective for contracts entered into or modified after June 30, 2003 and are to be applied prospectively. The adoption of this Statement did not have a material impact on FMG’s consolidated results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify certain financial instruments as a liability (or an asset in some circumstances). The scope of SFAS No. 150 includes financial instruments issued in the form of shares that are mandatorily redeemable and that embody unconditional obligations requiring the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur. The FASB has subsequently issued four staff positions which include FSP 150-1, Issuer’s Accounting for Freestanding Financial Instruments Composed of More Than One Option or Forward Contract Embodying Obligations under SFAS No. 150, FSP 150-2,

Accounting for Mandatorily Redeemable Shares Requiring Redemption by Payment of an Amount that Differs from the Book Value of Those Shares, under SFAS No. 150, FSP 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150 and FSP 150-4, Issuers’ Accounting for Employee Stock Ownership Plans under SFAS No. 150. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of SFAS No. 150, had no impact on the Company’s consolidated financial statements.

FMG adopted FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” effective December 29, 2002. This interpretation requires certain guarantees to be recorded at fair value as opposed to the current practice of recording a liability only when a loss is probable and reasonably estimable. It also requires a guarantor to make enhanced disclosures concerning guarantees, even when the likelihood of making any payments under the guarantee is remote. The adoption of this Statement did not have a material impact on FMG’s consolidated results of operations or financial position.

FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” requires a company to consolidate variable interest entities (“VIE”) if the enterprise is a primary beneficiary (holds a majority of the variable interest) of the VIE and the VIE possesses specific characteristics. It also requires additional disclosures for parties involved with VIEs. The adoption of this Statement did not have a material impact on FMG’s consolidated results of operations or financial position.

FMG adopted FASB Interpretation No. (“FIN”) 46, (revised December 2003), “Consolidation of Variable Interest Entities,” effective December 27, 2003. This interpretation addresses how a business should evaluate controlling financial interest in an entity. FIN 46R replaces FASB Interpretation No. 46. The adoption of this Statement did not have a material impact on FMG’s consolidated results of operations or financial position.

Qualitative and Quantitative Disclosure about Market Risk

FMG has not entered into any transactions using derivative financial instruments or derivative commodity instruments. If interest rates were to increase by 10%, FMG’s interest expense would have increased by $0.3 million for the year ended December 27, 2003.

Impact of Inflation and Changing Prices

The consolidated financial statements of FMG and related data presented in this proxy statement have been prepared in conformity with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. FMG believes that inflation has not had a material impact on its results of operations during the three years ended December 27, 2003.

PROPOSAL ONE

THE MERGER

The following discussion contains material information pertaining to the merger. This discussion is subject, and qualified in its entirety by reference, to the merger agreement, as amended, and the financial advisor opinion attached as Appendices to this document. The material provisions of those documents are summarized in this proxy statement. We encourage you to read and review those documents as well as the discussion in this document.

General

The next section of this document, “The Merger Agreement” on pages 76 through 84, has additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to completion of the merger and the provisions for terminating or amending the merger agreement.

We are furnishing this document to DrugMax stockholders in connection with the solicitation of proxies by the board of directors of DrugMax for use at the annual meeting of stockholders and any adjournment or postponement of the annual meeting.

Structure

The merger agreement provides for the merger of FMG with and into DrugMax. DrugMax will be the surviving corporation upon completion of the merger. Upon completion of the merger, DrugMax will issue an aggregate of 10,470,507 shares of DrugMax common stock in exchange for all of the shares of FMG stock. DrugMax stockholders will continue to own their existing DrugMax common stock.

There will be no adjustment to the total number of shares of DrugMax common stock to be issued to the FMG stockholders and noteholders for changes in the market price of DrugMax common stock. Further, the merger agreement does not include a price-based termination right. Accordingly, the market value of the shares of DrugMax issued in connection with the merger will depend on the market value of the shares of DrugMax common stock at the time of completion of the merger, and could vary significantly from the market value on the date of this document.

The fixed number of shares of DrugMax common stock to be issued in exchange for all shares of FMG stock at the closing of the merger will be allocated among:

•	holders of FMG’s seven classes of outstanding stock (i.e., non-voting common stock; voting common stock; series A redeemable convertible preferred stock; series B redeemable convertible preferred stock; series C convertible preferred stock; series D redeemable convertible preferred stock; and series E redeemable convertible preferred stock), whom we will refer to as the “FMG stockholders”;

•	holders of warrants to purchase FMG series E redeemable preferred stock, whom we will refer to as the “FMG warrant holders;” and

•	holders of convertible promissory notes in the original principal amount of $4,000,000, which are convertible into FMG stock, whom we will refer to as the “FMG note holders.”

Each class and series of FMG stock has different liquidation and other preferences. Accordingly, the DrugMax shares will not be allocated to the FMG stockholders on a pro rata basis. Instead, the shares will be allocated as follows:

•	The allocation of the shares will be based on the ten-day weighted average closing bid price of the DrugMax common stock during the ten trading days immediately preceding the merger;

•	The FMG note holders will receive the initial principal amount of their notes plus interest in the aggregate amount of $8 million in DrugMax common stock at the closing in full satisfaction of their debt;

•	The FMG warrant holders will have exercised their warrants and purchased FMG series E preferred stock immediately prior to the merger and will receive DrugMax common stock pro rata with the other FMG series E preferred stockholders;

•	The number of DrugMax common stock shares remaining after the distribution to the FMG note holders, if any, will be distributed, on a pro rata basis, to the series E stockholders, on a fully diluted basis assuming the exercise of all outstanding warrants to purchase FMG series E preferred stock, in an amount sufficient to cover their aggregate liquidation preference;

•	The number of DrugMax common stock shares remaining, if any, will be distributed, on a pro rata basis, to the series D and C stockholders in an amount sufficient to cover their aggregate liquidation preference;

•	The number of DrugMax common stock shares remaining, if any, will be distributed, on a pro rata basis, to the series A and B stockholders in an amount sufficient to cover their aggregate liquidation preference; and

•	The number of DrugMax common stock shares remaining, if any, will be distributable, on a pro rata basis, to the common stockholders and the non-voting common stockholders.

The amount to be distributed to the series A, B, D and E stockholders will include all accrued dividends on such series through the closing date of the merger, if any. The FMG common stock and series C preferred stockholders are not entitled to any accrued dividends. The aggregate liquidation preference, including all accrued dividends, as of September 30, 2004, of the Series E preferred stock will be $26,391,225, of the Series D and C preferred stock collectively will be $79,238,515, and of the Series A and B preferred stock collectively will be $26,715,177.

Because the number of shares that each class of FMG stockholders will receive at the closing will vary depending on the ten-day weighted average stock price of the DrugMax common stock on the closing date of the merger, certain classes of FMG stock may not receive any shares of DrugMax common stock, and even if they do receive shares, the shares of DrugMax common stock may be insufficient to cover the series’ and/or classes’ entire liquidation preference. The ten-day weighted-average stock price will need to reach or exceed approximately $13.40 before the FMG common stock or FMG non-voting common stock holders receive any shares of DrugMax in the merger.

DrugMax will not issue any fractional shares of DrugMax common stock in the merger. FMG stockholders who would otherwise be entitled to a fractional share of DrugMax common stock will instead receive an amount in cash based upon the closing bid price of the DrugMax common stock on the last trading day immediately prior to the date the merger is completed.

If the number of shares of common stock of DrugMax changes before the merger is completed because of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar event, then an appropriate and proportionate adjustment will be made to the number of shares of DrugMax common stock to be issued to FMG stockholders.

In addition, at the closing of the merger, the number of shares of DrugMax common stock subject to outstanding options and warrants with an exercise price below the ten-day weighted average of the DrugMax common stock, which we will refer to in this proxy as the in-the-money-options, and the average exercise price and average remaining duration of the in-the-money options, will be ascertained. Upon completion of the merger, DrugMax will issue to the FMG stockholders, FMG warrant holders and FMG note holders warrants to purchase, at the average exercise price and with the average remaining duration of the in-the-money-options, a total of twice the number of shares as the holders of the in-the-money-options are entitled to purchase pursuant to the in-the-money-options. The warrants are being issued as a form of one-time anti-dilution protection for the FMG stockholders, warrant holders and note holders. Such parties will not receive any further or additional pre-emptive or anti-dilution rights in connection with the merger. The warrants will be allocated among the FMG stockholders, warrant holders and note holders in the same manner as the DrugMax common stock.

Assuming a ten-day weighted average stock price of $3.39 per share of DrugMax stock, the closing stock price on September 2, 2004, the number of shares that the in-the-money-options would entitle the holders thereof to purchase would be 1,271,745, and the average exercise price and the average remaining duration of those in-the-money options would be $2.28 and 6.7 years, respectively. Accordingly, based on such assumptions, the FMG stockholders, FMG warrant holders and FMG note holders would receive warrants to purchase an aggregate 2,543,490 shares of DrugMax common stock at an exercise price of $2.28 and a duration of 6.7 years.

At the closing of the merger, in addition to the shares of DrugMax common stock paid to the FMG stockholders (including the FMG warrant holders and FMG note holders) in the merger, DrugMax is required by the merger agreement to grant shares of restricted DrugMax common stock pursuant to its 2003 restricted stock plan and options to purchase DrugMax common stock pursuant to its 1999 stock option plan to directors of FMG that become directors of DrugMax after the merger and to certain employees of FMG that become employees of DrugMax after the merger. In this proxy statement, we will refer to the DrugMax options that are being issued to the FMG employees and directors that become either employees or directors of DrugMax after the merger as the Management Options and we will refer to the restricted shares as Management Shares. DrugMax shall issue certain FMG employees and directors (A) 663,675 restricted shares, (B) 1,795,923 options, and (C) such additional number of options as shall be determined at the closing of the merger by subtracting the product of 663,675 and the weighted average of DrugMax common stock during the ten trading days immediately preceding the merger from $4,000,000, then dividing such total by 85 percent of the weighted average closing bid price of DrugMax common stock during the ten trading days immediately preceding the merger. The exercise price of the options will be 15 percent of the ten-day weighted-average closing bid price of DrugMax common stock during the ten trading days immediately preceding the merger. Assuming a ten-day weighted-average stock price of $3.39, the actual closing bid price on September 2, 2004, DrugMax will grant at closing to the designated FMG employees and directors 1,795,923 Management Options at an exercise price of $0.51 per share and 663,675 Management Shares. Pursuant to the merger agreement, FMG, and not DrugMax, is entitled to determine, prior to the merger, which of the FMG employees receive the Management Options and Management Shares in the merger. However, DrugMax believes that FMG is limiting the selected employees to a small number of FMG corporate and field staff who have a significant management role, with wide ranging responsibilities that are considered critical to the merged company. To qualify for shares under DrugMax’s 1999 stock option plan or its 2003 restricted stock plan, recipients must become employees or directors of DrugMax (or its subsidiaries) immediately after the merger.

DrugMax expects that, assuming a ten-day weighted average stock price of $3.39, Edgardo Mercadante, FMG’s Chief Executive Officer and Chairman of the Board, Dale Ribaudo, FMG’s Chief Financial Officer, Allison Kiene, FMG’s Vice President and General Counsel, and James Beaumariage, FMG’s Senior Vice President, will receive 261,175, 125,000, 20,000, and 50,000 Management Shares and approximately 1,310,491, 197,774, 43,094 and 182,913 Management Options, respectively, leaving approximately 207,500 Management Shares and 61,651 Management Options for the remainder of the selected and qualified directors and employees. Notwithstanding the actual ten-day weighted average stock price at the closing of the merger, however, the merger agreement requires that Mr. Mercadante receive no less than 1,188,235 Management Options.

Each recipient will be requested to execute a stock option agreement. Pursuant to the stock option agreement, the options granted will vest on the closing date of the merger “The Merger—Restrictions on DrugMax Stock Issued in the Merger” .

Immediately prior to the merger, FMG shall vest all stock options that have not terminated by their own terms prior to the merger and shall issue one share of FMG non-voting common stock for each such outstanding FMG option on a one-for-one basis, thereby settling all options. Accordingly, at the time of the merger, no options to purchase FMG non-voting common stock shall remain outstanding. Based on DrugMax’s current stock price, FMG common stockholders, including the holders who receive FMG non-voting common stock in settlement of their FMG options, are not expected to receive any shares of DrugMax stock in the merger. Further, as discussed above, certain FMG employees and directors whose options were settled prior to the merger including Mr. Mercadante, Mr. Ribaudo, Ms. Kiene and Mr. Beaumariage are expected to receive DrugMax Management Shares and Management Options in connection with the merger. See also “Unaudited Pro Forma Condensed Consolidated Financial Information.”

Upon completion of the merger, assuming the vesting of all Management Shares and exercise of all of the Management Options as a group, the current holders of DrugMax common stock will own approximately 40%, and the FMG stockholders, note holders, employees and directors will own approximately 60%, of the outstanding common stock of the combined company immediately after the merger.

The merger has been structured to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

Background of the Merger

As previously disclosed, DrugMax, like other pharmaceutical wholesalers, recently has experienced continuing downward pressures on its profit margins, particularly the profit margins of its branded pharmaceuticals. We believe these pressures will continue, primarily as a result of:

•	the highly-competitive nature of the pharmaceutical wholesale business;

•	pricing pressures imposed by third-party payors;

•	drug manufacturers’ reduction of wholesale buying opportunities; and

•	continuing efforts by drug manufacturers and others to eliminate forward buying by wholesalers.

Buying opportunities occur when manufacturers announce that wholesalers with whom they conduct business may purchase inventory at favorable prices if they are willing to purchase more than their usual inventory of product. Forward buying is a speculative purchasing strategy employed in the industry to purchase inventory in advance of expected price increases.

DrugMax’s board of directors and senior management regularly review the industry environment in which DrugMax operates and the trends impacting full-line pharmaceutical wholesalers, including the continuing pressure on profit margins discussed above, and discuss ways in which to enhance DrugMax’s competitive position and increase shareholder value. As a result, although DrugMax continues to distribute brand products as requested by its customers, beginning in fiscal 2003, DrugMax implemented a plan to increase the sale of higher-margin products, including generic and over-the-counter products.

Additionally, with the goal of improving margins through the sale of higher-margin products and, ultimately, shareholder value, management and the board regularly evaluate possible acquisitions and strategic combinations with a variety of strategic targets, including other pharmaceutical wholesalers and other companies in the pharmaceutical industry. As a result, DrugMax from time-to-time has made certain acquisitions, including the recent acquisition of Avery Pharmaceuticals, which provide DrugMax a line of products that DrugMax can sell through its existing distribution lines but which generally carry higher profit margins than DrugMax’s brand products.

However, despite these efforts, in 2003, DrugMax’s stock price continued to be negatively impacted by, among other things, the general downturn in the stock markets and trends in the pharmaceutical industry, including the continuing pressures on gross and net margins. As recently as May 2003, DrugMax common stock traded near $1.00 per share. As a result, in mid-2003, senior management preliminarily considered the possibility of undertaking a going-private transaction. However, because of the costs associated with such transactions, and the low value that DrugMax’s stockholders would likely receive if such a transaction were consummated, management chose not to further pursue such an alternative, but instead to continue with its business plan of increasing profit margins while reducing cost. At the same time, DrugMax continued to regularly consider acquisitions and strategic relationships that could further the goals of increasing margins and shareholder value. For the reasons discussed below, we believe the merger with FMG meets these objectives.

DrugMax was first approached by FMG in mid-May 2003. DrugMax indicated its preliminary interest based on the potential purchasing power and expanded distribution system of a combined, vertically-integrated pharmaceutical company, such as the one that would result in a merger of FMG and DrugMax. In mid-July 2003, the discussions intensified when FMG representatives visited DrugMax headquarters in Florida to meet with representatives of DrugMax and inspect its facility and operations. Subsequently, senior management of DrugMax visited FMG’s facilities in Connecticut to meet with FMG representatives and inspect the FMG facilities and operations. Present at those two meetings were representatives of DrugMax and FMG, including Messrs. Taneja, LaGamba, and Mercadante.

At the preliminary meetings, the benefits and costs of combining the companies were flushed out. As discussed in more detail in the section of this proxy statement entitled “Reasons for the Merger,” we believe merging the two companies, and thus vertically integrating DrugMax’s wholesale operations with FMG’s retail operations, will reduce the aggregate expenses for the combined company while increasing DrugMax’s revenues and margins. The expense reductions are expected to be achieved through purchasing efficiencies and by eliminating certain redundant costs. The increases in revenues and margins are expected to be achieved through, among other factors:

•	increased purchasing power that, among other things, will allow the combined company to purchase products at discounted rates through special buy-in programs offered by manufacturers, that would not be equally available to either company operating alone;

•	an expanded customer base;

•	the integration of the two companies’ broad sales and distributions channels, including FMG’s retail (mail order, call center and Internet) channels, with DrugMax’s wholesale (mail order, call center and Internet) channels, allowing the combined company to expand distribution directly to the growing managed care and alternate site markets; and

•	increased sales, in an amount greater than either company individually had, to the higher-margin specialty prescription and generic pharmaceutical markets as a result of the combination of FMG’s retail model, which focuses on providing a wide variety of prescription and non-prescription healthcare-related, diagnostic products used for the treatment of chronic diseases through pharmacies located at or near the point of care between physicians and patients, with DrugMax’s supply capabilities.

Based on the preliminary analysis of the benefits of the merger, on December 10 and 11, 2003, Messrs. Mercadante (Chairman and Chief Executive Officer of FMG) and Ribaudo (Chief Financial Officer of FMG) spoke telephonically with Messrs. Taneja (Chairman and Chief Executive Officer of DrugMax) and LaGamba (President and Chief Operating Officer of DrugMax), to discuss some of the key issues in a possible transaction, including governance and key management arrangements for a combined company and the importance of continued commitment to the companies’ existing stockholders and customers and other key constituencies, as well as a range of possible values potentially to be offered to FMG and DrugMax stockholders. Mr. Taneja and Mr. Mercadante determined that, assuming satisfactory conclusion of due diligence and negotiation of the terms of a definitive agreement, they were each prepared to present to their respective boards of directors a proposed merger with an exchange ratio that would provide the FMG stockholders, directors and employees with a total of 65% of the shares of DrugMax common stock outstanding immediately after the merger, assuming the vesting and exercise of all options and restricted stock granted to the employees of Familymeds in connection with the merger. This determination, arrived at through arm’s length negotiations, took into account, primarily, the respective earnings before interest and revenues of each business. At the conclusion of these discussions, in December 2003, Messrs. Taneja and Mercadante reached a general understanding on these key terms subject to continuing due diligence, legal documentation and board approval.

Thereafter, in January 2004, senior management of each company reviewed with its respective board its discussions regarding the merger. On January 27, 2004, the DrugMax board of directors authorized senior management to enter into a non-binding letter of intent with FMG and, shortly thereafter, the parties entered into the letter of intent.

The letter of intent provided that Familymeds, Inc., the operating subsidiary of FMG, would merge with and into DrugMax, with DrugMax as the surviving company. As a result of the contemplated merger, FMG would own 51% of the merged company on a fully diluted basis. In addition, DrugMax would provide an additional 14% to FMG’s management team on a fully diluted basis. This consideration was not to be adjusted upward or downward as a result of fluctuations in the market value of either company. The letter of intent also provided for a due diligence period during which both companies would be permitted to complete their due diligence of one another. In addition, in the letter of intent, the parties agreed to structure the merger in a manner that would defer and minimize income taxes related to the merger to the greatest extent possible.

Immediately thereafter, counsel for the parties began discussions regarding the legal documentation for the transaction, and FMG sent a due diligence team, that was comprised of internal employees of FMG, representatives of Deloitte & Touch, LLP and and its outside legal counsel, Rogin, Nassau, Caplan, Lassman & Hirtle, LLC, to visit DrugMax’s facilities in Florida, which was followed in mid-February 2004 by representatives of DrugMax and its independent auditors, BDO Seidman, LLP, visiting FMG’s facilities in Connecticut. Representatives of FMG and Deloitte and Touch, LLP also visited DrugMax’s facility in Pennsylvania. As the parties proceeded with their due diligence, several telephonic discussions were held to discuss the structure and terms of the transaction, including tax issues, in which, on the one hand, DrugMax and its legal and accounting representatives, Shumaker, Loop & Kendrick, LLP and BDO Seidman, LLP, respectively, and, on the other hand, FMG and its legal and accounting representatives, Rogin Nassau Caplan, Lassman & Hirtle, LLC and Deloitte & Touche, LLP, respectively, participated. As a result, the parties restructured the merger so that FMG, the holding company, instead of Familymeds, Inc., the operating subsidiary, would merge with and into DrugMax. This would allow the DrugMax shares to be distributed directly to FMG’s stockholders. Further, the companies agreed to structure the consideration to be granted to management as restricted stock that would vest over a period of time and stock options, some of which would be issued at fair market value. Further, the parties agreed to limit the number of shares and options, and the exercise price of the options, so that the maximum compensation charge that DrugMax would be required to take at the closing as a result of the issuance of such restricted stock and options would be $3.5 million. Further, as a result of discussions with its stockholders, FMG also agreed to reallocate the total DrugMax ownership among its stockholders, directors and employees, so that, in the aggregate, the restricted stock and stock options would entitle the employees and directors of Familymeds to approximately 9%, while the FMG stockholders would receive 56%, of the total DrugMax stock to be outstanding immediately after the closing, assuming the vesting and exercise of those options and restricted stock.

Separately, in late February 2004, senior management of DrugMax negotiated the sale of 1,000,000 shares of DrugMax common stock in a private placement to accredited investors for a total of $3.21 million ($2.85 million net of expenses). Maxim Group LLC, a New York-based investment firm, agreed to act as the placement agent for DrugMax in the private placement, for a fee of 8%. Pursuant to the terms of the private placement, DrugMax was required to file a registration statement with the SEC to register the resale of the shares issued in the private placement within 90 days of the closing of the private placement. The net proceeds are to be used for working capital and general corporate purposes. Senior management and the board of directors of DrugMax considered the benefits of the private placement, after having discussed the company’s need for capital and the terms of the proposed private placement, and separately telephonically discussed the private placement with senior management of FMG. DrugMax and FMG agreed that the private placement should be equally dilutive to both parties. The directors of DrugMax then discussed and agreed that the private placement funds were needed by DrugMax regardless of whether the merger was consummated. Accordingly, on March 1, 2004, the board of directors approved the private placement, and on March 18, 2004, DrugMax consummated the private placement.

In late January 2004, Martin Sperber, an independent member of DrugMax’s board of directors and audit committee, discussed the proposed merger with DrugMax’s outside legal counsel, Shumaker, Loop & Kendrick, LLP. Included in such discussions were conversations regarding the structure of the merger and the need to retain a qualified investment banker to advise the board on the fairness of the merger. Subsequently, in March 2004, the independent members of the board contacted and interviewed various bankers and reviewed their proposals. Following the completion of such interviews, on March 10, 2004, the board selected Sanders Morris Harris, Inc. as DrugMax’s investment banker and subsequently, on March 11, 2004, the firm was retained by DrugMax.

Due diligence continued throughout February 2004 as the parties and their counsel continued to discuss the terms of the definitive merger agreement and other related agreements. As a result thereof, because many of DrugMax’s existing options and warrants were significantly under water, the parties agreed to base their respective percentage ownership of the merged company on the actual shares to be issued after the merger, not on a fully diluted basis. However, the parties also agreed to issue warrants to FMG stockholders to purchase twice the number of shares that holders of DrugMax in-the-money options had the right to acquire, and agreed to set the exercise price of such warrants at the average exercise price of such in-the-money options. The warrants are meant as a one-time anti-dilution protection for the FMG stockholders. The parties agreed that there would be no further or additional pre-emptive or anti-dilution rights attached to the DrugMax stock or warrants to be issued to the FMG stockholders at the closing of the merger.

On Monday, March 8, 2004, Messrs. Taneja, LaGamba and Sperber met in New York City with the senior management and board of directors of FMG, as well as First Albany, FMG’s financial advisor. At the meeting, the expected costs and benefits of the merger were discussed, as was the structure and timeline of the merger. On March 9, 2004, the board of directors of DrugMax met telephonically to discuss the visit to New York, the merger and related matters. DrugMax’s outside legal counsel, Shumaker, Loop & Kendrick, LLP, participated in that telephonic meeting.

Also, on March 9, 2004, the FMG board of directors and stockholders met with members of FMG’s senior management and FMG’s outside legal counsel, Rogin Nassau Caplan, Lassman & Hirtle, LLC, and its financial advisors, First Albany. FMG senior management reviewed with the FMG board of directors information regarding DrugMax, FMG and the terms of the proposed transaction. FMG senior management apprised the FMG board of directors of its due diligence investigations of DrugMax. On March 18, 2004, the FMG board of directors and stockholders met with members of FMG’s senior management and FMG’s outside legal advisors, Rogin Nassau Caplan, Lassman & Hirtle, LLC. FMG senior management reviewed with the FMG board of directors the final terms of the proposed transaction. Following review and discussion among the members of the FMG board of directors, the board of directors voted unanimously to approve the merger with DrugMax.

On March 13, 2004, the DrugMax Board of Directors met telephonically to further discuss the merger. Counsel to DrugMax, Shumaker, Loop & Kendrick, LLP, participated in that telephonic meeting. At this meeting, the board approved a proposal to approve the merger contingent on the report of Sanders Morris Harris, Inc., its financial advisor.

On March 19, 2004, the DrugMax board of directors again met telephonically, this time with members of DrugMax senior management and DrugMax’s outside financial advisor, Sanders Morris Harris, Inc. DrugMax senior management reviewed with the DrugMax board of directors information regarding DrugMax, FMG and the terms of the proposed transaction. DrugMax senior management apprised the DrugMax board of directors of its due diligence investigations of FMG. Sanders Morris Harris, Inc. reviewed with the DrugMax board of directors additional information, including financial information regarding the two companies and the transaction. Sanders Morris Harris, Inc. rendered to the DrugMax board of directors its oral opinion (subsequently confirmed in writing) that, as of the date of its opinion and based upon and subject to the considerations described in its opinion, the proposed merger was fair, from a financial point of view, to the DrugMax stockholders. In its opinion, Sanders Morris stated that:

•	it has not independently verified any of the information it received from DrugMax or FMG;

•	it has relied upon the information it was supplied being complete and accurate in all material respects;

•	it has assumed that any estimates, evaluations and projections furnished to it were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the information;

•	it has had not made an independent evaluation or appraisal of specific assets or liabilities of either DrugMax or FMG; and

•	its opinion is based upon market, economic and other conditions as they exist and can be evaluated as of the date of its opinion.

Sanders Morris’ opinion is discussed in greater detail beginning on page 62 of this proxy statement under the heading “Opinion of Sanders Morris Harris, Inc.”

Following review and discussion among the members of the DrugMax board of directors, the board of directors ratified the proposal to approve the merger with FMG, and, thereafter, on March 19, 2004, the merger agreement was executed by the parties to the agreement. The transaction was announced in a joint press release early on the morning of March 22, 2004.

Subsequently, on April 15, 2004, based on teleconferences in which DrugMax and its legal counsel, Shumaker, Loop & Kendrick, LLP, and FMG and its legal counsel, Rogin Nassau Caplan, Lassman & Hirtle, LLC, participated, the parties agreed that FMG’s officers and directors would not receive options to purchase DrugMax common stock but would instead receive restricted shares of DrugMax common stock, the number of which would be determined by dividing $3.5 million by the weighted average closing bid price of DrugMax common stock during the ten trading days immediately prior to the merger. As a result, giving effect to the private placement and the use of restricted stock instead of options, immediately after the merger the current DrugMax stockholders will, as a group, own approximately 40%, and FMG stockholders, employees and directors will, as a group, own approximately 60%, of issued and outstanding shares of DrugMax immediately after the merger. On May 27, 2003, in a meeting of the board of directors of DrugMax, the board approved these amendments to the merger agreement.

Later, in June 2004, the parties revised their agreement to, among other things, provide that Mr. Mercadante would receive approximately 1,375,093 Restricted Management Shares of DrugMax common stock, assuming a ten-day weighted-average closing stock price of $3.39, at the closing of the merger in consideration of future service to DrugMax, all of which would be restricted shares that vest upon the earlier of (1) six months and one day from the closing of the merger and (2) March 25, 2005. Later, in September 2004, as a result of the downward pressure that the sale of the restricted stock could have on DrugMax’s stock price, the parties determined it was in the best interest of the combined company to issue both restricted shares and stock options to the FMG employees and directors instead of restricted Management Shares alone. With restricted stock, the holders thereof may have the need to sell a portion of their shares to pay the income tax that results from the vesting of their shares. However, with options, neither the grant nor vesting of the stock options results in a tax event for the recipient. See, “The Merger.” The parties memorialized all of the changes to the merger agreement in amendments to the merger agreement dated July 1, 2004 and October 11, 2004. On October 11, 2004, in a meeting of the board of directors of DrugMax, the board approved the Second Amendment to the Merger Agreement, a copy of which is attached to this Proxy Statement as part of Exhibit B.

Since that time, the parties have continued to work to satisfy the conditions to the closing, including obtaining financing and third party approvals.

DrugMax’s Reasons for the Merger; Risk of the Merger; Recommendation of the Merger by the DrugMax Board of Directors

As stated above, DrugMax, like other pharmaceutical wholesalers, has been experiencing continuing downward pressures on its profit margins, particularly the profit margins of its branded pharmaceuticals. We believe these pressures will continue in the foreseeable future, primarily as a result of:

•	the highly-competitive nature of the pharmaceutical wholesale business;

•	pricing pressures imposed by third-party payors;

•	drug manufacturers’ reduction of wholesale buying opportunities; and

•	continuing efforts by drug manufacturers and others to eliminate forward buying by wholesalers.

To combat these pressures, we have instituted a business strategy that focuses on the sale of higher-margin products, including generic and over-the-counter products. In connection with this strategy, our management and board regularly evaluate possible acquisitions and strategic combinations with a variety of strategic targets, including other pharmaceutical wholesalers and other companies in the pharmaceutical industry. We principally are interested in the merger with FMG because we believe the merger will improve our profit margins and ultimately increase shareholder value.

FMG, with revenues of approximately $218 million in 2003, is a regional pharmacy chain operating 76 pharmacies in 14 states and servicing over 400,000 acute and chronically ill patients, many with complex specialty and medical product needs. We believe merging the two companies, and thus vertically integrating DrugMax’s wholesale operations with FMG’s retail operations, will reduce the aggregate expenses for the combined company while increasing DrugMax’s revenues and margins. The expense reductions are expected to be achieved through purchasing efficiencies and by eliminating certain redundant costs. The increases in revenues and margins are expected to be achieved through, among other factors:

•	increased purchasing power that, among other things, will allow the combined company to purchase products at discounted rates through special buy-in programs offered by manufacturers;

•	an expanded and diversified customer base;

•	the integration of the two companies’ broad sales and distributions channels, including FMG’s retail (mail order, call center and Internet) channels, with DrugMax’s wholesale (mail order, call center and Internet) channels, allowing the combined company to expand distribution directly to the growing managed care and alternate site markets; and

•	increased sales, in an amount greater than either company individually had, to the higher-margin specialty prescription and generic pharmaceutical markets as a result of the combination of FMG’s retail model, which focuses on providing a wide variety of prescription and non-prescription healthcare-related, diagnostic products used for the treatment of chronic diseases through pharmacies located at or near the point of care between physicians and patients, with DrugMax’s supply capabilities.

When used in this proxy statement, the term specialty-prescription market refers to the market for pharmaceutical or biological products:

•	used to treat chronic, high-cost, or rare diseases;

•	administered via any non-oral means;

•	delivered to patients via mail-order or home delivery, or requiring special handling such as refrigeration; or

•	administered in a non-hospital setting, including physician office, specialty clinic or patient’s home.

Management has attempted to quantify the expected benefits of the merger and believes they will approximate $7 million in the first full year following the merger, although, for the reasons set forth under the heading “Risk Factors” of this proxy statement, management can make no assurances that this target will be achieved. Management believes that the primary components of this estimate are:

•	DrugMax’s existing ability to purchase both branded, generic, vial and other prescription products at a deeper discount than FMG;

•	the everyday deeper purchasing discounts that are expected to result from the merger as a result of the larger volumes of product that the combined company will purchase from vendors;

•	the combined company’s ability to participate in special discounted buying opportunities offered by vendors prior to annual price increases instituted by the vendors as a result of the greater volume of product that the combined company will purchase from vendors;

•	the reduction in corporate overhead in the DrugMax corporate office; and

•	the savings that will result from FMG’s ability to utilize DrugMax’s over-the-counter product fulfillment platform, which will allow FMG to eliminate its mail order fulfillment.

The DrugMax board of directors, after consultation with its senior management and its financial and legal advisors, determined that the merger was in the best interests of DrugMax’s stockholders. In reaching its conclusion to approve the merger agreement, the DrugMax board considered the following factors as generally supporting its decision to enter into the merger agreement:

•	its understanding of DrugMax’s and FMG’s business, operations, financial condition, earnings and prospects, including FMG’s business model, which focuses on the higher-margin specialty prescription and generic pharmaceutical markets by providing a wide variety of prescription and non-prescription healthcare-related, diagnostic products used for the treatment of chronic diseases through pharmacies located at or near the point of care between physicians and patients;

•	its understanding of the current and prospective environment in which DrugMax and FMG operate, including national and local economic conditions, the competitive environment for pharmacies generally, and the likely effect of these factors on DrugMax in light of, and in the absence of, the proposed transaction;

•	the review by the DrugMax board of directors with its legal and financial advisors of the structure of the merger and the financial and other terms of the merger;

•	its understanding of the complementary nature of the two companies’ customer bases and broad sales and distributions channels, including FMG’s retail (mail order, call center and Internet) channels, and DrugMax’s wholesale (mail order, call center and Internet) channels, allowing the combined company to expand distribution directly to the growing managed care and alternate site markets;

•	the potential expense saving opportunities, which, as discussed in more detail above, are expected to approximate $7 million in the first full year following the merger, approximately 80% of which are expected to come from the increased purchasing power of the combined company that, among other things, will allow the combined company to purchase products at discounted rates, and approximately 20% of which are expected to come from the elimination of certain redundant selling, general and administrative costs;

•	the fact that, based on certain assumptions and estimates, as set forth and discussed in the pro forma financial statements set forth on page 113 of this proxy statement, the combined company would have greater sales and gross profit margins than DrugMax experienced during the year ended March 31, 2004;

•	the scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by combining DrugMax and FMG;

•	the oral reports of DrugMax management to DrugMax’s board of directors concerning the operations, financial condition and prospects of FMG and the expected financial impact of the merger on the combined company, including pro forma assets, earnings and margins, the material provisions of which have been summarized in this proxy statement, including under the headings “Certain Information about FMG” and “Unaudited Pro Forma Condensed Consolidated Financial Information;”

•	the proposed board and management arrangements, which would position the combined company with strong leadership and experienced operating management;

•	the likelihood that the regulatory approvals needed to complete the transaction will be obtained;

•	the historical and current market prices of DrugMax common stock; and

•	the opinion delivered to the DrugMax board of directors by Sanders Morris Harris, Inc. to the effect that, as of the date of the opinion and based upon and subject to the considerations described in its opinion and other matters as Sanders Morris Harris, Inc. considered relevant, the merger was fair, from a financial point of view, to DrugMax’s stockholders.

The presentation and opinion of Sanders Morris Harris, Inc. is summarized beginning on page 63 of this proxy statement under the heading “Opinion of Sanders Morris Harris, Inc.”

The DrugMax board of directors also considered potential risks associated with the merger in connection with its deliberations of the proposed transaction. The merger involves various risks. These risks, which are discussed in more detail on pages 17 through 26 of this proxy statement, include the risks associated with FMG’s financial condition. FMG has incurred significant losses and negative cash flow in the past. Further, unless replaced or restructured in connection with the merger, FMG’s senior collateralized revolving credit facility and its debt under that facility, which approximates $26.9 million as of June 26, 2004, will mature on November 12, 2004. These facts raise substantial doubt about FMG’s ability to continue as a going concern. FMG’s auditor has issued an opinion raising substantial doubt about FMG’s ability to continue as a going concern opinion, in part as a result of its credit facility having a maturity date of less than one year. Familymeds, Inc. is unable to continue as a going concern, DrugMax will be unable to obtain the benefits of the merger and its working capital and financial condition will be materially negatively impacted. Further, as a result of the merger, DrugMax’s assets will be exposed to FMG’s creditors. See “Risk Factors.”

Further, the board also considered the risk that the combined company may fail to realize some or all of the anticipated revenue opportunities, cost savings and other benefits of the merger as a result of, among other things, vendor constraints, unanticipated costs, deterioration in the U.S. economy and other factors. In addition, the integration of FMG’s business and operations with those of DrugMax, including systems conversions, may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to FMG’s or DrugMax’s existing businesses or customer base. The board took into consideration that there is little business precedent for the integration of a pharmaceutical wholesaler, such as DrugMax, and a retail pharmacy chain, such as FMG, and, therefore, while management believes there are significant benefits to the merger, the company’s ability to capitalize on these opportunities is uncertain. The board considered the fact that there can be no assurance that management will be able to successfully integrate the companies. If the post-merger management fails to achieve the business plan or is delayed in doing so, the company’s results of operations and financial condition following the merger would be materially adversely affected.

Further, the DrugMax board of directors was aware of the allocation of four of seven (or 57%) of the seats on the board of the combined company to FMG directors. The DrugMax board of directors understood that board participation at this level was a condition to the willingness of FMG to enter into the merger agreement and deemed it appropriate given the strategic importance of the transaction to DrugMax.

The DrugMax board of directors also considered the obligations and limitations imposed by the registration rights agreement, including the expenses and burden of filing and maintaining the effectiveness of a registration statement for the resale of certain shares to be issued in connection with the merger, as well as the agreement by those stockholders party to the registration rights agreement to be bound by the resale limitations contained in that agreement. See “Registration Rights and Lock Up Agreement.”

In addition, the DrugMax board of directors considered the options to be issued to key employees and directors of FMG that agree to continue to provide services to DrugMax after the merger, and the importance of incentivizing such key employees and directors to continue to lend their talents to the combined company.

The DrugMax board of directors considered all of these factors as a whole and, on balance, concluded that they supported a favorable determination to enter into the merger agreement. The foregoing discussion of the information and factors considered by the DrugMax board of directors is not exhaustive, but includes all material factors considered by the DrugMax board of directors. In view of the wide variety of factors considered by the DrugMax board of directors in connection with its evaluation of the merger and the complexity of these matters, the DrugMax board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The DrugMax board of directors evaluated the factors described above and reached a consensus that the merger was advisable and in the best interests of DrugMax’s stockholders. In considering the factors described above, individual members of the DrugMax board of directors may have given different weights to different factors.

The DrugMax board of directors unanimously approved the merger agreement and unanimously recommends that DrugMax stockholders vote “FOR” adoption of the merger agreement.

Opinion of Sanders Morris Harris, Inc.

On March 19, 2004, Sanders Morris Harris, Inc., financial advisor to DrugMax, delivered its oral opinion to the DrugMax board of directors, subsequently confirmed in writing on March 26, 2004, that, as of the date of the opinion and based upon and subject to the considerations described in its opinion and other matters as Sanders Morris considered relevant, the merger was fair to the DrugMax stockholders from a financial point of view.

The full text of the written opinion of Sanders Morris, dated March 26, 2004, is attached to this Proxy Statement as Appendix E and summarized below. You are encouraged to read the opinion completely and carefully to understand the assumptions made, matters considered and limitations on the review undertaken by Sanders Morris in providing the opinion, all of which are summarized below. Sanders Morris provided its opinion for the information and assistance of the DrugMax board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The Sanders Morris opinion is not a recommendation as to how any holder of DrugMax common stock should vote with respect to the merger or any related matter. The opinion of Sanders Morris will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger. DrugMax does not currently expect that it will request an updated opinion from Sanders Morris. Since the date of the opinion, DrugMax has filed its March 31, 2004 annual report on Form 10-K and its Form 10-Q for the period ended June 30, 2004 and FMG has reported its financial results for its quarters ended March 27, 2004 and June 26, 2004. Sanders Morris Harris, Inc. did not consider those subsequently released financial results in rendering its opinion dated March 26, 2004. Instead, at that time, Sanders Morris Harris, Inc. considered DrugMax’s third quarter financial information, as reported in its Form 10-Q for the quarter ended December 27, 2003, and FMG’s audited financial statements for the year ended December 27, 2003. However, on July 16, 2004, Sanders Morris Harris, Inc. orally informed DrugMax that the results of operations for the quarter and year ended March 31, 2004 for DrugMax and for the quarter ended March 27, 2004 for FMG did not alter its opinion that the merger is fair to the stockholders of DrugMax. DrugMax is not aware of any other events that have occurred since the date of the opinion that management believes are likely to alter Sanders Morris’ determination that the merger is fair to the stockholders of DrugMax from a financial point of view.

In connection with its opinion, Sanders Morris reviewed, among other things:

•	the merger agreement;

•	the annual report on Form 10-K of DrugMax for the fiscal year ended March 31, 2003;

•	the quarterly report on Form 10-Q of DrugMax for the period ended December 31, 2003;

•	income statement projections for 2004 and 2005 for DrugMax prepared by DrugMax management;

•	the DrugMax Schedule 14A Proxy Statement dated September 8, 2003;

•	the Schedule 13D filed on January 27, 2004;

•	the annual audited financial statement for FMG for the three fiscal years ended December, 2002;

•	the annual unaudited financial statement for FMG for the fiscal year ended December 27, 2003;

•	FMG’s company overview and business description presentation dated February 2004;

•	FMG’s operating income statement projections for 2004 and historical operating income statement by quarter 2002 - 2003, prepared by FMG;

•	internal summary of the potential synergies of the merger prepared by DrugMax and FMG; and

•	internal financial analyses and forecasts for FMG prepared by the management of FMG.

Sanders Morris also held discussions with members of the senior management of each of DrugMax and FMG regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of DrugMax and FMG. Management’s strategic rationale for, and the potential benefits of, the merger are summarized in this proxy statement under the heading “DrugMax’s Reasons for the Merger; Recommendation of the Merger by the DrugMax Board of Directors.” The historical information about FMG that Sanders Morris received from management in connection with its opinion is substantially the same information that is set forth under the heading “Information about FMG” and in the FMG financial statements contained in this proxy statement. The historical information about DrugMax that Sanders Morris received from management is substantially the same information that has previously been publicly disclosed by DrugMax through its filings with the Securities and Exchange Commission.

Sanders Morris relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed the accuracy and completeness of this information for purposes of rendering its opinion. In that regard, Sanders Morris assumed that the forecasts reviewed by Sanders Morris were reasonably prepared on a basis reflecting the best currently available estimates and judgments of each of DrugMax and FMG, as the case may be. In arriving at its opinion, Sanders Morris did not conduct its own independent due diligence of either DrugMax or FMG. Without limiting the generality of the foregoing, Sanders Morris has conducted no physical inspections of the properties or facilities of DrugMax or FMG, and has not made any comprehensive valuations or appraisals of the assets or liabilities of DrugMax or FMG, nor has it undertaken any independent analysis of any owned or leased real estate or any pending or threatened litigation, or possible unasserted claims or other contingent liabilities, to which DrugMax or FMG or any of their respective affiliates are a party or may be subject, and Sanders Morris’s opinion makes no assumption concerning and therefore does not consider the possible assertion of claims, outcomes or damages arising out of any such matters. In addition, Sanders Morris is not expressing any opinion as to the prices at which the shares of DrugMax common stock will trade at any time. The opinion of Sanders Morris is based upon market, economic and other conditions as they exist and can be evaluated as of the date of its opinion.

The following is a summary of the material financial analyses presented by Sanders Morris to the DrugMax board of directors in connection with providing its opinion to the DrugMax board of directors. The order of analyses described does not represent relative importance or weight given to the analyses performed by Sanders Morris.

Primary Logic. When evaluating the fairness of this all-stock transaction to the DrugMax stockholders, Sanders Morris determined that priority should be given to the relative value of the two companies, rather than to the absolute value of FMG alone. Accordingly, while it generally considered various factors, including the fair value of FMG and DrugMax, Sanders Morris focused its analysis on the fairness of the allocation of the shares of the surviving company among the DrugMax stockholders and the FMG stockholders. As stated above, immediately after the completion of the merger, DrugMax stockholders will, as a group, own approximately 40%, and FMG stockholders, employees and directors will, as a group, own approximately 60%, of the issued and outstanding shares of DrugMax. Sanders Morris concluded that this allocation was fair to the DrugMax stockholders. In reaching its conclusions, Sanders Morris considered various factors and conducted various analyses. The following is a summary of the financial analyses performed by Sanders Morris in concluding that the merger is fair to the stockholders of DrugMax from a financial point of view.

Contribution Analysis. When considering the fairness of the allocation of the shares of the surviving company between the DrugMax and FMG stockholders, Sanders Morris considered the financial contributions of DrugMax and FMG to the post-merger combined company, on both a historical and projected basis. In particular, while considering factors such as revenue and gross profit, Sanders Morris considered the two companies’ EBITDA (earnings before interest, depreciation and amortization), on both a historical and projected basis, noting that EBITDA is a commonly used financial metric for evaluating acquisitions in the retail drugstore and healthcare distributor sectors. Independent research reports analyzing recent mergers and acquisitions in this sector, including those involving industry leaders such as CVS/Eckerd and Oak Hill Capital/Duane Reade, have utilized EBITDA metrics as evaluation tools in their review. In 2003, DrugMax’s EBITDA (for the year ended March 31, 2003) was approximately $343,000 and FMG’s EBITDA (for the year ended December 31, 2003) was $765,000. Further, for 2004, Sanders Morris noted in its report that DrugMax’s projected EBITDA was approximately $1.9 million and FMG’s estimated EBITDA was $7.7. Sanders Morris concluded that both the historical and projected EBITDA of DrugMax and FMG supported its conclusion that the merger was fair to the DrugMax stockholders. Projected EBITDA is included in this discussion only as a summary of the factors considered by Sanders Morris and management makes no representations about either companies’ projected EBITDA. DrugMax’s actual EBITDA for the year ended March 31, 2004 was well below its projected EBITDA and management does not expect FMG’s actual EBITDA for the year ended December 31, 2004 to reach the projected EBITDA considered by Sanders Morris.

Sanders Morris also considered that the merged company is expected to benefit significantly from the use of net operating loss carry forwards previously generated by DrugMax and FMG, which was estimated to be approximately $52 million on the date of Sanders Morris’ opinion. Sanders Morris noted the benefit provided by the $52 million asset would, to the extent it saves cash taxes for the merged company, make the merger more fair to the DrugMax stockholders because DrugMax is only contributing a relatively small portion (expected to be less than $2 million) of the total net loss carry forward to the merged company. Sanders Morris also noted that the use of net loss carry forwards in future years after the merger involves earnings from both DrugMax and FMG. As stated above, DrugMax’s estimated 2004 EBITDA is approximately $1.9 million and FMG’s estimated 2004 EBITDA is $7.7 million. Sanders Morris concluded that the respective contribution of the two companies to the total NOL carry forward and to the earnings of the combined company (which are necessary for the use of the net loss carry forward), helps support the conclusion that the merger is fair to the DrugMax stockholders. Although Sanders Morris considered the net operating loss carryforwards in its fairness determination, management has not conducted a study on the availability of these carryforwards and there can be no assurances that the full net operating loss carryforwards will be available to the surviving company, if at all. Such availability will be based on the future financial performance of the combined company and applicable Internal Revenue Service rules and regulations.

Pro Forma Merger Analysis. When considering the fairness of the allocation of the shares of the surviving company between the DrugMax and FMG stockholders, Sanders Morris also considered the expected synergies of the merger using management’s analyses and projections. Sanders Morris concluded that the contribution by both FMG and DrugMax to the expected synergies of the combined company was, along with the companies’ contributions to joint EBITDA, of primary importance because the merger is expected to provide significant synergies, the availability of these synergies is an important factor in this transaction being accretive to DrugMax shareholders and because management concluded the synergies are among its primary reasons for conducting the merger. DrugMax would not be able to benefit from these synergies as a stand alone entity. These synergies consist of expense reductions and increased revenues and margins that the merged company is expected to enjoy as a result of:

•	DrugMax’s existing ability to purchase both branded, generic, vial and other prescription products at a deeper discount than FMG;

•	the everyday deeper purchasing discounts that are expected to result from the merger as a result of the larger volumes of product that the combined company will purchase from vendors;

•	the combined company’s ability to participate in special discounted buying opportunities offered by vendors prior to annual price increases instituted by the vendors as a result of the greater volume of product that the combined company will purchase from vendors;

•	the reduction in corporate overhead in the DrugMax corporate office; and

•	the savings that will result from FMG’s ability to utilize DrugMax’s over-the-counter product fulfillment platform, which will allow FMG to eliminate its mail order fulfillment.

Management has attempted to quantify these expected synergies and believes they will approximate $7 million in the first year following the merger, although, for the reasons set forth under the heading “Risk Factors” of this proxy statement, management can make no assurances that this target will be achieved. Of this amount, Sanders Morris assigned 65% of the credit to FMG and the balance (35%) to DrugMax because DrugMax intends to operate the DrugMax wholesale business and the FMG retail pharmacy business as two separate subsidiaries and because, based on management’s analysis and projections, approximately 65% percent of the financial benefits of the merger, which consists of anticipated cost reductions and revenue increases, will be directly obtained by the FMG retail pharmacy operations, with the remainder to be obtained by the wholesale pharmaceutical operations. More specifically, management estimates that, as a result of the merger, FMG is expected to obtain purchasing discounts (revenue synergies) on its branded, specialty, generic, over-the-counter and general supply products in the amount of approximately $3.1 million, while DrugMax is expected to receive purchasing discounts of approximately $1.9 million. Further, FMG is expected to receive SG&A savings (costs synergies) of $1.5 million, while DrugMax is expected only to receive $0.5 of SG&A savings. Accordingly, of the total expected synergies, FMG is expected to receive $4.6 million compared to DrugMax’s $2.4. There can be no assurances as to the actual synergies achieved by the surviving company. See “Risk Factors.”

Discounted Cash Flow Analysis. While Sanders Morris did not specifically consider the fair market value of the DrugMax common stock, in part, management believes, because of the low trading volume of the stock, it did calculate the fair value of DrugMax and FMG through a discounted cash flow analysis. Discounted cash flow analysis is one approach to determine fair value. Sanders Morris determined this analysis method to be the most relevant to a buyer of 100% of each company, as rate of return is generally measured by discounted cash flows. The models prepared by Sanders Morris measure essentially what the cash-generating ability of each company is worth to its current equity owners after subtracting debt and assuming a discounted rate of 15% and that the residual value after 5 years is 4 - 6 times EBITDA. Sanders Morris evaluated the long-term growth characteristics of the respective companies and determined that the industry characteristics in the retail drug store and healthcare drug distribution sectors could be described as mature and highly competitive, and that they show evidence of long-term price and margin pressure. To that end, Sanders Morris concluded that a 4 - 6 times exit multiple and 15% discount rate was appropriate and reasonable for industries with these characteristics. Based on such assumptions, Sanders Morris’ models indicate a negative value for DrugMax and a $21 - $56 million value for FMG. Sanders Morris concluded that the negative value attributable to DrugMax, when compared to the $21-$56 million range of current value attributable to FMG, is one metric among others that supported the determination that the merger is fair to the DrugMax shareholders since the relative value of FMG’s discounted cash flow value as compared to DrugMax’s discounted cash flow value significantly exceeds the relative percentage ownership that the FMG stockholders will receive the merger. More specifically, assuming that the value of the combined company is the sum of the value (as determined through a discounted cash flow analysis)

of DrugMax and FMG, then, SMH concluded, if FMG contributes at least 60% to the combined company’s fair value, this would support SMH’s conclusion that the merger is fair to the DrugMax stockholders. As stated above, with regard to DrugMax and FMG, the discounted cash flow analysis indicates that FMG’s value far exceeds 60% of the combined company’s value, based on the foregoing assumptions, especially in light of DrugMax’s negative value on a stand alone basis.

Comparable Company Analysis. Sanders Morris also reviewed the comparable company analysis performed by FMG’s investment banker. That analysis included data on seven public drug retailers and 17 public health care distributors and pharmacy benefit managers. Sanders Morris did not perform an independent comparable company analysis.

The comparable company analysis conducted by FMG’s investment banker concluded that the mean multiple of enterprise value to estimated 2004 revenues is 0.53x for the seven public drug retailers and 0.57x for the 17 public health care distributors and pharmacy benefit managers. If these mean multiples were to be applied to FMG and DrugMax to determine their enterprise value, it would result in an enterprise value of approximately $124 million for FMG and approximately $115 million for DrugMax, based on the companies’ estimated 2004 revenues (as estimated at the time of the Sanders Morris fairness analysis). Individually, this calculation does not support Sanders Morris’ conclusion that the allocation of the ownership of the surviving company among the FMG and DrugMax stockholders is fair to the DrugMax stockholders.

However, FMG’s investment banker’s comparable company analysis also concluded that the multiple of stock price to estimated 2004 earnings per share was 20.6x for the seven public drug retailers and 18.1x for the 17 public health care distributors and pharmacy benefit managers. If these mean multiples were to be applied to FMG and DrugMax to determine their relative stock prices, it would result in a stock price of approximately $6.42 per share for FMG (based on 13,151,872 total shares outstanding for FMG) and approximately $3.75 per share for DrugMax (based on 8,193,152 total shares outstanding for DrugMax), based on the companies’ estimated 2004 earning per share (as estimated at the time of the Sanders Morris fairness analysis). Individually, this calculation supports Sanders Morris’ conclusion that the allocation of the ownership of the surviving company among the FMG and DrugMax stockholders is fair to the DrugMax stockholders.

However, based on interviews with management, Sanders Morris concluded that there are no publicly-traded wholesale drug distributors similar to DrugMax, primarily because DrugMax presently operates in a single business segment, wholesale distribution, whereas all other public drug wholesale companies also operate in other segments, such as retail pharmacy ownership, information reporting consultants, and manufacturing. Similarly, FMG concluded that there are no public companies sufficiently comparable to FMG to be useful to Sanders Morris’ fairness analysis. Accordingly, while the analysis of comparable companies is a normal practice in investment banking and in fairness opinion projects, and while Sanders Morris considered the conclusions of FMG’s investment banker’s comparable company analysis, based on Sanders Morris’ position that such analysis is only relevant if the companies are reasonably comparable and its conclusion that there are no companies reasonable comparable to either DrugMax or FMG, Sanders Morris concluded that a comparable company analysis is not relevant to its determination of whether the merger is fair to the DrugMax shareholders.

Ancillary Contributing Factors. In considering the fairness of the merger to the stockholders of DrugMax, Sanders Morris also considered ancillary factors that might lend support the fairness of the transaction. Among other things, Sanders Morris considered the increase in DrugMax’s stock price from January 1, 2004 to March 26, 2004, the period during which the merger was being negotiated, and concluded that during this period the DrugMax stock price increased significantly compared to the average stock price of its peers. While there can be no assurances of what factors caused this increase in price or whether there are any connections between the improved pre-announcement trading performance of DrugMax (versus its closest industry comparables) and the perceived value of the pending merger to existing DrugMax shareholders, Sanders Morris noted that there could have been information in the trading market of the accretive nature of the transaction to DrugMax shareholders. If news of a potential merger with FMG had a positive impact on the stock price of DrugMax, Sanders Morris concluded that this might lend support to its conclusion that the merger was fair to the stockholders of DrugMax. On March 19, 2004, the trading day immediately preceding the announcement of the merger, the DrugMax stock closed at $4.29, and on March 22, 2004, the day the merger with FMG was announced, the DrugMax stock closed at $4.59. Further, Sanders Morris also considered the fact that the merged company will result in a much larger public company which could provide DrugMax with greater access to capital and the ability in the future to arrange acquisitions and public offerings, and could provide the DrugMax stockholders with additional liquidity. However, Sanders Morris did not give primary importance to any of these ancillary factors, but instead, when evaluating the fairness of this all-stock transaction to the DrugMax shareholders, focused on the relative value of the two companies. While the ancillary benefits of being a larger, more profitable and better capitalized company should benefit existing DrugMax shareholders, those facts on their own do not support the fairness of the transaction to DrugMax shareholders.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Sanders Morris’ analyses and opinion. In arriving at its fairness determination, Sanders Morris considered the results of all the analyses and did not, except as otherwise described above, attribute any particular weight to any factor or analysis considered by it; rather, Sanders Morris made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses.

Sanders Morris prepared these analyses for purposes of providing an opinion to the DrugMax board of directors as to the fairness of the merger, from a financial point of view, to the DrugMax stockholders. These analyses do not purport to be appraisals or to necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors, none of DrugMax, FMG or Sanders Morris assumes responsibility if future results are materially different from those forecast.

As described above, the opinion of Sanders Morris to the DrugMax board of directors was one of many factors taken into consideration by the DrugMax board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Sanders Morris.

Pursuant to a letter agreement, dated March 11, 2004, DrugMax engaged Sanders Morris to act as its financial advisor in connection with FMG merger. Pursuant to this letter agreement, DrugMax agreed to pay Sanders Morris a total fee of $100,000. Of this amount, the final $50,000 was paid upon the delivery of Sanders Morris’s final fairness opinion. DrugMax has also agreed to reimburse Sanders Morris for its reasonable out-of-pocket expenses, including attorneys’ fees and disbursements, and to indemnify Sanders Morris against certain liabilities, including certain liabilities under the federal securities laws.

Board of Directors and Management of DrugMax Following Completion of the Merger

Board of Directors of DrugMax after the Merger. At the annual meeting, you will asked to vote to elect seven members to our board of directors. Pursuant to the merger agreement, three of those seven members are individuals nominated by DrugMax and four are individuals designated by FMG. The three DrugMax nominees are Jugal K. Taneja, our current chief executive officer and chairman of the board, William L. LaGamba, our president and current chief operating officer and a member of our board of directors, and Rakesh K. Sharma, M.D. Dr. Sharma, a physician with pertinent knowledge of the pharmaceutical and healthcare industries, is not presently a member of our board of directors and is not otherwise employed or affiliated by us. We believe that he qualifies as an independent director pursuant to applicable Nasdaq rules. The four FMG designees are Edgardo Mercadante, Philip Gerbino, Peter Grua and Laura Witt, all four of whom currently serve on the FMG board of directors. We believe Dr. Gerbino, Mr. Grua and Ms. Witt each qualify as independent directors. Additional information on each of the nominees to serve on our board of directors is set forth beginning on page 85 of this proxy statement, under the heading “Proposal Two-Election of Directors.”

Management of DrugMax after the Merger. Pursuant to the merger agreement, immediately after the merger, Mr. Mercadante (FMG’s current Chief Executive Officer) will serve as our Chief Executive Officer and Co-Chairman, Jugal K. Taneja (our current Chief Executive Officer and Chairman of the Board) will serve as Co-Chairman, William L. LaGamba will continue serving as our President and Chief Operating Officer, Dale Ribaudo (FMG’s current Chief Financial Officer) will serve as our Chief Financial Officer and Ronald Patrick (our current Chief Financial Officer) will serve as Chief Financial Officer of Valley Drug Company, one of our subsidiaries. In connection therewith, each of Messrs. Taneja, LaGamba, Mercadante and Ribaudo are expected to agree to terminate their present employment agreements and enter into new agreements with the combined company. As those agreements have not yet been negotiated, we cannot at this time predict the terms of those agreements. However, the merger agreement requires that the terms of those employment agreements be negotiated and approved by our compensation committee after the merger. The merger agreement further requires that Mr. Mercadante and Mr. Taneja receive compensation that is substantially similar to one another and that, similarly, Mr. Ribaudo and Mr. LaGamba receive compensation that is substantially similar to one another.

Distribution of DrugMax Shares

When the merger is completed, holders of FMG stock, and the FMG warrant holders and FMG note holders, will have the right to receive a total of 10,470,507 shares of DrugMax common stock. No fractional shares of DrugMax common stock will be issued in the merger.

Upon surrender of an FMG stock certificate, or a warrant or note, as applicable, the holder will receive DrugMax common stock certificates representing the whole number of shares to which such holder is entitled, and the FMG stock certificate will be canceled. The holder will receive payment in cash, without interest, instead of any fractional shares of DrugMax common stock which would have been otherwise issuable as a result of the merger.

Until the exchange of FMG stock certificates for shares of DrugMax stock, the holder will not receive any dividends or other distributions in respect of shares of DrugMax stock. Following exchange of the FMG stock certificates for shares of DrugMax stock, the holder will receive, without interest, any dividends or distributions with a record date after the effective time of the merger and payable with respect to shares of DrugMax common stock, as well as any dividends with respect to FMG common stock declared before the effective time of the merger but unpaid.

If an FMG stock certificate has been lost, stolen or destroyed, the holder may receive shares of DrugMax common stock upon the making of an affidavit of that fact. DrugMax may require the holder to post a bond in a reasonable amount as an indemnity against any claim that may be made against DrugMax with respect to the lost, stolen or destroyed FMG stock certificate.

After completion of the merger, there will be no further transfers on the stock transfer books of FMG, except as required to settle trades executed prior to completion of the merger.

There is no need for DrugMax stockholders to submit their DrugMax stock certificates to DrugMax, FMG, the exchange agent or to any other person in connection with the merger or otherwise take any action as a result of the completion of the merger.

Fractional Shares

DrugMax will not issue any fractional shares of DrugMax common stock. Instead, a FMG stockholder who would otherwise have received a fraction of a share of DrugMax common stock will receive an amount of cash equal to the market value of such fractional share based upon the closing bid price of DrugMax common stock on the last trading day immediately prior to the merger as reported on the Nasdaq SmallCap Market system.

Appraisal Rights of Dissenting Stockholders

Appraisal rights are statutory rights that enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. The holders of DrugMax common stock and FMG stock are entitled to appraisal rights in the merger.

Nevada Revised Statutes. In order to exercise appraisal rights, a holder of DrugMax common stock must demand and perfect the rights in accordance with Sections 92A.300 to 500 of the Nevada Revised Statutes. Generally, in order to exercise these appraisal rights, the holders of DrugMax common stock must not vote in favor of adoption of the merger agreement and must make a written demand for appraisal before completion of the merger.

The following is intended as a brief summary of the material provisions of the Nevada statutory procedures required to be followed in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Sections 92A.300 to 500 of the Nevada Revised Statutes, the full text of which appears in Appendix C of this document.

Each step must be taken in strict compliance with the applicable provisions of Sections 92A.300 to 500 in order for holders of DrugMax common stock to perfect their appraisal rights.

Sections 92A.300 to 500 requires that stockholders be notified that appraisal rights will be available in the notice of the annual meeting related to the merger. A copy of Sections 92A.300 to 500 must be included with the notice. This document constitutes DrugMax’s notice to the holders of the DrugMax common stock of the availability of appraisal rights in connection with the merger in compliance with the requirements of Sections 92A.300 to 500. If you are a holder of DrugMax common stock and wish to consider exercising your appraisal rights, you should carefully review the text of Sections 92A.300 to 500 contained in Appendix C since failure timely and properly to comply with the requirements of Sections 92A.300 to 500 will result in the loss of your appraisal rights under Nevada law.

Holders of DrugMax common stock who elect to demand appraisal of their shares must:

•	deliver to DrugMax, before the vote on the merger is taken, written notice of his or her intent to demand payment for his or her shares if the merger is effectuated; and

•	must not vote their shares in favor of the merger.

If a holder of DrugMax common stock fails to comply with these conditions and the merger is completed, the holder will have no appraisal rights with respect to the shares.

All demands for appraisal should be addressed to the Corporate Secretary of DrugMax at DrugMax, Inc., 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763, and must be delivered before the vote on the merger is taken at the DrugMax annual meeting. All demands for appraisal must be executed by, or on behalf of, the record holder of the shares for which appraisal rights are being exercised. The demand must reasonably inform DrugMax of the identity of the holder and the intention of the holder to demand appraisal of his, her or its shares.

Within 10 days after the effective date of the merger, DrugMax must give written notice that the merger has become effective to each holder who has properly filed a written demand for appraisal. This notice must:

•	state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

•	inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

•	supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

•	set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

•	be accompanied by a copy of Sections 92A.300 to 92A.500

A stockholder to whom a dissenter’s notice is sent must:

•	demand payment within the period set forth in DrugMax’s notice;

•	certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

•	deposit his certificates, if any, in accordance with the terms of the notice.

And stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares.

Except as otherwise provided in Nevada Revised Statutes, within 30 days after receipt of a demand for payment from the stockholder, DrugMax must pay each dissenter who complied with the Nevada Revised Statutes the amount DrugMax estimates to be the fair value of the stockholder’s shares, plus accrued interest. The payment must be accompanied by:

•	DrugMax’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

•	a statement of DrugMax’s estimate of the fair value of the shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenter’s rights to demand payment under Section 92A.480; and

•	a copy of Sections 92A.300 to 92A.500.

If a demand for payment remains unsettled, DrugMax shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If DrugMax does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. DrugMax shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings. Each dissenter who is made a party to the proceeding is entitled to a judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by DrugMax; or

The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against DrugMax, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

Regulatory Approvals Required for the Merger

We have agreed to use our reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Federal Trade Commission and various federal and state regulatory authorities. DrugMax and FMG have completed, or will complete, the filing of applications and notifications to obtain the required regulatory approvals.

Department of Justice, Federal Trade Commission and Other Antitrust Authorities. DrugMax’s acquisition of FMG is subject to review by the Antitrust Division of the United States Department of Justice, which we refer to as the Antitrust Division, or the United States Federal Trade Commission, which we refer to as the FTC, to determine whether it complies with applicable antitrust law. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and its related rules, the merger cannot be completed until both DrugMax and FMG file notification of the proposed transaction with the Antitrust Division and the FTC and the specified waiting periods have expired or been terminated. On July 26, 2004, DrugMax and FMG filed their pre-merger notification and report forms pursuant to the Hart-Scott-Rodino Act. On July 30, 2004, we received early termination of the waiting period under the Hart-Scott-Rodino Act with respect to DrugMax’s acquisition of FMG.

However, at any time before or after the acquisition is completed, the Antitrust Division or the FTC could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of substantial assets of DrugMax or FMG or their subsidiaries. Private parties also may seek to take legal action under the antitrust laws under some circumstances. Based upon an examination of information available relating to the businesses in which the companies are engaged, DrugMax and FMG believe that the completion of the merger will not violate U.S. antitrust laws. However, DrugMax and FMG can give no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, that DrugMax and FMG will prevail.

In addition, the merger may be reviewed by the state attorneys general in the various states in which DrugMax and FMG operate. While DrugMax and FMG believe there are substantial arguments to the contrary, these authorities may claim that there is authority, under the applicable state and federal antitrust laws and regulations, to investigate and/or disapprove the merger under the circumstances and based upon the review set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not attempt to file an antitrust action to challenge the merger.

Timing. We cannot assure you that all of the regulatory approvals described above will be obtained, and, if obtained, we cannot assure you as to the date of any approvals or the absence of any litigation challenging such approvals. Likewise, we cannot assure you that the Antitrust Division, the FTC or any state attorney general will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

DrugMax and FMG believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on DrugMax or FMG.

We are not aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

DrugMax Directors and Officers Interests in the Merger

Certain of DrugMax’ executive officers and directors have economic interests in the merger that are different from, or in addition to, their interests as DrugMax stockholders. Messrs. Taneja and LaGamba are expected to receive new employment agreements, replacing their existing employment agreements, with compensation comparable to that received by Messrs. Mercadante and Ribaudo, respectively. The terms of such new employment agreements for each of Messrs. Taneja, LaGamba, Mercadante, and Ribaudo will be negotiated between such individuals and DrugMax’s compensation committee immediately after the merger, if the merger is effected.

Further, Messrs. Taneja and LaGamba will continue to serve on the combined company’s board of directors immediately after the merger, and, thus, will be entitled to continue to receive compensation from DrugMax for such service. Robert Loughery, Ronald Patrick, Martin Sperber, Howard Howell and Sushil Suri will no longer serve as directors of DrugMax after the merger.

In addition, Messrs. Taneja, LaGamba and Laird (DrugMax’s Vice President) will be parties to the registration rights agreement to be delivered at closing, and accordingly their shares will be subject to certain trading restrictions as well as the registration obligations set forth in that agreement. See, “Registration Rights and Lock Up Agreement” on page 83.

FMG’s Directors and Officers Interests in the Merger

FMG’s executive officers and directors also have economic interests in the merger that are different from, or in addition to, their interests as FMG stockholders. It is expected that Edgardo Mercadante and Dale Ribaudo will agree to terminate their present employment agreements and enter into new agreements with the surviving company after the merger, upon terms acceptable to DrugMax’s compensation committee. Upon the execution of such agreements, it is anticipated that Mr. Mercadante will serve as the Chief Executive Officer and Dale Ribaudo will serve as the Chief Financial Officer of the surviving company. Further, as stated above, it is anticipated that Mr. Mercadante will receive the same compensation as Mr. Taneja and that Mr. Ribaudo will receive the same compensation as Mr. LaGamba.

In addition, even though Edgardo Mercadante and Dale Ribaudo are not expected to receive any consideration in the merger for their FMG shares, they, along with Dr. Philip Gerbino, Peter Grua and Laura Witt, all of whom currently are directors of FMG and will become directors of DrugMax in connection with the merger, will receive a significant number of Management Shares and Management Options. The actual number of options that they will receive and the exercise price will be based on the ten-day, weighted-average stock price of DrugMax as that closing of the merger. Assuming a ten-day weighted average stock price of $3.39, DrugMax expects that Mr Mercadante, Mr. Ribaudo, Ms. Kiene, and Mr. Beaumariage will receive 261,175, 125,000, 20,000, and 50,000 Management Shares and approximately 1,310,491, 197,774, 43,094, and 182,913 Management Options, respectively, leaving approximately 207,500 Management Shares and 61,651 Management Options for the remainder of the selected and qualified directors, employees and directors. Further, based on such assumption, Dr. Gerbino, Mr. Grua and Ms. Witt are expected to collectively receive approximately 5,882 Management Options and 25,000 Management Shares. However, notwithstanding the actual ten-day weighted average stock price at the closing of the merger, the merger agreement requires that Mr. Mercadante receive no less than 1,188,235 Management Options. All of the Management Options will vest immediately upon the date of grant. See, “The Merger.” Further, Messrs. Mercadante, Beaumariage and Ribaudo, along with Ms. Kiene, will receive certain registration rights. See “Registration Rights and Lock Up Agreement.”

Furthermore, as stated above, Mr. Mercadante, Dr. Philip Gerbino, Peter Grua and Laura Witt will join the board of directors of the combined company, if elected by the stockholders, with Mr. Mercadante serving as its co-chairman. FMG officers and directors who serve on the combined company’s board of directors are expected to be compensated for their services in that capacity in accordance with DrugMax’s standard director compensation policy. While subject to modification by the board of directors, currently each DrugMax director receives $500 for each meeting of the board of directors that he or she attends, $2,000 per quarter and reimbursement of their reasonable out-of-pocket expenses incurred in connection with such meetings. In addition, each year, on the date that a director is elected to serve on the board of DrugMax, he or she is granted a stock option to purchase 25,000 shares of DrugMax common stock, with an exercise price equal to the fair market value of the shares on the date of grant. These options vest upon attendance of two board meetings during the fiscal year in which the options are granted. Additionally, each member of a committee of the board of directors receives an option to purchase 5,000 shares of DrugMax common stock, each chairperson of a committee receives an option to purchase an additional 2,500 shares of DrugMax common stock and the chairman of the board receives an option to purchase an additional 10,000 shares of DrugMax common stock on the date such persons are appointed to the foregoing positions, provided that they agree to serve in such positions for the entire year.

In addition, pursuant to the merger agreement, DrugMax has agreed that it will maintain FMG’s current policy of directors’ and officers’ liability insurance coverage for the benefit of FMG directors and officers for six years following completion of the merger.

Restrictions on DrugMax Stock Issued in the Merger

The DrugMax Common Stock issued to the FMG stockholders in connection with the merger will be issued without registration under the Securities Act of 1933 or applicable state securities laws in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and various state exemptions. Accordingly, such shares will be considered restricted shares pursuant to Rule 144 of the Securities Act, may not be resold by the holders until the shares can be resold pursuant to an exemption from the Securities Act or until DrugMax registers the resale of the shares, and will bear a restrictive legend to this effect.

Generally, pursuant to Rule 144, stockholders that are not “affiliates” of DrugMax may begin selling the shares after one year subject to applicable volume limitations and may sell the shares without volume limitations after two years. FMG stockholders who become affiliates of DrugMax after the merger, may begin selling their shares after one year subject to applicable volume limitations. However, they will remain subject to volume limitations under Rule 144 until they cease being affiliates of DrugMax or until DrugMax registers the resale of the shares.

Further, each recipient of Management Shares will be required to enter into a restricted stock agreement with DrugMax, pursuant to which their shares will vest upon the earlier of (1) six months and one day following the merger or (2) March 25, 2005, unless DrugMax has failed to register the resale of their Management Shares as required by either their restricted stock agreement or the registration rights and lock up agreement (discussed below), in which case, the shares will not vest until the earlier of (1) the date DrugMax has filed a registration statement with the Securities and Exchange Commission and the registration statement has been declared effective and (2) 15 months following the date of the merger.

Further, each recipient of Management Options will be required to enter into a stock option agreement with DrugMax, pursuant to which their shares will vest upon the closing date of the merger.

Each person receiving shares of DrugMax in connection with the merger, including recipients of the Management Shares as well as the recipients of the Management Options, will be contractually prohibited (either by their restricted stock agreement, stock option agreement or the registration rights and lock up agreement, which is discussed below) from transferring their shares for six months following the merger, except to certain limited permitted transferees. Further, under certain circumstances, upon the termination of employment of any of the persons party to the registration rights agreement, such recipient will be released entirely from the transfer restrictions. See “Registration Rights and Lock Up Agreement.”

Additionally, the recipients of shares of DrugMax common stock in the merger, the executive officers of FMG receiving Management Shares or Management Options and certain executive officers of DrugMax consisting of Messrs. Taneja, LaGamba and Phil Laird, will be required to execute a registration rights and lock up agreement. Shareholders that are a party to that agreement, are contractually prohibited from transferring their shares for six months following the merger, and thereafter, for two years following the merger, they may only transfer their shares subject to volume limitations similar to those imposed by Rule 144 of the Securities Act. See “Registration Rights and Lock Up Agreement.”

DrugMax has agreed to register the resale of the shares issued to the FMG shareholders, Management Shares, and the shares issuable upon the exercise of the Management Options under certain circumstances. See “Registration Rights and Lock Up Agreement.”

This document does not cover any resales of DrugMax common stock received in the merger.

THE MERGER AGREEMENT

The following describes the material provisions of the merger agreement, as amended. The following description of the merger agreement, as amended, is subject to, and qualified in its entirety by reference to, the merger agreement, as amended, which is attached to this document as Appendix B and is incorporated by reference in this document. We urge you to read the merger agreement carefully and in its entirety.

Terms of the Merger

The merger agreement provides for the merger of FMG with and into DrugMax. DrugMax will be the surviving corporation upon completion of the merger. Upon completion of the merger, DrugMax will issue an aggregate of 10,470,507 shares of DrugMax common stock in exchange for all of the shares of FMG stock. DrugMax stockholders will continue to own their existing DrugMax common stock.

There will be no adjustment to the total number of shares of DrugMax common stock to be issued to the FMG stockholders for changes in the market price of DrugMax common stock. Further, the merger agreement does not include a price-based termination right. Accordingly, the market value of the shares of DrugMax issued in connection with the merger will depend on the market value of the shares of DrugMax common stock at the time of completion of the merger, and could vary significantly from the market value on the date of this document.

The fixed number of shares of DrugMax common stock to be issued in exchange for all shares of FMG stock at the closing of the merger will be allocated among:

•	holders of FMG’s seven classes of outstanding stock (non-voting common stock; voting common stock series A redeemable convertible preferred stock; series B redeemable convertible preferred stock; series C convertible preferred stock; series D redeemable convertible preferred stock; and series E redeemable convertible preferred stock);

•	holders of warrants to purchase FMG series E redeemable preferred stock, whom we will refer to as the “FMG warrant holders;” and

•	holders of convertible promissory notes in the original principal amount of $4,000,000, which are convertible into FMG stock, whom we will refer to as the “FMG note holders.”

Each class and series of FMG stock has different liquidation and other preferences. Accordingly, the DrugMax shares will not be allocated to the FMG stockholders on a pro rata basis. Instead, the shares will be allocated as follows:

•	The allocation of the shares will be based on the ten-day weighted average closing bid price of the DrugMax common stock during the ten trading days immediately preceding the merger;

•	The FMG note holders will receive the initial principal amount of their notes plus interest in the aggregate amount of $8 million in DrugMax common stock at the closing in full satisfaction of their debt;

•	The FMG warrant holders will have exercised their warrants and purchased FMG series E preferred stock immediately prior to the merger and will receive DrugMax common stock pro rata with the other FMG series E preferred stockholders;

•	The number of DrugMax common stock shares remaining after the distribution to the FMG note holders, if any, will be distributed, on a pro rata basis, to the series E stockholders, on a fully diluted basis assuming the exercise of all outstanding warrants to purchase FMG series E preferred stock, in an amount sufficient to cover their aggregate liquidation preference;

•	The number of DrugMax common stock shares remaining, if any, will be distributed, on a pro rata basis, to the series D and C stockholders in an amount sufficient to cover their aggregate liquidation preference;

•	The number of DrugMax common stock shares remaining, if any, will be distributed, on a pro rata basis, to the series A and B stockholders in an amount sufficient to cover their aggregate liquidation preference; and

•	The number of DrugMax common stock shares remaining, if any, will be distributable, on a pro rata basis, to the common stockholders and the non-voting common stockholders.

The amount to be distributed to the series A, B, D and E stockholders will include all accrued dividends on such series through the closing date of the merger, if any. The FMG common stock and series C preferred stockholders are not entitled to any accrued dividends. The aggregate liquidation preference, including all accrued dividends, as of September 30, 2004, of the Series E preferred stock will be $26,391,225, of the Series D and C preferred stock collectively will be $79,238,515, and of the Series A and B preferred stock collectively will be $26,715,177.

Because the number of shares that each class of FMG stockholders will receive at the closing will vary depending on the ten-day weighted average stock price of the DrugMax common stock on the closing date of the merger, certain classes of FMG stock may not receive any shares of DrugMax common stock, and even if they do receive shares, the shares of DrugMax common stock may be insufficient to cover the series’ and/or classes’ entire liquidation preference. The ten-day weighted-average stock price will need to reach or exceed approximately $13.40 before the FMG common stock or FMG non-voting common stock holders receive any shares of DrugMax in the merger.

DrugMax will not issue any fractional shares of DrugMax common stock in the merger. FMG stockholders who would otherwise be entitled to a fractional share of DrugMax common stock will instead receive an amount in cash based upon the closing bid price of the DrugMax common stock on the last trading day immediately prior to the date the merger is completed.

If the number of shares of common stock of DrugMax changes before the merger is completed because of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar event, then an appropriate and proportionate adjustment will be made to the number of shares of DrugMax common stock to be issued to FMG stockholders.

In addition, at the closing of the merger, the number of shares of DrugMax common stock subject to outstanding options and warrants with an exercise price below the ten-day weighted average of the DrugMax common stock, which we will refer to in this proxy as the in-the-money-options, and the average exercise price and average remaining duration of the in-the-money options, will be ascertained. Upon completion of the merger, DrugMax will issue to the FMG stockholders, FMG warrant holders and FMG note holders warrants to purchase, at the average exercise price and with the average remaining duration of the in-the-money-options, a total of twice the number of shares as the holders of the in-the-money-options are entitled to purchase pursuant to the in-the-money-options. The warrants are being issued as a form of one-time anti-dilution protection for the FMG stockholders, warrant holders and note holders. Such parties will not receive any further or additional pre-emptive or anti-dilution rights in connection with the merger. The warrants will be allocated among the FMG stockholders, warrant holders and note holders in the same manner as the DrugMax common stock.

As of September 2, 2004, and assuming a ten-day weighted average stock price of $3.39 per share of DrugMax stock, which was the DrugMax closing stock price on September 2, 2004, the number of shares that the in-the-money-options would entitle the holders thereof to purchase would be 1,271,745, and the average exercise price and the average remaining duration of those in-the-money options would be $2.28 and 6.7 years, respectively. Accordingly, based on such assumptions, the FMG stockholders would receive warrants to purchase an aggregate 2,543,490 shares of DrugMax common stock at an exercise price of $2.28 and a duration of 6.7 years.

At the closing of the merger, in addition to the shares of DrugMax common stock paid to the FMG stockholders (including the FMG warrant holders and FMG note holders) in the merger, DrugMax is required by the merger agreement to grant shares of restricted DrugMax common stock pursuant to its 2003 restricted stock plan and options to purchase DrugMax common stock pursuant to its 1999 stock option plan to the directors of FMG who become directors of DrugMax after the merger and to certain employees of FMG who become employees of DrugMax after the merger. In this proxy statement, we will refer to the DrugMax options that are being issued to the FMG employees and directors who become either employees or directors of DrugMax after the merger as the Management Options and we will refer to the restricted shares as Management Shares. DrugMax shall issue certain FMG employees and directors (A) 663,675 restricted shares, (B) 1,188,235 options, and (C) such additional number of options as shall be determined at the closing of the merger by subtracting the product of 663,675 and the weighted average of DrugMax common stock during the ten trading days immediately preceding the merger from $4,000,000, then dividing such total by 85 percent of the weighted average closing bid price of DrugMax common stock during the ten trading days immediately preceding the merger. Assuming a ten-day weighted-average stock price of $3.39, the actual closing bid price on September 2, 2004, DrugMax will grant at closing to the designated FMG employees and directors, including Mr. Mercadante, 663,675 Management Shares and 1,795,923 Management Options at an exercise price of $0.51 per share. The exercise price of the Management Shares shall be 15 percent of the ten-day weighted-average stock price of DrugMax. Pursuant to the merger agreement, FMG, and not DrugMax, is entitled to determine, prior to the merger, which of the FMG employees receive the Management Shares and the Management Options in the merger. However, DrugMax believes that FMG is limiting the selected employees to FMG corporate and field staff who have a significant management role, with wide ranging responsibilities that are considered critical to the merged company. To qualify for options under DrugMax’s 2003 restricted stock plan and its 1999 stock option plan, recipients must become employees or directors of DrugMax (or its subsidiaries) immediately after the merger.

DrugMax expects that, assuming a ten-day weighted average stock price of $3.39, Mr. Mercadante, Mr. Ribaudo, Ms. Kiene, and Mr. Beaumariage will receive 261,175, 125,000, 20,000, and 50,000 Management Shares and approximately 1,310,491, 197,774, 43,094, and 182,913 Management Options, respectively, leaving approximately 207,500 Management Shares and 61,651 Management Options for the remainder of the selected and qualified directors, employees and officers. Notwithstanding the actual ten-day weighted average stock price at the closing of the merger, however, the merger agreement requires that Mr. Mercadante receive no less than 1,188,235 Management Options.

Immediately prior to the merger, FMG shall vest all stock options that have not terminated by their own terms prior to the merger and shall issue one share of FMG non-voting common stock for each such outstanding FMG option on a one-for-one basis, thereby settling all options. Accordingly, at the time of the merger, no options to purchase FMG non-voting common stock shall remain outstanding. Based on DrugMax’s current stock price, FMG common stockholders, including the holders who receive FMG non-voting common stock in settlement of their FMG options, are not expected to receive any shares of DrugMax stock in the merger. However, as discussed above, certain FMG employees and directors whose options were settled prior to the merger including Mr. Mercadante, Mr. Ribaudo, Ms. Kiene and Mr. Beaumariage are expected to receive DrugMax Management Shares and Management Options in connection with the merger. See also “Unaudited Pro Forma Condensed Consolidated Financial Information.”

The merger has been structured to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

Closing and Effective Time of the Merger

The merger will be completed only if all of the following occur:

•	The merger agreement is adopted by DrugMax stockholders;

•	The merger agreement is approved by FMG stockholders;

•	No more than a limited number of stockholders of either FMG or DrugMax notify the respective companies of their intent to dissent from the merger;

•	The parties obtain required governmental, regulatory and third-party consents and approvals;

•	The parties obtain financing in an amount of at least $60 million for the combined company; and

•	all other conditions to the merger and the merger agreement are either satisfied or waived.

The merger will become effective when certificates of merger are filed with the Secretaries of State of the States of Connecticut and Nevada. In the merger agreement, we have agreed to cause the completion of the merger to occur no later than the fifth business day following the satisfaction or waiver of the last of the conditions specified in the merger agreement, or on another mutually agreed date. It currently is anticipated that the effective time of the merger will occur during November 2004, but we cannot guarantee when or if the merger will be completed.

Surviving Company’s Certificate of Incorporation and Bylaws

In connection with the merger, we are recommending that the DrugMax stockholders approve the amendments to DrugMax’s certificate of incorporation contained in proposals 3 through 6 of this Proxy Statement. If adopted by the stockholders, DrugMax will file the amended and restated certificate of incorporation with the State of Nevada immediately prior to the effective time of the merger. The amended and restated certificate of incorporation for DrugMax, and the DrugMax bylaws as in effect immediately prior to the effective time, will be the DrugMax amended and restated certificate of incorporation and the DrugMax bylaws upon completion of the merger.

Representations, Warranties, Covenants and Agreements

The merger agreement contains generally reciprocal customary representations and warranties of FMG and DrugMax relating to their respective businesses. With the exception of certain representations that must be true and correct in all material respects, no representation will be deemed untrue or incorrect as a consequence of the existence or absence of any fact or event unless that fact or event has had or is reasonably likely to have a material adverse effect on the company making the representation. The representations in the merger agreement do not survive the effective time of the merger.

Each of DrugMax and FMG has made representations and warranties regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental filings and consents;

•	the timely filing of reports with governmental entities, and the absence of investigations by regulatory agencies;

•	financial statements;

•	broker’s fees payable in connection with the merger;

•	the absence of material adverse effects;

•	legal proceedings;

•	tax matters;

•	compliance with applicable laws;

•	the absence of undisclosed liabilities; and

•	the accuracy of information supplied for inclusion in this document and other similar documents.

Each of DrugMax and FMG has undertaken customary covenants that place restrictions on it and its subsidiaries until the effective time of the merger. In general, each of DrugMax and FMG agrees to (1) conduct its business in the ordinary course in all material respects, (2) use all reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships (including retaining the services of key officers and employees), and (3) take no action that would adversely affect or materially delay its respective ability to obtain any necessary regulatory approvals, perform its covenants or complete the transaction.

The merger agreement also contains mutual covenants relating to the preparation of this proxy statement and the holding of annual meeting of DrugMax stockholders and FMG stockholders, access to information of the other company and public announcements with respect to the transactions contemplated by the merger agreement.

Agreement Not to Solicit Other Offers

DrugMax and FMG also have agreed that neither they nor their respective subsidiaries, officers, directors, employees, agents and representatives will, directly or indirectly:

•	initiate, solicit, encourage or facilitate any inquiries or proposals for any “Competing Transaction” (as defined below); or

•	Participate in any discussions or negotiations, or enter into any agreement, regarding any Competing Transaction.

A “Competing Transaction” is defined in the merger agreement as any recapitalization, restructuring, merger, consolidation or other business combination involving DrugMax or FMG, or the acquisition of the capital stock or any material portion of the assets (except for acquisitions of assets in the ordinary course of business consistent with past practice) of DrugMax or FMG, or their respective subsidiaries.

However, if, prior to the Effective Date, DrugMax or FMG receives a written proposal for a Competing Transaction that was not initiated, solicited or encouraged by it and does not violate or breach any confidentiality, exclusivity or standstill agreement executed by it and the board of directors of DrugMax or FMG, as applicable, determines in good faith by majority vote that the Competing Transaction could reasonably be expected to result in a third party making a proposal that is superior from a financial standpoint to its stockholders, DrugMax or FMG, as the case may be, may:

•	furnish information to the person making such proposal pursuant to a customary confidentiality agreement; and

•	participate in discussions or negotiations with such person regarding such proposal.

Furthermore, in the event that prior to the effective date of the merger, the board of directors of either DrugMax of FMG, as the case may be, receives the advice of its outside legal counsel that failure to do so will result in breach of its fiduciary duties to the stockholders of DrugMax or FMG, as the case may be, the board of directors also may withdraw or modify its recommendation regarding the merger. In addition, if prior to the effective date of the merger, the board of directors of DrugMax or FMG, as the case may be, determines in good faith, after consultation with its financial and legal advisors, that any bona fide written proposal from a third party for a Competing Transaction that was not initiated, solicited or encouraged by it or any of its subsidiaries or their respective directors, officers, employees, agents or representatives in violation of the merger agreement is more favorable to its stockholders from a financial point of view than the merger, is likely to and capable of being consummated, and is in the best interest of the stockholders of DrugMax or FMG, as the case may be, and the board of directors has received:

•	advice of its outside legal counsel that failure to enter into such a Competing Transaction will constitute a breach of its board’s fiduciary duties under applicable law; and

•	a written opinion from its financial advisor that the Competing Transaction is more favorable from a financial point of view to the stockholders of DrugMax or FMG, as the case may be, than the merger

DrugMax or FMG, as the case may be, may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement regarding the Competing Transaction, provided, that it:

•	provides the other party with written notice that it intends to terminate this Agreement; and

•	pays the other party a termination fee in cash equal to five percent of the market price of all issued and outstanding shares of DrugMax based on the ten-day weighted average of the DrugMax common stock during the ten trading days immediately prior to the date of termination.

DrugMax and FMG have agreed to keep each other apprised of the receipt of any solicitations or inquiries regarding Competing Transactions and the status of the negotiations related thereto and to promptly furnish to each other a copy of any such proposals or inquiries.

Expenses and Fees

In general, each of DrugMax and FMG will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement.

Conditions to Complete the Merger

DrugMax’s and FMG’s obligations to complete the merger are subject to the fulfillment or waiver of certain conditions, including:

•	the adoption of the merger agreement by the DrugMax stockholders and FMG stockholders;

•	the receipt and effectiveness of all governmental and other approvals, registrations and consents, and the expiration of all related waiting periods required to complete the merger;

•	the obtainment of financing in an amount of at least $60 million for the combined company;

•	the absence of any law, statute, regulation, judgment, decree, injunction or other order in effect by any court or other governmental entity that prohibits completion of the transactions contemplated by the merger agreement; and

•	the truth and correctness of the representations and warranties of each company in the merger agreement, subject to the materiality standard provided in the merger agreement, and the performance by each company in all material respects of their respective obligations under the merger agreement and the receipt by each of them of certificates from the other to that effect.

With regard to financing, DrugMax has received proposals from lenders for a secured revolving credit facility of up to $65,000,000 to be used to repay in full FMG’s and DrugMax’s existing credit facilities, to pay certain merger transaction expenses and for future working capital of the combined company. The exact amount of the revolving loan will be based upon lending formulas and subject to sublimits. While we have obtained these proposals, there can be no assurance that the proposed loans, or any other acceptable credit facility, will be available to us prior to the scheduled closing of the merger. Further, even if such a credit facility is obtained prior to closing, it may be insufficient to fund our credit needs. See, “Risk Factors.”

Furthermore, the DrugMax common stock issued to the FMG stockholders in connection with the merger will be issued without registration under the Securities Act of 1933 or applicable state securities laws in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and various state exemptions. It is a condition to the merger that DrugMax shall have secured such a private placement and that the FMG stockholders shall have delivered to DrugMax such agreements and representations as deemed necessary by DrugMax to secure such private placement exemption.

It also a condition to the closing of the merger that DrugMax shall not have received a dissenters notice from its stockholders holding in the aggregate more than 200,000 shares of DrugMax common stock. If DrugMax receives a dissenters notice from stockholders holding in the aggregate more than such number of shares, both DrugMax or FMG have the right to terminate the merger agreement. Similarly, it is a condition to the closing of the merger that FMG shall not have received a dissenters notice from its stockholders holding in the aggregate shares of FMG stock with a value in excess of $1,000,000. If FMG receives a dissenters notice from stockholders holding in the aggregate more than such number of shares, both DrugMax or FMG have the right to terminate the merger agreement.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this document, we have no reason to believe that any of these conditions will not be satisfied.

Amendment, Waiver and Termination of the Merger Agreement

Subject to applicable law, the parties may amend the merger agreement by action taken or authorized by their boards of directors or by written agreement. However, after any approval of the transactions contemplated by the merger agreement by the FMG stockholders and DrugMax stockholders, there may not be, without further approval of those stockholders, any amendment of the merger agreement that changes the amount or the form of the consideration to be delivered to the holders of FMG common stock other than as contemplated by the merger agreement. Either party to the merger agreement may waive any inaccuracies in the representations and warranties of the other party, or, subject to applicable law, may waive compliance by the other party with any of the other agreements or conditions contained in the merger agreement. The merger agreement can be terminated at any time prior to closing by mutual consent and by either party in the following circumstances:

•	if any of the required regulatory, governmental or vendor approvals are denied;

•	if the merger has not been completed, or if any of the conditions to closing has not been satisfied, by November 30, 2004, unless the failure to complete the merger by that date is due to the terminating party’s actions;

•	if there is a breach by the other party that would cause the failure of the closing conditions described above, unless the breach is capable of being, and is, cured within 20 days of notice of the breach;

•	if either DrugMax stockholders or FMG stockholders vote to reject the transaction; or

•	pursuant to a Competing Transaction, as discussed on page 80 above.

Effect of Termination. If the merger agreement is terminated, it will become void, and there will be no liability on the part of DrugMax or FMG, except that (1) termination will not relieve a breaching party from liability for any willful breach giving rise to the termination, and (2) the confidentiality agreement between the parties will survive termination.

Registration Rights and Lock Up Agreement

Registration Rights. In connection with the merger, Messrs. Taneja, LaGamba, Mercadante, Laird, Ribaudo and Beaumariage and Ms. Kiene, and all of the recipients of shares of DrugMax common stock issued in exchange for the FMG stock, will be asked to execute and deliver a registration rights and lock-up agreement. It is a condition to the closing of the merger that DrugMax obtain an executed registration rights agreement from at least 90% of the persons receiving DrugMax common stock in the merger in exchange for the FMG stock. If FMG fails to deliver such signatures, DrugMax may choose not to consummate the merger.

In this section of this proxy, we will refer to the shares of DrugMax common stock to be issued to the FMG stockholders, the FMG warrant holders and the FMG note holders in connection with the merger, as well as shares of DrugMax common stock issuable upon the exercise of the warrants granted to the FMG stockholders in connection with the merger and the shares of DrugMax stock held beneficially, inluding shares issuable upon the exercise of the Management Options, by Messrs. Taneja, LaGamba, Mercadante, Laird, Ribaudo and Beaumariage and Ms. Kiene, as the registerable stock.

The registration rights agreements provides that as soon as practicable, but in no event later than six months following the closing of the merger, DrugMax, at its expense, must register the resale of the registerable stock with the SEC on an SEC Form S-3 registration statement. If DrugMax or the resale do not qualify for the use of Form S-3, DrugMax will not be required to register the resale, except with regard to piggyback registration, as discussed below. DrugMax is required to maintain the effectiveness of the registration statement for three years, subject to certain exceptions.

Piggyback Rights. In the event of a registered offering of its shares by DrugMax at any time prior to the second anniversary of the merger, other than (i) a registration statement that exclusively relates to the registration of securities under an employee stock option, purchase, bonus or other benefit plan, or (ii) a registration relating solely to a transaction under Rule 145 promulgated by the SEC, DrugMax must:

•	promptly give the stockholders party to the registration rights agreement written notice of the proposed registration (including a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky laws); and

•	use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the shares specified in written requests delivered to DrugMax by the stockholders party to the registration rights agreement within 15 days after delivery of such written notice from DrugMax.

In the event DrugMax’s offering is underwritten, and the underwriter limits the number of shares to be included in the registration statement, but allows some of the stockholders holding registerable stock to be included, each holder requesting registration will be entitled to include a portion of his or her shares requested to be included in such registration pro rata (based on the number of shares held on a fully-diluted basis) with all other requesting holders and other persons currently holding in writing similar piggyback registration rights requesting registration pursuant to such piggyback registration rights.

The piggyback registration rights terminate on the third anniversary of the registration rights agreement.

Lock Up Provisions. Pursuant to the registration rights agreement, each stockholder that is party to the agreement will, for a period of two years from the closing of the merger, be prohibited from selling or transferring any registerable stock pursuant to any registration statement or otherwise except in accordance with the following limitations:

•	for 180 days following the merger, each stockholder party to the agreement will not be permitted to engage in any sales of registerable stock; and

•	after such 180-day period, each stockholder party to the agreement may not sell an amount of shares over a three-month period in excess of the greater of (a) one percent (1%) of the outstanding shares of Common Stock of the Company, or (b) the average weekly trading volume of DrugMax for the preceding four (4) weeks.

Accordingly, even though the resale of the shares may be registered, the stockholders will be limited to significant volume limitations for a period of two years and must, accordingly, bear the investment risk during such period.

However, notwithstanding the foregoing limitations, each stockholder party to the agreement may transfer his or her shares of restricted stock:

•	upon his or her death, to any beneficiary, personal representative, estate or executor under his or her will or according to the laws of descent and distribution,

•	to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit and

•	to or for the benefit of any affiliated fund within the shareholder’s capital funds, if the shareholder is a capital fund

The shares so transferred will remain subject to the registration rights agreement and the trading limitations imposed by it and the recipient of those shares, as a condition to such transfer, will be required to deliver to DrugMax a written instrument confirming that he or she agrees to be bound by all of the terms and conditions of the registration rights agreement.

In addition, upon the termination of employment of any of the persons party to the registration rights agreement, such recipient will be released from the transfer restrictions imposed by the registration rights agreement.

ACCOUNTING TREATMENT

The merger will be accounted for as a “purchase,” as that term is used under GAAP, for accounting and financial reporting purposes. For accounting purposes, FMG is deemed to be the acquiror due to the post-merger ownership percentages of the current FMG stockholders and DrugMax stockholders. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of DrugMax as of the effective time of the merger will be recorded at their respective fair values and added to those of FMG. Any excess of purchase price over the fair values is recorded as goodwill. Financial statements of FMG issued after the merger will reflect these fair values. FMG expects to change to a fiscal March year end commencing March 2005. Year end will be the Saturday closest to March 31. The annual report on Form 10-K will include the financial statements of the merged company as of and for the year ended March 26, 2005. See “Unaudited Pro Forma Condensed Consolidated Financial Information” on page 113.

PROPOSAL TWO

ELECTION OF DIRECTORS

In addition to the merger, at the annual meeting of our stockholders, you will asked to vote to elect seven members to our board of directors. Pursuant to the merger agreement, three of those seven members are individuals who have been nominated by DrugMax and four are individuals designated by FMG. The three DrugMax nominees are Jugal K. Taneja, our current chief executive officer and chairman of the board, William L. LaGamba, our president and current chief operating officer and a member of our board of directors, and Rakesh K. Sharma. The four FMG designees are Edgardo Mercadante, Philip Gerbino, Peter Grua and Laura Witt, all four of whom currently serve on the FMG board of directors. If elected, each director will hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation, removal from office or death. Accordingly, pursuant to the merger agreement, the following seven individuals have been nominated to serve on the Board of Directors, contingent upon the approval of the merger agreement:

William L. LaGamba

Jugal K. Taneja

Edgardo Mercadante

Philip Gerbino

Peter Grua

Laura Witt

Rakesh K. Sharma

All of the foregoing nominees have consented to serve as a director, if elected. If elected, each director will hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation, removal from office or death.

Since the election of the forgoing slate of directors is contingent on the approval of the merger agreement by our stockholders, if the merger agreement is not so approved, we will not hold the election of directors at the currently scheduled annual meeting, and the foregoing individuals will not be appointed to the board, but instead our board will immediately after the termination of the merger agreement call a separate meeting of our stockholders specifically for the purpose of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOREGOING NOMINEES AS DIRECTORS.

Stockholders may vote for up to seven nominees and the seven nominees receiving the most votes cast at the Meeting, in person or by proxy, will be elected as Directors. The Stockholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy holders will vote the proxies for such other person or persons for the office of Director as the Board of Directors may recommend. For further information on the directors, see “Management—Directors and Executive Officers” and “Security Ownership of Management and Others.”

MANAGEMENT—DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Directors, Nominees and Executive Officers

Set forth below is the business experience and other biographical information regarding the Company’s directors, nominees to become directors and executive officers as of July 7, 2004:

Name	Age	Position
Jugal K. Taneja (3)	60	Chairman of the Board and Chief Executive Officer
William L. LaGamba (3)	45	President, Chief Operating Officer, Secretary and Director
Ronald J. Patrick (1)	55	Chief Financial Officer, Vice President of Finance, Treasurer and Director
Howard L. Howell, DDS (1) (2)	56	Director
Robert G. Loughrey (2)	55	Director
Martin Sperber (1) (2) (3)	72	Director
Sushil Suri (3)	44	Director
Edgardo Mercadante(4) (5)	48	Nominee
Philip Gerbino (5)	57	Nominee
Peter Grua (5)	50	Nominee
Laura Witt (5)	36	Nominee
Rakesh K. Sharma	47	Nominee

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.
(3)	Member of Executive Committee.
(4)	Pursuant to the merger agreement, Mr. Mercadante will serve DrugMax as Chief Executive Officer and Chairman of the Board after the merger.
(5)	Pursuant to the merger agreement, immediately after the merger, FMG is entitled to appoint four persons to DrugMax’s board of directors. Mr. Mercadante, Dr. Gerbino, Mr. Grua and Ms. Witt are FMG’s four nominees.

Pursuant to the Company’s bylaws, each director serves for a term of one (1) year or until his successor is duly qualified. Officers are appointed annually by the Board of Directors (subject to the terms of any employment agreement), at the annual meeting of the Board, to hold such office until an officer’s successor is duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of the Company’s directors and executive officers.

Information regarding Directors, Nominees and Executive Officers:

Jugal K. Taneja has served as the Company’s Chairman of the Board since April 1996. From April 1996 to the present, other than from March 2000 to October 2000, when Mr. LaGamba served as DrugMax’s Chief Executive Officer, Mr. Taneja has served as Drugmax’s Chief Executive Officer. In addition to his service to the Company, Mr. Taneja operates several other companies. He is presently the Chairman of the Board of Dynamic Health Products, Inc. (“Dynamic”), a position he has held since Dynamic’s inception in 1991. From November 1991 to June 1998 he served as Chief Executive Officer of Dynamic. Dynamic, a public company, is a distributor of proprietary and nonproprietary dietary supplements, over-the-counter drugs, and health and beauty care products. Mr. Taneja has served as the Chairman of Board of Innovative Companies, Inc., a publicly-held company that manufactures and distributes nutritional and health products since June 1998. Mr. Taneja holds degrees in Petroleum Engineering, Mechanical Engineering, and a Masters in Business Administration from Rutgers University.

William L. LaGamba is a member of the Company’s Board of Directors and has served as its President, Chief Operating Officer and Secretary since October 2000. From March 2000 to October 2000, he served as the Company’s Chief Executive Officer. From November 1999 to October 2000, he also served as the Company’s Secretary and Treasurer. From June 1998 until joining the Company in November 1999, Mr. LaGamba served as Chief Executive Officer of Dynamic. He was also a founder and the President of Becan Distributors, Inc. (“Becan”) from its inception in January 1997 until it was acquired by the Company in November 1999. For 14 years prior to January 1997, Mr. LaGamba served in various capacities for McKesson Drug Company, a large distributor of pharmaceuticals, health and beauty care products and services, and FoxMeyer Drug Company.

Ronald J. Patrick is a member of the Company’s Board of Directors and has served as the Company’s Chief Financial Officer and Treasurer since the Company’s acquisition of Valley Drug Company (“Valley”) in April 2000. He also has served as the Company’s Vice President of Finance and Treasurer since October 2000. He also has served as Chief Financial Officer of Valley since January 1999. Before becoming Valley’s CFO, Mr. Patrick practiced as a Certified Public Accountant and was part owner of a full-service accounting firm for 20 years. He served as Managing Partner for six of those years and as Coordinator of Consulting Services for the last two years he was with the firm. Mr. Patrick graduated from Gannon College in 1970 with a degree in Business Administration and has been licensed to practice as a Certified Public Accountant since 1974.

Howard L. Howell, D.D.S. has served as a director of the Company since August 1999. Dr. Howell has been managing his private orthodontic dentistry practice since 1977. In addition to the private practice of orthodontics, Dr. Howell is the President of Howell, Whitehead & Associates, P.A., a multi-office private practice group specializing in pediatric dentistry and orthodontics. He also serves as Chief Executive Officer and a Director of Telluride Expeditions Corp., a Colorado-based travel agency, and as a director of Medcom Facilities Inc., a real estate holding company. Dr. Howell received his degree from the Medical College of Virginia.

Robert G. Loughrey has served as a director since June 2002. For over the past five years, Mr. Loughrey was the Senior Vice President and Manager of Mellon Business Credit, Inc. Over the past 20 years he has held various management positions in asset-based lending, middle-market lending and credit policy. Mr. Loughrey served as the Chairman of the Education and Planning Committee for the Commercial Finance Association from 1998 to 2002, and was a member of the organization’s Executive Committee. Mr. Loughrey earned several degrees from the University of Pittsburgh, including an M.B.A. in Finance, B.S. in Mathematics and B.A. in Economics.

Martin Sperber has served as a director since March 2002. Mr. Sperber was Chairman of the Board and Chief Executive Officer for Schein Pharmaceutical, Inc. from 1989 to 2000 and was president of Schein from its inception in 1985, when it was spun-off from Henry Schein, Inc. Mr. Sperber, who has been retired since 2000, began his 45-year career as a retail pharmacist at Henry Schein, Inc., serving in various capacities during his tenure. Mr. Sperber earned a B.S. in Pharmaceutical Sciences, with honors, from Columbia University. He is a member of the Board of Directors of Long Island University and a member of the Council of Overseers for the Arnold and Marie Schwartz College of Pharmacy. He is also a former member of the boards of the Generic Pharmaceutical Industry Association and American Foundation for Pharmaceutical Education.

Sushil Suri has served as a director since September 2002. Mr. Suri has served as Chairman and Chief Executive Officer of MorepenMax, Inc. since its inception in September 2001. In addition, over the past six years, Mr. Suri has served as Chief Executive Officer and Chairman of the Board of Morepen Laboratories, Ltd., an international provider of generic drugs and raw materials used to manufacture generic drugs.

Edgardo A. Mercadante has served as FMG’s Chairman of the Board, Chief Executive Officer and President of FMG since 1997. Mr. Mercadante has over twenty-five years of experience in the prescription health care and managed care industries including significant experience in retail pharmacy. Mr. Mercadante was President of Arrow Corporation between the years of 1987 to 1996. He was President and Chief Executive Officer of APP, a pharmacy benefit management company, which he co-founded in 1991. Mr. Mercadante is active in many national and state professional pharmacy organizations. Mr. Mercadante is a licensed pharmacist and holds a B.S. in Pharmacy from Philadelphia College of Pharmacy and Science. Mr. Mercadante served as Division Manager from 1980 to 1986 with Rite Aid Corporation. Mr. Mercadante holds directorships with General Nutrition Centers, MediBank, and ProHealth. He holds a Trusteeship with the University of Sciences in Philadelphia.

Philip P. Gerbino—Dr. Gerbino has served as a director of FMG since December 1996 and has served on the audit committee since May 27, 1999. Dr. Gerbino has been president of the University of the Sciences in Philadelphia and the Philadelphia College of Pharmacy since January 1995. Dr. Gerbino is also a past president of the American Pharmaceutical Association and is a well established consultant in the pharmaceutical and health care industry. Dr. Gerbino serves on the board of NeighborCare, Inc. He earned his PharmD. in 1970 from the Philadelphia College of Pharmacy and Science.

Peter J. Grua—Mr. Grua is a Managing Partner of HLM Venture Partners where he has been employed since 1992. He has over 20 years of experience as an investor focused on the health care industry. From 1986 to 1992, he was a managing director and Senior Analyst at Alex. Brown and Sons, where he led the firm’s health care services and managed care research efforts. Mr. Grua is also a director of Health Care REIT, Renal Care Group, and two other private companies. Mr. Grua holds an AB degree from Bowdoin College and an MBA from Columbia University.

Laura L. Witt—Ms. Witt is a General Partner of ABS Capital Partners, a venture capital firm which she joined in 1997. Prior to joining ABS Capital Partners, Ms. Witt was a consultant with Monitor Company and with Oliver, Wyman & Company, strategy consulting firms. Ms. Witt received a Bachelor of Arts from Princeton University and an M.B.A. from the Wharton School of the University of Pennsylvania. She currently serves as a director of Familymeds Group, Inc. and of NSI Software, Inc.

Rakesh K. Sharma—Dr. Sharma is an Interventional Cardiologist and is a member of the medical staff of several hospitals in the Tampa Bay area, where he has practices for over ten years. Since August, 1999, he has been a partner and director of The Heart and Vascular Institute of Florida, LLC. Dr. Sharma also is Chief-of-Staff Elect of Largo Medical Hospital, he serves on the board of trustees for Largo Medical Center and is the Director of Emergency Cardiac Services at Largo Medical Center. Since March, 1999, Dr. Sharma has served on the board of directors of Dynamic Health Products, Inc., a public company. He also is a director of Eonnet Media, Inc. Currently, Dr. Sharma also serves as chairman of the Credentialing Committee at Largo Medical Hospital and is a member of the American Association of Cardiologist of Indian Origin and the International Society of Intravascular Ultrasound.

Information Regarding Key Employees:

Phillip J. Laird has served as Vice President of the Company and its Pittsburgh operations since the Company acquired Becan in November 1999. From May 1997 until November 1999, Mr. Laird was the Vice President of the Diabetes Supply Division of Direct Rx, Inc., the predecessor of Dynamic. Mr. Laird was also a retail area sales manager for McKesson Drug Company from November 1996 to May 1997. Similarly, Mr. Laird was a retail area sales manager for FoxMeyer Drug Company, managing approximately 250 retail pharmacies with four sales consultants from May 1994 to May 1997. Mr. Laird received a degree in Business Administration from Robert Morris College, Pennsylvania, in 1983.

Ralph A. Blundo has served as the President of Valley since the Company acquired Valley in January 1999. From 1986 through 1995, Mr. Blundo served as Valley’s Director of Sales and from 1996 to 1998 he served as Valley’s Vice President of Sales. During this period he was responsible for new account development and overall management of the sales staff. Mr. Blundo received a Bachelor of Science degree in Business Administration from Youngstown State University in 1970.

John P. Cairns has served as the Vice President of Sales of Valley since January 1999. From 1988 to 1998 Mr. Cairns held the position of Valley’s Territory Sales Manager. Prior to joining Valley, he was the Executive Vice President for Mincing Trading Corp., a subsidiary of C. Czarnidow, Ltd., a multi-national commodities trading company.

Board of Directors

The Board of Directors of the Company held 15 formal meetings during the fiscal year ending March 31, 2004. During the fiscal year ended March 31, 2004, only one director, Sushil Suri, attended fewer than 75% of the aggregate of (1) the total number of meetings of the board of directors and (2) the total number of meetings held by all committees of the board on which he served. It is our policy that all directors attend our annual stockholders meeting. All of our directors attended the 2003 shareholders meeting, except for Mr. Suri.

The board of directors has standing audit, compensation and nominating committees. Information with regard to each of these committees is set forth below.

Nominating Committee.

The DrugMax’s nominating committee was formed on August 10, 2004. The committee currently consists of Dr. Howard Howell and Sushil Suri, both of whom DrugMax believes qualified as independent in fiscal 2004, as independence is defined in the listing standards of the Nasdaq. Because the committee was recently formed, it held no meetings in the fiscal year ended March 31, 2004 and did not approve or recommend any of the individuals listed as nominees in this proxy statement.

The nominating committee is governed by a written charter approved by the board of directors, a copy of which is attached as Appendix H to this proxy statement. The charter is also available on the Investor Relations page of our Web site at www.drugmax.com and from DrugMax upon written request sent to the Corporate Secretary, 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763.

The nominating committee is responsible for developing, and recommending to the board of directors for adoption, qualifications for members of the board and its committees and criteria for their selection, and periodically reviewing such qualifications and criteria; identifying, reviewing the qualifications of and interviewing potential candidates to become members of the board, consistent with the criteria approved by the board; and selecting the director nominees to stand for election at each annual meeting of shareholders.

In August 2004, the nominating committee adopted a Statement of Policy regarding director nominations, setting forth qualifications of directors, procedures for identification and evaluation of candidates for nomination, and procedures for recommendation of candidates by shareholders. Pursuant to the Statement of Policy, a candidate for director should meet the following criteria:

•	must, above all, be of proven integrity with a record of substantial achievement.

•	must have demonstrated ability and sound judgment that usually will be based on broad experience.

•	must be able and willing to devote the required amount of time to DrugMax’s affairs, including attendance at Board and committee meetings and the annual shareholders’ meeting.

•	must possess a judicious and somewhat critical temperament that will enable objective appraisal of management’s plans and programs.

•	must be committed to building sound, long-term DrugMax growth.

Other than the foregoing, the board does not believe there is any single set of qualities or skills that an individual must possess to be an effective director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a director. Rather, the committee will consider each candidate in light of the strengths of the other members of the board of directors and the needs of the board and DrugMax at the time of the election.

The committee will take whatever actions it deems necessary under the circumstances to identify qualified candidates for nomination for election as a member of the board of directors, including the use of professional search firms, recommendations from directors, members of senior management and security holders. All such candidates for any particular seat on the board shall be evaluated based upon the same criteria, regardless of who nominated the candidate, including those set forth above and such other criteria as the committee deems suitable under the circumstances existing at the time of the election.

Shareholder recommendations for nomination as a director. In order for the committee to consider a candidate recommended by a shareholder, the shareholder must provide to the Corporate Secretary, at least 120, but not more than 150, days prior to the date of the shareholders’ meeting at which the election of directors is to occur, a written notice of such security holder’s desire that such person be nominated for election at the upcoming shareholders meeting; provided, however, that in the event that less than 120 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth business day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

A shareholder’s notice of recommendation must set forth:

(a)	As to each person whom the shareholder proposes be considered for nomination for election as a director,

(i)	the name, age, business address and residence address of the person,

(ii)	the principal occupation or employment of the person during the past five years,

(iii)	the number of shares of DrugMax common stock beneficially owned by the person,

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and

(v)	the consent of the person to serve as a director, if so elected; and

(b)	As to the shareholder giving the notice:

(i)	the name and record address of shareholder,

(ii)	the number of shares of DrugMax common stock beneficially owned by the shareholder,

(iii)	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person pursuant to which the nominations are to be made, and

(iv)	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named.

Audit Committee and Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the DrugMax’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by DrugMax under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by DrugMax under those statutes, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

DrugMax has a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. Currently, DrugMax’s Audit Committee consists of Messrs. Howell, Loughrey, and Sperber. Each of the members of the Audit Committee is independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. DrugMax has determined that it has at least one audit committee financial expert serving on its audit committee, as that term is defined by Item 401 of Regulation S-K. Currently, Martin Sperber serves as the audit committee’s financial expert. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is attached hereto as Appendix F.

Management is responsible for DrugMax’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of DrugMax’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee DrugMax’s financial reporting activities. The Audit Committee meets with DrugMax’s independent auditors and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of DrugMax’s independent auditors. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors and are in no way designed to supersede or alter the traditional responsibilities of DrugMax’s management and the independent auditors. The Audit Committee’s role does not provide any special assurances with regard to DrugMax’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee met five times during the fiscal year ending March 31, 2004.

The Audit Committee has reviewed and discussed the audited financial statements of DrugMax for the fiscal year ended March 31, 2004 with DrugMax’s management. Management represented to the Audit Committee that the DrugMax’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with BDO Seidman, LLP (“BDO”), DrugMax’s independent auditor for the annual audit of its financial statements for the fiscal year ended March 31, 2004. The Audit Committee has discussed with BDO the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letters from BDO, required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of BDO with these firms. The Audit Committee has considered the provision of services by BDO, covered in “Audit and Related Fees” below and has determined that such services are compatible with BDO in maintaining its independence from DrugMax.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that DrugMax’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

Howard L. Howell, DDS

Robert G. Loughrey

Martin Sperber

Audit and Related Fees

The following tables set forth the aggregate fees billed by BDO Seidman, LLP for the services indicated for the year ended March 31:

	2004	2003
Audit	$210,500	$182,757
Audit Related	88,941	—
Tax	—	—
Other	—	—

Total	$299,441	$182,757

Audit Fees. Audit fees were for professional services rendered for the audits of DrugMax’s consolidated financial statements for the years ended March 31, 2004 and March 31, 2003 and limited reviews of its unaudited condensed consolidated interim financial statements, issuance of consents and assistance with review of documents filed with the SEC. Other than fees related to the March 31, 2004 Form 10-K, audit fees do not include fees related to services provided in connection with the FMG merger.

Audit Related Fees. Audit related fees for the year ended March 31, 2004 consist of fees for services provided in connection with the FMG merger, including assistance with the review of this proxy statement.

DrugMax’s audit committee pre-approves all non-audit services provided to DrugMax by its independent accountants. According to its revised audit committee charter, a copy of which is attached as Appendix F to this proxy statement, this pre-approval authority may be delegated to a single member of the audit committee and then reviewed by the entire audit committee at the committee’s next meeting. Approvals of non-audit services will be publicly disclosed in DrugMax’s periodic reports filed with the SEC. For the fiscal year 2004, all non-audit services were pre-approved by the audit committee. The Audit Committee determined the rendering of the “audit related” work, listed above, by BDO Seidman LLP is compatible with maintaining the auditor’s independence.

Independent Auditors

Deloitte & Touche LLP served as DrugMax’s independent auditors for the review of DrugMax’s financial statements included in DrugMax’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30 and September 30, 2002. On February 5, 2003, the Company engaged BDO as its new independent auditors for the review of the Company’s financial statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002 and the audit of the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K for the fiscal years ended March 31, 2003 and March 31, 2004. Representatives of BDO are expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions. DrugMax has not selected, and is not as part of this proxy statement recommending to its shareholders for ratification, an independent auditor for the fiscal year ended March 31, 2005 as a result of its pending merger with FMG. If the merger is completed, DrugMax expects to make a selection promptly after the merger.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On February 5, 2003, DrugMax appointed BDO as its new independent accountants for the fiscal year ended March 31, 2003, and dismissed the firm of Deloitte & Touche LLP, which had served as the company’s independent accountants for the fiscal years ended March 31, 2002, 2001 and 2000. During the two most recent fiscal years and any subsequent interim period prior to engaging BDO, DrugMax did not consult with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on DrugMax’s financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). The appointment of BDO was approved by the Audit Committee and DrugMax’s Board of Directors.

The reports of Deloitte on the Company’s financial statements for the fiscal years ended March 31, 2002 and 2001 did not contain a disclaimer of opinion or an opinion that was adverse or was qualified or modified for uncertainty, audit scope, or accounting principle. Furthermore, during those fiscal years and through the subsequent period ending on February 5, 2003, there were no disagreements with Deloitte on matters of accounting principle or practice, financial statement disclosure, or audit scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to refer to the subject matter of the disagreements in their report. In addition, during those fiscal years, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as follows:

As previously reported, DrugMax’s Board of Directors, in consultation with Deloitte, determined that a restatement of DrugMax’s consolidated financial statements for the years ended March 31, 2002 and 2001 and the quarter ended June 30, 2002 was required to appropriately account for a warrant issued to a director and non-employee on January 23, 2000. DrugMax filed the amended Form 10-KSB for its fiscal year ended March 31, 2002, and the amended Form 10-Q for its quarter ended June 30, 2002.

On February 27, 2003, DrugMax authorized Deloitte to respond fully to the inquiries of BDO concerning this matter. A letter from Deloitte was addressed to the Securities and Exchange Commission and was attached as an exhibit to the Company’s Form 8-K/A, dated February 27, 2003.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Patrick, Howell and Sperber, all of whom served on the committee during the entire year ending March 31, 2004. DrugMax believes that all of the members of the compensation committee, except Mr. Patrick, are independent, as independence is defined by the applicable listing standards of the Nasdaq. Mr. Patrick is DrugMax’s Chief Financial Officer and Treasurer. See “Certain Transactions” for additional information on certain members of management and the board of directors, including Mr. Patrick. The compensation committee is governed by a written charter approved by the board of directors, a copy of which is available on the Investor Relations page of our Web site at www.drugmax.com and from DrugMax upon written request sent to the Corporate Secretary, 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763. The Compensation Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, and the Committee is authorized to exercise all of the powers of the board in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. The Compensation Committee met 2 times during the fiscal year ended March 31, 2004.

Compensation Committee Report

The following Report of the Compensation Committee and the information under the heading Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that DrugMax specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

The Compensation Committee oversees DrugMax’s compensation program. The goals of DrugMax’s compensation program are to attract, retain, motivate and reward highly qualified management personnel and to provide them with long-term career opportunities. DrugMax’s compensation philosophy is to provide its executives with a competitive total compensation package which motivates superior job performance, the achievement of DrugMax’s business objectives, and the enhancement of shareholder value.

Compensation of DrugMax’s executive officers is reviewed annually by the Board of Directors and the Compensation Committee. Changes proposed for these employees are evaluated and approved by the Compensation Committee on an individual basis. DrugMax’s general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other similar companies, although DrugMax does not attempt to meet salary levels of such companies. Instead, the Committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive’s experience and past and potential contributions to DrugMax. To assist in determining appropriate overall compensation, the Compensation Committee reviews information regarding revenues, income, and executive compensation for other public pharmaceutical wholesale companies.

Stock option grants to employees of DrugMax, including the Chief Executive Officer, are made at the discretion of the Compensation Committee pursuant to DrugMax’s 1999 Stock Option Plan. Factors and criteria to be used by the Compensation Committee in the award of stock options include individual responsibilities, individual performance and direct and indirect contributions to the profitability of DrugMax.

Respectfully submitted,

The Compensation Committee

Howard L. Howell, DDS

Martin Sperber

Ronald Patrick

Performance Graph

The following graph shows a comparison of cumulative five-year total stockholder returns for DrugMax’s Common Stock, with the cumulative return of the Nasdaq Stock Market—U.S. Index and an industry peer group. The industry peer group of companies selected by DrugMax is made up of DrugMax’s publicly-held competitors in the wholesale drug industry: Amerisource Bergen Corporation, Cardinal Health, Inc. and McKesson, Inc. The composition of DrugMax’s peer group has been changed to reflect the merger of Amerisource Health Corporation with Bergen Brunswig Corporation. The graph assumes the investment of $100 on December 31, 1999. The comparisons reflected in the table and graph, however, are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG THE COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND A PEER GROUP

Cumulative Total Return

	Years Ending
Company Name / Index	March 99	March 00	March 01	March 02	March 03	March 04
DRUGMAX INC	100	152.50	39.38	40.40	12.40	44.80
NASDAQ U.S. INDEX	100	185.81	74.39	74.97	55.03	81.21
PEER GROUP	100	50.62	96.54	114.35	87.75	104.14

Compliance with Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires DrugMax’s executive officers and directors, and persons who beneficially own more than 10% of DrugMax’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive offers, directors and greater than 10% beneficial owners are required by the Securities and Exchange Commission regulations to furnish DrugMax with copies of all Section 16(a) forms they file.

Based solely on DrugMax’s review of the copies of the forms furnished to it or written representations from the reporting persons that no reports were required, DrugMax believes that, during it fiscal year ended March 31, 2004, all of its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except as noted below:

Jugal K. Taneja, William L. LaGamba, Ronald J. Patrick, Howard L. Howell, Martin Sperber and Sushil Suri filed in June 2004 Forms 4 relating to the receipt of stock options granted to each of them in February 2004.

Communications with the Board of Directors

Shareholders and other parties interested in communicating with our board of directors may do so by writing to the board of directors, DrugMax, Inc., 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763. Under the process for such communications established by the board of directors, the chairman of the board reviews all such correspondence and regularly forwards it, or a summary of the correspondence, to all of the other members of the board. Directors may at any time review a log of all correspondence received by DrugMax that is addressed to the board or any member of the board and request copies of any such correspondence. Additionally, correspondence that, in the opinion of the chairman, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is forwarded to the chair of the audit committee.

EXECUTIVE COMPENSATION

Compensation to Directors. All of DrugMax’s directors receive $500 for each meeting of the Board of Directors that they attend, $2,000 per quarter and reimbursement of their reasonable out-of-pocket expenses incurred in connection with such meetings. In addition, each year, on the date that a director is elected to serve on the Board, he or she is granted a stock option to purchase 25,000 shares of DrugMax’s common stock, with an exercise price equal to the fair market value of the shares on the date of grant. These options vest upon attendance at two Board meetings during the fiscal year in which the options are granted. Additionally, each member of a committee of the Board of Directors receives an option to purchase 5,000 shares of DrugMax’s common stock, each chairperson of a committee receives an option to purchase an additional 2,500 shares of DrugMax’s common stock and the Chairman of the Board receives an option to purchase an additional 10,000 shares of DrugMax’s common stock on the date such persons are appointed to the foregoing positions, provided that they agree to serve in such positions for the entire year. The foregoing options are granted under the DrugMax’s Stock Option Plan.

Compensation to Executive Officers. The following summary compensation table sets forth the cash and non-cash compensation paid during the past three fiscal years to (a) those individuals serving as DrugMax’s Chief Executive Officer during the fiscal year ended March 31, 2004 and (b) the other two executive officers of DrugMax receiving compensation of at least $100,000 during the fiscal year ended March 31, 2004 (the “Named Executive Officers”):

Name And Principal Position	Fiscal Year Ended March 31	Annual Compensation		Long-Term Compensation Awards	All Other Compensation ($)
		Salary ($)	Bonus ($)	Securities Underlying Options (#)
Jugal K. Taneja, Chairman of the Board and Chief Executive Officer	2004	$200,000	$12,808	42,500	$18,000	(2)
	2003	$156,881	$4,981	42,500	$7,500	(2)
	2002	$69,471	$18,500	132,500	$56,000	(1)
William L. LaGamba, President, Chief Operating Officer and Secretary	2004	$175,000	$3,808	30,000	$18,000	(2)
	2003	$166,065	$1,481	30,000	$7,500	(2)
	2002	$160,413	$5,550	110,000	$6,000	(2)
Ronald J. Patrick, Chief Financial Officer, Treasurer and Director	2004	$150,000	0	30,000	$18,000	(2)
	2003	$138,000	$10,000	30,000	$7,500	(2)
	2002	$137,000	$5,000	105,000	$5,500	(2)

(1)	Includes $50,000 paid to Mr. Taneja as a consulting fee prior to the date of his employment agreement and $6,000 paid to Mr. Taneja in connection with his service as a Director.
(2)	Consists of fees paid for service on the Board of Directors.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information as to options granted to each of the Named Executive Officers of DrugMax during fiscal year ended March 31, 2004. All such options were granted under the 1999 Stock Option Plan.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ Per Share)	Expiration Date	Potential Realizable Value at Assumed Rates if Stock Price Appreciation for Option Term (1)
					5%	10%
Jugal K. Taneja	42,500	5.8%	$2.99	02/04/2014	$79,917	$202,525
William L. LaGamba	30,000	4.1%	$2.72	02/04/2014	$51,318	$130,049
Ronald J. Patrick	30,000	4.1%	$2.72	02/04/2014	$51,318	$130,049

(1)	Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the due date of grant until the expiration of the option term. These numbers are calculated based on the requirements of the SEC and do not reflect DrugMax’s estimate of future price growth.

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

The following table provides information as to options exercised by each of the Named Executive Officers of DrugMax during the fiscal year ended March 31, 2004. The table sets forth the value of options held by such officers at year-end measured in terms of the closing price of DrugMax’s Common Stock on March 31, 2004.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jugal K. Taneja	0	$0	200,834	16,666	$271,192	$16,333
William L. LaGamba	0	$0	203,334	16,666	$202,767	$16,333
Ronald J. Patrick	0	$0	148,334	16,666	$197,867	$16,333

Employment Agreements and Other Arrangements

Jugal K. Taneja—Mr. Taneja is DrugMax’s Chairman of the Board and Chief Executive Officer. In April 2003, DrugMax entered into a new employment agreement with Mr. Taneja for an initial three-year term, and an initial annual base salary of $200,000, plus bonuses and stock options as determined by the Board of Directors in its sole discretion. Mr. Taneja’s employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions that prohibit him from disclosing certain information belonging to DrugMax. If the employment agreement is terminated other than for good reason or cause, Mr. Taneja is entitled to receive his base salary through the date of termination and for one year thereafter. If the FMG merger is completed, DrugMax expects to negotiate new employment agreements with Messrs. Taneja, LaGamba, Mercadante and Ribaudo. Pursuant to the merger agreement, Mr. Taneja and Mr. Mercadante are to receive comparable compensation and Mr. LaGamba and Mr. Ribaudo are to receive comparable compensation. See, “The Merger.”

William L. LaGamba—Mr. LaGamba is DrugMax’s President and Chief Operating Officer. In April 2003, DrugMax entered into a new employment agreement with Mr. LaGamba for an initial three-year term and an initial annual base salary of $175,000, plus bonuses and stock options as determined by the Board of Directors in its sole discretion. Mr. LaGamba’s employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions that prohibit him from disclosing certain information belonging to DrugMax. If the employment agreement is terminated other than for good reason or cause, Mr. LaGamba is entitled to receive his base salary through the date of termination and for one year thereafter. If the FMG merger is completed, DrugMax expects to negotiate new employment agreements with Messrs. Taneja, LaGamba, Mercadante and Ribaudo. Pursuant to the merger agreement, Mr. Taneja and Mr. Mercadante are to receive comparable compensation and Mr. LaGamba and Mr. Ribaudo are to receive comparable compensation. See, “The Merger.”

Ronald J. Patrick—Mr. Patrick became DrugMax’s Chief Financial Officer following the Company’s acquisition of Valley. He is also the Chief Financial Officer, Secretary and Treasurer of Valley Drug Company. In April 2003, DrugMax entered into a new employment agreement with Mr. Patrick for an initial three-year term and an initial annual base salary of $150,000, plus bonuses and stock options as determined by the Board of Directors in its sole discretion. Mr. Patrick’s employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions that prohibit him from disclosing certain information belonging to DrugMax. If the employment agreement is terminated other than for good reason or cause, Mr. Patrick is entitled to receive his base salary through the date of termination and for one year thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

To the knowledge of DrugMax, the following table sets forth, as of July 7, 2004, information as to the beneficial ownership of DrugMax’s voting securities by (i) each person known to DrugMax as having beneficial ownership of more than 5% of DrugMax’s voting securities, (ii) each person serving DrugMax as a director on such date, (iii) each person nominated to serve as a director of the DrugMax, (iv) each person serving DrugMax as an executive officer on such date who qualifies as a Named Executive Officer, as defined in Item 403(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, and (iv) all of the directors and executive officers of DrugMax as a group.

Name and Address of Beneficial Owner (2)	Amount and Nature of Shares Beneficially Owned (1)	Percentage of Class (1)
SMW Capital Group Limited Partnership (11) 855 Dunbar Avenue Oldsmar, Florida 34677-2914	576,060	7.0%

Stephen M. Watters (12) 855 Dunbar Avenue Oldsmar, Florida 34677-2914	658,404	8.0%

Jugal K. Taneja (3)	1,755,207	21.4%
William L. LaGamba (4)	738,432	9.0%
Ronald J. Patrick (5)	274,681	3.4%
Dr. Howard L. Howell (6)	190,000	2.3%
Robert G. Loughrey (7)	90,000	1.1%
Martin Sperber (8)	105,000	1.3%
Sushil Suri (9)	25,000	*
Edgardo Mercadante	0	*
Philip Gerbino	0	*
Peter Grua	0	*
Laura Witt	0	*
Rakesh K. Sharma	0	*

All Directors and Executive Officers, as a group (7 persons) (10)	3,178,320	38.8%

*	Less than 1%.

(1)	Based on 8,193,152 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Pursuant to the rules of the Securities Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. To DrugMax’s knowledge, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Unless otherwise indicated, the business address of each of the beneficial owners named above is: c/o DrugMax, Inc., 25400 US Highway 19 North, Suite 137, Clearwater, FL 33763.
(2)	Unless otherwise indicated, the address of each of the beneficial owners identified is 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763.
(3)	Includes 122,462 shares beneficially owned by Dynamic Health Products, Inc., 300,000 shares held of record by 21st Century Healthcare Fund, LLC, a limited liability company of which Jugal K. Taneja is the principal, 48,379 shares held of record by The First Delhi Trust, a trust established for the benefit of his children, 424,555 shares beneficially owned by Carnegie Capital, Ltd., a family limited partnership in which Jugal K. Taneja is the general partner, 90,802 shares held of record by Mr. Taneja, 369,510 shares held of record by Manju Taneja, his spouse, and 200,834 shares issuable upon the exercise of stock options that are currently exercisable. Jugal K. Taneja, Chief Executive Officer and Chairman of the Board of DrugMax, is also the Chairman of the Board of Dynamic. He has beneficial ownership of approximately 52.0% of the outstanding voting stock of Dynamic. Members of his immediate family own in the aggregate an additional 24.0% of the outstanding voting stock of Dynamic. William L. LaGamba, President and Chief Operating Officer of DrugMax, is also a stockholder of Dynamic, with beneficial ownership of approximately 28.2% of the outstanding voting stock of Dynamic.
(4)	Includes 122,462 shares beneficially owned by Dynamic Health Products, Inc., 122,868 shares beneficially owned by Michele LaGamba, Mr. LaGamba’s spouse, 86,987 beneficially owned as custodian for minor-aged children, and 203,334 shares issuable upon the exercise of stock options that are currently exercisable. Mr. LaGamba disclaims voting power with respect to the shares held of record by his spouse.
(5)	Includes 148,334 shares issuable upon the exercise of stock options that are currently exercisable
(6)	Includes 150,000 shares issuable upon the exercise of stock options that are currently exercisable.
(7)	Represents 90,000 shares issuable upon the exercise of stock options that are currently exercisable.
(8)	Represents 105,000 shares issuable upon the exercise of stock options that are currently exercisable.
(9)	Represents 25,000 shares issuable upon the exercise of stock options that are currently exercisable.
(10)	Includes 922,502 shares issuable upon the exercise of stock options that are currently exercisable.
(11)	Includes shares beneficially owned by SMW Capital Group L.P. Stephan M. Watters owns all of the shares of Summerford Capital, Inc., the general partner of SMW Capital Group L.P., and, accordingly, possesses voting and dispositive control over the shares held by SMW Capital Group, L.P.

Shares of the common stock of DrugMax are listed and traded on the Nasdaq Small Cap Market (“Nasdaq”) under the symbol “DMAX.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The information set forth herein briefly describes certain relationships and related transactions during the last three fiscal years between DrugMax and its Directors, nominees, officers and stockholders owning 5% or more of DrugMax’s Common Stock. These relationships and transactions have been and will continue to be reviewed and approved by a majority of DrugMax’s independent Directors and the Audit Committee.

FMG Merger Agreement. As stated above, DrugMax has entered into a merger agreement with FMG, pursuant to which FMG will be merged with and into DrugMax. Mr. Mercadante, Dr. Gerbino, Mr. Grua and

Ms. Witt all serve on FMG’s board of directors and Mr. Mercadante is FMG’s Chief Executive Officer. Pursuant to the merger agreement, Mr. Mercadante, Dr. Gerbino, Mr. Grua and Ms. Witt, along will other FMG employees, will receive Management Options. Further, pursuant to the merger agreement, FMG is entitled to initially appoint four members to DrugMax’s seven member board of directors. Mr. Mercadante, Dr. Gerbino, Mr. Grua and Ms. Witt are FMG’s nominees to the DrugMax board of directors. For more information regarding the merger and the merger agreement, please see “Risk Factors,” “Proposal One—The Merger,” and “—The Merger Agreement.”

Dynamic Health Products, Inc. On September 13, 2000, DrugMax entered into a letter of intent to purchase substantially all of the assets of Penner & Welsch, Inc. (“P&W”), a wholesale distributor of pharmaceuticals, over-the-counter products and health and beauty care products, headquartered near New Orleans, Louisiana. Also on that date, P&W filed a voluntary petition for Chapter 11 relief under the United States Bankruptcy Code. DrugMax, on September 13, 2000, entered into a management agreement with P&W, pursuant to which it agreed to manage the day-to-day operations of P&W during the bankruptcy proceeding in exchange for a management fee equal to a percentage of the gross revenues of P&W each month. In turn, DrugMax entered into a management agreement with Dynamic pursuant to which Dynamic provided accounting support services to DrugMax in connection with DrugMax’s management responsibilities relating to P&W. Pursuant to this agreement, Dynamic was entitled to receive one-third of all fees collected by DrugMax from P&W. In fiscal 2002 and fiscal 2001, the total fees paid to Dynamic by DrugMax were $225,226 and $229,417, respectively. Both agreements were terminated in October 2001, in connection with the closing of the acquisition of certain assets from P&W by DrugMax. Management of DrugMax believes the terms of this agreement were comparable to those that DrugMax would have received from an unrelated, third party.

Dynamic is a distributor of proprietary and nonproprietary dietary supplements, over-the-counter drugs, and health and beauty care products. Jugal K. Taneja, a principal stockholder and Chairman of the Board of DrugMax, is also the Chairman of the Board and has beneficial ownership of approximately 52.0% of the outstanding voting stock of Dynamic. Members of his immediate family own in the aggregate an additional 24.0% of the outstanding voting stock of Dynamic. William L. LaGamba, the Company’s President and Chief Operating Officer, is also a stockholder of Dynamic, with beneficial ownership of 28.2% of the outstanding voting stock of Dynamic.

Innovative Companies, Inc. DrugMax distributes Lean Protein Chips, a product manufactured by Innovative Companies, Inc. Purchases of all products by DrugMax from Innovative were approximately $6,000, $3,200, and $5,200 for the fiscal years ended March 31, 2004, 2003, and 2002, respectively, representing less than 1.5% of the products DrugMax purchased in each of such years. Jugal K. Taneja is a director of Innovative, and Dynamic owns approximately 42% of Innovative’s shares. Management of DrugMax believes the terms of this relationship are comparable to those that DrugMax would have received from an unrelated, third party.

Valley Drug Company. In April 2000, in connection with the acquisition of Valley Drug Company, DrugMax loaned the sellers of Valley a total of $170,000 to pay for a portion of the flow through effects of their S Corporation taxable income resulting from the sale of Valley. These are interest-free notes and are to be repaid by Messrs. Patrick and Blundo upon their sale of the Company stock. At March 31, 2004, the outstanding balance of the notes was $21,277. Mr. Patrick is the Company’s Chief Financial Officer and a director of the Company, and Mr. Blundo is the President of Valley, the Company’s wholly owned subsidiary. Management of DrugMax believes the terms of this agreement are comparable to those that DrugMax would have received from an unrelated, third party.

Professional Pharmacy Solutions, LLC. Mr. Patrick, the Company’s Chief Financial Officer, and Mr. Blundo, Valley’s President, together own two-thirds of Professional Pharmacy Solutions, LLC (“PPS”), a pharmacy management company. Valley sells products to PPS under normal terms and conditions. The company generated revenues of approximately $1.9 million, $1.5 million and $1.1 million for each of the fiscal years ended March 31, 2004, 2003 and 2002, respectively. In the fiscal year ended March 31, 2004, DrugMax purchased approximately $123,000 in merchandise from PPS for resale. Management of DrugMax believes the terms of this agreement are comparable to those that DrugMax would have received from an unrelated, third party.

Advanced Pharmacy, Inc. T&L, Inc., doing business as Advanced Pharmacy, Inc. (“Advanced”), is a retail pharmacy for prescription drugs owned by Mihir Taneja, a stockholder of DrugMax and the adult son of Mr. Taneja, the Chairman and CEO of DrugMax, and Michelle LaGamba, the spouse of William L. LaGamba, the President, COO and a Director of DrugMax. DrugMax sells products to Advanced under normal terms and conditions. In the fiscal years ended March 31, 2004, 2003, and 2002, DrugMax generated revenues of approximately $5.3 million, $4.9 million, and $18,000, respectively, from Advanced. At March 31, 2004 and 2003, the receivable balance due from Advanced was approximately $530,000 and $255,000, respectively. Management of DrugMax believes the terms of this agreement are comparable to those that DrugMax would have received from an unrelated, third party.

River Road Real Estate LLC In October 2001, DrugMax executed a Commercial Lease Agreement with River Road Real Estate, LLC (“River Road”), a Florida limited liability company, to house the operations of Valley Drug Company South, DrugMax’s subsidiary, in St. Rose, Louisiana. River Road is owned, in part, by Messrs. Taneja and LaGamba. This lease is for an initial period of five years, with a base monthly lease payment of $15,000, and an initial deposit of $15,000 made to River Road by DrugMax. In the fiscal year ended March 31, 2004 and 2003 DrugMax paid $180,000 to River Road, and in the fiscal year ended March 31, 2002, DrugMax paid $90,000 to River Road, which was a charge to rent expense. Management of DrugMax believes the terms of this agreement are comparable to those that DrugMax would have received from an unrelated, third party.

MorpenMax, Inc. On August 31, 2001, DrugMax reached an initial agreement with India-based Morepen Laboratories Ltd. (“Morepen Laboratories”), to form a joint venture company, and on September 10, 2001, MorepenMax, Inc, (“MorepenMax”), a Florida corporation, was formed. Morepen Laboratories is the 51% majority shareholder of MorepenMax. On March 22, 2002, DrugMax funded its investment of $49,000 in MorepenMax, representing its 49% interest. MorepenMax plans to utilize the Morepen facilities to develop low-cost generic pharmaceuticals in the United States. DrugMax will be the exclusive distributor throughout the United States of the products developed by MorepenMax. Mr. Suri, one of DrugMax’s directors, is the Chairman of the Board and Chief Executive Officer of Morepen Laboratories and MorepenMax. DrugMax did not make any material purchases from, or sales to, MorepenMax in the fiscal year ended March 31, 2003. In the fiscal year ended Mach 31, 2004, DrugMax purchased approximately $46,000 in generic products from MorepenMax for resale. DrugMax recorded $1,625 representing its 49% interest in MorepenMax as minority interest income in the fiscal year ended March 31, 2004. Management of DrugMax believes the terms of this agreement are comparable to those that DrugMax would have received form an unrelated, third party. The DrugMax Board of Directors has considered allowing Jugal Taneja and other members of DrugMax management to purchase DrugMax’s 49% interest in MorepenMax upon a change of control of DrugMax.

Becan Development LLC In January 2004, DrugMax executed a Commercial Lease Agreement (the “Lease”) with Becan Development, LLC (“Becan Development”), a Pennsylvania limited liability company, to house the operations of Valley in New Castle, Pennsylvania. The officers of Becan Development are Taneja, a Director, Chief Executive Officer, Chairman of the Board and a majority shareholder of DrugMax; William L. LaGamba, a Director, Chief Operating Officer, and the President of DrugMax; Phillip J. Laird, Secretary of Discount and an employee of DrugMax; Ronald J. Patrick, Chief Financial Officer and a Director of DrugMax; John Cairns, an employee of Valley; and Ralph Blundo, President of Valley. The Lease is for an initial period of fifteen years with a base monthly lease payment of $17,000. In the fiscal year ended March 31, 2004, DrugMax paid $34,000, to Becan Development, which was a charge to rent expense. Management of DrugMax believes the terms of this agreement are comparable to those that DrugMax would have received form an unrelated, third party.

Guaranty by Mr. Taneja of Company’s Credit Facility. On April 15, 2003, DrugMax entered into a credit facility with Congress Financial Corporation (“Congress”), pursuant to which Mr. Taneja executed a Guarantee (the “Guarantee”) in favor of Congress. The Guarantee provides Congress with Mr. Taneja’s unconditional guaranty of all obligations, liabilities, and indebtedness of any kind of DrugMax to Congress, subject to certain caps and limitations. In June 2003, DrugMax issued 57,143 shares of common stock of DrugMax to Mr. Taneja as compensation for his Guarantee in favor of Congress. Management of DrugMax believes the terms of this agreement are comparable to those that DrugMax would have received from an unrelated, third party.

PROPOSALS THREE, FOUR, FIVE AND SIX

AMENDMENT TO THE DRUGMAX AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION

The DrugMax board of directors has adopted, subject to stockholder approval, four amendments to DrugMax’s amended and restated certificate of incorporation to (a) increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000, (b) increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000, (c) provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents, and (d) limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred.

The following summary is subject to, and qualified in its entirety by reference to, the proposed amended and restated certificate of incorporation, which is attached to this document as Appendix A and is incorporated by reference in this document. We urge you to read the amended and restated certificate of incorporation carefully and in its entirety.

Proposal Three. DrugMax currently does not have a sufficient number of shares of common stock authorized for issuance under its amended and restated certificate of incorporation to comply with the requirements of the merger agreement. As of September 2, 2004, DrugMax had approximately 8,193,152 shares of DrugMax common stock issued and outstanding, and there were 2,370,479 shares of DrugMax common stock reserved for issuance in connection with options and warrants granted by DrugMax and outstanding as of such date to purchase DrugMax common stock. If the merger is completed, DrugMax will be required to issue approximately 10,470,507 additional shares of DrugMax common stock to the FMG stockholders, warrant holders and note holders and approximately 2,459,598 shares of DrugMax common stock to employees and directors of FMG upon grant of the Management Shares and the exercise of the Management Options. DrugMax will also need to reserve an additional as-of-yet underdetermined number of shares for issuance in connection with the warrants issued to the FMG stockholders, warrant holders and note holders in the merger.

Accordingly, DrugMax believes the increase in its authorized common stock is necessary and in the best interest of the stockholders in order for DrugMax to meet its obligations under the merger agreement. The increase in the number of authorized shares that the board of directors is recommending exceeds the number required for DrugMax to meet its obligations under the merger agreement. However, although DrugMax’s management currently has no plans for the issuance of any additional shares of common stock, the authorization of shares in addition to those required by the merger would permit the company to raise equity in the future and would allow the company to issue shares in connection with future stock dividends, stock splits, possible acquisitions, stock option plans and other appropriate corporate purposes.

DrugMax common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights.

Proposal Four. We are also seeking to simultaneously increase the number of authorized shares of DrugMax’s preferred stock. Pursuant to the Nevada Revised Statutes and our amended and restated articles of incorporation, our board of directors currently has the authority, without further action by our stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the privileges and rights of each series. Our board of directors is now requesting that the stockholders approve an increase in the number of shares of preferred stock which DrugMax can issue from 2 million to 5 million. Currently, DrugMax does not have any shares of preferred stock outstanding. However, the board of directors believes that increasing the number of authorized but unissued shares of preferred stock will provide the board with further flexibility to raise capital and to protect the company against unsolicited takeover attempts. However, when designating and issuing the preferred stock, the board of directors may issue shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the DrugMax common stockholders. Further, this type of “blank check preferred stock” makes it possible for DrugMax to issue preferred stock quickly with terms calculated to delay or prevent a change in our control or make removal of our management more difficult. Additionally, if DrugMax issues the preferred stock, the market price of common stock may decrease, and voting and other rights may decrease.

Proposal Five. In connection with the merger, FMG requested that DrugMax amend its certificate of incorporation to limit the personal liability for a breach of duty as a director of each member on the board of directors of DrugMax to DrugMax and its stockholders to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred.

Proposal Six. Further, FMG requested that we further amend the certificate of incorporation to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents. The Nevada Revised Statutes permit DrugMax to limit director liability and to provide for indemnification in this fashion. DrugMax believes that adopting proposals four and five is necessary for it to comply with the merger agreement and to attract qualified candidates for service as directors of the company in the future.

The DrugMax board of directors recommends a vote “FOR” the proposals to (a) adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000, (b) increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000, (c) provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents, and (d) limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred. You will be entitled to vote on each of these proposals separately.

PROPOSAL SEVEN

ADOPTION OF AMENDMENT TO DRUGMAX’S 1999 STOCK OPTION PLAN

DrugMax currently maintains the DrugMax 1999 Stock Option Plan, which we refer in the proxy statement as the 1999 stock option plan. The purpose of the 1999 stock option plan is to attract, retain, develop and reward superior executive talent by encouraging ownership of DrugMax’s common stock by its officers, directors and other employees. The 1999 stock option plan authorizes the granting of both Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986, and Non-Statutory Stock Options to purchase common stock. All employees of DrugMax and its subsidiaries are eligible to participate in the plan. The 1999 stock option plan also authorizes the granting of Non-Statutory Stock Options to non-employee directors and consultants of DrugMax. Unless sooner terminated, the 1999 stock option plan will expire on August 12, 2009.

As of April 16, 2004, no shares remain available for issuance under the 1999 stock option plan. To provide a reserve of shares for future issuances, especially in light of the merger, the DrugMax board has adopted, subject to stockholder approval, an amendment to the 1999 stock option plan, which will increase the total number of shares available for grant under this plan from 2,000,000 to 6,000,000. In connection with the merger, DrugMax is required to grant approximately 1,795,923 options under its 1999 stock option plan to certain FMG employees and directors. This estimate is based on a ten-day weighted-average stock price of DrugMax common stock of $3.39. The actual number of options that DrugMax will be required to issue at closing will vary based on the weighted-average stock price of DrugMax during the ten trading days immediately preceding the closing. See, “The Merger.”

Accordingly, to comply with the merger, DrugMax must increase the number of options available for grant under the 1999 stock option plan. Further, the board of directors of DrugMax believes it is appropriate to provide additional shares under the plan as a reserve for future issuances, especially in light of the increase in employees that will result from the merger. Immediately after the merger, DrugMax’s number of employees will go from under 100 to over 800 employees. This increase is considered necessary and in the best interest of the stockholders in order for DrugMax to continue to incentivize employees and directors, align their interests with the interests of the stockholders, and retain employees as well as attract new employees.

Because awards under the 1999 stock option plan are discretionary, awards to DrugMax’s current and future employees and directors, including its new employees and directors that result from the merger, are not determinable at this time.

The Board of Directors has unanimously approved the amendment to the 1999 stock option plan to increase to 5,000,000 the total number of shares of DrugMax common stock which may be issued pursuant to the 1999 stock option plan. All other terms of the plan as previously amended shall remain the same. If the amendment to the 1999 stock option plan is not approved, the plan will continue in full force without the amendment. Complete copies of the 1999 stock option plan, including the amendment to the 1999 stock option plan can be obtained from the Secretary of the Company.

The DrugMax board recommends a vote “FOR” approval of the amendment to increase the number of shares available for grant under its 1999 stock option plan.

PROPOSAL EIGHT

ADOPTION OF AMENDMENT TO DRUGMAX’S 2003 RESTRICTED STOCK PLAN

DrugMax currently maintains the DrugMax 2003 Restricted Stock Plan. The purpose of the 2003 restricted stock plan is to promote the growth and profitability of DrugMax by (i) providing officers, employees, consultants and directors of DrugMax and of its subsidiaries with additional incentives to achieve long-term corporate objectives, (ii) assisting DrugMax and its subsidiaries in attracting and retaining officers, employees, consultants and directors of outstanding competence, (iii) providing such officers, employees, consultants and directors with an opportunity to acquire an equity interest in DrugMax, and (iv) offering holders of out-of-the-money options granted under DrugMax’s 1999 stock option plan an opportunity to voluntarily terminate such options in exchange for restricted shares, if approved by the board of directors of DrugMax. All employees, directors and consultants of DrugMax and its subsidiaries are eligible to participate in the 2003 restricted stock option plan. Unless sooner terminated, the 2003 restricted stock option plan will expire on October 10, 2013.

To date, DrugMax has not issued any shares under its 2003 restricted stock option plan, and, as of July 7, 2004, 1,500,000 shares remain available for issuance under the 2003 restricted stock option plan. In connection with the merger, DrugMax is required to grant 663,675 shares under its 2003 restricted stock option plan to certain employees and directors, see “The Merger.” Accordingly, to comply with the merger, DrugMax must increase the number of options available for grant under the 2003 restricted stock option plan.

Further, the board of directors believes it is appropriate to provide additional shares under the plan as a reserve for future issuances, especially in light of the increase in employees that will result from the merger. Immediately after the merger, DrugMax’s number of employees will go from under 100 to over 800 employees. Accordingly, the DrugMax board has adopted, subject to stockholder approval, an amendment to the 2003 restricted stock option plan, which will increase the total number of shares available for grant under this plan from 1,500,000 to 3,500,000. This increase is considered necessary and in the best interest of the stockholders in order for DrugMax to continue to incentivize employees and directors, align their interests with the interests of the stockholders, and retain employees as well as attract new employees.

Because awards under the 2003 restricted stock option plan are discretionary, awards to DrugMax’s current and future employees and directors, including its new employees and directors that result from the merger, are generally not determinable at this time.

The Board of Directors has unanimously approved the amendment to the 2003 restricted stock option plan to increase to 3,500,000 the total number of shares of DrugMax common stock which may be issued pursuant to the 2003 restricted stock option plan. All other terms of the 2003 restricted stock option plan as previously amended shall remain the same. If the amendment to the 2003 restricted stock option plan is not approved, the 2003 restricted stock option plan will continue in full force without the amendment. Complete copies of the 2003 restricted stock option plan, including the amendment to the 2003 restricted stock option plan can be obtained from the Secretary of the Company.

The DrugMax board recommends a vote “FOR” approval of the amendment to increase the number of shares available for grant under its 2003 restricted stock plan.

PROPOSAL NINE

APPROVAL OF REVERSE STOCK SPLIT

General

The Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval an amendment to DrugMax’s amended and restated certificate of incorporation to effect a reverse stock split of DrugMax’s outstanding shares of common stock at a ratio between four-for-five and one-for-two, as determined at the discretion of the board of directors to be in the best interests of DrugMax. The board of directors believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the board of directors with maximum flexibility to achieve the purposes of the reverse stock split.

The reverse stock split will be affected by filing an amendment to DrugMax’s amended and restated certificate of incorporation with the State of Nevada. The certificate of amendment will effect a reverse stock split of the shares by reducing the number of issued and outstanding shares of DrugMax’s common stock by the ratio determined by the board of directors to be in the best interests of DrugMax, but will not change the number of authorized shares of common stock or preferred stock or the par value of DrugMax’s common stock or preferred stock.

If implemented, the reverse stock split will be effected immediately before the merger.

Purpose

The board of directors is recommending that you empower the board of directors to effectuate, in the board of directors’ discretion, the reverse stock split within the foregoing ratios for the following reasons:

•	to ensure Nasdaq’s approval of the initial listing application that DrugMax is required to file in connection with the merger; and

•	because the board of directors believes a higher stock price may help generate investor interest in DrugMax and help DrugMax attract and retain employees and other service providers.

Although DrugMax currently is qualified for inclusion on the Nasdaq SmallCap Market System, because the merger is deemed to be a change of control within the Nasdaq’s rules and regulations, DrugMax is required to file a new initial listing application so that after the merger its shares will continue to qualify for trading on the Nasdaq SmallCap Market System. The new initial listing application will require information on FMG. DrugMax filed this initial listing application in June 2004.

In connection with the initial listing application, Nasdaq requires that DrugMax’s stock price equal or exceed $4.00 per share. DrugMax stock price has ranged from approximately $3.06 to $4.96 between March 22, 2004 the date the merger was announced, and August 16, 2004. There can be no assurances that DrugMax’s stock price will be above $4.00 per share on the date of the merger.

Accordingly, the board of directors may need to approve the reverse stock split to maintain its stock price at or above $4.00 or more per share in connection with the approval of its initial listing application for inclusion on the Nasdaq SmallCap Market System in connection with the merger.

In addition to the benefits of remaining on the Nasdaq SmallCap Market System, the board of directors believes that a higher stock price would help DrugMax attract and retain employees and other service providers. The board of directors believes that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per share price of DrugMax’s common stock, the board of directors believes this increase will enhance DrugMax’s ability to attract and retain employees and service providers.

Further, in deciding at what ratio to effectuate the reverse stock split, the board of directors will consider that DrugMax’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Most investment funds are reluctant to invest in lower priced stocks.

Risks of Reverse Stock Split

Although the purpose of the reverse stock split is to increase DrugMax’s stock price, there can be no assurance that it will have this effect or that DrugMax will be able to maintain its stock price at over $4.00 so that it can qualify for inclusion on the Nasdaq SmallCap Market at the time of the merger. Further, even though the reverse stock split, by itself, would not impact DrugMax’s assets or prospects, the reverse stock split could be followed by a decrease in the aggregate market value of the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	The market price per new share of DrugMax common stock after the reverse stock split will rise in proportion to the reduction in the number of old shares of DrugMax common stock outstanding before the reverse stock split;

•	The market price per share will either exceed or remain in excess of the $4.00 minimum bid price as required by Nasdaq National Market for initial listing or that DrugMax will otherwise meet the requirements of Nasdaq for initial inclusion for trading on the National Market System;

•	The reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or

•	The reverse stock split will result in a per share price that will increase DrugMax’s ability to attract and retain employees and other service providers.

After the reverse stock split, the market price of DrugMax’s common stock will also be based on DrugMax’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of DrugMax’s common stock declines, the percentage decline as an absolute number and as a percentage of DrugMax’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of DrugMax’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of stockholders of DrugMax who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there is no assurance that the reverse stock split will achieve the desired results that are outlined herein.

The board of directors, however, believes that these risks are offset by the prospect that the reverse stock split will improve the likelihood that DrugMax’s initial listing application will be approved by Nasdaq. Accordingly, the board of directors adopted resolutions declaring the advisability of, and hereby submits to DrugMax’s stockholders for approval, a proposal to amend DrugMax’s restated certificate of incorporation to effect a reverse stock split of DrugMax’s outstanding shares of common stock at a ratio between four-for-five and one-for-two to be determined at the discretion of the board of directors. The board will aim to set the ratio at the lowest ratio that will still likely increase the company’s stock price to above $4.00 per share and will work with Nasdaq to determine the lowest ratio acceptable to Nasdaq for these purposes. The judgment of the board of directors as to the ratio shall be conclusive.

If Nasdaq rejects DrugMax’s initial listing application, DrugMax will likely commence trading in the over-the-counter market on the OTC Bulletin Board or what is referred to as the “pink sheets.” In that case, you could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, DrugMax’s common stock. In addition, if DrugMax’s common stock is not listed on Nasdaq and the trading price of the common stock remains below $5.00 per share, trading in the Company’s Common Stock would also be subject to certain rules promulgated under the Securities Exchange Act of 1934, which require additional sales practices by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). For example, broker-dealers must make a special suitability determination for the purchaser, receive the purchaser’s written consent to the transaction prior to sale, and make special disclosures regarding sales commissions, current stock price quotations, recent price information and information on the limited market in penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in DrugMax’s common stock, which could severely limit the market liquidity of DrugMax’s common stock and the ability of investors to trade the common stock.

Principal Effects of the Reverse Stock Split

Corporate Matters

The reverse stock split would have the following effects on the number of shares of common stock outstanding:

•	Each old share of DrugMax will be exchanged for a lesser number of new shares based on the ratio determined by the board of directors;

•	The aggregate number of shares of DrugMax’s common stock issued and outstanding also will be reduced based on such ratio;

•	All outstanding options and warrants entitling the holders thereof to purchase shares of DrugMax’s common stock also will be adjusted based on such ratio; and

•	The number of shares reserved for issuance under DrugMax’s 1999 stock option plan and 2003 restricted stock plan also will be reduced based on such ratio.

The reverse stock split will be effected simultaneously for all DrugMax’s common stock and the exchange number will be the same for all of DrugMax’s common stock. The reverse stock split will affect all of DrugMax’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in DrugMax, except to the extent that the reverse stock split results in any of DrugMax’s stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders that hold less than two or one shares, depending on the split ratio determined by the board of directors. This, however, is not the purpose for which DrugMax is effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. DrugMax will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Fractional Shares.

No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the numerator of the ratio determined by the board of directors, will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will be based on the average closing price per share of DrugMax’s common stock as reported on Nasdaq for the 10 trading days immediately preceding the effective date of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where DrugMax is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares.

The reverse stock split will have no effect on the total number of DrugMax’s authorized shares of common and preferred stock.

Accounting Matters.

The reverse stock split will not affect the par value of DrugMax’s common stock. As a result, on the effective date of the reverse stock split, the stated capital on DrugMax’s balance sheet attributable to DrugMax’s common stock will be reduced based on the stock split ratio selected by the board of directors, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of DrugMax’s common stock will be increased because there will be fewer shares of DrugMax’s common stock outstanding.

Potential Anti-Takeover Effect.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of DrugMax’s board of directors or contemplating a tender offer or other transaction for the combination of DrugMax with another company), the reverse stock split proposal is not being proposed in response to any effort of which DrugMax is aware to accumulate DrugMax’s shares of common stock or obtain control of DrugMax, nor is it part of a plan by management to recommend a series of similar amendments to DrugMax’s board of directors and stockholders.

Procedure For Effecting Reverse Stock Split and Exchange of Stock Certificates

If DrugMax’s stockholders approve the reverse stock split and the board of directors still believes that the reverse stock split is in the best interests of DrugMax and its stockholders, DrugMax will file an amendment to its restated certificate of incorporation with the Secretary of State of the State of Nevada. The reverse stock split will become effective at the time specified in the amendment, which will most likely be some time shortly after the filing of the amendment and which is referred to as the “effective time.” Beginning at the effective time, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. DrugMax expects that its transfer agent, Computershare Investor Services, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in the letter of transmittal DrugMax sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

If your certificate representing shares of DrugMax’s common stock is lost, destroyed or stolen, you will be entitled to issuance of a new stock certificate representing post-split shares upon compliance with such requirements as DrugMax and its exchange agent customarily apply in connection with lost, destroyed or stolen certificates.

Even if the stockholders approve the reverse stock split, DrugMax reserves the right to not effect the reverse stock split if in the board of directors opinion it would not be in the best interests of DrugMax and its stockholders to effect such reverse stock split. If the merger is not approved, DrugMax will not implement the reverse stock split.

No Dissenter’s Rights

Under the Nevada Revised Statutes, DrugMax’s stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and DrugMax will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares of DrugMax were, and the new shares that result from the reverse stock split will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of old shares for new shares pursuant to the reverse stock split. The aggregate tax basis of the new shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the old shares exchanged therefore. In general, stockholders who receive cash upon redemption of their fractional share interests in the new shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The stockholder’s holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the reverse stock split.

DrugMax’s view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Recommendation of Board of Directors

DrugMax’s board of directors unanimously recommends that you vote “FOR” the proposal to effect a reverse stock split, in the discretion of the board, at a ratio of between four-for-five and one-for-two, to be implemented at the discretion of the board and in accordance with the summary set forth above.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following Pro Forma Unaudited Condensed Consolidated Balance Sheet at June 26, 2004 for FMG and June 30, 2004 for DrugMax, and the Pro Forma Unaudited Condensed Consolidated Statements of Operations for the three months ended June 26, 2004 for FMG and the three months ended June 30, 2004 for DrugMax, and also for the twelve months ended March 27, 2004 for FMG and the year ended March 31, 2004 for DrugMax, give effect to the proposed merger based on the assumptions set forth below. The pro forma unaudited condensed consolidated financial statements give effect to the merger using purchase accounting as required by accounting principles generally accepted in the United States. For accounting purposes FMG is deemed to be the acquiror. The pro forma unaudited condensed consolidated statements of operations assumes the merger was consummated as of the beginning of the periods presented. The pro forma unaudited condensed consolidated balance sheet assumes the merger was consummated on June 26, 2004 for FMG and June 30, 2004 for DrugMax.

Merger adjustments reflect the application of the purchase method of accounting by FMG, including adjustments to reflect the difference between historical carrying values and estimated fair values for tangible assets and liabilities acquired and the estimated value of identifiable and other intangible assets. Estimated fair values are subject to further refinement after the closing of the merger. FMG and DrugMax do not expect that the final allocation of the aggregate purchase price for the merger will differ materially from the preliminary allocation reflected herein. The pro forma shareholders’ equity represents the combined book value of FMG and DrugMax, as adjusted for the merger, computed in accordance with generally accepted accounting principles used in the United States. This amount is not intended to represent fair market value nor does it represent amounts, if any, that would be available for distribution to shareholders in the event of liquidation.

Estimated merger adjustments also reflect (i) the conversion of $4.0 million of convertible notes and $4.0 million of accrued interest into shares of DrugMax common stock, and (ii) the exercise of Series E warrants issued in connection with issuance of the convertible notes into Series E Redeemable Convertible Preferred Stock in connection with the merger in accordance with the terms of the original warrant agreement.

The following transactions have not been included as expenses in the pro forma unaudited condensed consolidated statements of operations for the three months ended June 26, 2004 for FMG and the three months ended June 30, 2004 for DrugMax or for the twelve months ended ended March 27, 2004 for FMG and the year ended March 31, 2004 for DrugMax, since the expenses will not have a continuing impact on the combined company’s operating results; however, these amounts will be charged to operations:

•	Estimated DrugMax merger expenses of $0.4 million for professional fees to be incurred and expensed by DrugMax prior to the merger.

•	Estimated charge of $7.4 million related to 1,795,923 stock options and 663,675 restricted shares issued to certain directors and employees of FMG. These options will be accounted for as a fixed stock option award. The $5.2 million will be recognized as compensation expense at the date of grant, as the options vest immediately on the date of grant. The remaining $2.2 million relates to the restricted stock grant of 663,675 shares and will be expensed over the vesting period.

•	Estimated interest charges of $1.9 million related to the issuance of warrants to purchase DrugMax stock to certain FMG note holders based on a Black Scholes valuation.

•	Estimated preferred stock dividends of $6.2 million related to the issuance of warrants to purchase DrugMax stock to certain FMG stockholders based on a Black Scholes valuation.

Immediately prior to the merger, FMG shall vest all stock options that have not terminated by their own terms prior to the merger and shall issue one share of FMG non-voting common stock for each such outstanding FMG option on a one-for-one basis. Accordingly, at the time of the merger, no options to purchase FMG non-voting common stock shall remain outstanding. Based on DrugMax’s current stock price, FMG common stockholders, including the holders who receive FMG non-voting common stock in settlement of their FMG options, are not expected to receive any shares of DrugMax stock in the merger. However, DrugMax shall issue to certain employees and directors of FMG who continue to provide services to DrugMax following the merger restricted Management Shares in an amount commensurate with the number of FMG options held prior to the merger. Further, certain FMG employees and directors whose options were settled prior to the merger are expected to receive DrugMax options in connection with the merger. See “The Merger.” Because FMG is issuing non-voting common stock for each outstanding option on a one for one basis and because DrugMax shall issue Management Shares on a one-for-one basis to each FMG option holder who continues to provide services to DrugMax following the merger, in settlement of all outstanding options, under the guidance of APB 25 and FIN 44, the subsequent grant of DrugMax options does not trigger variable accounting. As such, the DrugMax options will be accounted for as a fixed stock option award. The estimated charge will be recognized as compensation expense on the date of grant, as the options vest immediately on the date of grant. The ten-day weighted-average stock price at the closing will need to reach or exceed approximately $13.40 before the FMG common stockholders receive any shares of DrugMax in the merger.

The pro forma unaudited condensed consolidated balance sheet does not reflect the reclassification of any debt to long-term. FMG has received proposals for a $65 million senior collateralized revolving credit facility that will replace the existing facilities of FMG and DrugMax. Adequate financing is a condition of the merger and FMG expects that certain amounts will be reclassified as long-term liabilities in connection with the merger.

The pro forma financial information should be read in conjunction with, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of FMG and DrugMax included herein and incorporated by reference in this document and the more detailed pro forma financial information, including the notes thereto, appearing elsewhere in this document. See DrugMax’s Form 10-K/A for the year ended March 31, 2004, a copy of which has been mailed to stockholders along with this proxy statement, and DrugMax’s Form 10-Q for the three months ended June 30, 2004, a copy of which is attached hereto as Appendix G, and “Pro Forma Unaudited Condensed Consolidated Financial Information” beginning on page 110. The pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible revenue enhancements, expense efficiencies and asset dispositions among other factors, that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined as of the beginning of the period presented.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Familymeds	DrugMax	Pro Forma Adjustments	Pro Forma Adjusted
	Three Months Ended June 26, 2004	Three Months Ended June 30, 2004
Net revenues	$55,808	$39,993	$—	$95,801
Cost of sales	44,136	38,792	—	82,928

Gross margin	11,672	1,201	—	12,873

Operating expenses:
Selling, general and administrative expenses	10,689	1,772	—	12,461
Depreciation and amortization	1,127	65	220[5]	1,412
Loss on disposal of fixed assets and intangible assets	1	—	—	1

Total operating expenses	11,817	1,837	220	13,874

Operating loss	(145)	(636)	(220)	(1,001)
Other (expense) income, net	(7)	3	—	(4)
Interest expense, net	(713)	(243)	—	(956)

Loss before income tax and equity (loss) from unconsolidated subsidiary	(865)	(876)	(220)	(1,961)
Equity (loss) from unconsolidated subsidiary	—	—	—	—
Provision for income taxes	—	—	—	—

Net loss	(865)	(876)	(220)	(1,961)
Preferred stock dividends	(1,289)	—	1,289[8]	—

Net loss available to common stockholders	$(2,154)	$(876)	$1,069	$(1,961)

Net loss per common share—basic	$(1.11)	$(0.11)		$(0.10)

Net loss per common share—diluted	$(1.11)	$(0.11)		$(0.10)

Weighed average shares outstanding—basic	1,934	8,191		19,326[7]

Weighed average shares outstanding—diluted	1,934	8,191		19,326[7]

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Familymeds	DrugMax
	Year Ended March 27, 2004	Year Ended March 31, 2004	Pro Forma Adjustments	Pro Forma Adjusted
Net revenues	$219,790	$213,789	$—	$433,579
Cost of sales	172,286	208,160	—	380,446

Gross margin	47,504	5,629	—	53,133

Operating expenses:
Selling, general and administrative expenses	47,153	10,008	—	57,161
Depreciation and amortization	5,288	211	879[5]	6,378
Write-downs of long-lived assets	461	—	—	461
Loss on disposal of fixed assets and intangible assets	(1,000)	—	—	(1,000)

Total operating expenses	51,902	10,219	879	63,000

Operating loss	(4,398)	(4,590)	(879)	(9,867)
Other income	897	508	—	1,405
Interest expense, net	(5,990)	(1,542)	3,000[1]	(4,532)

Loss before income tax and equity (loss) from unconsolidated subsidiary	(9,491)	(5,624)	2,121	(12,994)
Equity (loss) from unconsolidated subsidiary	—	2	—	2
Provision for income taxes	—	(1,418)	—	(1,418)

Net loss	(9,491)	(7,040)	2,121	(14,410)
Preferred stock dividends	(5,643)	—	5,643[8]	—

Net loss available to common stockholders	$(15,134)	$(7,040)	$7,764	$(14,410)

Net loss per common share—basic	$(7.83)	$(0.98)		$(0.79)

Net loss per common share—diluted	$(7.83)	$(0.98)		$(0.79)

Weighted average shares outstanding—basic	1,934	7,208		18,341[7]

Weighted average shares outstanding—diluted	1,934	7,208		18,341[7]

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	Familymeds June 26, 2004	Drug Max June 30, 2004	Pro Forma Adjustments		Pro Forma Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$882	$2,350	$—		$3,232
Accounts receivable, net	8,979	10,751	—		19,730
Inventories	18,002	17,247	—		35,249
Prepaid expenses and other current assets	1,458	1,998	—		3,456

Total current assets	29,321	32,346	—		61,667
Property and equipment, net	3,816	1,453	—		5,269
Goodwill	—	13,105	22,115	[4]	35,220
Patents and trademarks	—	278	2,222	[4]	2,500
Deferred financing costs, net	116	353	(353)[9]		116
Other identifiable intangible assets, net	6,079	—	10,700	[4]	16,779
Other noncurrent assets	657	123	—		780

Total assets	$39,989	$47,658	$34,684		$122,331

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$34,396	$14,706	$(4,000)[1]		$45,102
Accounts payable Accrued expenses and other	23,289 8,478	18,886 753	— (4,000 1,500[6]	)[1]	42,175 6,731

Total current liabilities	66,163	34,345	(6,500)		94,008
Long-term liabilities and capital leases	138	123	—		261

Total liabilities	66,301	34,468	(6,500)		94,269

Redeemable preferred stock	112,154	—	(112,154)[10]		—

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock	17,385	8	(17,373)[3]		19
Additional paid-in capital	—	43,788	140,255	[3]	184,044
Accumulated deficit	(153,751)	(30,606)	30,606[2]		(153,751)
Unearned compensation restricted stock	—	—	(2,250)[11]		(2,250)
Treasury stock, at cost	(2,100)	—	2,100	[10]	—

Total stockholders’ equity (deficit)	(138,466)	13,190	153,338		28,062

Total liabilities and stockholders’ equity (deficit)	$39,989	$47,658	$34,684		$122,331

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

NOTES TO PRO FORMA UNAUDITED

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Overview

Merger

FMG is the acquiror for accounting purposes. The purchase price of approximately $47.9 million represents the sum of (i) the estimated fair value ($37.8 million) of the 8,193,152 shares of DrugMax common stock, $.001 par value, to be retained by the existing common stockholders of DrugMax, Inc. (the estimated fair value of the shares of DrugMax common stock is based on the average closing price of DrugMax common stock of $4.61 per share for the five-day period from March 18, 2004 to March 24, 2004, which includes two business days before and after the announcement of the merger) (ii) $8.6 million based on a Black Scholes valuation for 2.2 million outstanding DrugMax options, all of which will vest in connection with the merger, and (iii) estimated FMG merger costs of $1.5 million including estimated registration costs of $250,000 related to the requirement to subsequently register the shares issued to FMG. The excess of purchase price over the fair value of the net assets acquired will be allocated to (i) a manufacturing patent valued at $1.9 million with an estimated life of 15 years, (ii) the value related to DrugMax’s MorepenMax joint venture estimated at $1.7 million, (iii) DrugMax’s authorized distributor contracts and outlet to distribute products valued at $9.0 million with an estimated life of 15 years, (iv) a trademark valued at $0.6 million with an estimated life of 15 years and (v) goodwill of $35.2 million.

The pro forma condensed consolidated financial statements reflect the issuance of 10,470,507 shares of DrugMax, Inc. common stock, $.001 par value, to certain preferred shareholders and noteholders of FMG. The 10,470,507 shares of DrugMax common stock will be issued to FMG shareholders, based on liquidation preferences after $8.0 million of shares are issued to certain noteholders for principal and accrued interest. See, “The Merger.”

Following is a summary of the purchase price allocation (in thousands):

Cash and cash equivalents	$2,350
Accounts receivable	10,751
Inventories	17,247
Prepaid expenses and other current assets	1,998
Property and equipment	1,453
Manufacturing patent	1,900
MorepenMax joint venture	1,700
Distributor contracts	9,000
Trademark and other	600
Goodwill	35,220
Other assets	123
Debt	(14,829)
Accounts payable and accrued expenses	(19,639)

Purchase price	$47,874

Following is a summary of the shares of DrugMax common stock outstanding after the Merger:

	Shares
Existing DrugMax shareholders as of June 30, 2004	8,191,363
Shares issued to certain preferred shareholders and note holders of FMG	10,470,507	(1)
Restricted stock issued to certain directors and employees of FMG assuming a stock price of $3.39 at closing	663,675

Total shares outstanding	19,325,545

(1)	$8 million of such shares will be issued to the note holders.

Following is a summary of the pro forma adjustments:

(1)	To reflect the conversion of $4.0 million of convertible notes and $4.0 million of accrued interest payable as of June 26, 2004 into shares of DrugMax common stock and to eliminate the interest expense of $3 million and $0 accrued on the notes during the year ended March 27, 2004 and the three months ended June 26, 2004, respectively.

(2)	To eliminate DrugMax’s accumulated deficit.

(3)	To reflect the issuance of 10,470,507 shares of DrugMax common stock to FMG’s preferred shareholders and noteholders, the issuance of 663,675 shares of restricted stock to certain directors and employees of FMG, including the unearned compensation for the 663,675 shares of restricted stock, assuming a stock price of $3.39 (DrugMax’s actual closing bid share price on September 2, 2004) at closing.

The following is a summary of the adjustments affecting additional paid-in-capital (in thousands):

To reflect the elimination of FMG’s redeemable preferred stock	$112,154
To reclass DrugMax’s accumulated deficit	(30,606)
To reflect the elimination of FMG’s treasury stock	(2,100)
To eliminate DrugMax’s net equity	(13,190)
To record the allocation of the DrugMax common stock less the par value and the fair value of the vested options	46,362
To record the issuance of restricted shares as deferred compensation	2,250
To reflect the conversion of the convertible notes and accrued interest	8,000
To eliminate FMG’s common stock	17,385

$140,255

(4)	To record the identifiable intangible assets and goodwill resulting from the Merger.

(5)	To record the amortization of the finite-lived intangible assets resulting from the Merger, assuming a 15-year life as follows (in thousands):

	Year ended March 27, 2004	Three Months Ended June 26, 2004
Manufacturing patent	$126	$32
MorepenMax joint venture	113	28
Distributor contracts	600	150
Trademark	40	10

Total amortization	$879	$220

(6)	To accrue FMG merger costs of $1.5 million including $250,000 related to the requirement to subsequently register the shares issued in connection with the merger.

(7)	A reconciliation of the basic and diluted weighted average shares outstanding is as follows:

	For the Year Ended March 31, 2004	For the Three Months Ended June 30, 2004
DrugMax actual weighted average shares outstanding	7,207,659	8,191,363
Shares issued to common and preferred shareholders and noteholders of FMG	10,470,507	10,470,507
Restricted stock issued to certain directors and employees of FMG assuming stock price of $3.39 at closing	663,675	663,675

Total pro forma basic and diluted weighted average shares outstanding	18,341,841	19,325,545

(8)	To eliminate the preferred stock dividends for the redeemable preferred stock converted to common stock at the time of the merger.

(9)	To eliminate DrugMax deferred financing costs as a result of new credit facility in connection with the merger.

(10)	To eliminate FMG’s redeemable preferred stock and treasury stock.

(11)	To record unearned expense compensation relating to the 663,675 shares of restricted stock issued to certain directors and employees of FMG assuming a stock price of $3.39 at closing.

(12)	The following transactions have not been included as expenses in the pro forma unaudited condensed consolidated statements of operations for the three months ended June 26, 2004 for FMG and the three months ended June 30, 2004 for DrugMax or for the twelve months ended March 27, 2004 for FMG and the year ended March 31, 2004 for DrugMax, since the expenses will not have a continuing impact on the company’s operating results; however, these amounts will be charged to operations:

•	Estimated DrugMax merger expenses of $0.4 million for professional fees to be incurred and expensed by DrugMax prior to the merger;

•	Estimated charge of $7.4 million related to 1,795,923 stock options and 663,675 restricted shares issued to certain directors and employees of FMG. These options will be accounted for as a fixed stock option award. The $5.2 million will be recognized as compensation expense at the date of grant, as the options vest immediately on the date of grant. The remaining $2.2 million relates to the restricted stock grant of 663,675 shares and will be expensed over the vesting period.

•	Estimated interest charges of $1.9 million related to the issuance of warrants to purchase DrugMax stock to certain FMG note holders based on a Black Scholes valuation; and

•	Estimated preferred stock dividends of $6.2 million related to the issuance of warrants to purchase DrugMax stock to certain FMG stockholders based on a Black Scholes valuation.

Additionally, the pro forma unaudited condensed consolidated balance sheet does not reflect the reclassification of any debt to long-term. FMG has received proposals from lenders for a $65 million senior collateralized revolving credit facility that will replace the existing facilities of FMG and DrugMax. Adequate financing is a condition of the merger and FMG expects that certain amounts will be reclassified as long-term liabilities in connection with the merger.

Furthermore, it is expected that compensation expense will increase due to changes in employment agreements for certain DrugMax officers; however, the changes are subject to compensation committee approval and are not reflected in these pro forma statements.

Immediately prior to the merger, FMG shall vest all stock options that have not terminated by their own terms prior to the merger and shall issue one share of FMG non-voting common stock for each such outstanding FMG option on a one-for-one basis, additionally DrugMax shall issue Management Shares on a one-for-one basis to each FMG option holder who continues to provide services to DrugMax following the merger, thereby settling all options. Accordingly, at the time of the merger, no options to purchase FMG non-voting common stock shall remain outstanding. Based on DrugMax’s current stock price, FMG common stockholders, including the holders who receive FMG non-voting common stock in settlement of their FMG options, are not expected to receive any shares of DrugMax stock in the merger. However, certain FMG employees and directors whose options were settled prior to the merger are expected to receive DrugMax shares and options in connection with the merger. See “The Merger.” Because DrugMax is issuing restricted stock commensurate with each outstanding option on a one for one basis, under the guidance of APB 25 and FIN 44, the subsequent grant of DrugMax options does not trigger variable accounting. As such, the DrugMax options will be accounted for as a fixed stock option award. The estimated charge will be recognized as compensation expense on the date of grant, as the options vest immediately on the date of grant.

REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated financial statements and the related financial statement schedules of DrugMax and its subsidiaries as of March 31, 2003 and March 31, 2004 and for the years then ended, incorporated in this proxy by reference to DrugMax’s Annual Report on Form 10-K/A for the year ended March 31, 2004, have been audited by BDO Seidman, LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.

The consolidated financial statements and the related financial statement schedule of DrugMax and its subsidiaries for the year ended March 31, 2002, incorporated in this proxy by reference to DrugMax’s Annual Report on Form 10-K/A for the year ended March 31, 2004, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.

The consolidated financial statements of Familymeds Group, Inc. and subsidiaries as of December 27, 2003 and December 28, 2002 and for the years ended December 27, 2003 and December 28, 2002 included in this proxy statement have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the proxy statement (which report expresses an unqualified opinion and includes explanatory paragraphs that describe (i) the change in method of accounting for negative goodwill, goodwill and other intangible assets to conform to Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets,” (ii) transitional disclosures for fiscal 2001 resulting from the adoption of SFAS No. 142, (iii) disclosures for fiscal 2001 related to segment data and (iv) uncertainty related to Familymeds Group, Inc.’s ability to continue as a going concern) and has been so included in this proxy statement.)

Arthur Andersen LLP, which audited the financial statements of Familymeds Group, Inc. for the year ended December 29, 2001 in this proxy statement, was convicted on June 15, 2002 of federal obstruction of justice charges arising from the government’s investigation of Enron Corp. At the time of Arthur Andersen LLP’s conviction, it ceased accounting and auditing operations, and the Board of Directors and the Audit Committee of Familymeds Group, Inc. declined to retain Arthur Andersen LLP to provide further services. At that time, there were no disagreements on the part of Arthur Andersen LLP with Familymeds Group, Inc., and the report of Arthur Andersen LLP concerning the above financial statements of Familymeds Group, Inc. contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles other than the modification with respect to uncertainty related to Familymeds Group, Inc.’s ability to continue as a going concern. Because Arthur Andersen LLP ceased accounting and auditing operations in 2002, Familymeds Group, Inc. has not obtained, as contemplated by the Securities and Exchange Commission’s regulations, a letter from Arthur Andersen LLP confirming the above statements.

DrugMax expects representatives of BDO Seidman, LLP and FMG’s management to attend the DrugMax annual meeting. These representatives will have an opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to any appropriate questions you may have.

OTHER MATTERS

The board of directors of DrugMax knows of no other matters that are likely to be brought before the DrugMax annual meeting. If any matter not described herein should be presented for stockholder action at the meeting, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal for inclusion in DrugMax’s proxy materials for the 2005 DrugMax annual meeting, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission and DrugMax’s Bylaws, must submit such proposal to DrugMax, 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763, attention Corporate Secretary, in writing no later than June 15, 2005. The complete Bylaw provisions governing stockholder proposals are available to any stockholder without charge upon request from the Corporate Secretary of DrugMax.

DrugMax Stockholders who intend to present a proposal at the 2005 DrugMax annual meeting without including such proposal in DrugMax’s proxy statement must provide written notice to DrugMax of such proposal no later than June 15, 2005. DrugMax reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of the DrugMax’s annual report for the year ended March 31, 2004, which includes DrugMax’s Form 10-K/A annual report for the year ended March 31, 2004, accompanies this proxy statement. See, “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows DrugMax to incorporate by reference information in this document. This means that DrugMax can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that DrugMax previously filed with the SEC. They contain important information about DrugMax and its financial condition.

DrugMax SEC Filings (SEC file no. 1-15445; CIK no. 0000921878)	Period or Date Filed
Annual Report on Form 10-K/A	Year ended March 31, 2004

Quarterly Report on Form 10-Q	Period ended June 30, 2004

Along with this proxy statement, we are delivering to you copies of DrugMax’s annual report on Form 10-K/A for the year ended March 31, 2004. The DrugMax quarterly report on Form 10-Q for the quarter ended June 30, 2004 is attached hereto as Appendix G.

You may read and copy all of the information incorporated by reference at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet world-wide web site that contains reports, proxy statements and other information about issuers, like DrugMax, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by DrugMax with the SEC are also available at DrugMax’s internet world-wide web site. The address of the site is http://www.drugmax.com. Except as specifically incorporated by reference into this proxy, information on those web sites is not part of this proxy.

DrugMax has supplied all information contained or incorporated by reference in this document relating to DrugMax, as well as all pro forma financial information, and FMG has supplied all information relating to FMG.

DrugMax has not authorized anyone to give any information or make any representation about the merger or DrugMax or FMG that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies. The information contained in the DrugMax Form 10-K/A and Form 10-Q speaks only as of the respective dates of those documents.

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Pages
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FMF-1-FMF-2

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS	FMF-3

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets as of June 26, 2004 (unaudited), December 27, 2003 and December 28, 2002	FMF-4

Consolidated Statements of Operations for the six months ended June 26, 2004 (unaudited) and June 28, 2003 (unaudited) and the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001

FMF-5

Consolidated Statements of Changes in Stockholders’ Deficit for the six months ended June 26, 2004 (unaudited) and the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001	FMF-6

Consolidated Statements of Cash Flows for the six months ended June 26, 2004 (unaudited) and June 28, 2003 (unaudited) and the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001

FMF-7

Notes to Consolidated Financial Statements	FMF-8-FMF-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Familymeds Group, Inc.

Farmington, Connecticut

We have audited the accompanying consolidated balance sheets of Familymeds Group, Inc. and subsidiaries (collectively, the “Company”) as of December 27, 2003 and December 28, 2002, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of Familymeds Group, Inc. as of December 29, 2001, and for the year then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated March 15, 2002.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2003 and 2002 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Familymeds Group, Inc. and subsidiaries as of December 27, 2003 and December 28, 2002, and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2 and 6 to the consolidated financial statements, effective December 30, 2001, the Company changed its methods of accounting for negative goodwill and goodwill to conform with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets.

The consolidated financial statements of the Company for the fiscal year ended December 29, 2001, were audited by other auditors who have ceased operations. As described in Note 6, those financial statements have been revised to include the transitional disclosures required by SFAS No. 142, which was adopted by the Company as of December 30, 2001. We have audited the adjustment described in Note 6 that was applied to revise the 2001 financial statements. Our audit procedures with respect to the disclosures in Note 6 with respect to 2001 included (i) agreeing the previously reported net loss to the previously issued financial statements and the adjustment to reported net loss representing amortization expense recognized in that period related to goodwill as a result of initially applying SFAS No. 142 to the Company’s underlying records obtained from management, and (ii) testing the mathematical accuracy of the reconciliation of adjusted net loss to reported net loss. In our opinion, such adjustment is appropriate and has been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such adjustment and disclosures discussed in the following paragraph and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

As discussed above, the consolidated financial statements of Familymeds Group, Inc. as of December 29, 2001, and for the year then ended were audited by other auditors who have ceased operations. As described in Note 14, those financial statements have been revised to include the disclosures required by SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which are required for Securities and

FMF-1

Exchange Commission registrants. We audited the amounts that are required related to the disclosures for reportable segments reflected in the 2001 financial statements. Our procedures included (i) agreeing the amounts of segment net revenues, gross margin, selling, general and administrative expenses and operating income (loss) excluding corporate overhead, to the Company’s underlying records obtained from management, and (ii) testing the mathematical accuracy of the reconciliations of segment amounts to the consolidated financial statements. In our opinion, such information is appropriate and has been properly included. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such disclosures and the adjustment discussed in the preceding paragraph and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a history of operating losses and its senior collateralized revolving credit facility matures on August 31, 2004, which raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from these uncertainties.

/s/     Deloitte & Touche LLP

Hartford, Connecticut

April 21, 2004 (except with respect to the matters discussed in the fourth paragraph of Note 1 as to which the Date is July 1, 2004)

FMF-2

COPY

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

Familymeds Group, Inc.:

We have audited the accompanying consolidated balance sheets of Familymeds Group, Inc. and subsidiaries (collectively, the Company) as of December 29, 2001 and December 30, 2000, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Familymeds Group, Inc. and subsidiaries as of December 29, 2001 and December 30, 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared and are presented under the assumption that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a history of operating losses and violations of certain financial covenants under its senior collateralized revolving credit facility and, the Company’s senior collateralized revolving credit facility matures on June 30, 2002. Management’s plans in regard to these matters are also described in Note 1. The matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Hartford, Connecticut

March 15, 2002

READERS OF THESE CONSOLIDATED FINANCIAL STATEMENTS SHOULD BE AWARE THAT THIS REPORT IS A COPY OF A PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP REPORT AND THAT THIS REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP NOR HAS ARTHUR ANDERSEN LLP PROVIDED A CONSENT TO THE INCLUSION OF ITS REPORT IN THIS PROSPECTUS. FURTHERMORE, THIS REPORT HAS NOT BEEN UPDATED SINCE MARCH 15, 2002.

FMF-3

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS	June 26, 2004	December 27, 2003	December 28, 2002
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$882,361	$1,307,094	$632,529
Trade receivables, net of contractual and doubtful accounts allowances of approximately $1,468,000 (unaudited), $1,718,000 and $3,101,000 in 2004, 2003 and 2002, respectively	8,979,346	9,864,996	11,244,259
Inventories	18,001,996	18,874,602	19,062,648
Prepaid expenses and other current assets	1,458,338	876,631	757,843

Total current assets	29,322,041	30,923,323	31,697,279
PROPERTY AND EQUIPMENT—Net of accumulated depreciation and amortization of approximately $10,723,000 (unaudited), $9,640,000 and $7,401,000 in 2004, 2003 and 2002, respectively	3,815,588	4,788,732	5,788,024
DEFERRED FINANCING COSTS—Net of accumulated amortization of approximately $1,573,000 (unaudited), $1,541,000 and $1,127,000 in 2004, 2003 and 2002, respectively	115,500	152,175	433,570
OTHER INTANGIBLE ASSETS—Net of accumulated amortization of approximately $14,772,000 (unaudited), $13,530,000 and $10,522,000 in 2004, 2003 and 2002, respectively	6,078,922	7,385,222	10,830,406
OTHER NONCURRENT ASSETS	657,000	903,325	570,094

TOTAL	$39,989,051	$44,152,777	$49,319,373

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current portion of long-term debt	$34,352,719	$37,696,328	$388,821
Current portion of obligations under capital leases	42,953	40,456	169,685
Accounts payable	23,288,910	21,336,404	20,931,578
Accrued expenses	8,478,361	9,453,780	5,524,192

Total current liabilities	66,162,943	68,526,968	27,014,276

LONG-TERM DEBT—Less current portion	—	—	34,484,123

OBLIGATIONS UNDER CAPITAL LEASES—Less current portion	8,214	33,687	98,178

OTHER LONG-TERM LIABILITIES	129,750	155,310	288,783

PREFERRED STOCK:
Series A Redeemable Convertible Preferred Stock, $0.01 par value, 1,317,391 shares authorized; 1,317,391 shares issued and outstanding (involuntary liquidation value $8,008,086 (unaudited), $7,809,217 and $7,410,369 for 2004, 2003 and 2002, respectively)	8,000,640	7,800,660	7,400,700
Series B Redeemable Convertible Preferred Stock, $0.01 par value 2,042,105 shares authorized; 1,858,239 shares issued and outstanding (involuntary liquidation value $14,394,811 (unaudited), $14,008,967 and $13,232,519 for 2004, 2003 and 2002, respectively)	14,358,616	13,954,108	13,145,092
Series C Convertible Preferred Stock, $0.01 par value, 2,564,102 shares authorized; 2,564,102 shares issued and outstanding (involuntary liquidation value $24,999,995)	24,655,525	24,655,525	24,655,525
Series D Redeemable Convertible Preferred Stock, $0.01 par value, 4,000,000 shares authorized; 2,217,769 shares issued and outstanding (involuntary liquidation value $53,387,507 (unaudited), $51,766,960 and $48,616,879 for 2004, 2003 and 2002, respectively)	53,089,598	51,277,856	47,654,372
Series E Redeemable Convertible Preferred Stock, $0.01 par value, 1,519,757 shares authorized; 988,441 shares issued and outstanding (involuntary liquidation value $21,861,917 (unaudited), $21,473,849 and $20,695,543 for 2004, 2003 and 2002, respectively)	12,049,310	11,636,924	10,812,152

Total preferred stock	112,153,689	109,325,073	103,667,841

COMMITMENTS AND CONTINGENCIES (Notes 1 and 13)
STOCKHOLDERS’ DEFICIT:
Common stock, no par value, 14,484,123 shares authorized; 3,729,412 shares issued	14,650,925	14,650,925	14,650,925
Nonvoting common stock, no par value, 5,000,000 shares authorized, no shares issued and outstanding	2,734,343	2,734,343	2,557,429
Accumulated deficit	(153,750,813)	(149,173,529)	(131,342,182)

	(136,365,545)	(131,788,261)	(114,133,828)
Less treasury stock, at cost (1,795,556 shares)	(2,100,000)	(2,100,000)	(2,100,000)

Total stockholders’ deficit	(138,465,545)	(133,888,261)	(116,233,828)

TOTAL	$39,989,051	$44,152,777	$49,319,373

See notes to consolidated financial statements.

FMF-4

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended		Fiscal Years Ended
	June 26, 2004	June 28, 2003	December 27, 2003	December 28, 2002	December 29, 2001
	(Unaudited)
NET REVENUES	$112,026,592	$108,578,136	$218,015,047	$223,512,843	$264,179,921
COST OF SALES	88,638,799	85,279,281	170,597,432	177,491,050	217,485,317

Gross margin	23,387,793	23,298,855	47,417,615	46,021,793	46,694,604
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	22,184,626	23,773,156	47,492,008	47,798,688	60,245,889
DEPRECIATION AND AMORTIZATION EXPENSE	2,411,879	2,608,736	5,297,625	5,075,883	9,917,951
IMPAIRMENTS OF LONG-LIVED ASSETS	—	464,820	791,653	592,610	18,231,434
(GAIN) LOSS ON DISPOSAL OF FIXED ASSETS AND INTANGIBLE ASSETS	(773,148)	(290,013)	(365,382)	(609,956)	287,772

OPERATING LOSS	(435,564)	(3,257,844)	(5,798,289)	(6,835,432)	(41,988,442)

OTHER INCOME (EXPENSE):
Interest expense	(1,493,826)	(4,155,598)	(7,199,746)	(4,025,584)	(4,442,743)
Interest income	23,762	37,143	69,966	12,618	259,870
Other income (expense)	156,961	321,232	753,954	1,442,899	(40,278)

Total other expense, net	(1,313,103)	(3,797,223)	(6,375,826)	(2,570,067)	(4,223,151)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES	(1,748,667)	(7,055,067)	(12,174,115)	(9,405,499)	(46,211,593)
CUMULATIVE EFFECT OF ADOPTION OF SFAS No. 141 (Note 2)	—	—	—	209,870	—
CUMULATIVE EFFECT OF ADOPTION OF SFAS No. 142 (Note 2)	—	—	—	(920,028)	—

NET LOSS	(1,748,667)	(7,055,067)	(12,174,115)	(10,115,657)	(46,211,593)
Preferred Stock Dividends	(2,828,617)	(2,828,617)	(5,657,232)	(5,657,227)	(5,263,764)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(4,577,284)	$(9,883,684)	$(17,831,347)	$(15,772,884)	$(51,475,357)

BASIC AND DILUTED LOSS PER SHARE:
Loss available to common stockholders before cumulative effect of changes in accounting principles	$(2.37)	$(5.11)	$(9.22)	$(7.79)	$(26.66)
Adoption of SFAS No. 141	—	—	—	0.11	—
Adoption of SFAS No. 142	—	—	—	(0.48)	—

Net loss available to common stockholders	$(2.37)	$(5.11)	$(9.22)	$(8.16)	$(26.66)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted Shares	1,933,856	1,933,856	1,933,856	1,933,856	1,930,856

See notes to consolidated financial statements.

FMF-5

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

SIX MONTHS ENDED JUNE 26, 2004 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001

	Voting Common Stock		Nonvoting Common Stock		Accumulated Deficit	Treasury Stock		Total Stockholders’ Deficit
	Stock	Amount	Shares	Amount		Shares	Amount
BALANCE—December 30, 2000	3,726,412	$14,627,352	—	$1,417,179	(64,148,295)	1,795,556	$(2,100,000)	$(50,203,764)
Net loss	—	—	—	—	(46,211,593)	—	—	(46,211,593)
Dividends accrued and accretion of issuance costs on Series A, B, D and E Redeemable Convertible Preferred Stock	—	—	—	—	(5,263,764)	—	—	(5,263,764)
Stock compensation	—	20,573	—	947,250	—	—	—	967,823

BALANCE—December 29, 2001	3,726,412	14,647,925	—	2,364,429	(115,623,652)	1,795,556	(2,100,000)	(100,711,298)
Net loss	—	—	—	—	(10,115,657)	—	—	(10,115,657)
Issuance of warrant	—	—	—	—	54,354	—	—	54,354
Exercise of stock options	3,000	3,000	—	—	—	—	—	3,000
Dividends accrued and accretion of issuance costs on Series A, B, D and E Redeemable Convertible Preferred Stock	—	—	—	—	(5,657,227)	—	—	(5,657,227)
Stock compensation	—	—	—	193,000	—	—	—	193,000

BALANCE—December 28, 2002	3,729,412	14,650,925	—	2,557,429	(131,342,182)	1,795,556	(2,100,000)	(116,233,828)
Net loss	—	—	—	—	(12,174,115)	—	—	(12,174,115)
Dividends accrued and accretion of issuance costs on Series A, B, D and E Redeemable Convertible Preferred Stock	—	—	—	—	(5,657,232)	—	—	(5,657,232)
Stock compensation	—	—	—	176,914	—	—	—	176,914

BALANCE—December 27, 2003	3,729,412	14,650,925	—	2,734,343	(149,173,529)	1,795,556	(2,100,000)	(133,888,261)
Net loss (unaudited)	—	—	—	—	(1,748,667)	—	—	(1,748,667)
Dividends accrued and accretion of issuance costs on Series Series A, B, D and E Redeemable Convertible Preferred Stock (unaudited)	—	—	—	—	(2,828,617)	—	—	(2,828,617)

BALANCE—June 26, 2004 (Unaudited)	3,729,412	$14,650,925	—	$2,734,343	$(153,750,813)	1,795,556	$(2,100,000)	$(138,465,545)

See notes to consolidated financial statements.

FMF-6

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended		Fiscal Years Ended
	June 26, 2004	June 28, 2003	December 27, 2003	December 28, 2002	December 29, 2001
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,748,667)	$(7,055,067)	$(12,174,115)	$(10,115,657)	$(46,211,593)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,411,879	2,608,736	5,297,625	5,075,883	9,917,951
Stock compensation expense	—	96,499	176,914	193,000	967,823
Noncash interest expense	140,000	2,412,820	4,280,000	204,780	—
Impairments of long-lived assets	—	464,820	791,653	592,610	18,493,434
Amortization of deferred financing costs	137,175	258,103	377,796	459,121	377,320
(Benefit from) provision for contractual allowances and doubtful accounts	(273,209)	(613,119)	(1,383,149)	(2,139,372)	2,044,000
(Gain) loss on disposal of fixed assets and intangible assets	(773,148)	(290,013)	(365,382)	(609,956)	287,772
Cumulative effect of adoption of SFAS No. 142	—	—	—	920,028	—
Effect of changes in operating assets and liabilities:
Trade receivables	1,158,859	3,568,577	1,679,731	5,757,065	127,680
Inventories	872,606	(312,817)	188,046	3,492,304	1,655,303
Prepaid expenses and other current assets	(581,707)	(20,322)	(118,788)	(156,132)	(75,510)
Accounts payable	1,952,506	(2,672,137)	404,826	(3,518,107)	(3,489,512)
Accrued expenses	(1,083,503)	(472,905)	(500,126)	(1,306,800)	(3,151,638)
Other	220,765	(683,038)	615,977	(304,522)	290,223

Net cash provided by (used in) operating activities	2,433,556	(2,709,863)	(728,992)	(1,455,755)	(18,766,747)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(111,387)	(685,927)	(1,336,906)	(1,158,657)	(1,845,714)
Proceeds from sale of prescription files, net	752,100	130,000	420,361	429,674	221,750
Payments for intangible assets	—	(142,848)	(213,161)	(109,000)	(50,000)

Net cash provided by (used in) investing activities	640,713	(698,775)	(1,129,706)	(837,983)	(1,673,964)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	—	—	—	4,000,000	—
Proceeds from convertible subordinated notes	—	4,000,000	4,000,000	—	—
Repayment of amounts outstanding on revolving credit facility, net	(3,343,610)	149,424	(1,176,616)	(692,775)	(4,122,912)
Repayment of other long-term debt, net	—	—	—	(31,048)	(67,914)
Repayment of obligations under capital leases	(22,976)	(152,624)	(193,720)	(712,612)	(988,319)
Payment of deferred financing costs	(132,416)	—	(96,401)	(587,911)	(235,950)
Proceeds from exercise of stock options	—	—	—	3,000	—
Proceeds from issuance of Series E Redeemable Convertible Preferred Stock	—	—	—	—	9,574,989

Net cash (used in) provided by financing activities	(3,499,002)	3,996,800	2,533,263	1,978,654	4,159,894

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(424,733)	588,162	674,565	(315,084)	(16,280,817)
CASH AND CASH EQUIVALENTS—Beginning of period	1,307,094	632,529	632,529	947,613	17,228,430

CASH AND CASH EQUIVALENTS—End of period	$882,361	$1,220,691	$1,307,094	$632,529	$947,613

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid for:
Interest	$1,216,651	$1,484,675	$2,541,950	$3,827,475	$3,891,659

Equipment acquired under capital lease obligations	$—	$—	$—	$—	$35,212

See notes to consolidated financial statements.

FMF-7

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001

1. Business, Merger and Going Concern

Business—The accompanying consolidated financial statements include Familymeds Group, Inc. and its wholly-owned subsidiaries. Familymeds Group, Inc. and subsidiaries (collectively, the “Company”) are engaged in the sale and distribution of pharmacy products, vitamins, and other health and wellness products through retail pharmacies and integrated mail order and e-commerce distribution.

As of June 26, 2004, the Company owned or franchised pharmacy locations in 14 states (unaudited). As of June 26, 2004 and June 28, 2003, there were 76 (unaudited) and 84 (unaudited) owned locations, respectively, and seven (unaudited) franchised locations for both quarters. As of December 27, 2003, the Company owned or franchised pharmacy locations in 16 states. As of December 27, 2003, and December 28, 2002, there were 82 and 85 owned locations, respectively, and seven franchised locations for both years. The Company is not actively seeking to franchise additional locations.

Mail order and e-commerce operations encompass sales orders received through the mail, internet, phone and facsimile. The Company’s Internet site, www.familymeds.com, was launched in September 1999 and sells a broad array of prescriptions and health and beauty aid products.

Merger—On March 19, 2004, the Company entered into an Agreement and Plan of Merger which was amended on July 1, 2004 (as amended, the “Merger Agreement”) with DrugMax, Inc. (“DrugMax”). Under the terms of the Merger Agreement, on the effective date, the Company will be merged into DrugMax, which will be the surviving corporation in the merger (the “Merger”). The separate existence of the Company will cease and the name of the surviving corporation will be DrugMax. Prior to the Merger, warrants to purchase 891,859 shares of Series E will be exercised by the noteholders. DrugMax will issue 10,470,507 shares of DrugMax common stock to certain preferred shareholders and note holders of the Company in connection with the Merger. The note holders will receive DrugMax shares valued at $8 million and the remaining shares will be allocated to the Company’s preferred shareholders based on liquidation preferences. Assuming a ten-day-weighted stock price of $4.85 at closing (the closing bid price of DrugMax common stock on June 10, 2004), the Series E shareholders will receive DrugMax stock equal to their full liquidation preference, the Series C and D shareholders will receive DrugMax stock equal to approximately 21% of their liquidation preferences and the Series A and B shareholders will receive no consideration for their shares. In addition, assuming a ten-day-weighted stock price of $4.85, DrugMax will issue 1,731,650 shares of DrugMax restricted common stock to certain employees and directors of the Company that will remain employees and directors of DrugMax after the Merger. The shares will vest on the earlier of six months and one day from the merger and March 25, 2005. Collectively, such shares of DrugMax common and restricted common stock will represent approximately 60% of the total number of DrugMax shares outstanding immediately after closing. The Company will record compensation expense of $8.4 million, assuming a stock price of $4.85, the closing bid price on June 10, 2004 related to the 1,731,650 restricted shares issued to certain employees and directors ratably over the vesting period. The proposed transaction is subject to the approval of DrugMax and FMG’s stockholders and regulatory approval, among other conditions. The Merger will be treated as a purchase of DrugMax by the Company for accounting purposes.

The Company’s senior collateralized revolving credit facility and term loan matures on August 31, 2004. Additionally, the Company incurred net losses of $1.7 million (unaudited), $12.2 million and $10.1 million for the first six months of 2004 and for fiscal 2003 and 2002, respectively. As of June 26, 2004 and December 27, 2003, the Company had a stockholders’ deficit of $138.5 million (unaudited) and $133.9 million, respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company believes that the Merger will enable the combined company to improve its purchasing power and increase

FMF-8

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

revenues by leveraging the distribution platform of both companies. The Company believes the transaction will provide for immediate purchasing synergies. The Company has received proposals for a senior collateralized credit facility of up to $65 million to be used to repay in full the Company’s and DrugMax’s existing credit facilities. Management believes that with the purchasing synergies from the Merger, the effect of other cost cutting initiatives undertaken by the Company in 2004 and the expected new credit facility, that the Company will continue as a going concern. However, there is no assurance that adequate financing will be obtained or that the Merger will be consummated.

In August 2004, the maturity date of the senior collateralized revolving credit facility and the term loan was extended to October 8, 2004. In October 2004 the merger agreement was further amended whereby in-the-money stock options and restricted shares will be granted to certain employees and directors in lieu of the restricted stock discussed above, and the maturity date of the senior collaterized revolving credit facility and the term loan was further extended to November 12, 2004.

2. Summary of Significant Accounting Policies

Fiscal Periods—The Company reports on a 52-53 week fiscal year. Fiscal years 2003, 2002 and 2001 each include 52 weeks. The Company’s fiscal quarters include 13 weeks and end on a Saturday. Fiscal 2004 will include 53 weeks.

Principles of Consolidation—The consolidated financial statements include the accounts of Familymeds Group, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Revenue Recognition—The Company derives its revenues primarily from its pharmacy retail operations. Revenues from pharmacy operations are comprised of both retail pharmacy sales in Company-owned locations and franchise revenues from franchised pharmacies. Revenues from pharmacy sales, net of contractual allowances from third-party payors, are recognized at the time of sale. Revenues from franchised and managed pharmacies represent franchise fees which are based on a percentage of the revenues of the franchised/managed pharmacy. The Company also derives revenues from the mail order and e-commerce operations which are recorded on a gross basis, are presented net of discounts and are recognized when products are shipped to customers.

The Company participates in various third-party provider networks and state Medicaid programs. Under a majority of these networks, revenue is adjudicated at the time of sale. However, for certain third-party providers and state Medicaid programs, revenue is reported at the estimated net realizable amount and adjusted in future periods as final settlements are determined.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates. Management’s estimates relate primarily to determining the allowance for doubtful accounts and impairments of long-lived assets.

Cash and Cash Equivalents—The Company considers investments with original maturities of three months or less to be cash equivalents.

Inventories—Inventories consists of pharmaceuticals and other retail merchandise owned by the Company. Inventories are stated at the lower of cost (first-in, first-out method for pharmaceutical inventory and retail

FMF-9

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

method for retail merchandise inventory) or market. Inventories are recorded net of a reserve for obsolescence of approximately $1,068,000 (unaudited), $1,046,000 and $1,374,000 at June 26, 2004, December 27, 2003 and December 28, 2002, respectively.

Property and Equipment—Property and equipment are stated at cost less accumulated depreciation and amortization, which includes the amortization of assets recorded under capital leases. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets with a mid-month convention being applied to the first year assets are placed into service. Furniture and fixtures, computer equipment and software, excluding website software costs, are depreciated over estimated useful lives of five years. Capitalized website software costs are amortized over three years. Leasehold improvements and equipment purchased under capital leases are amortized over the shorter of the useful life of the asset or the lease term. When fixed assets are retired or sold, the asset cost and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is included in the consolidated statements of operations.

Intangible Assets—Prescription file intangible assets were recorded at fair value in connection with store acquisitions. The Company amortizes prescription files on a straight-line basis over an estimated useful life of seven years.

Goodwill, which represented the excess of the purchase price over the fair value of net assets acquired, was amortized on a straight-line basis over seven years through December 28, 2002. In June 2001, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 eliminated the pooling of interests method of accounting for acquisitions and also required any negative goodwill to be written off as of the date of adoption. SFAS No. 141 was effective for fiscal years beginning after December 15, 2001. In accordance with SFAS No. 141, the Company wrote-off unamortized negative goodwill of approximately $210,000 during fiscal 2002 as a cumulative effect of change in accounting principle. Upon adoption of SFAS No. 142 goodwill is no longer subject to amortization over its estimated useful life. Instead, SFAS No. 142 requires that goodwill be evaluated, at least annually, for impairment by applying a fair-value-based test and if impairment exists, a charge to earnings be recorded. The Company wrote-off the remaining amount of goodwill of approximately $920,000 upon the adoption of SFAS No. 142 in fiscal 2002 as a result of an impairment test conducted. The Company had no goodwill as of June 26, 2004, December 27, 2003 and December 28, 2002.

Noncompete agreements relate to agreements with former storeowners who sold their pharmacies to the Company. These agreements are amortized on a straight-line basis over the lives of the agreements, generally two to five years.

Royalty rights relate to the purchase of certain franchise license agreements and are amortized on a straight-line basis over an estimated life of 20 years.

Trademarks are amortized on a straight-line basis over their estimated life of 20 years.

Deferred financing costs are being amortized as interest expense on an effective yield basis over the terms of the related debt. Amortization of approximately $137,000 (unaudited) and $258,000 (unaudited) for the six months ended June 26, 2004 and June 28, 2003, respectively, and $378,000, $459,000 and $377,000 for the fiscal years ended December 27, 2003, December 28, 2002, and December 29, 2001 respectively, was recorded as interest expense in the accompanying consolidated statements of operations.

FMF-10

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Impairment of Long-Lived Assets—The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the related assets, the Company recognizes an impairment loss. Impairment losses are measured as the amount by which the carrying amount of the assets, including related intangible assets, exceeds the estimated future cash flows for the assets (see Note 4). For purposes of recognizing and measuring impairment of long-lived assets, the Company generally evaluates assets at the store level. The stores closed in fiscal 2003 did not meet the criteria to be classified as discontinued operations under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which was adopted by the Company in fiscal 2003, since the closed stores were located near other Company stores, and management believes that the customers will continue to use other Company stores in that region, since the other stores are located within a reasonable geographical proximity to closed stores.

Store Opening and Closing Costs—Store opening costs are charged directly to expense when incurred. When the Company makes a decision to close a store, the estimated unrecoverable costs, including remaining lease obligations (net of estimated sublease rental income commencing in fiscal 2003 upon adoption of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities), are charged to expense.

Concentration of Credit Risk—The Company’s receivables are principally from third-party insurance plans and state Medicaid programs (collectively, “Third-Party Customers”). The largest individual Third-Party Customer accounted for approximately 13% (unaudited) and 12% (unaudited) of net revenues for the six months ended June 26, 2004 and June 28, 2003, respectively and 13%, 11% and 12% of net revenues for the years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively. Total gross trade receivables for this customer were $707,000 (unaudited), $1,814,000 and $1,839,000 as of June 26, 2004, December 27, 2003 and December 28, 2002, respectively.

Advertising—Advertising costs are charged to expense as incurred and were approximately $780,000 (unaudited) and $932,000 (unaudited) for the six months ended June 26, 2004 and June 28, 2003, respectively and $1,892,000, $1,861,000 and $1,798,000 for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

Shipping and Handling Costs—Shipping and handling costs are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. Shipping and handling costs were approximately $619,000 (unaudited) and $566,000 (unaudited) for the six months ended June 26, 2004 and June 28, 2003, respectively and $1,095,000, $1,087,000 and $1,707,000 for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

Income Taxes—The Company accounts for income taxes according to the provisions of SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax effects attributable to operating loss carryforwards and to differences between the financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be reversed. Valuation allowances are established for deferred tax assets when realization is not likely.

Loss per Share—Basic loss per share represents loss available to common stockholders divided by the weighted average number of common shares outstanding during the period. Common shares outstanding excludes shares in escrow (see Note 8). Diluted loss per share reflects additional common shares that would have been outstanding if potentially dilutive shares had been issued or earned, determined under the treasury stock method. During the first six months of 2004 and the fiscal years 2003, 2002 and 2001, options to purchase

FMF-11

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

978,258 (unaudited), 1,032,675, 1,283,842 and 1,370,926 shares of common stock and all convertible preferred stock were excluded from the computation of loss per share since inclusion is antidilutive for all such periods.

Segments—During the six months ended June 26, 2004, and fiscal years 2003 and 2002, the Company has operated as one business segment. During fiscal 2001, the Company operated as two business segments: retail segments and mail order/e-commerce. The segments were identifiable based on the types of products and their distribution channels. The Company considered retail and mail order/e-commerce to be two distinct segments because the operating results of each were compiled, reviewed and managed separately through December 29, 2001 (see Notes 4 and 14).

Stock-Based Compensation—The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“Opinion 25”), and its related interpretations in accounting for employee stock compensation and Emerging Issues Task Force (“EITF”) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, to account for options issued to nonemployees.

Forfeitures are accounted for in the period the options are actually forfeited. Had compensation cost for the Company’s stock-based compensation plans been determined based on the fair value at the grant dates for awards consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company’s net loss would have decreased (increased) to the pro forma amounts indicated below:

	Six Months Ended		Fiscal Year Ended
	June 26, 2004	June 28, 2003	December 27, 2003	December 28, 2002	December 29, 2001
	(Unaudited)
Net loss available to common shareholders, as reported	$(4,577,284)	$(9,883,684)	$(17,831,347)	$(15,772,884)	$(51,475,357)
Effect of stock-based employee compensation expense determined under fair method valuation for all awards	(6,987)	22,338	44,676	(3,334)	(726,280)

Pro forma net loss	$(4,584,271)	$(9,861,346)	$(17,786,671)	$(15,776,218)	$(52,201,637)

Basic and diluted net loss per share:
As reported	$(2.37)	$(5.11)	$(9.22)	$(8.16)	$(26.66)
Pro forma	$(2.37)	$(5.10)	$(9.20)	$(8.16)	$(27.04)

The fair value of each option grant has been estimated for SFAS No. 123 purposes on the date of grant using the Black Scholes pricing model with the following assumptions:

	Six Months Ended		Fiscal Year Ended
	June 26, 2004	June 28, 2003	December 27, 2003	December 28, 2002	December 29, 2001
(Unaudited)
Risk-free interest rate	— %	2.62%	2.62%	3.63% – 5.71%	4.40% – 6.11%
Expected life	—	3 years	3 years	3 years	3 years
Volatility	— %	— %	— %	— %	— %
Dividend yield	— %	— %	— %	— %	— %
Weighted average fair value of each option granted	—	$0.67	$0.67	$0.67	$2.35

FMF-12

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Unaudited interim financial statements—The consolidated financial statements and related notes as of June 26, 2004 and for the six months ended June 26, 2004 and June 28, 2003 are unaudited. All adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of financial condition, results of operations, statements of changes in stockholders’ deficit and cash flows, have been made. The results of operations for the six months ended June 26, 2004 are not necessarily indicative of the results that may be expected for a full year.

Reclassifications—Certain reclassifications have been made to prior year financial statements to conform with the current year presentation.

3. New Accounting Pronouncements

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The provisions of SFAS No. 149 are generally effective for contracts entered into or modified after June 30, 2003 and are to be applied prospectively. The adoption of this Statement did not have a material impact on the Company’s consolidated results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify certain financial instruments as a liability (or an asset in some circumstances). The scope of SFAS No. 150 includes financial instruments issued in the form of shares that are mandatorily redeemable and that embody unconditional obligations requiring the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur. The SFAS has subsequently issued four staff positions which include FSP 150-1, Issuer’s Accounting for Freestanding Financial Instruments Composed of More Than One Option or Forward Contract Embodying Obligations under SFAS No. 150, FSP 150-2, Accounting for Mandatorily Redeemable Shares Requiring Redemption by Payment of an Amount that Differs from the Book Value of Those Shares, under SFAS No. 150, FSP 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150 and FSP 150-4, Issuers’ Accounting for Employee Stock Ownership Plans under SFAS No. 150. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of this Statement had no impact on the Company’s consolidated financial statements.

The Company adopted FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” effective December 29, 2002. This interpretation requires certain guarantees to be recorded at fair value as opposed to the current practice of recording a liability only when a loss is probable and reasonably estimable. It also requires a guarantor to make enhanced disclosures concerning guarantees, even when the likelihood of making any payments under the guarantee is remote. The adoption of this Statement did not have a material impact on the Company’s consolidated results of operations or financial position.

FMF-13

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

The Company adopted FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” effective December 29, 2002. This interpretation requires a company to consolidate variable interest entities (“VIE”) if the enterprise is a primary beneficiary (holds a majority of the variable interest) of the VIE and the VIE possesses specific characteristics. It also requires additional disclosures for parties involved with VIEs. The adoption of this Statement did not have a material impact on the Company’s consolidated results of operations or financial position.

The Company adopted FASB Interpretation No. (“FIN”) 46, (revised December 2003), “Consolidation of Variable Interest Entities,” effective December 24, 2003. This interpretation addresses how a business should evaluate controlling financial interest in an entity. FIN 46R replaces FASB Interpretation No. 46. The adoption of this Statement did not have a material impact on the Company’s consolidated results of operations or financial position.

4. Impairments of Long-lived Assets

Stores—During the six months ended June 26, 2004 and June 28, 2003, the Company approved the closure of six and two underperforming stores, respectively. During the fiscal years ended December 27, 2003, December 28, 2002 and December 27, 2001, the Company approved the closure of five, 16 and 21 underperforming stores, respectively. As a result, the Company recorded impairments of long-lived assets of approximately $182,000, $170,000 and $2,746,000 in the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively, primarily related to the prescription file intangible assets and equipment for these locations. Additionally, estimated lease obligations of approximately $180,000, $348,000 and $424,000 were accrued during the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively and are included in write-downs of long-lived assets. During the six months ended June 26, 2004 and the fiscal year ended December 27, 2003, the Company had favorable settlements on lease obligations of approximately $67,000 (unaudited) and $206,000, respectively. These store closures did not meet the criteria to be classified as discontinued operations. Revenues for stores closed were $1.7 million, $11.8 million and $8.4 million for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively. The operating loss for the stores closed was $0, $0.4 million and $1.1. million for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

The Company incurred impairment charges for prescription file intangible assets and property and equipment of approximately $635,000, $75,000 and $136,000 relating to underperforming and relocated stores during the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001. The Company recorded no impairments of long-lived assets for the six months ended June 28, 2004, and impairments of $465,000 (unaudited) for the six months ended June 29, 2003.

Mail Order and e-Commerce Operations—In December 2001, the Company determined that certain assets of its mail order and e-commerce segment were impaired and the Company decided to close its automated distribution facility and to significantly decrease the operating capacity of the mail order and e-commerce business. The Company recorded an impairment charge of approximately $4,518,000 related to the long-lived assets of the mail order and e-commerce business during 2001.

FMF-14

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Strategic Alliance Agreement with Investor (“Strategic Alliance Agreement”)—During 2001, the Company determined that the intangible asset related to a strategic alliance agreement with an investor was impaired (see Note 8). Therefore, the Company wrote-off the remaining unamortized asset of $10,407,000 during fiscal 2001.

5. Property And Equipment

Property and equipment consists of:

	June 26, 2004	December 27, 2003	December 28, 2002
	(Unaudited)
Computer equipment and software	$7,858,236	$7,848,973	$6,733,692
Furniture, fixtures and equipment	4,249,023	4,119,995	3,330,256
Leasehold improvements	2,254,786	2,282,819	1,742,675
Equipment under capital lease obligations	176,651	176,651	1,382,221

Total	14,538,696	14,428,438	13,188,844
Less accumulated depreciation and amortization	(10,723,108)	(9,639,706)	(7,400,820)

Property and equipment, net	$3,815,588	$4,788,732	$5,788,024

Depreciation and amortization expense of the Company’s property and equipment was approximately $1,131,000 (unaudited) and $1,128,000 (unaudited) for the six months ended June 26, 2004 and June 28, 2003, respectively and $2,270,000, $2,182,000 and $3,603,000 for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

6. Intangible Assets

Other intangible assets consists of:

	June 26, 2004		December 27, 2003		December 28, 2002
	(Unaudited)
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Prescription files	$18,966,983	$(13,474,307)	$19,025,178	$(12,262,725)	$19,619,279	$(9,512,433)
Noncompete agreements	893,867	(878,867)	899,131	(868,399)	900,395	(810,453)
Royalty rights	513,500	(192,563)	513,500	(179,725)	513,500	(154,050)
Trademarks	318,127	(67,818)	318,127	(59,865)	318,126	(43,958)
Other	158,912	(158,912)	158,912	(158,912)	—	—

	$20,851,389	$(14,772,467)	$20,914,848	$(13,529,626)	$21,351,300	$(10,520,894)

FMF-15

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

The weighted average amortization period for intangible assets is approximately 6.8 years. Amortization expense related to intangible assets was approximately $1,281,000 (unaudited) and $1,481,000 (unaudited) for the six months ended June 26, 2004 and June 28, 2003, respectively and $3,027,000, $2,894,000 and $6,315,000 for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

Estimated future amortization expense for the succeeding five years is as follows:

Fiscal Year Ending	Amount
2004	$2,708,165
2005	2,397,645
2006	1,339,968
2007	286,056
2008	193,724

Total	$6,925,558

In accordance with SFAS No. 142, the Company discontinued the amortization of goodwill effective December 30, 2001. A reconciliation follows of the net loss reported in the accompanying consolidated statements of operations to the pro forma amounts adjusted for the exclusion of goodwill amortization. No tax benefit has been reflected in the pro forma adjustment since a valuation allowance is provided against the Company’s deferred tax asset. The pro forma results reflecting the exclusion of goodwill amortization have been prepared only to demonstrate the impact of goodwill amortization on net loss and are for comparative purposes only.

	2003	2002	2001
Previously reported net loss	$(12,174,115)	$(10,115,657)	$(46,211,593)
Goodwill amortization	—	—	182,508

Adjusted net loss	(12,174,115)	(10,115,657)	(46,029,085)
Preferred stock dividends	(5,657,232)	(5,657,227)	(5,263,764)

Adjusted net loss available to common stockholders	$(17,831,347)	$(15,772,884)	$(51,292,849)

Basic and diluted loss per share:
Net loss available to common stockholders	$(9.22)	$(8.16)	$(26.66)
Goodwill amortization	—	—	0.09

Adjusted net loss per share available to common stockholders	$(9.22)	$(8.16)	$(26.57)

For the six months ended June 26, 2004 and June 28, 2003, the pro forma and actual data are the same, since the Company had no goodwill amortization for either period.

FMF-16

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

7. LONG-TERM DEBT

Long-term debt consists of the following:

	June 26, 2004	December 27, 2003	December 28, 2002
	(Unaudited)
GECC Agreement:
Revolver	$22,862,891	$25,077,638	$26,050,459
Term loan	4,000,000	4,000,000	4,000,000
12% convertible subordinated notes	4,000,000	4,000,000	—
7% convertible subordinated debentures	—	—	4,800,000
9% subordinated promissory notes payable	3,489,828	4,618,690	—
Other	—	—	22,485

Total	34,352,719	37,696,328	34,872,944
Less current portion	(34,352,719)	(37,696,328)	(388,821)

Long-term debt, net of current portion	$—	$—	$34,484,123

Senior Collateralized Revolving Credit Facility and Term Loan—On July 2, 1999, the Company entered into a $25,000,000 senior collateralized revolving credit facility (the “GECC Agreement”) with General Electric Capital Corporation (“GECC”). In November 2000, the facility was increased to $31,000,000. The facility matures on August 31, 2004 (see Note 1). Available credit under the facility is based on eligible receivables, inventory and prescription files, as defined by the GECC Agreement. The facility is secured by all assets of the Company.

Interest is calculated at either the index rate (as defined) plus an applicable index margin (as defined) or, at the option of the Company, at an adjusted monthly LIBOR index rate plus an applicable LIBOR margin (as defined). The applicable index margin and applicable LIBOR margin may be adjusted prospectively as determined by the Company’s financial performance. As of June 26, 2004, the interest rates in effect were 5.36% (unaudited) and 7.25% (unaudited) for LIBOR and the index rate, respectively. As of December 27, 2003, the interest rates in effect were 5.56% and 7.25% for LIBOR and the index rate, respectively, and at December 28, 2002, the rates were 5.81% and 7.25%, respectively. Interest is payable monthly.

The GECC Agreement requires compliance with certain restrictive covenants including, but not limited to, minimum EBITDA, maximum capital expenditures, minimum net worth, minimum prescriptions filled, minimum inventory turnover, maximum trade receivable days sales outstanding and limitations on additional indebtedness.

In June 2001, the agreement was amended (the “June 2001 Waiver and Amendment Agreement”) The June 2001 Waiver and Amendment Agreement established a $4 million reserve against the borrowing availability (reducing the maximum availability on the revolver to $27,000,000) and new minimum EBITDA financial covenants beginning with the fiscal month of June 2001 and for each fiscal month through December 2001. The Company violated the EBITDA financial covenant requirements under the June 2001 Waiver and Amendment Agreement. On January 22, 2002, the Company obtained a waiver and amendment from GECC (the “January 2002 Waiver and Amendment”), which waived these violations and amended the GECC Agreement. The January 2002 Waiver and Amendment also provided for a minimum EBITDA financial covenant measured monthly and a term loan of $4,000,000. Interest on the term loan is payable monthly and is calculated as an adjusted monthly LIBOR index rate (as defined) plus an applicable LIBOR margin (as defined). Additional paid-in-kind interest at 7.00% per annum accrues on the term loan.

FMF-17

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

On August 19, 2002, the Company entered into an Amended and Restated Credit Agreement (the “August 2002 Amendment”) with GECC. The August 2002 Amendment increased the borrowing base by $5,100,000. There was no impact on the maximum availability on the revolver, which remained at $27,000,000. This amendment extended the maturity date of the revolver and the term loan to August 19, 2003.

On August 14, 2003, the maturity date of the revolver and term loan was extended to August 20, 2003. Later, the maturity date was further extended to September 26, 2003.

On September 24, 2003, the Company entered into a Waiver and First Amendment to the Amended and Restated Credit Agreement (the “September 2003 Amendment”), which extended the maturity date of the revolver and term loan to April 21, 2004. The September 2003 Amendment also waived the violation of certain financial covenants in February 2003 and April through August 2003 as well as other events of default, changed covenant requirements through the maturity date of the agreement, and increased the interest rates on amounts outstanding by 25 basis points. Under the terms of the September 2003 Amendment, the Company was required to have a letter of intent(s) providing for new capital of not less than $11 million. Since a letter of intent was not obtained prior to January 31, 2004, the maximum availability of the revolver was reduced by $1,000,000 to $26,000,000. Subsequently on October 24, 2003, the Company entered into the Second Amendment (the “October 2003 Amendment”) to the Amended and Restated Credit Agreement, which placed GECC approval requirements on future compensation increases to certain members of senior management.

On April 16, 2004, the Company entered into a Third Amendment to the Amended and Restated Credit Agreement (the “April 2004 Amendment”), which extended the maturity date of the revolver and term loan to August 31, 2004. The April 2004 Amendment also waived the violation of certain financial covenants in fiscal 2003 and January and February 2004 and established new EBITDA covenants commencing in March 2004. The Company was in compliance with these covenants for the fiscal months March through June 2004 (unaudited).

Convertible Subordinated Notes Payable and Guarantee—On August 19, 2002, the Company entered into a Capital Support and Subscription Agreement (the “Support Agreement”) with existing investors. Under the terms of the limited guarantee agreements, certain investors guaranteed $6 million of the Company’s indebtedness under the GECC Agreement (the “Guarantees”). Certain investors also committed to make $4 million available to the Company for working capital purposes. In exchange for the commitment and Guarantees, the Company issued warrants to purchase 438,249 shares of Series E Preferred Stock at an exercise price of $9.87 per share (see Note 8).

On January 23, 2003, the Company utilized the commitment and $4 million of 12% convertible subordinated promissory notes (the “Notes”) were issued by the Company. While these Notes accrue interest at a rate of 12% per annum, the Notes provide for aggregate interest of $4 million at maturity during fiscal 2003. Accordingly interest of $4 million was accrued during fiscal 2003. The Notes and Guarantee were scheduled to mature on August 19, 2003 but were extended to April 21, 2004 and then to August 31, 2004 (see Note 1). In the event of a qualified offering, the principal balance of the Notes will be converted into shares of the Company’s preferred stock that are sold in an offering of at least $10 million. The conversion shall be at the price per share paid by the investors in the offering.

In connection with the Merger, the Notes are to be converted into DrugMax common stock valued at $8 million and the warrants to purchase 438,249 shares of Series E Preferred Stock will be exercised.

FMF-18

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Convertible Subordinated Debentures—On October 29, 1999, the Company issued $4,800,000 of 7% subordinated convertible debentures (the “Debentures”) in connection with an acquisition. The entire principal amount of the Debentures was originally due in full on October 29, 2003. In September 2003, the Company entered into the First Amendment to the Convertible Subordinated Debentures (the “Promissory Notes”) of the same principal amount. The Promissory Notes bear interest at 9% per annum and are payable in equal monthly installments of principal and interest of approximately $219,000 until October 30, 2004 at which time a balloon payment of approximately $2.5 million is due. The Promissory Notes contain certain covenants, none of which are more restrictive than those contained in the GECC Agreement. In consideration of the Debenture holders signing the Promissory Notes, the Company issued the holders warrants to purchase 492,306 shares of the Company’s nonvoting common stock at an exercise price of $9.75 per share. These warrants have no value ascribed to them using the Black-Scholes model. The Promissory Notes are subordinated to other obligations of the Company.

8. Capital Stock

Series E Redeemable Convertible Preferred Stock—On June 22, 2001, the Company issued to existing investors 988,441 shares of Series E Redeemable Convertible Preferred Stock (“Series E Preferred Stock”) at a purchase price of $9.87 per share for aggregate proceeds of $9,755,913. In connection with this transaction, the Company incurred $180,924 of professional fees and closing costs, which were offset against the proceeds in the accompanying consolidated balance sheets. The carrying amount of the Series E Preferred Stock is increased by periodic accretion, using the effective interest method, with charges to accumulated deficit so that the carrying amount will equal the redemption amount, including accrued but unpaid dividends, at the redemption date. For the six months ended June 26, 2004 and the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, $22,154 (unaudited), $44,308, $44,308 and $22,154, respectively, of expenses were accreted.

The Series E Preferred Stock is convertible into common stock at any time and shall automatically convert into common stock upon the closing of an initial public offering. As of December 27, 2003 and June 26, 2004, Series E was convertible into common stock at $9.87 per share. The Series E Preferred Stock accrues dividends at 8% per annum, is senior to all other classes of stock and has certain special voting rights. Upon a liquidation event, Series E preferred shareholders are entitled to receive the greater of the value of two times the liquidated value plus accrued dividends or the amount received on an “as converted” basis. The holders have the right to require the Company to redeem the Series E Preferred Stock in August 2005. As of June 26, 2004, December 27, 2003 and December 28, 2002, cumulative Series E Preferred Stock dividends in arrears amounted to $2,350,091 (unaudited), $1,962,023 and $1,170,710, respectively, which are included in the carrying value of the Series E Preferred Stock.

Should the Company merge or consolidate into or with another corporation, sell substantially all of the assets or more than 50% of the capital of the Company, each holder of preferred stock (Series A, B, C, D and E) is entitled to receive the greater of the pro rata share of the Company as if converted or an amount equal to their liquidation preference.

Assuming a ten-day weighted average stock price of $4.85, the closing bid price on June 10, 2004, as a result of the merger, Series E shareholders would receive DrugMax stock equal to their liquidation preference, Series C and D shareholders would receive approximately 21% of their liquidation preference, Series A and B and common shareholders would not receive any consideration.

FMF-19

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

In exchange for the commitment and funding of the Notes (see Note 7), the Company issued warrants to purchase 438,249 shares of Series E Preferred Stock at an exercise price of $9.87 per share. The warrants expire on January 20, 2010. The fair value of the warrants as of the date of issuance was $54,354 using the Black-Scholes model. The fair value of the warrants was recorded as a deferred financing cost and is being amortized over the term of the commitment and Guarantee as interest expense.

Series D Redeemable Convertible Preferred Stock—In July 2000, the Company issued to an investor group 1,542,188 shares of Series D Redeemable Convertible Preferred Stock (“Series D Preferred Stock”), with a par value of $0.01 at a purchase price of $18.37 per share for gross proceeds of $28,330,000. In connection with this transaction, the Company incurred approximately $1,843,000 of professional fees and closing costs, which were offset against the proceeds in the accompanying consolidated balance sheets. The carrying amount of the Series D Preferred Stock is increased by periodic accretion, using the effective interest method, with charges to accumulated deficit, so that the carrying amount will equal the redemption amount, including accrued but unpaid dividends, at the redemption date. For the six months ended June 26, 2004, $182,126 (unaudited) of expenses were accreted. For each of the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, $364,252 of expenses were accreted.

The Series D Preferred Stock is convertible into common stock at any time and shall automatically convert into common stock upon the closing of an initial public offering with gross proceeds of at least $30,000,000. The Series D Preferred Stock shareholders are entitled to convert each share of Series D Preferred Stock into that number of fully paid and nonassessable shares of common stock as is determined by dividing the initial conversion price of $17.80 by the conversion price in effect at the time of conversion. The conversion rate is subject to adjustment for the effects of dilution. The Series D Preferred Stock accrues dividends at 8% per annum, has certain special voting rights and has an initial liquidation value of $18.37 per share. Due to the absence of certain events, including an underwritten public offering of the Company’s stock, not occurring within 18 months, the Series D Preferred Stock shareholders’ conversion price was adjusted. The adjusted conversion price entitles such shareholder to the number of common shares issuable upon conversion of the Series D to be 1.2 times the shareholder’s original investment amount. The change in the conversion ratio had no accounting implications since the conversion terms did not represent a beneficial conversion feature. In the event of an underwritten public offering, dividends will become payable in cash.

In connection with the Series D Preferred Stock issuance, $10,000,000 convertible promissory notes issued in March 2000 were converted into Series D Preferred Stock in fiscal 2000 at $17.45 per share. Upon conversion, the noteholders received 573,017 shares of Series D Preferred Stock and exercised the nondetachable warrants for an additional 102,564 shares of Series D Preferred Stock at a price of $9.75 per share for $1,000,000.

As of June 26, 2004, December 27, 2003 and December 28, 2002, cumulative Series D Preferred Stock dividends in arrears were $12,647,507 (unaudited), $11,026,960 and $7,876,462, respectively, which are included in the carrying value of the Series D Preferred Stock. Upon liquidation or redemption, the Series D Preferred Stock shareholders are entitled to the liquidation value, including any unpaid dividends.

The holders have the right to require the Company to redeem the Series D Preferred Stock in August 2005.

Series C Convertible Preferred Stock—On May 14, 1999, the Company issued to an investor group 2,564,102 shares of Series C Convertible Preferred Stock (“Series C Preferred Stock”), with a par value of $0.01 at a purchase price of $9.75 per share for aggregate proceeds of $25,000,000. In connection with this transaction,

FMF-20

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

the Company incurred $344,475 of professional fees and closing costs, which were offset against the proceeds in the accompanying consolidated balance sheets.

The Series C Preferred Stock shareholders are entitled to convert each share of Series C Preferred Stock into that number of fully paid and nonassessable shares of common stock as is determined by dividing the initial conversion price of $9.75 by the conversion price in effect at the time of conversion. The conversion rate is subject to adjustment for the effects of dilution. Additionally, the Series C Preferred Stock is convertible into common stock at any time and shall automatically convert into common stock upon the occurrence of an initial public offering at a price per share that implies that the Company has a pre-money value of at least $100,000,000 and where the aggregate proceeds to the Company are at least $30,000,000.

The Series C Preferred Stock shareholders are entitled to certain special voting rights, preferential liquidation rights (initial liquidation value of $9.75 per share) and anti-dilutive provisions. Dividends will not accrue on the Series C Preferred Stock, but shareholders will participate in any cash dividend or other asset distribution declared on the common stock on an as-converted basis.

Series B Redeemable Convertible Preferred Stock—On June 8, 1998, the Company issued to an investor group 2,042,105 shares of Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”), with a par value of $0.01 at a purchase price of $4.75 per share for aggregate proceeds of $9,700,000. In connection with this transaction, the Company incurred approximately $225,000 of professional fees and closing costs, which were offset against the proceeds in the accompanying consolidated balance sheets. The carrying amount of the Series B Preferred Stock is increased by periodic accretion, using the effective interest method, with charges to accumulated deficit so that the carrying amount will equal the redemption amount, including accrued but unpaid dividends, at the redemption date. For the six months ended June 26, 2004, $16,508 (unaudited) of expenses were accreted. For each of the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, $33,017 of expenses were accreted.

The Series B Preferred Stock accrues dividends at an annual rate of 8% of liquidation value, as defined, with an initial liquidation value of $4.75 per share. Concurrent with the Series C Convertible Preferred Stock issuance, the conversion price of the Series B Preferred Stock was adjusted to $5.22 per share and the existing 2,042,105 Series B Preferred Stock shares were exchanged for 1,858,239 shares of Series B Preferred Stock with a liquidation value of $5.22 per share. As of June 26, 2004, December 27, 2003 and December 28, 2002, cumulative Series B Preferred Stock dividends in arrears amounted to $4,694,804 (unaudited), $4,308,510 and $3,532,511, respectively, which are included in the carrying value of the Series B Preferred Stock. Upon liquidation or redemption, the Series B Preferred Stock shareholders are entitled to the liquidation value, plus accrued but unpaid dividends. Under certain liquidation circumstances, the cumulative unpaid dividend is increased to a rate of 12% of liquidation value.

The Series B Preferred Stock shareholders are entitled to convert each share of Series B Preferred Stock into that number of fully-paid and nonassessable shares of common stock determined by dividing the initial conversion price of $5.22 by the conversion price in effect at the time of conversion. The conversion rate is subject to adjustment for the effects of dilution. Additionally, the Company has the option to convert each share of Series B Preferred Stock into common stock upon the occurrence of an initial public offering with aggregate gross proceeds to the Company of at least $15,000,000 and at a price per share of at least three times the then conversion price. Upon such conversion, all accrued dividends will be canceled.

FMF-21

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

The holders of Series B Preferred Stock, subject to the consent of both the Series C and Series D Preferred Stock shareholders, also have the right to require the Company to redeem 25% of the Series B Preferred Stock outstanding immediately prior to the fifth anniversary of the Series B Preferred Stock issuance and on the sixth, seventh and eighth anniversaries. As of June 26, 2004, Series B Preferred Stock shareholders could have requested that approximately 465,000 shares of Series B Preferred Stock be redeemed, however, no redemptions were requested by the Series B shareholders as of such date. The Company believes that if a redemption was requested by the Series B shareholders it would not be approved by the Series C and D Preferred Stock shareholders, as required. The Series B Preferred Stock shareholders are entitled to certain special voting rights, registration rights and anti-dilutive provisions.

Series A Redeemable Convertible Preferred Stock—On December 18, 1996, the Company issued to an investor group 900,000 shares of Series A Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) with a par value of $0.01 at a purchase price of $5.55 per share for aggregate proceeds of approximately $5,000,000. In connection with this transaction, the Company incurred approximately $189,000 of professional fees and closing costs, which were offset against the proceeds in the accompanying consolidated balance sheets. The carrying amount of the Series A Preferred Stock is increased by periodic accretion, using the effective interest method, with charges to accumulated deficit so that the carrying amount will equal the redemption amount, including accrued but unpaid dividends, at the redemption date. For the six months ended June 26, 2004 and the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, $0 (unaudited), $0, $0 and $18,910, respectively, were accreted.

Conversion and dividend features are calculated in the same manner as the Series B Preferred Stock with the exception of the following:

•	Series A Preferred Stock initial conversion price was $5.55 per share; and

•	Series A Preferred Stock liquidation value was adjusted from $5.55 per share to $3.795 per share in conjunction with the Series B Preferred Stock issuance.

As of June 26, 2004, Series A Preferred Stock shareholders could have requested that approximately 329,000 shares of Series A Preferred Stock be redeemed; however, no redemptions were requested by the Series A shareholders as of such date. The Company believes that if a redemption was requested by the Series A shareholders it would not be approved by the Series C and D Preferred Stock shareholders, as required.

To redeem a Series A Preferred Stock shareholder in 1998, the Company purchased 468,406 shares of Series A Preferred Stock for $1,749,337. As of June 26, 2004, December 27, 2003 and December 28, 2002, cumulative Series A Preferred Stock dividends in arrears amounted to $3,008,587 (unaudited), $2,810,830 and $2,410,870, respectively, which are included in the carrying value of the Series A Preferred Stock. Voting rights, redemption rights, registration rights and anti-dilutive provisions are identical to Series B Preferred Stock shares.

Common Stock—In July 2000, the Company entered into a five-year Strategic Alliance Agreement with an investor (“Investor”). Concurrently, the Investor purchased 653,239 shares of Series D Preferred Stock of the 1,542,188 shares sold to an investor group as described above. Terms of the Strategic Alliance Agreement provided for the establishment of an internet pharmacy, maintained and endorsed by the Investor. The Company developed over-the-counter (“OTC”) pharmacy content, which was embedded into the website, and acted as the preferred OTC pharmacy fulfillment vendor for the Investor.

In accordance with the Strategic Alliance Agreement, the Company issued 781,425 shares of its common stock at $18.37 per share to the Investor upon execution of the Strategic Alliance Agreement. The $14,354,777

FMF-22

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

was recorded as an intangible asset and was being amortized over a five-year period using the straight-line method. During 2001, the Company determined that the intangible asset was not realizable and wrote-off the remaining unamortized asset of $10,407,000. In addition, the Company placed in escrow 2,115,789 shares of its common stock, of which 1,633,098 of such shares are to be released from escrow to the Investor upon achievement of certain performance criteria. In the event of an initial public offering, or in certain other circumstances, the Investor is entitled to receive from escrow 156,285 shares of the Company’s common stock. Additionally, in the event of an initial public offering, or certain other circumstances, the remaining 326,406 shares of common stock in escrow may be released based upon meeting the performance criteria referred to above. The Company believes that 827 (unaudited), 1,001, 567 and 413 of the performance shares were earned for the six months ended June 26, 2004 and the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively. In July 2005, any unearned shares will be released from escrow under the terms of the Strategic Alliance Agreement.

As of December 27, 2003, 10,341,783 and 1,923,458 shares of the Company’s voting and nonvoting common stock, respectively, were held in reserve for issuance in connection with the conversion privileges of the Series A, B, C, D and E Preferred Stock, convertible debentures and for exercise or issuance of common stock options.

9. Employee Benefits

The Company has a 401(k) defined contribution plan that covers the Company’s eligible full-time employees. During fiscal 2003 the Company elected to contribute 50% of an employee’s pre-tax contribution up to a maximum of 4% of an employee’s eligible compensation. During fiscal 2002, the Company elected to contribute 100% of an employee’s pre-tax contribution up to a maximum of 2% of the employee’s eligible compensation. During fiscal 2001, the Company elected to contribute 100% of an employee’s pre-tax contribution up to a maximum of 4% of the employee’s eligible compensation. During the six months ended June 26, 2004 and June 28, 2003 and the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, the Company contributed approximately $13,000 (unaudited), $331,000 (unaudited), $367,000, $459,000 and $926,000, respectively, to the plan.

10. Income Taxes

The Company incurred net operating losses for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001. Accordingly, no provision for income taxes has been recorded. The following is a summary of deferred income taxes:

	December 27, 2003	December 28, 2002
Gross deferred tax assets	$46,529,330	$41,645,492
Less valuation allowance	(46,529,330)	(41,645,492)

Total deferred tax assets, net	—	—
Deferred tax liabilities	—	—

Net deferred tax asset	$—	$—

A valuation allowance has been established for the net deferred tax asset which, based upon available evidence, will likely not be realized.

FMF-23

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

The components of deferred income taxes at December 27, 2003 and December 28, 2002 are as follows:

	December 27, 2003		December 28, 2002
	Deferred Tax		Deferred Tax
	Assets	Liabilities	Assets	Liabilities
Trade receivables	$669,962	$—	$1,382,000	$—
Inventory	407,779	—	335,551	—
Accrued expenses	623,774	—	1,085,926	—
Property and equipment	150,000	—	177,479	—
Intangible assets	6,997,903	—	5,724,769	—
Tax effect of net operating loss carryforwards	37,679,912	—	32,932,087	—
Other	—	—	7,680	—

		—
Total	$46,529,330	$—	$41,645,492	$—

Following is a reconciliation of the statutory income tax rate to the effective income tax rate for the fiscal years ended December 27, 2003 and December 28, 2002:

	Fiscal Year Ended
	December 27, 2003	December 28, 2002
Statutory rate	(34)%	(34)%
State income tax rate benefit, net of federal effect	(5)%	(4)%
Change in valuation allowance	39%	38%

Effective tax rate	—%	—%

At December 27, 2003, the Company had net operating loss carryforwards (“NOL’s”) for federal and state income tax purposes of approximately $103.4 million and $50.7 million, respectively, that are available, other than as described below, to offset future taxable income and expire from 2016 through 2019. As a result of changes in the Company’s ownership, usage of the Company’s NOL’s is limited. The Company is in the process of quantifying the amount of the limitation; however, the amount of NOL’s that may not be available for usage is estimated at approximately $50 million. The Company is also in the process of determining the amount of NOL’s available for utilization on an annual basis as a result of the ownership changes. Additionally, if the Merger is consummated, it may further reduce the amount of NOL’s available in total and on an annual basis.

11. Stock Options

As of January 1, 1998, the Company adopted its 1998 Non-Qualified Stock Option Plan. The plan was amended July 1, 1999, and the Company’s 1999 Non-Qualified Stock Option Plan (“the 1999 Non-Qualified Stock Option Plan”) was adopted. As of December 27, 2003, 516,377 shares of common stock were reserved for issuance under the 1999 Non-Qualified Stock Option Plan and 412,750 shares were available for grant. The majority of options issued under the 1999 Non-Qualified Stock Option Plan vest evenly over a three-year period and expire after five years.

FMF-24

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

On April 25, 2000, the Company adopted its 2000 Stock Option Plan (“the 2000 Plan”). Options may be granted under the 2000 Plan to employees, directors or consultants. As of December 27, 2003, 1,055,000 shares of nonvoting common stock were reserved for issuance under the 2000 Plan and 592,083 shares were available for grant. Terms of awards are to be determined by the Compensation Committee of the Board of Directors.

Stock option activity for both plans is as follows:

	Number of Shares	Weighted Average Exercise Price
Shares under option at December 28, 2000	947,425	$8.09
Granted	499,500	2.50
Forfeited	(75,999)	11.29

Shares under option at December 29, 2001	1,370,926	5.88
Granted	403,000	1.00
Forfeited	(247,084)	7.29
Cancelled	(240,000)	9.75
Exercised	(3,000)	1.00

Shares under option at December 28, 2002	1,283,842	3.75
Granted	5,000	1.00
Forfeited	(62,167)	0.42
Cancelled	(2,750)	1.00
Expired	(191,250)	1.00

Shares under option at December 27, 2003	1,032,675	3.71
Forfeited	(54,417)	5.27

Shares under option at June 26, 2004 (unaudited)	978,258	3.57

Shares exercisable at June 26, 2004 (unaudited)	911,842

Shares exercisable at December 27, 2003	957,592

As of December 27, 2003, 16% and 84% of the options outstanding were for voting and nonvoting common stock, respectively. The following table summarizes information about stock options outstanding at December 27, 2003:

		Options Outstanding		Options Exercisable
Exercise Price	Number Outstanding at December 27, 2003	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 27, 2003	Weighted Average Exercise Price
$ 0.01	61,175	4.5	$ 0.01	61,175	$ 0.01
1.00	385,833	4.0	1.00	334,500	1.00
2.50	348,417	3.9	2.50	324,667	2.50
5.22	76,500	0.4	5.22	76,500	5.22
9.75	82,000	0.9	9.75	82,000	9.75
15.37	78,750	1.8	15.37	78,750	15.37

	1,032,675			957,592

The weighted average contractual life of options outstanding at December 27, 2003 was 3.31 years

FMF-25

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

In connection with the Series B Preferred Stock sale (see Note 8), the Company’s President received options to purchase 61,175 shares of the Company’s common stock. These options were fully vested as of December 26, 1998. The options are exercisable at $0.01 per share only upon his termination of employment, a sale or merger of the Company, or an initial public offering.

During the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, approximately $177,000, $193,000 and $968,000 of compensation expense related to options granted in prior years at exercise prices less than the estimated then fair value was recorded. The fair value of common stock at the time of the option issuances was estimated by management and based on the most recent equity transaction.

12. Related Party Transactions

The Arrow Employee Benefit Trust (the “Trust”) was created to purchase group medical insurance for the Company, franchisees and certain affiliates. The Board of Trustees of the Trust is composed of certain officers of the Company along with certain franchisees. The Company paid approximately $1,539,779 (unaudited), $1,347,759 (unaudited), $3,164,000, $2,966,000 and $3,843,000 in insurance premiums and administrative fees to the Trust for the six months ended June 26, 2004 and June 28, 2003 and for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

13. Commitments and Contingencies

Operating Leases—The Company leases its headquarter office space under an operating lease expiring in 2007 with a renewal option through 2012. The Company also leases space for its operating pharmacies, vehicles, furniture and fixtures and office equipment under various operating leases. Certain leases include renewal options. Rent expense on these operating leases was approximately $1,560,335 (unaudited), $1,535,920 (unaudited), $3,328,000, $3,167,000 and $3,087,000 for the six months ended June 26, 2004 and June 28, 2003 and the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

Minimum lease payments under these leases are as follows, excluding renewal options:

Fiscal Years
2004	$2,682,323
2005	2,088,917
2006	1,812,790
2007	1,117,037
2008	598,511
Thereafter	571,476

$8,871,054

FMF-26

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—SIX MONTHS ENDED

JUNE 26, 2004 (UNAUDITED) AND JUNE 28, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Capital Lease Obligations—Future minimum lease payments under capital leases at December 27, 2003 are as follows:

2004	$47,200
2005	35,400

Total minimum obligations	82,600
Less amount representing interest	8,457

Present value of net minimum obligations	74,143
Less current portion	40,456

Long-term obligation	$33,687

Other Commitments and Contingencies—Under a wholesale supply agreement with AmeriSource Bergen, the Company is required to purchase a minimum of 90% of its pharmaceuticals from AmeriSource Bergen. In connection with the agreement, AmeriSource Bergen agreed to provide up to $19.5 million of trade credit, including $7 million of extended trade credit to the Company at 9% interest per annum. The agreement with AmeriSource Bergen expires in May 2006. As of December 27, 2003, no amount was outstanding on the extended credit arrangement. As of June 26, 2004, approximately $3,353,000 (unaudited) was outstanding on the extended credit arrangement. This amount is included in accounts payable in the accompanying consolidated balance sheet.

The Company is subject to litigation and claims arising in the ordinary course of business. While the final outcomes of the litigation and claims cannot be determined with certainty, management believes they will not have a material adverse effect on the Company’s consolidated results of operations or financial position.

14. Segment Information

During the year ended, December 29, 2001, the Company operated as two business segments: retail stores and mail order/e-commerce (“E-Commerce”). As discussed in Note 4, in December 2001, the Company decided to close its automated distribution facility and to significantly decrease the operating capacity of the mail order and e-commerce business. Subsequent to fiscal 2001, the Company has operated as one business segment.

Retail—As of June 26, 2004, the Company owned or franchised pharmacy locations in 14 states (unaudited). As of December 27, 2003, the Company owned or franchised pharmacy locations in 16 states. As of June 26, 2004, December 27, 2003, and December 28, 2002, there were 76 (unaudited), 82 and 85 owned locations, respectively, and seven franchised locations for the quarter and both years.

Mail order and e-commerce—The Company’s mail order and e-commerce operations encompass sales orders received through the mail, internet, phone and facsimile. The Company’s Internet site, www.familymeds.com, was launched in September 1999 and sells a broad array of prescriptions and health and beauty aid products.

Following is selected financial information by segment for the year ended December 29, 2001 (in thousands):

	Retail Stores	Mail Order/ E-Commerce	Total
Net revenues	$223,023	$41,157	$264,180
Gross margin	45,667	1,028	46,695
Selling, general and administrative expenses	42,494	8,647	51,141
Operating income (loss) excluding corporate overhead of $37,542	3,173	(7,619)	(4,446)

FMF-27

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—THREE MONTHS ENDED

MARCH 27, 2004 (UNAUDITED) AND MARCH 29, 2003 (UNAUDITED) AND THE FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Management of the Company did not allocate or review corporate overhead, including interest, depreciation and amortization, by segment. Management did not use balance sheet information to manage these segments.

15. Quarterly Financial Information (Unaudited)

Dollars in thousands, except per share amounts	Three Months Ended
	March 29, 2003	June 28, 2003	September 27, 2003	December 27, 2003
Fiscal 2003:
Net revenues	$54,444	$54,134	$54,010	$55,427
Gross margin	11,631	11,668	11,746	12,373
Operating (loss) income	(1,789)	(1,469)	(911)	(1,629)
Net loss	(3,566)	(3,489)	(2,737)	(2,382)
Net loss available to common stockholders	(4,885)	(4,778)	(4,027)	(4,141)
Net loss available to common stockholders, basic and diluted	$(2.53)	$(2.47)	$(2.08)	$(2.14)

Dividends per common share	$—	$—	$—	$—

	Three Months Ended
	March 30, 2002	June 29, 2002	September 28, 2002	December 28, 2002
Fiscal 2002:
Net revenues	$61,028	$55,342	$52,280	$54,863
Gross margin	11,781	11,670	11,331	11,240
Operating loss	(2,290)	(1,327)	(1,322)	(1,896)
Loss before cumulative effect of changes in accounting principles	(3,140)	(2,305)	(2,105)	(1,855)
Cumulative effect of adoption of SFAS No. 141	210	—	—	—
Cumulative effect of adoption of SFAS No. 142	(920)	—	—	—
Net loss	(3,850)	(2,305)	(2,105)	(1,855)
Net loss available to common stockholders	(5,154)	(3,594)	(3,395)	(3,630)
Net loss available to common stockholders, basic and diluted	$(2.66)	$(1.86)	$(1.76)	$(1.88)

Dividends per common share	$—	$—	$—	$—

FMF-28

APPENDIX A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

DRUGMAX, INC.

DrugMax, Inc. (the “Corporation”), a corporation organized and existing under the Nevada Revised Statutes (“NRS”), of the State of Nevada does hereby certify:

I. The Corporation, pursuant to the provisions of NRS 78.403, hereby adopts these Amended and Restated Articles of Incorporation which accurately restate and integrate the Articles of Incorporation filed on October 18, 1993, and all amendments thereto that are in effect to date as permitted by NRS 78.385.

II. Each amendment made by these Amended and Restated Articles of Incorporation (the “Restated Articles”) has been effected in conformity with the provisions of the NRS. The Restated Articles and each amendment thereto were duly approved and adopted by the unanimous written consent of the Corporation’s Board of Directors and by the written consent of stockholders holding at least a majority of the voting power on November 12, 2004, and the consents given for the amendments contained herein were sufficient for approval of such amendments.

III. The original Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the Restated Articles which are as follows:

ARTICLE ONE

The name of the corporation is DrugMax, Inc.

ARTICLE TWO

The purpose or purposes for which this corporation is organized are:

To engage, without qualification, in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE THREE

Section 3.01. AUTHORIZED CAPITAL STOCK. The total number of shares of capital stock the corporation is authorized to issue is Fifty Million (50,000,000) shares, each having a par value of $0.001, of which (i) Forty-Five Million (45,000,000) shares shall be designated as “Common Stock” and (ii) Five Million (5,000,000) shares shall be designated as “Preferred Stock.”

Section 3.02. COMMON STOCK. Each share of Common Stock issued and outstanding shall be entitled to one vote on all matters. Dividends shall be declared and paid only out of funds legally available therefor. Shares of such Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid shares of Common Stock of this corporation shall not be liable to any further call or assessment.

Section 3.03. PREFERRED STOCK. The Board of Directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a)	Whether or not the class or series shall have voting rights, full or limited, or will be without voting rights;

(b)	The number of shares to constitute the class or series and the designation thereof;

(c)	The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d)	Whether or not the shares of any class or series shall be redeemable and, if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e)	Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds shall be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f)	The dividend rate, whether dividends are payable in cash, stock of the corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g)	The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

(h)	Whether or not the shares of any class or series is convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i)	Such other rights and provisions with respect to any class or series as may to the Board of Directors seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE FOUR

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than three (3) nor increased to more than nine (9). Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation’s stock.

ARTICLE FIVE

The Capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation to the powers conferred by statute, the board of directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and to cause to be executed mortgages and liens upon the real and personal property of this corporation.

By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deems expedient and for the best interests of the corporation.

ARTICLE EIGHT

Meetings of the stockholders may be held at such place within or without the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE NINE

This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reference.

ARTICLE TEN

No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE ELEVEN

The Corporation shall, to the full extent permitted by Nevada law, indemnify any person who is or was a director or officer of the Corporation or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by Nevada Law, indemnify any person who is or was an employee or agent of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE TWELVE

To the extent permitted by Nevada Revised Statutes, the personal liability of a director to the Corporation or its shareholders for monetary damages for a breach of duty as a director shall be limited to the amount of compensation, if any, received by the director for serving the Corporation as a director during the year in which the breach of duty occurred. This provision shall apply to the acts and omissions of each director of the Corporation occurring on and after the date of filing of these amended and restated articles of incorporation with the Office of the Secretary of State of Nevada. No amendment to these amended and restated articles of incorporation shall adversely affect any right or protection of a director that exists at the time of such amendment.

IN WITNESS WHEREOF, the undersigned President has executed these Restated Articles of Incorporation as of November     , 2004.

DRUGMAX, INC.

By:
Name: Title:

APPENDIX B

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is made and entered into as of March 19, 2004 (this “Agreement”), by and among DrugMax, Inc., a Nevada corporation (the “Company”), Familymeds Group, Inc., a Connecticut Company (the “Acquired Corporation”), and, to the extent specifically provided herein, Jugal K. Taneja (“Mr. Taneja”), an individual with an address of 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763 and Edgardo A. Mercadante (“Mr. Mercadante”), an individual with an address of 312 Farmington Avenue, Farmington, Connecticut 06032.

WHEREAS, Acquired Corporation wishes to merge with and into the Company (the “Merger”) in accordance with the applicable provisions of the Connecticut Business Corporation Act (“CBCA”) and the Nevada Revised Statutes, Chapter 92A (“NRS”);

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, on the Effective Date (as defined in Section 1.2), Acquired Corporation shall merge with and into the Company in accordance with the CBCA and NRS, the separate corporate existence of Acquired Corporation shall cease, and the Company shall continue as the surviving corporation in the Merger. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.” The name of the Surviving Corporation shall continue to be DrugMax, Inc.

Section 1.2 EFFECTIVE DATE. On the Effective Date (as defined below), the Acquired Corporation and the Company shall cause the Merger to be consummated by filing a duly executed and delivered certificate of merger as required by the CBCA and NRS (the “Certificate of Merger”) with the Secretaries of State of the states of Connecticut and Nevada, in such form as required by, and executed in accordance with the relevant provisions of, the CBCA and NRS. The later of the date and time that the Certificate of Merger is accepted by the Secretaries of State of the states of Connecticut and Nevada, or such other date and time as the Acquired Corporation and the Company shall specify in the Certificate of Merger, shall be hereinafter referred to as the “Effective Date.”

Section 1.3 EFFECT OF THE MERGER. On the Effective Date, the effect of the Merger shall be as provided in this Agreement and the Certificate of Merger and Section 92.250 of the NRS. In addition, on the Effective Date, all rights, franchises and interests of Acquired Corporation and the Company, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer.

Section 1.4 CERTIFICATE OF INCORPORATION. On and after the Effective Date, the Certificate of Incorporation of the Company (the “Company Charter”), in the form attached as Exhibit 1.4 hereto, shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the NRS.

Section 1.5 BY-LAWS OF THE SURVIVING CORPORATION. On and after the Effective Date, the By-Laws of the Company (the “Company By-Laws”), in the form attached as Exhibit 1.5 hereto, shall be the By-Laws of the Surviving Corporation, until amended in accordance with the Certificate of Incorporation of the Surviving Corporation and the NRS.

Section 1.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

(a) Mr. Taneja, Mr. William LaGamba (“Mr. LaGamba”), Mr. Mercadante, Dr. Philip Gerbino, Martin Sperber, Peter Grua and Laura Witt shall be elected in connection with the Merger as the initial directors of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law. Mr. Taneja and Mr. Mercadante shall be elected Co-Chairs of the Board of Directors.

(b) The initial officers (the “Officers”) of the Surviving Corporation elected in connection with the Merger shall be:

Mr. Mercadante	–	Chief Executive Officer
Mr. LaGamba	–	Chief Operating Officer and President
Dale Ribaudo	–	Chief Financial Officer and Senior Vice President, and Treasurer
Allison Kiene	–	Secretary

and the foregoing shall hold office while employed by the Surviving Corporation from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

Section 1.7 CLOSING. Subject to the provisions of this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. Eastern Time, at the offices of Shumaker, Loop & Kendrick, LLP, on a date to be specified by Acquired Corporation and the Company which shall be no later than the fifth business day after satisfaction or waiver of each of the conditions set forth in Article VII (other than the delivery of items to be delivered at Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) or on such other date and such other time and place as Acquired Corporation and the Company shall agree.

Section 1.8 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Acquired Corporation and the Company shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Date, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Acquired Corporation, the officers and directors of the Company and Acquired Corporation immediately prior to the Effective Date are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action.

Section 1.9 MATERIAL ADVERSE EFFECT.

(a) The term “Company Material Adverse Effect” means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (i) is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially adversely affects the ability of the Company to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that no change, effect or circumstance to the extent resulting from any of the following shall be deemed to constitute, in and of itself, a Company Material Adverse Effect, nor shall it be taken into consideration when determining whether there has occurred a Company Material Adverse Effect: (A) general market, economic or political conditions affecting the industries in which the Company participates, provided that such change, effect or circumstance does not have a substantially disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole; (B) compliance with the terms and conditions of this Agreement, the transactions contemplated by this Agreement or the pendency or announcement of this Agreement or the transactions contemplated by this Agreement; (C) any litigation brought or threatened by stockholders of the Company (whether on behalf of the Company or otherwise) arising out of or in connection with the announcement of this Agreement or the consummation of the Merger; (D) any decrease in the market price or trading volume of the Company’s publicly traded common stock; (E) the Company’s failure to meet published industry analyst expectations; or (F) any change in applicable accounting requirements or principles, or applicable laws, rules or regulations which occurs or becomes effective after the date of this Agreement.

(b) The term “Acquired Corporation Material Adverse Effect” means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Acquired Corporation Material Adverse Effect, (i) is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, financial condition or results of operations of the Acquired Corporation and its Subsidiaries, taken as a whole, or (ii) materially adversely affects the ability of the Acquired Corporation to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that no change, effect or circumstance to the extent resulting from any of the following shall be deemed to constitute, in and of itself, an Acquired Corporation Material Adverse Effect, nor shall it be taken into consideration when determining whether there has occurred an Acquired Corporation Material Adverse Effect: (A) general market, economic or political conditions affecting the industries in which the Acquired Corporation participates, provided that such change, effect or circumstance does not have a substantially disproportionate adverse impact on the Acquired Corporation and its Subsidiaries, taken as a whole; (B) compliance with the terms and conditions of this Agreement, the transactions contemplated by this Agreement or the pendency or announcement of this Agreement or the transactions contemplated by this Agreement; (C) any litigation brought or threatened by stockholders of the Acquired Corporation (whether on behalf of the Acquired Corporation or otherwise) arising out of or in connection with the announcement of this Agreement or the consummation of the Merger; (D) the Company’s failure to meet published industry analyst expectations; or (E) any change in applicable accounting requirements or principles, or applicable laws, rules or regulations which occurs or becomes effective after the date of this Agreement.

ARTICLE II

CONVERSION AND EXCHANGE OF SECURITIES

Assuming that immediately prior to the Effective Date 8,185,642 shares of the common stock, par value $.001 per share, of the Company (“Company Common Stock”) are issued and outstanding, then, upon the consummation of the Merger, the stockholders of the Company immediately prior to the Merger (assuming that none of those stockholders dissent from the Merger) shall own approximately 38%, and the stockholders of the Acquired Corporation (assuming that none of those stockholders dissent from the Merger) (the “Acquired Corporation Stockholders”) and the Employees (as defined below) shall jointly own approximately 62%, of the 21,530,405 shares of Company Common Stock to be issued and outstanding immediately after the Merger, assuming the vesting and exercise of all Management Stock and Options (as defined below), which ownership structure shall be effected as follows:

Section 2.1 CONVERSION OF CAPITAL STOCK.

(a) Company Common Stock. The shares of Company Common Stock issued and outstanding immediately before the Effective Date shall continue to be issued and outstanding shares of the Surviving Corporation after the Effective Date.

(b) Acquired Corporation Stock. On the Effective Date, each share of Acquired Corporation Stock (as defined below) and each Series E Warrant outstanding and held of record by the Acquired Corporation

Stockholders shall be converted by operation of law and without any action by any holder thereof into the right to receive (i) shares of Company Common Stock in the amounts and pursuant to the ratios set forth in Exhibit 2.1(b), which exhibit is to be delivered and updated by the Acquired Corporation on or prior to the Closing Date and attached hereto and made a part hereof (the “Stock Consideration”), and (ii) a Warrant (as defined below) to purchase Company Common Stock in the amounts set forth in Exhibit 2.1(c) and as further contemplated by Section 2.1(c) below. As set forth in Exhibit 2.1(b), the aggregate number of shares to be issued to the Acquired Corporation Stockholders pursuant to the foregoing sentence is 10,470,507. The various ratios set forth in Exhibit 2.1(b) that are used to calculate the Stock Consideration for each separate class of Acquired Corporation Stock are hereinafter referred to as the “Exchange Ratios.” The Warrants combined with the Stock Consideration are referred to as the “Merger Consideration.” All shares of Acquired Corporation Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive holder’s respective portion of the Merger Consideration pursuant to this Section 2.1. As set forth in Exhibit 2.1(b), on the Effective Date, all notes issued by Acquired Corporation to its stockholders, including the holders of its 12% Convertible Subordinated Promissory Notes dated January 21, 2003, shall be canceled by allocating a portion of the Merger Consideration to such stockholders in full satisfaction of such notes.

(c) Warrants. At the Closing, the number of shares of Company Common Stock subject to outstanding options and warrants with an exercise price below the ten-day weighted average (as calculated below) of the Company Common Stock (collectively, whether options or warrants, the “in the Money Options”), and the average exercise price (the “Average Exercise Price”) and average remaining duration (the “Average Remaining Duration”) of the in the Money Options, shall be ascertained. On the Effective Date, the Company shall issue to the Acquired Corporation Stockholders, as part of the Merger consideration, warrants, in the form attached hereto as Exhibit 2.1(d) (the “Warrants”), to purchase, at the Average Exercise Price and with the Average Remaining Duration, a total of twice the number of shares as the holders of the in the Money Options are entitled to purchase pursuant to the in the Money Options. The total number of Warrants shall be allocated amongst the Acquired Corporation Stockholders as set forth in Exhibit 2.1(c). For the purposes of this Section 2.1(c), the ten-day weighted average shall be determined by (i) multiplying the closing bid price for the Company Common Stock, as reported by the Nasdaq, for each of the ten trading days immediately prior to the Effective Date by the volume of shares traded during the corresponding day, (ii) adding the result of each such daily calculation, (iii) dividing such sum by ten (10) and (iv) dividing such quotient by the average daily number of shares traded during such ten-day period. It is understood that the Warrants are being issued as a form of one-time anti-dilution protection for the recipients of the Stock Consideration and that no further or additional pre-emptive or anti-dilution rights attach to the Stock Consideration or the Warrants.

(d) Acquired Corporation Options. Any and all options, warrants or other rights to purchase any shares of Acquired Corporation Stock shall immediately terminate on the Effective Date and shall not be converted into the right to purchase Company Common Stock. On or before the Closing, the Acquired Corporation shall use its best efforts to deliver to the Company, in a form reasonably acceptable to the Company, written evidence executed by the holders of any such options, warrants or other rights to purchase Acquired Corporation Stock terminating such options, warrants and rights and agreeing to hold the Company harmless with respect thereto; provided, however, that the Acquired Corporation shall not be required to terminate prior to the Effective Date options to purchase an aggregate of no more than 50,000 shares of Acquired Corporation Common Stock held by employees other than the executive officers or directors of Acquired Corporation if the Acquired Corporation is unable to obtain such remaining terminations prior to the Effective Date. Edgardo A. Mercadante, Dale Ribaudo and James Beaumariage, on a pro rata basis on behalf of the Acquired Corporation, agree to deliver to the Company 50,000 shares of the Company’s Common Stock held by them to satisfy any claims that might arise from former holders of options, warrants or other rights to purchase Acquired Corporation Stock which were not terminated prior to the Effective Date.

Section 2.2 EMPLOYEE SHARES. On the Effective Date, the Company shall enter into employment agreements and/or stock option agreements with the employees listed on Exhibit 2.2 (the “Employees”) upon terms acceptable to such employees and the independent directors of the Company, and, in connection therewith and pursuant to the terms of their respective employment agreements and/or stock option agreements, the Company shall issue a combination of restricted stock and employee stock options to such Employees in the amounts and as set forth in Exhibit 2.2 (collectively, the “Management Shares and Options”). Such options and restricted stock shall entitle the Employees to a total of 1,864,256 shares of Company Common Stock assuming the vesting and exercise of all of the Management Shares and Options. All of the options to be granted pursuant hereto shall be subject to the terms of stock option agreements acceptable to the Company’s independent directors; provided, however, that the exercise price of the vested options to be issued in accordance with Exhibit 2.2 shall be the lower of fair market value on the date of issuance or Three Dollars and Fifty Cents ($3.50) per share; provided, further, that in the event that the issuance of the Management Shares and Options shall result as of the Effective Date in an expense to the Company in excess of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00), the exercise price of the vested options to be issued to the Employees shall be adjusted to fair market value pro rata to the extent necessary to eliminate such excess. Promptly after the Effective Date, Surviving Corporation shall amend its existing Form S-8 registration statement, as previously filed with the United States Securities and Exchange Commission (the “SEC”), as necessary to register the issuance of the shares of Company Common Stock to be issued pursuant to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding.

Section 2.3 REGISTRATION. Neither the shares of Company Common Stock to be issued to the Acquired Corporation Stockholders nor the Management Shares and Options shall at Closing be registered with the SEC. However, the Company shall register the shares of Company Common Stock to be issued to the Acquired Corporation Stockholders pursuant to the terms of the Registration Rights and Lockup Agreement attached hereto as Exhibit 2.3 (the “Lock Up Agreement”).

Section 2.4 EFFECT OF POSSIBLE TRANSACTION. In the event that the Company, prior to the Effective Date, issues any Company Common Stock to any third party in a transaction approved by the boards of directors of the Company and Acquired Corporation, in accordance with state and federal securities laws, the parties agree that the number of shares to be issued to the Acquired Corporation Stockholders, the Management Shares and Options and the Exchange Ratios shall not be adjusted, but that instead the Acquired Corporation Stockholders and the Employees shall continue to receive the same number of shares, restricted stock and options that they would have been entitled to receive had the sales of stock not taken place.

Section 2.5 FRACTIONAL SHARES. No fractional shares of Company Common Stock shall be issued as part of the Stock Consideration, and each holder of shares of Acquired Corporation Stock having a fractional interest arising upon the conversion of such shares into shares of Company Common Stock shall, at the time of surrender of the certificates previously representing Acquired Corporation Stock, be paid by the Company an amount in cash equal to the market value of such fractional share based upon the closing bid price of the Company Common Stock on the last trading day immediately prior to the Effective Date.

Section 2.6 ADJUSTMENTS. In the event that prior to the Effective Date Company Common Stock shall be changed into a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividend, combination, stock split, or reverse stock split of the Company Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of Company Common Stock and Warrants into which the Acquired Corporation Stock shall be converted.

Section 2.7. SURRENDER OF ACQUIRED CORPORATION STOCK. After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Acquired Corporation Stock, Series E Warrants and 12% Convertible Subordinated Promissory Notes dated January 21, 2003, who is entitled to receive the Merger Consideration shall be entitled, upon surrender to the Company of their certificate or certificates representing such Acquired Corporation securities (or an affidavit or affirmation by such holder of the loss, theft, or destruction of such certificate or certificates in such form as the Company may reasonably require and, if the Company reasonably requires, a bond of indemnity in form and amount, and issued by such sureties, as the Company may reasonably require), to receive in exchange therefore the Merger Consideration, with the Stock Consideration being in the form of a certificate or certificates representing the number of whole shares of Company Common Stock into and for which the shares of Acquired Corporation Stock or other Acquired Corporation securities so surrendered shall have been converted, and the Warrant being in the form attached hereto as Exhibit 2.1(d), such certificates to be of such denominations and registered in such names as such holder may reasonably request. Until so surrendered and exchanged, each such outstanding certificate which, prior to the Effective Date, represented shares of Acquired Corporation Stock or other Acquired Corporation securities and which is to be converted into the Merger Consideration shall for all purposes evidence the right to receive the Merger Consideration into and for which such shares shall have been so converted, except that no dividends or other distributions with respect to such Company Common Stock shall be made until the certificates previously representing shares of Acquired Corporation Stock or other Acquired Corporation securities shall have been properly tendered. Once so surrendered and exchanged, the Company shall cause its transfer agent to promptly issue the certificates to which the shareholders are entitled.

Section 2.8 DISSENTING SHARES.

(a) Anything in this Agreement to the contrary notwithstanding, the holders of shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Date and which are held by shareholders of the Company who have the right to dissent with respect to the Merger pursuant to Section 92A.380 et. seq. of the NRS (“Dissenting Shares”) shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of the NCA, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost such right under the NCA. If any such holder of Dissenting Shares shall have failed to perfect or shall effectively withdrawn or lost such right, such holder’s shares of Company Common Stock shall thereupon be retained by such holder without interest thereon.

(b) Anything in this Agreement to the contrary notwithstanding, any shareholder of Acquired Corporation who shall not have voted in favor of this Agreement and who has complied with the applicable procedures set forth in the CBCA, relating to rights of dissenting shareholders, shall be entitled to receive payment for the fair value of his Acquired Corporation Stock. If after the Effective Date a dissenting shareholder of Acquired Corporation fails to perfect, or effectively withdraws or loses his right to appraisal and payment for his shares of Acquired Corporation Stock, the Company shall issue and deliver the Merger Consideration to which such holder of shares of Acquired Corporation Stock is entitled under Section 2.1 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Acquired Corporation Stock held by him or her.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to Acquired Corporation that, except as set forth in the written disclosure schedule prepared by the Company which is dated as of the date of this Agreement and arranged in sections corresponding to the numbered and lettered sections contained in this Article III and was previously delivered to Acquired Corporation in connection herewith (the “Disclosure Schedule”) (disclosure in any section of the Disclosure Schedule qualifying the corresponding section in this Article III and other sections of this Article III to the extent such disclosure reasonably appears to be applicable to such sections):

Section 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Company Material Adverse Effect. A true, complete and correct list of all of the Company’s Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary’s outstanding capital stock owned by the Company or another Subsidiary or affiliate of the Company (excluding nominal qualifying directors’ share ownership information relating to the Company’s Subsidiaries), is set forth in Section 3.1 of the Disclosure Schedule. Except as set forth in such Section 3.1 of the Disclosure Schedule, the Company directly or indirectly owns one hundred percent (100%) of the capital stock of each Subsidiary. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, other than a Subsidiary disclosed in such Section 3.1, excluding securities in any publicly traded company held for investment by the Company and comprising less than one percent of the outstanding stock of such company.

Section 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Acquired Corporation a true, complete and correct copy of its Amended and Restated Certificate of Incorporation, as amended to date (the “Company Charter”), and Amended and Restated By-Laws, as amended to date (the “Company By-Laws”), and has furnished to Acquired Corporation true, complete and correct copies of the charter and By-Laws (or equivalent organizational documents), each as amended to date, of each of its Subsidiaries (the “Subsidiary Documents”). The Company Charter, Company By-Laws and the Subsidiary Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or Company By-Laws and the Company’s Subsidiaries are not in violation of any of the provisions of their respective Subsidiary Documents.

Section 3.3 CAPITALIZATION.

(a) The authorized capital stock of the Company consists of 24,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock. As of March 17, 2004, (i) 8,185,642 shares of Company Common Stock are issued and outstanding; (ii) 2,083,901 shares of Company Common Stock are reserved for issuance upon exercise of options and warrants; (iii) no shares of Company Common Stock are issued and held in the treasury of the Company; and (iv) no shares of preferred stock are or have been issued or outstanding nor have the rights of such preferred stock been defined nor has the issuance of such preferred stock ever been authorized. The aggregate number of shares of Company Common Stock subject to Company Stock Options as defined in subsection (b) below is 1,933,901. The aggregate number of shares of Company Common Stock subject to warrants or other rights as described in subsection (c) below is 150,000.

(b) Section 3.3(b) of the Disclosure Schedule sets forth a true, complete and correct list of all persons who, as of the date hereof held outstanding options to purchase shares of Company Common Stock (the “Company Stock Options”), indicating, with respect to each Company Stock Option then outstanding, the number of shares of Company Common Stock subject to such Company Stock Option, the relationship of the holder of such Company Stock Option to the Company, and the exercise price, date of grant, vesting schedule and expiration date thereof, including the extent to which any vesting had occurred as of the date of this Agreement and whether (and to what extent) the vesting of such Company Stock Option will be accelerated in any way by the consummation of the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Merger. The Company has made available to Acquired Corporation true, complete and correct copies of all Company Stock Option plans (the “Company Stock Plans”) and the forms of all stock option agreements evidencing outstanding Company Stock Options. No consent of any holder of Company Stock Options is required in connection with this Agreement or the Merger.

(c) Except as described in Section 3.3(a) of this Agreement or as set forth in Section 3.3(b) of the Disclosure Schedule, no capital stock of the Company or any of its Subsidiaries or any security convertible or exchangeable into or exercisable for such capital stock, is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in Section 3.3(a) of this Agreement or as set forth in Section 3.3(b) of the Disclosure Schedule, there are no options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding. Except as set forth in Section 3.3(c) of the Disclosure Schedule, there are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of capital stock of the Company or any of its Subsidiaries. There are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. There are no registration rights or other agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of Company Common Stock or shares of capital stock of any such Subsidiary.

(d) All outstanding shares of the Company’s capital stock are, and all shares of Company Common Stock reserved for issuance as specified above shall be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the NRS, the Company Charter or the Company By-Laws or any agreement to which the Company is a party or otherwise bound. None of the outstanding shares of the Company’s capital stock have been issued in violation of any federal or state securities laws. No material change in the Company’s capitalization has occurred since December 31, 2002. All of the outstanding shares of capital stock of each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors’ qualifying shares in the case of foreign Subsidiaries) are owned by the Company or a Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, “Liens”). There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries.

(e) The Company Common Stock constitutes the only class of securities of the Company or its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered at the Closing by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Acquired Corporation, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 3.5 ANTI-TAKEOVER STATUTE NOT APPLICABLE. No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each a “Takeover Statute”) under the laws of the State of Nevada or the State of Florida is applicable to the Company, the shares of Company Common Stock, the Merger or any of the other transactions contemplated by this Agreement.

Section 3.6 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as disclosed in Section 3.6 of the Disclosure Schedule:

(a) Other than leases listed in Section 3.15 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any agreements, contracts or commitments which (i) require payment by the Company or any of its Subsidiaries in excess of $100,000 or (ii) require the making of any charitable contribution in excess of $50,000;

(b) No purchase contracts or purchase commitments of the Company or any of its Subsidiaries have a duration in excess of the normal, ordinary and usual requirements of the business of the Company or its Subsidiary, as applicable;

(c) There are no outstanding sales contracts or sales commitments of the Company or any of its Subsidiaries which have a duration in excess of the normal, ordinary and usual practices of the business of the Company, and there are no outstanding contracts, bids or sales or service proposals quoting prices or terms which would not reasonably be expected to result in a normal profit;

(d) Except for (i) nondisclosure agreements entered into in the ordinary course; (ii) agreements for the trial, evaluation, purchase, sale, license, distribution, maintenance or support of Company products entered into in the ordinary course; (iii) agreements which require payment by or to the Company or any of its Subsidiaries not in excess of $100,000; (iv) agreements which do not provide for any term extension or expansion of the rights granted with respect to the Intellectual Property owned by the Company as a result of the Merger; or (v) real property leases, licenses or other occupancy agreements (collectively, “Real Property Leases”) for individual properties listed in Section 3.15 of the Disclosure Schedule comprising less than 5,000 square feet, there are no contracts or agreements of the Company or any of its Subsidiaries which do not expire or which the Company may not terminate within one year after the date of this Agreement or which may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

(e) Except for (i) nondisclosure agreements entered into in the ordinary course or (ii) agreements for the trial, evaluation, purchase, sale, license, distribution, maintenance or support of Company products entered into in the ordinary course, neither the Company nor any of its Subsidiaries has (A) any contracts or agreements with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers which require payment by or to the Company or any of its Subsidiaries in excess of $100,000 and which are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium or (B) any contracts, agreements or arrangements providing for the payment of any bonus or commission based on sales or earnings, in each case where the cost to the Company will exceed $100,000;

(f) Neither the Company nor any of its Subsidiaries is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it, except for such defaults that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect;

(g) Neither the Company nor any of its Subsidiaries has any employee to whom it is paying compensation at the annual rate of more than $100,000;

(h) Neither the Company nor any of its Subsidiaries is restricted by agreement from carrying on its business in any material respect anywhere in the world by any agreement under which the Company (i) is restricted from selling, licensing or otherwise distributing any of its technology or products or providing services to customers or potential customers or any class of customers, including resellers or other distributors, in any geographic area, during any period of time, or in segment of any market or line of business; (ii) is required to give favored pricing to any customers or potential customers or any class of customers (that is, required to give pricing to such customers or potential customers or classes of customers that is at least as good or better to that offered to others) or to provide exclusive or favored access to any product features, excluding exclusive customizations, to any customers or potential customers or any class of customers (it being understood that agreements to provide updates, enhancements or new versions as they become available shall not be considered “favorable access,” nor shall agreements to provide alpha, beta or other similar restricted release versions of products); (iii) has agreed to purchase a material minimum amount of goods or services; or (iv) has agreed to purchase goods or services exclusively from a certain party;

(i) Neither the Company nor any of its Subsidiaries is under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, resellers, retailers or other customers, except for such obligations or liabilities that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect;

(j) Neither the Company nor any of its Subsidiaries has any debt obligation for borrowed money (other than capital leases), including guarantees of or agreements to acquire any such debt obligation of others (other than guarantees by the Company of obligations of its Subsidiaries);

(k) The Company and its Subsidiaries do not have contracts for capital expenditures exceeding $1,000,000 in the aggregate;

(l) Neither the Company nor any of its Subsidiaries has any contract, agreement or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business;

(m) Neither the Company nor any of its Subsidiaries has any contract, agreement or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise;

(n) Neither the Company nor any of its Subsidiaries has any outstanding loan (other than any loan for employee relocation or any loan not in excess of $50,000) to any person other than to the Company or a wholly owned Subsidiary of the Company in an amount that exceeds $50,000;

(o) Neither the Company nor any of its Subsidiaries has any power of attorney outstanding or any material obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor (other than guarantees by the Company of obligations of its Subsidiaries), surety, co-signer, endorser or co-maker in respect of any obligation of any person, corporation, partnership, joint venture, association, organization or other entity, or any capital maintenance, keep-well or similar agreements or arrangements;

(p) Neither the Company nor any of its Subsidiaries has any agreements, contracts or arrangements containing any provision requiring the Company to indemnify another party (excluding indemnities contained in agreements for the trial, evaluation, purchase, sale, distribution, maintenance, support or license of products entered into in the ordinary course of business consistent with past practice and in any Real Property Leases) or, other than in the case of settlement agreements entered into prior to the date of this Agreement with current or former officers or employees of the Company in their individual capacity, containing any covenant not to bring legal action against any third party;

(q) The Company has made available to Acquired Corporation true, complete and correct copies of each contract listed in Section 3.6 of the Disclosure Schedule (collectively, the “Material Contracts”); and

(r) (i) Neither the Company nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any Material Contract, which breach or default remains uncured, (ii) to the Company’s knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder, which breach or default remains uncured, (iii) each Material Contract is in full force and effect and (iv) each Material Contract is a legal, valid and binding obligation of the Company or its Subsidiary and each of the other parties thereto, enforceable in accordance with its terms.

(s) Without limitation of any other provision of this Agreement, in connection with its acquisitions of or mergers with other companies in the five (5) years preceding the date hereof: the Company or a Subsidiary took title, by acquisition or merger, to the assets, and only to those defined liabilities, described in the acquisition or merger documentation and its title to the assets has not been challenged; no other party to any acquisition agreement or merger has claimed breach or indemnification; and each acquisition or merger agreement remains fully enforceable in accordance with its terms except for provisions not surviving such agreement by its terms or the effect of the statute of limitations.

(t) The Company’s agreements with River Road Real Estate LLC, Becan Development LLC, Advanced Pharmacy, Inc., Professional Pharmacy Solutions, LLC and all other agreements between the Company and any affiliate are on fair market value terms reflective of an arm’s-length transaction.

(u) There is no written agreement of the Company with Professional Pharmacy Solutions, LLC and its orders and those of Advanced Pharmacy, Inc. have been and will be handled in the ordinary course and will not be below market. There is no current agreement between the Company and Dynamic Health Products, Inc. or Innovative Companies, Inc.

Section 3.7 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

(a) The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of any instrument required hereby to be executed and delivered by the Company at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Company will not, (i) conflict with or violate the Company Charter or Company By-Laws or any Subsidiary Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) give rise to or result in any person having, or having the right to exercise, any pre-emptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Company or any of its Subsidiaries or any of their respective assets or properties, other than, in the case of (iii) above, such breaches, defaults, impairments, rights of termination, amendment, acceleration or cancellation, or Liens that would not be reasonably expected to have, in the aggregate, a Company Material Adverse Effect.

(b) The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of any instrument required hereby to be executed and delivered by the Company at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Company will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any court, arbitrational tribunal, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a “Governmental Entity”), except (i) as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable U.S. federal and state securities laws, (iii) the filing of the Certificate of Merger or other documents as required by the NRS and the CBCA, and (iv) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications which, if not obtained or made, could not reasonably be expected to have a material adverse effect.

Section 3.8 COMPLIANCE; PERMITS.

(a) (i) To the best of the Company’s knowledge, the Company and its Subsidiaries are and have been in material compliance with and are not in material default or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound or affected (and the Company is not aware of any such material non-compliance, default or violation thereunder), including but not limited to: employment, labor, health and safety, including, but not limited to all United States Food and Drug Administration guidelines and OSHA regulations in connection with any oxygen filling stations, storage, distribution or sale by the Company or any Subsidiary, Medicare/Medicaid fraud and abuse and environmental laws.

(ii) To the best of the Company’s knowledge, the Company and its Subsidiaries are and have been in material compliance with all other laws, statutes, ordinances, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any Federal, state, local or foreign court or governmental authority or instrumentality which are applicable or relate to the business or properties of the Company or any Subsidiary, including, without limitation, health and healthcare industry regulations, third-party reimbursement laws (including Medicare and Medicaid), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, the Controlled Substances Act, the Federal Food, Drug and Cosmetic Act (as amended by the Prescription Drug Marketing Act of 1987) and the Health Insurance Portability & Accountability Act of 1996 as amended.

(iii) To the best of the Company’s knowledge, neither the Company nor any Subsidiary thereof nor the officers, directors, employees or agents of any of them, have engaged in any activities which are in violation of Medicare, Medicaid or any other “State Health Care Program” (as defined in Section 1128(h) of the Social Security Act (“SSA”)) or “Federal Health Care Program” (as defined in SSA Section 1128B(f)) under § 1320a–7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the Code, the federal Civilian Health and Medical Plan of the Uniformed Services (“CHAMPUS”) statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which the Company or any Subsidiary seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; or (iii) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program of Federal Health Care Program that is (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, (B) for an item or service and the person presenting knows or should know that the claim is false or fraudulent, (C) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program, or in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, or any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or (D) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or information required to be provided under SSA § 1124A.

(b) The Company and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of the Company and its Subsidiaries taken as a whole as currently conducted (collectively, the “Company Permits”). The Company Permits are in full force and effect, have not been violated in any material respect and, to the best knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened, and there is no action, proceeding or investigation pending or, to the Company’s knowledge, threatened, seeking the suspension, revocation or cancellation of any Company Permits. No Company Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.

(c) Except as set forth in Section 3.8(c) to the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the best knowledge of the Company:

(i) all necessary clearances or approvals from Governmental Entities for all drug and device products which are manufactured and/or sold by the Company and its Subsidiaries have been obtained and the Company and its Subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by the Company and its Subsidiaries of such products;

(ii) none of the Company, its Subsidiaries, or any of their officers, employees or agents (during the term of such person’s employment by the Company or any of its Subsidiaries or while acting as an agent of the Company or any of its Subsidiaries, or, to the knowledge of the Company, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the Food and Drug Administration (“FDA”), the U.S. Nuclear Regulatory Commission (the “NRC”) or any similar Governmental Entities, failed to disclose a material fact required to be disclosed to the FDA, NRC or similar Governmental Entities, or committed an act, made a statement or failed to make a statement that would reasonably be expected to provide a basis for the FDA, NRC or similar Governmental Entities to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or similar governmental policy, rule, regulation or law;

(iii) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or distributed by the Company and its Subsidiaries, such article is not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or any similar governmental act or law of any jurisdiction; and

(iv) none of the Company, its Subsidiaries or any of their officers, or to the knowledge of the Company, employees or agents (during the term of such person’s employment by the Company or any of its Subsidiaries or while acting as an agent of the Company or any of its Subsidiaries, or, to the knowledge of the Company, prior to such employment), has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any applicable law.

(d) The offer, sale and all other actions by the Company, its Subsidiaries and their officers, employees and agents in connection with its private placement of 1,000,000 shares of Company Common Stock closed on March 17, 2004, and any sale or sales under Section 2.4, have been, are and shall be (i) in full compliance with all federal and state securities laws, rules and regulations, including without limitation, those governing registration of securities and the offer and sale of securities; and (ii) done with full disclosure to the buyers of all material facts concerning the Merger, and without any untrue statements or omission to state a material fact necessary to make the statements made to the buyers, in light of the circumstances in which they were made, not misleading.

Section 3.9 SEC FILINGS; FINANCIAL STATEMENTS.

(a) The Company has timely filed and made available to Acquired Corporation all forms, reports, schedules, statements and other documents, including any exhibits thereto (collectively, the “Company SEC Reports”), required to be filed by the Company with the SEC. The Company SEC Reports, including all forms, reports and documents filed by the Company with the SEC after the date hereof and prior to the Effective Date, (i) were and, in the case of Company SEC Reports filed after the date hereof, will be prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by the Company with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were and will be made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC. The Company’s restatement of its financial statements for 2001 and 2002 and the fiscal quarter ended June 30, 2002 was acceptable to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate. The unaudited balance sheet of the Company contained in the Company SEC Report on Form 10-Q for the fiscal quarter ended December 31, 2003 is referred to herein as the “Company Balance Sheet.”

(c) The chief executive officer and chief financial officer of the Company have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Effective Date as if required to be made as of such dates pursuant to, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct; and the Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of The Nasdaq Small-Cap Market.

Section 3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Balance Sheet, the Company has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or would reasonably be expected to have a Company Material Adverse Effect; (ii) any amendments to or changes in the Company Charter or Company By-Laws; (iii) any damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Company Material Adverse Effect; (iv) any change by the Company in its accounting methods, principles or practices; (v) any revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, in terms of both frequency and amount, and in any event in excess of $100,000; (vi) except as set forth in Section 3.10 of the Disclosure Schedule, any sale of a material amount of assets (tangible or intangible) of the Company; or (vii) any other action or event that would have required the consent of Acquired Corporation pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

Section 3.11 NO UNDISCLOSED LIABILITIES.

(a) Except as reflected in the Company Balance Sheet, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto, other than (i) any liabilities and obligations incurred since December 31, 2003 in the ordinary course of business consistent with past practice, (ii) any liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (iii) liabilities that, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries in the Company’s consolidated financial statements.

(c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any tax shelter arrangement as described in Internal Revenue Service final regulations (T.D. 9046).

Section 3.12 ABSENCE OF LITIGATION; INVESTIGATIONS. Except as set forth in Section 3.12 of the Disclosure Schedule:

There are no material claims, actions, suits, proceedings or, to the knowledge of the Company, governmental investigations, inquiries or subpoenas (a) pending against the Company or any of its Subsidiaries or any properties or assets of the Company or of any of its Subsidiaries or (b) to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, or (c) whether filed or threatened, that have been settled or compromised by the Company or any Subsidiary within the three years prior to the date of this Agreement. Neither the Company nor any Subsidiary of the Company is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. There has not been since January 1, 2000 nor are there currently any internal investigations or inquiries being conducted by the Company, its Board of Directors (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

Section 3.13 EMPLOYEE BENEFIT PLANS, OPTIONS AND EMPLOYMENT AGREEMENTS.

(a) Section 3.13(a) of the Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates or to which the Company, any of the Company’s Subsidiaries or any of their respective ERISA Affiliates is obligated to contribute, or under which any of them has or may have any liability for premiums or benefits (collectively, the “Company Employee Plans”). For purposes of this Agreement, the following terms shall have the following meanings: (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving material compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of fringe benefits, perquisites, incentive compensation or post-retirement compensation and all employment, change in control, severance or similar agreements, written or otherwise, for the benefit of, or relating to, any current or former employee, officer or director of the Company or any of its Subsidiaries or any ERISA Affiliate; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and (iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of

(A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

(b) With respect to each Company Employee Plan, the Company has made available to Acquired Corporation complete and accurate copies of (i) such Company Employee Plan (or a written summary of any unwritten plan) together with all amendments, (ii) in the case of any plan for which Forms 5500 are required to be filed, the most recent annual report (Form 5500) with schedules attached, (iii) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination letter from the IRS, (iv) each trust agreement, group annuity contract, administration and similar material agreements, investment management or investment advisory agreements, (v) the most recent summary plan descriptions and employee handbook, or other similar material employee communications, (vi) all personnel, payroll and employment manuals and policies, and (vii) the most recent financial statements for each Company Employee Plan that is funded.

(c) Each Company Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and materially in accordance with its terms and each of the Company, the Company’s Subsidiaries and their ERISA Affiliates have in all material respects met their obligations with respect to each Company Employee Plan and have timely made (or timely will make) all required contributions thereto. All material filings and reports as to each Company Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Company Employee Plans, no event has occurred, and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which Acquired Corporation, the Company or any of its Subsidiaries or any plan participant could be subject to any material liability (including penalties or taxes) under ERISA, the Code or any other applicable law, nor will the negotiation or consummation of the transactions contemplated by this Agreement give rise to any such material liability.

(d) With respect to the Company Employee Plans, there are no material benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of the Company. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(e) No Company Employee Plan has assets that include securities issued by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates.

(f) All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code (each, a “Qualified Plan”) have received determination, opinion or advisory letters from the Internal Revenue Service to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the Company has remaining a period of time under applicable U.S. Department of the Treasury regulations or IRS pronouncements in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the qualified status of each such Qualified Plan. To the Company’s knowledge, no such determination, opinion or advisory letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. There has been no termination, partial termination or discontinuance of contributions to any Qualified Plan that will result in material liability to the Company. Each Company Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies in all material respects the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Effective Date for which testing is required to be completed.

(g) Neither the Company, any of the Company’s Subsidiaries nor any of their ERISA Affiliates has (i) ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Company Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(h) To the extent permitted by applicable law, each Company Employee Plan (other than the Company Stock Plans or an employment, severance, change in control or similar agreement with an individual) is amendable and terminable unilaterally by the Company and any of the Company’s Subsidiaries party thereto or covered thereby at any time without material liability to the Company or any of its Subsidiaries as a result thereof, other than for benefits accrued as of the date of such amendment or termination and routine administrative costs.

(i) Other than as required under Section 601 et seq. of ERISA, none of the Company Employee Plans promises or provides health or other welfare benefits (excluding normal claims for benefits under the Company’s group life insurance, accidental death and dismemberment insurance and disability plans and policies) or coverage to any person following retirement or other termination of employment. Section 3.13(i) of the Disclosure Schedule lists each Company Employee Plan which provides benefits after termination of employment (other than medical benefits required to be continued under Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA) and the amount, if any, by which the present value of benefits accrued under each such Company Employee Plan exceeds the fair market value of the assets of each such Company Employee Plan.

(j) There is no action, suit, proceeding, claim, arbitration, audit or investigation pending or, to the knowledge of the Company, threatened, with respect to any Company Employee Plan, other than claims for benefits in the ordinary course. No Company Employee Plan is or within the last three calendar years has been the subject of, or has received notice that it is the subject of, examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program.

(k) Except as set forth in Section 3.13(k) of the Disclosure Schedule, to the knowledge of the Company, each individual who has received compensation for the performance of services on behalf of the Company, any of the Company’s Subsidiaries or its ERISA Affiliates has been properly classified as an employee or independent contractor in accordance with applicable law.

(l) Each Company Employee Plan maintained or covering employees outside the United States, and the books and records thereof, is in material compliance with all applicable laws, rules and regulations of each applicable jurisdiction. Section 3.13(l) of the Disclosure Schedule lists each country in which the Company or any of its affiliates has operations and the number of employees in each such country.

(m) Section 3.13(m) of the Disclosure Schedule sets forth a true, complete and correct list of (i) all employment agreements with employees of the Company or any of its Subsidiaries obligating (or potentially obligating) the Company or any of its Subsidiaries to make annual cash payments in an amount equal to or exceeding $50,000; (ii) all employees of the Company or any of its Subsidiaries who have executed a non-competition agreement with the Company or any of its Subsidiaries; (iii) all severance agreements, programs and policies of the Company or any of its Subsidiaries with or relating to its employees, in each case with potential obligations equal to or exceeding $50,000, excluding programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Company or any of its Subsidiaries pursuant to which payments (or acceleration of benefits or vesting of options or lapse of repurchase rights) may be required upon, or may become payable directly or indirectly as a result of or in connection with, the negotiation or consummation of the transactions contemplated by, or the execution of, this Agreement. True, complete and correct copies of each of the foregoing agreements to which any employee of the Company is a party have been made available to Acquired Corporation.

(n) All contributions required to be made with respect to any Company Employee Plan on or prior to the Effective Date have been or will be timely made or are reflected on the Company’s balance sheet. There are no pending, threatened or reasonably anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Company Employee Plan, or otherwise involving any such Plan (other than routine claims for benefits).

(o) The negotiation or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) except as set forth in Section 3.13 of the Disclosure Schedule, entitle any current or former employee or officer of the Company or any Subsidiary of the Company to severance pay, or any other payment from the Company or any of its Subsidiaries or (ii) accelerate the time of payment or vesting of any rights, a lapse of repurchase rights or increase the amount of compensation due any such employee or officer. There is no Company Employee Plan or other contract, agreement, plan or arrangement that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G (determined without regard to Section 280G(b)(4) of the Code) or 162(m) of the Code.

(p) No employee of the Company who has not executed a standard confidentiality agreement in use by the Company possesses confidential information of the Company.

Section 3.14 LABOR MATTERS. (a) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment, employment practices and occupational safety and health, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practices; (b) there are no actions, suits, claims or grievances pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, consultants or independent contractors, which actions, suits, claims or grievances have or would reasonably be expected to have a Company Material Adverse Effect; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (d) to the knowledge of the Company, there are no labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Company or any of its Subsidiaries. No employee of the Company or any of its Subsidiaries (i) to the Company’s knowledge is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, or (ii) in the case of any key employee or group of key employees, has given notice as of the date of this Agreement to the Company or any of its Subsidiaries that such employee or any employee in a group of key employees intends to terminate his or her employment with the Company. Neither the Company nor any of its Subsidiaries has any material liability for (i) a plant closing, as defined in the Worker Adjustment and Retaining Notification Act of 1988, as amended ( the “WARN Act”), or (ii) a mass layoff, as defined in the WARN Act. Neither the Company nor any of its Subsidiaries is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law.

Section 3.15 PROPERTIES; ENCUMBRANCES. Each of the Company and each of its Subsidiaries has good and valid title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, tangible, personal and mixed), including all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto. Section 3.15 of the Disclosure Schedule sets forth a true, complete and correct list of all real property owned, leased, subleased or licensed by the Company and the location of such premises. Each of the Company and each of its Subsidiaries is and has been in material compliance with the provisions of each lease or sublease for the real property which is set forth in Section 3.15 of the Disclosure Schedule.

Section 3.16 TAXES. Except as set forth in Section 3.16 of the Disclosure Schedule:

(a) For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, fees, assessments, liabilities, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, or any agency or subdivision thereof, including (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, fines, additional taxes and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports and information statements with respect to Taxes required to be filed with a taxing authority, domestic or foreign, including, consolidated, combined or unitary tax returns and any amendments to any of the foregoing.

(b) The Company and each of its Subsidiaries have filed with the appropriate taxing authorities all Tax Returns required to be filed by them, except to the extent that the failure to file would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect, and all such Tax Returns were true, complete and correct. All Taxes shown to be due on such Tax Returns have been timely paid. There are no Tax Liens on any assets of the Company or any Subsidiary thereof other than liens relating to Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has granted any outstanding waiver of any statute of limitations with respect to, or any outstanding extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (exclusive of any accruals for “deferred taxes” or similar items that reflect timing differences between tax and financial accounting principles) reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis with the Company Balance Sheet. All liabilities for Taxes attributable to the period commencing on the date following the date of the Company Balance Sheet were incurred in the ordinary course of business and are consistent in type and amount with Taxes attributable to similar prior periods.

(c) The Company and each of its Subsidiaries have timely withheld with respect to its employees all federal and state Taxes required to be withheld, except to the extent that the failure to withhold would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of any Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has filed any consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company. Neither the Company nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreements with any entity not included in the Company’s consolidated financial statements most recently filed by the Company with the SEC. Except for the group of which the Company and its Subsidiaries are now currently members, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Neither the Company nor any of its Subsidiaries is liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

(d) The Company made available to Acquired Corporation (i) complete and correct copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries with respect to all taxable years for which the statutes of limitation have not expired.

(e) None of the assets of the Company or any of its Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the

Code; (ii) is “tax-exempt use of property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(f) Neither the Company nor any of its Subsidiaries has agreed nor is it required to make any material adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise prior to the Effective Date.

(g) Neither the Company nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger.

(i) Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger as qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.17 ENVIRONMENTAL MATTERS.

(a) Except as set forth in Section 3.17 of the Disclosure Schedule (i) the Company and its Subsidiaries are and have been in material compliance with all Environmental Laws (as defined below); (ii) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or its Subsidiaries, except for such releases that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect; (iii) there have been no Hazardous Substances generated by the Company or its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Entity within or outside the United States, except as would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect; and (iv) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company or its Subsidiaries, except for the storage of hazardous waste in compliance with Environmental Law and except for such storage that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have made available to Acquired Corporation true and correct copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments relating to the business of the Company and its Subsidiaries or any of their respective properties and

(b) For purposes of this Section 3.17, “Environmental Laws” means any law, regulation, or other applicable requirement (whether domestic or foreign) relating to (i) releases or threatened release of any Hazardous Substance; (ii) pollution or protection of employee health or safety, public health or the environment; or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of any Hazardous Substance.

Section 3.18 INTELLECTUAL PROPERTY.

(a) Section 3.18(a)(i) of the Disclosure Schedule sets forth as of the date hereof a true, complete and correct list of all U.S. and foreign (i) patents and pending patent applications owned by the Company or any of its Subsidiaries as of the date of this Agreement; (ii) trademark registrations (including internet domain registrations) and pending trademark applications owned by the Company or any of its Subsidiaries as of the date of this Agreement; and (iii) copyright registrations and pending copyright applications owned by the Company or any of its Subsidiaries as of the date of this Agreement (collectively the “Registered Intellectual Property”). All of the Registered Intellectual Property, including without limitation the pending patent application relative to the Avery Pharmaceuticals respiratory vial, is owned solely by the Company or one of its Subsidiaries and no royalty or other payment is payable with respect thereto.

(b) The Company or one or more of its Subsidiaries owns, or has a valid right to use all of the Intellectual Property (as defined below) that is used in the business of the Company and its Subsidiaries as currently conducted.

(c) The Registered Intellectual Property that is or has been used in the business of the Company or any of its Subsidiaries as currently or previously conducted, is (and at the time of any previous use, was), to the Company’s knowledge, subsisting (except with respect to applications), and has not expired or been cancelled, or abandoned.

(d) There is no pending or, to the Company’s knowledge, threatened (and at no time within the two years prior to the date of this Agreement has there been pending any) material suit, arbitration or other adversarial proceeding before any court, government agency or arbitral tribunal or in any jurisdiction alleging that any activities or conduct of the Company’s or any of its Subsidiaries’ business infringes or will infringe upon, violate or constitute the unauthorized use of the Intellectual Assets of any third party or challenging the ownership, validity, enforceability or registrability of any Intellectual Property owned by the Company or any of its Subsidiaries. The Company is not party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or orders resulting from suits, actions or similar legal proceedings which (i) materially restrict the Company’s or any of its Subsidiaries’ rights to use any Intellectual Property owned by and material to the business of the Company or any of its Subsidiaries as currently conducted, (ii) materially restrict the conduct of the business of the Company or any of its Subsidiaries as currently conducted in order to accommodate any third party’s rights to such third party’s Intellectual Assets, or (iii) permit third parties to use any Intellectual Property owned by and material to the business of the Company or any of its Subsidiaries as currently conducted.

(e) The conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon any rights of any third party to such third party’s Intellectual Assets. The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Intellectual Property owned by the Company or such Subsidiary that is material to the business of the Company and its Subsidiaries as currently conducted (other than trade secrets with respect to which the Company knowingly made a reasonable judgment to not keep such trade secrets confidential and other than rights to Intellectual Assets where the Company knowingly made a reasonable judgment not to seek to secure registration of the applicable rights). To the Company’s knowledge, no third party is misappropriating, infringing, diluting or violating any rights to Intellectual Property owned by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries as currently conducted, and no Intellectual Property misappropriation, infringement, dilution or violation suits, arbitrations or other adversarial proceedings have been brought before any court, government agency or arbitral tribunal against any third party by the Company or any of its Subsidiaries which remain unresolved.

(f) The Company and each of its operating Subsidiaries has, and uses reasonable efforts to enforce, a policy of requiring each relevant employee who participates in the development of Intellectual Property to execute a confidentiality and assignment of proprietary rights agreement substantially in the Company’s standard form as set forth in Section 3.18(f) of the Disclosure Schedule, and, except (i) as may be made under nondisclosure agreements or other agreements containing nondisclosure obligations, and (ii) for confidential information or trade secrets that the Company knowingly made a reasonable judgment not to keep such confidential information and trade secrets confidential, there has been no disclosure to any third party by the Company or any of its Subsidiaries of material confidential information or material trade secrets of the Company or any of its Subsidiaries related to any material proprietary product currently being marketed, sold, licensed or developed by the Company or any of its Subsidiaries (each such product owned by the Company or its Subsidiaries, a “Proprietary Product”). All consultants and independent contractors who have made material contributions to the development of any Proprietary Product (including all consultants and independent contractors who have designed, written, tested or worked on any software code contained in any Proprietary Product) have assigned to the Company or one or more of its Subsidiaries (or a third party that has assigned its rights in such Proprietary Product to the Company or one or more of its Subsidiaries) all of their right, title and interest (other than moral rights, if any) in and to the portions of such Proprietary Product developed by them in the course of their work for the Company or one or more of its Subsidiaries (or applicable third party). Assignments of the patents and patent applications listed in Section 3.18(a) of the Disclosure Schedule to the Company or one or more of its Subsidiaries have been duly executed and filed with the United States Patent and Trademark Office.

(g) Neither the Company nor any of its Subsidiaries has (i) granted or is obligated to grant access to any of its source code contained in any Proprietary Product, (ii) made its source code contained in any Proprietary Product subject to any open source license, or (iii) licensed or has the right to obtain any source code, object code or any open license of any third party contained in any Proprietary Product (including in any such case any conditional right to access or under which the Company has established any escrow arrangement for the storage and conditional release of any source code, object code or open license).

(h) None of the Proprietary Products contains any third party software code that is, in whole or in part, subject to the provisions of any open source or quasi-open source license agreement under which the Company or any of its Subsidiaries is obligated to make the source code for such Proprietary Product generally available to the public.

(i) The Company does not have and will not have any obligation to pay any third party any royalties or other fees in excess of $100,000 in any calendar year for the use of Intellectual Property and no obligation to pay such royalties or other fees will result from the consummation of the transactions contemplated by this Agreement.

(j) Neither the Company nor any of its Subsidiaries is in violation of any material license, sublicense, agreement or instrument to which the Company or any of its Subsidiaries is party or otherwise bound under which the Company or its Subsidiaries derive rights to Intellectual Property that is material to the Company’s or its Subsidiaries’ business as currently conducted, nor will the consummation by the Company of the transactions contemplated hereby result in any loss or impairment of ownership by the Company or any of its Subsidiaries of, or the right of any of them to use, any Intellectual Property that is material to the business of the Company and its Subsidiaries as currently conducted, nor, to the Company’s knowledge, require the consent of any Governmental Entity or third party with respect to any such Intellectual Property. Neither the Company nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive or expand a license or any other right to any Intellectual Asset of Acquired Corporation or any of Acquired Corporation’s affiliates as a result of the consummation of the transactions contemplated by this Agreement.

(k) For purposes of this Agreement, “Intellectual Property” shall mean trademarks, service marks, trade names, and internet domain names, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations and applications for any of the foregoing); works of authorship protected by copyright registrations; copyrights (including any registrations and applications for any of the foregoing); mask works rights and trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; in each case used in or necessary for the conduct of the business of the Company and each of its Subsidiaries, as currently conducted.

Section 3.19 INSURANCE. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by the Company or any of its Subsidiaries have been made available to Acquired Corporation. Each such policy is in full force and effect and all premiums due thereon have been paid in full. None of such policies shall terminate or lapse (or be affected in any other materially adverse manner) by reason of the consummation of the transactions contemplated by this Agreement.

Section 3.20 RESTRICTIONS ON BUSINESS. Except for this Agreement, there is no agreement (other than agreements disclosed in response to Section 3.6(h)), judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of the Company or any of its Subsidiaries, acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted.

Section 3.21. PROXY STATEMENT. The information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement/prospectus (as amended or supplemented, the “Proxy Statement/Prospectus”) to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the “Company Stockholders Meeting”), or to be included or supplied by or on behalf of the Company for inclusion in any filing with the SEC shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting or at the time any filing is filed with the SEC or as of the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Company Stockholders Meeting any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Acquired Corporation. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Acquired Corporation which is contained in any of the foregoing documents.

Section 3.22 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section 3.22 of the Disclosure Schedule, since December 31, 2002, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57.

Section 3.23 NO EXISTING DISCUSSIONS. As of the date of this Agreement, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party in violation of Section 6.13 of this Agreement.

Section 3.24 RESERVED.

Section 3.25 BROKERS; SCHEDULE OF FEES. No broker, finder or investment banker (other than First Albany Capital, Inc., whose brokerage, finder’s or other fees will be paid by Acquired Corporation, and Sanders Morris Harris, Inc., the Company’s investment banker in connection with the Merger, whose fee will be paid by the Company) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.26 MOREPENMAX, INC.

(a) Neither the Company’s 49% equity ownership of MorepenMax, Inc. (“MorepenMax”), nor the current number of directors of MorepenMax that the Company has the right to appoint, can be reduced without the Company’s consent. (b) The MorepenMax joint venture agreement (the “Joint Venture Agreement”) between the Company and Morepen Laboratories Ltd., a company incorporated under the laws of India, cannot be amended without the Company’s consent. (c) Morepen Laboratories Ltd. is in full compliance with the agreement, which contains the Company’s exclusive right, which has not been violated, to sell and distribute products thereunder. (d) The Company has no liability to MorepenMax or Morepen Laboratories Ltd. under the agreement for further capital contributions or as a stockholder, joint venturer or otherwise for any amount in excess of forty nine-thousand dollars ($49,000), which has already been contributed. (e) The activities of MorepenMax are in full compliance with all federal and state laws, rules and regulations (including those of regulatory agencies) governing the manufacture and distribution of drugs. (f) Except as set forth in (d) above, the Company has no liability to MorepenMax or creditors thereof or claimants therefrom, including without limitation for tort or products liability. (g) MorepenMax has maintained and shall maintain products liability insurance in amounts customary and sufficient for the business activities of MorepenMax.

Section 3.27 STOCKHOLDERS AGREEMENT. Other than the Voting and Support Agreement dated January 27, 2004, there is no voting, buy-sell, control or other agreement by and between any of the stockholders of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUIRED CORPORATION

Acquired Corporation represents and warrants to the Company that, except as set forth in the written disclosure schedule prepared by Acquired Corporation which is dated as of the date of this Agreement and arranged in sections corresponding to the numbered and lettered sections contained in this Article IV and was previously delivered to the Company in connection herewith (the “Acquired Corporation Disclosure Schedule”) (disclosure in any section of the Acquired Corporation Disclosure Schedule qualifying the corresponding section in this Article IV and other sections of this Article IV to the extent such disclosure reasonably appears to be applicable to such sections):

Section 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Acquired Corporation and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the Acquired Corporation and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have an Acquired Corporation Material Adverse Effect. A true, complete and correct list of all of the Acquired Corporation’s Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary’s outstanding capital stock owned by the Acquired Corporation or another Subsidiary or affiliate of the Acquired Corporation (excluding nominal qualifying directors’ share ownership information relating to the Acquired Corporation’s Subsidiaries), is set forth in Section 4.1 of the Acquired Corporation Disclosure Schedule. The Acquired Corporation does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, other than a Subsidiary disclosed in such Section 4.1, excluding securities in any publicly traded company held for investment by the Acquired Corporation and comprising less than one percent of the outstanding stock of such company.

Section 4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Acquired Corporation has heretofore made available to Company a true, complete and correct copy of its Certificate of Incorporation, as amended to date (the “Acquired Corporation Charter”), and By-Laws, as amended to date (the “Acquired Corporation By-Laws”), and has furnished to Company true, complete and correct copies of the charter and By-Laws (or equivalent organizational documents), each as amended to date, of each of its Subsidiaries (the “Acquired Corporation Documents”). The Acquired Corporation Charter, Acquired Corporation By-Laws and the Acquired Corporation Documents are in full force and effect. The Acquired Corporation is not in violation of any of the provisions of the Acquired Corporation Charter or Acquired Corporation By-Laws and the Acquired Corporation’s Subsidiaries are not in violation of any of the provisions of their respective Acquired Corporation Documents.

Section 4.3 CAPITALIZATION.

(a) The Acquired Corporation is authorized to issue three classes of stock: common stock without par value (the “Acquired Corporation Common Stock”), non-voting common stock without par value (the “Acquired Corporation Non-Voting Common Stock”) and preferred stock with a par value of one cent each (the “Acquired Corporation Preferred Stock” and collectively with the Acquired Corporation Common Stock and the Acquired Corporation Non-Voting Common Stock, the “Acquired Corporation Stock”). The total number of shares which the Acquired Corporation is authorized to issue is 30,000,000. The total number of shares of Acquired Corporation Preferred Stock which the Acquired Corporation is authorized to issue is 9,477,258, the total number of shares of Acquired Corporation Common Stock which the Acquired Corporation is authorized to issue is 15,522,742, and the total number of shares of Acquired Corporation Non-Voting Common Stock which the Acquired Corporation is authorized to issue is 5,000,000. The Acquired Corporation Preferred Stock has been issued in five series, designated as series A through E convertible preferred stock. As of the date hereof, the Acquired Corporation has issued and outstanding, or issued into escrow, 4,205,930 shares of Acquired Corporation Common Stock, zero shares of Acquired Corporation Non-Voting Common Stock, 1,317,391 shares of Series A Preferred Stock, 1,858,239 shares of Series B Preferred Stock, 2,564,102 shares of Series C Preferred Stock, 2,217,769 shares of Series D Preferred Stock, 988,441 shares of Series E Preferred Stock. As of the date hereof (i) 11,316,812 shares of Acquired Corporation Stock are reserved for issuance and (ii) no shares of Acquired Corporation Stock are issued and held in the treasury of the Acquired Corporation. The Acquired Corporation has not amended its certificate of incorporation since the date it filed its Fifth Amended and Restated Certificate of Incorporation on June 22, 2001, and a subsequent amendment filed on February 21, 2003.

(b) No person holds outstanding options, warrants or other rights to purchase shares of Acquired Corporation Stock.

(c) Except as described in Section 4.3(a) of this Agreement or as set forth in Section 4.3(b) of the Acquired Corporation Disclosure Schedule, no capital stock of the Acquired Corporation or any of its Subsidiaries or any security convertible or exchangeable into or exercisable for such capital stock, is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in Section 4.3(a) of this Agreement or as set forth in Section 4.3(b) of the Acquired Corporation Disclosure Schedule, there are no options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which the Acquired Corporation or any of its Subsidiaries is a party, or by which the Acquired Corporation or any of its Subsidiaries is bound, obligating the Acquired Corporation or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Acquired Corporation or any of its Subsidiaries or obligating the Acquired Corporation or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding. Except as set forth in Section 4.3(c) of the Acquired Corporation Disclosure Schedule, there are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which the Acquired Corporation or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Acquired Corporation or any of its Subsidiaries with respect to any shares of capital stock of the Acquired Corporation or any of its Subsidiaries. There are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Acquired Corporation), of the Acquired Corporation or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Acquired Corporation or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. There are no registration rights or other agreements, arrangements or understandings to which the Acquired Corporation or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Acquired Corporation or any of its Subsidiaries with respect to any shares of Acquired Corporation Stock or shares of capital stock of any such Subsidiary.

(d) All outstanding shares of the Acquired Corporation’s capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the CBCA, the Acquired Corporation Charter or the Acquired Corporation By-Laws or any agreement to which the Acquired Corporation is a party or otherwise bound. None of the outstanding shares of the Acquired Corporation’s capital stock have been issued in violation of any federal or state securities laws. No material change in the Acquired Corporation’s capitalization has occurred since December 31, 2003. All of the outstanding shares of capital stock of each of the Acquired Corporation’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors’ qualifying shares in the case of foreign Subsidiaries) are owned by the Acquired Corporation or a Subsidiary of the Acquired Corporation free and clear of all Liens. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Acquired Corporation or any of its Subsidiaries.

Section 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject only to the approvals described below, the Acquired Corporation has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Acquired Corporation of this Agreement and each instrument required hereby to be executed and delivered at the Closing by the Acquired Corporation and the consummation by the Acquired Corporation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Acquired Corporation, subject only to the approval of this Agreement and the Merger by the Board of Directors and stockholders of Acquired Corporation and holders of certain notes of Acquired Corporation. This Agreement has been duly and validly executed and delivered by the Acquired Corporation and, assuming the due authorization, execution and delivery of this Agreement by the Company and the foregoing approvals, constitutes the legal, valid and binding obligation of the Acquired Corporation, enforceable against the Acquired Corporation in accordance with its terms.

Section 4.5 ANTI-TAKEOVER STATUTE NOT APPLICABLE. No Takeover Statute under the laws of the State of Connecticut is applicable to the Acquired Corporation, the shares of Acquired Corporation Stock, the Merger or any of the other transactions contemplated by this Agreement.

Section 4.6 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as disclosed in Section 4.6 of the Acquired Corporation Disclosure Schedule:

(a) Other than leases listed in Section 4.14 of the Acquired Corporation Disclosure Schedule, neither the Acquired Corporation nor any of its Subsidiaries has any agreements, contracts or commitments which (i) require payment by the Acquired Corporation or any of its Subsidiaries in excess of $100,000 or (ii) require the making of any charitable contribution in excess of $50,000;

(b) No purchase contracts or purchase commitments of the Acquired Corporation or any of its Subsidiaries have a duration in excess of the normal, ordinary and usual requirements of the business of the Acquired Corporation or its Subsidiary, as applicable;

(c) There are no outstanding sales contracts or sales commitments of the Acquired Corporation or any of its Subsidiaries which have a duration in excess of the normal, ordinary and usual practices of the business of the Acquired Corporation, and there are no outstanding contracts, bids or sales or service proposals quoting prices or terms which would not reasonably be expected to result in a normal profit;

(d) Except for (i) nondisclosure agreements entered into in the ordinary course; (ii) agreements for the trial, evaluation, purchase, sale, license, distribution, maintenance or support of Acquired Corporation products entered into in the ordinary course; (iii) agreements which require payment by or to the Acquired Corporation or any of its Subsidiaries not in excess of $100,000; (iv) agreements which do not provide for any term extension or expansion of the rights granted with respect to the Acquired Corporation Intellectual Property owned by the Acquired Corporation as a result of the Merger; or (v) Real Property Leases for individual properties listed in Section 4.14 of the Acquired Corporation Disclosure Schedule comprising less than 5,000 square feet, there are no contracts or agreements of the Acquired Corporation or any of its Subsidiaries which do not expire or which the Acquired Corporation may not terminate within one year after the date of this Agreement or which may be renewed at the option of any person other than the Acquired Corporation so as to expire more than one year after the date of this Agreement;

(e) Except for (i) nondisclosure agreements entered into in the ordinary course or (ii) agreements for the trial, evaluation, purchase, sale, license, distribution, maintenance or support of Acquired Corporation products entered into in the ordinary course, neither the Acquired Corporation nor any of its Subsidiaries has (A) any contracts or agreements with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers which require payment by or to the Acquired Corporation or any of its Subsidiaries in excess of $100,000 and which are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium or (B) any contracts, agreements or arrangements providing for the payment of any bonus or commission based on sales or earnings, in each case where the cost to the Acquired Corporation will exceed $100,000;

(f) Neither the Acquired Corporation nor any of its Subsidiaries is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it, except for such defaults that would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect;

(g) Neither the Acquired Corporation nor any of its Subsidiaries has any employee to whom it is paying compensation at the annual rate of more than $100,000;

(h) Neither the Acquired Corporation nor any of its Subsidiaries is restricted by agreement from carrying on its business in any material respect anywhere in the world by any agreement under which the Acquired Corporation (i) is restricted from selling, licensing or otherwise distributing any of its technology or products or providing services to customers or potential customers or any class of customers, including resellers or other distributors, in any geographic area, during any period of time, or in segment of any market or line of business; (ii) is required to give favored pricing to any customers or potential customers or any class of customers (that is, required to give pricing to such customers or potential customers or classes of customers that is at least as good or better to that offered to others) or to provide exclusive or favored access to any product features, excluding exclusive customizations, to any customers or potential customers or any class of customers (it being understood that agreements to provide updates, enhancements or new versions as they become available shall not be considered “favorable access,” nor shall agreements to provide alpha, beta or other similar restricted release versions of products); (iii) has agreed to purchase a material minimum amount of goods or services; or (iv) has agreed to purchase goods or services exclusively from a certain party;

(i) Neither the Acquired Corporation nor any of its Subsidiaries is under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, resellers, retailers or other customers, except for such obligations or liabilities that would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect;

(j) Neither the Acquired Corporation nor any of its Subsidiaries has any debt obligation for borrowed money (other than capital leases), including guarantees of or agreements to acquire any such debt obligation of others (other than guarantees by the Acquired Corporation of obligations of its Subsidiaries);

(k) The Acquired Corporation and its Subsidiaries do not have contracts for capital expenditures exceeding $1,000,000 in the aggregate;

(l) Neither the Acquired Corporation nor any of its Subsidiaries has any contract, agreement or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business;

(m) Neither the Acquired Corporation nor any of its Subsidiaries has any contract, agreement or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise;

(n) Neither the Acquired Corporation nor any of its Subsidiaries has any outstanding loan to Mr. Mercadante or to Dale Ribaudo (“Mr. Ribaudo”). As to persons other than Mr. Mercadante and Mr. Ribaudo, neither the Acquired Corporation nor any of its Subsidiaries has any outstanding loan (other than any loan for employee relocation or any loan not in excess of $50,000) to any such person other than to the Acquired Corporation or a wholly owned Subsidiary of the Acquired Corporation in an amount that exceeds $50,000;

(o) Neither the Acquired Corporation nor any of its Subsidiaries has any power of attorney outstanding or any material obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor (other than guarantees by the Acquired Corporation of obligations of its Subsidiaries), surety, co-signer, endorser or co-maker in respect of any obligation of any person, corporation, partnership, joint venture, association, organization or other entity, or any capital maintenance, keep-well or similar agreements or arrangements;

(p) Neither the Acquired Corporation nor any of its Subsidiaries has any agreements, contracts or arrangements containing any provision requiring the Acquired Corporation to indemnify another party (excluding indemnities contained in agreements for the trial, evaluation, purchase, sale, distribution, maintenance, support or license of products entered into in the ordinary course of business consistent with past practice and in any Real Property Leases) or, other than in the case of settlement agreements entered into prior to the date of this Agreement with current or former officers or employees of the Acquired Corporation in their individual capacity, containing any covenant not to bring legal action against any third party;

(q) The Acquired Corporation has made available to Company true, complete and correct copies of each contract listed in Section 4.6 of the Acquired Corporation Disclosure Schedule (collectively, the “Company Material Contracts”); and

(r) (i) Neither the Acquired Corporation nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any Company Material Contract, which breach or default remains uncured, (ii) to the Acquired Corporation’s knowledge, no other party to any Company Material Contract has breached or is in default of any of its obligations thereunder, which breach or default remains uncured, (iii) each Company Material Contract is in full force and effect and (iv) each Company Material Contract is a legal, valid and binding obligation of the Acquired Corporation or its Subsidiary and each of the other parties thereto, enforceable in accordance with its terms.

Section 4.7 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

(a) The execution and delivery by the Acquired Corporation of this Agreement do not, the execution and delivery by the Acquired Corporation of any instrument required hereby to be executed and delivered by the Acquired Corporation at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Acquired Corporation will not, (i) conflict with or violate the Acquired Corporation Charter or Acquired Corporation By-Laws or any Acquired Corporation Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Acquired Corporation or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Acquired Corporation’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Acquired Corporation or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Acquired Corporation or any of its Subsidiaries is a party or by which the Acquired Corporation or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) give rise to or result in any person having, or having the right to exercise, any pre-emptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Acquired Corporation or any of its Subsidiaries or any of their respective assets or properties, other than, in the case of (iii) above, such breaches, defaults, impairments, rights of termination, amendment, acceleration or cancellation, or Liens that would not be reasonably expected to have, in the aggregate, an Acquired Corporation Material Adverse Effect.

(b) The execution and delivery by the Acquired Corporation of this Agreement do not, the execution and delivery by the Acquired Corporation of any instrument required hereby to be executed and delivered by the Acquired Corporation at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Acquired Corporation will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Entity, except (i) as may be required by the HSR Act, (ii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable U.S. federal and state securities laws, (iii) the filing of the Certificate of Merger or other documents as required by the NRS and the CBCA, and (iv) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications which, if not obtained or made, could not reasonably be expected to have a material adverse effect.

Section 4.8 COMPLIANCE; PERMITS.

(a) (i) To the best of the knowledge of Acquired Corporation and its Subsidiaries are and have been in material compliance with and are not in material default or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any law, rule, regulation, order, judgment or decree applicable to Acquired Corporation or any of its Subsidiaries or by which any of their respective properties is bound or affected (and Acquired Corporation is not aware of any such material non-compliance, default or violation thereunder), including but not limited to: employment, labor, health and safety, including, but not limited to all United States Food and Drug Administration guidelines and OSHA regulations in connection with any oxygen filling stations, storage, distribution or sale by Acquired Corporation or any Subsidiary, Medicare/Medicaid fraud and abuse and environmental laws.

(ii) To the best of the knowledge of Acquired Corporation and its Subsidiaries are and have been in material compliance with all other laws, statutes, ordinances, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any Federal, state, local or foreign court or governmental authority or instrumentality which are applicable or relate to the business or properties of Acquired Corporation or any Subsidiary, including, without limitation, health and healthcare industry regulations, third-party reimbursement laws (including Medicare and Medicaid), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, the Controlled Substances Act, the Federal Food, Drug and Cosmetic Act (as amended by the Prescription Drug Marketing Act of 1987) and the Health Insurance Portability & Accountability Act of 1996 as amended.

(iii) To the best of the knowledge of Acquired Corporation, neither Acquired Corporation nor any Subsidiary thereof nor the officers, directors, employees or agents of any of them, have engaged in any activities which are in violation of Medicare, Medicaid or any other “State Health Care Program” (as defined in Section 1128(h) of the Social Security Act (“SSA”)) or “Federal Health Care Program” (as defined in SSA Section 1128B(f)) under § 1320a–7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the Code, the federal Civilian Health and Medical Plan of the Uniformed Services (“CHAMPUS”) statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which Acquired Corporation or any Subsidiary seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; or (iii) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program of Federal Health Care Program that is (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, (B) for an item or service and the person presenting knows or should know that the claim is false or fraudulent, (C) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program, or in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, or any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or (D) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or information required to be provided under SSA § 1124A.

(b) The Acquired Corporation and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of the Acquired Corporation and its Subsidiaries taken as a whole as currently conducted (collectively, the “Acquired Corporation Permits”). The Acquired Corporation Permits are in full force and effect, have not been violated in any material respect and, to the best knowledge of the Acquired Corporation, no suspension, revocation or cancellation thereof has been threatened, and there is no action, proceeding or investigation pending or, to the Acquired Corporation’s knowledge, threatened, seeking the suspension, revocation or cancellation of any Acquired Corporation Permits. No Acquired Corporation Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.

(c) Except as set forth in Section 4.8(c) to the Acquired Corporation Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have an Acquired Corporation Material Adverse Effect, to the best knowledge of Acquired Corporation:

(i) all necessary clearances or approvals from Governmental Entities for all drug and device products which are manufactured and/or sold by Acquired Corporation and its Subsidiaries have been obtained and Acquired Corporation and its Subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by Acquired Corporation and its Subsidiaries of such products;

(ii) none of Acquired Corporation, its Subsidiaries, or any of their officers, employees or agents (during the term of such person’s employment by Acquired Corporation or any of its Subsidiaries or while acting as an agent of Acquired Corporation or any of its Subsidiaries, or, to the knowledge of

Acquired Corporation, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the Food and Drug Administration (“FDA”), the U.S. Nuclear Regulatory Commission (the “NRC”) or any similar Governmental Entities, failed to disclose a material fact required to be disclosed to the FDA, NRC or similar Governmental Entities, or committed an act, made a statement or failed to make a statement that would reasonably be expected to provide a basis for the FDA, NRC or similar Governmental Entities to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or similar governmental policy, rule, regulation or law;

(iii) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or distributed by Acquired Corporation and its Subsidiaries, such article is not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or any similar governmental act or law of any jurisdiction; and

(iv) none of Acquired Corporation, its Subsidiaries or any of their officers, or to the knowledge of Acquired Corporation, employees or agents (during the term of such person’s employment by Acquired Corporation or any of its Subsidiaries or while acting as an agent of Acquired Corporation or any of its Subsidiaries, or, to the knowledge of Acquired Corporation, prior to such employment), has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any applicable law.

Section 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2003, the Acquired Corporation has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or would reasonably be expected to have an Acquired Corporation Material Adverse Effect; (ii) any amendments to or changes in the Acquired Corporation Charter or Acquired Corporation By-Laws; (iii) any damage to, destruction or loss of any asset of the Acquired Corporation or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have an Acquired Corporation Material Adverse Effect; (iv) any change by the Acquired Corporation in its accounting methods, principles or practices; (v) any revaluation by the Acquired Corporation of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, in terms of both frequency and amount, and in any event in excess of $100,000; or (vi), except as set forth in Section 4.9 of the Acquired Corporation Disclosure Schedule, any sale of a material amount of assets (tangible or intangible) of the Acquired Corporation.

Section 4.10 NO UNDISCLOSED LIABILITIES.

(a) Except as reflected in the unaudited balance sheet of Acquired Corporation for the quarter ended December 31, 2003 (the “Acquired Corporation Balance Sheet”), neither the Acquired Corporation nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of the Acquired Corporation and its consolidated subsidiaries or in the notes thereto, other than (i) any liabilities and obligations incurred since December 31, 2003 in the ordinary course of business consistent with past practice, (ii) any liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (iii) liabilities that, individually and in the aggregate, have not had, and would not reasonably be expected to have, an Acquired Corporation Material Adverse Effect.

(b) Neither the Acquired Corporation nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among the Acquired Corporation or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving the Acquired Corporation or any of its Subsidiaries in the Acquired Corporation’s consolidated financial statements.

(c) Neither the Acquired Corporation nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any tax shelter arrangement as described in Internal Revenue Service final regulations (T.D. 9046).

Section 4.11 ABSENCE OF LITIGATION; INVESTIGATIONS. Except as set forth on Section 4.11 of the Acquired Corporation Disclosure Schedule:

There are no material claims, actions, suits, proceedings or, to the knowledge of the Acquired Corporation, governmental investigations, inquiries or subpoenas (a) pending against the Acquired Corporation or any of its Subsidiaries or any properties or assets of the Acquired Corporation or of any of its Subsidiaries or (b) to the knowledge of the Acquired Corporation, threatened against the Acquired Corporation or any of its Subsidiaries, or any properties or assets of the Acquired Corporation or of any of its Subsidiaries, or (c) whether filed or threatened, that have been settled or compromised by the Acquired Corporation or any Subsidiary within the three years prior to the date of this Agreement. Neither the Acquired Corporation nor any Subsidiary of the Acquired Corporation is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. There has not been since January 1, 2000 nor are there currently any internal investigations or inquiries being conducted by the Acquired Corporation, its Board of Directors (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

Section 4.12 EMPLOYEE BENEFIT PLANS, OPTIONS AND EMPLOYMENT AGREEMENTS.

(a) Section 4.12(a) of the Acquired Corporation Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Acquired Corporation, any of the Acquired Corporation’s Subsidiaries or any of their ERISA Affiliates or to which the Acquired Corporation, any of the Acquired Corporation’s Subsidiaries or any of their respective ERISA Affiliates is obligated to contribute, or under which any of them has or may have any liability for premiums or benefits (collectively, the “Acquired Corporation Employee Plans”).

(b) With respect to each Acquired Corporation Employee Plan, the Acquired Corporation has made available to Company complete and accurate copies of (i) such Acquired Corporation Employee Plan (or a written summary of any unwritten plan) together with all amendments, (ii) in the case of any plan for which Forms 5500 are required to be filed, the most recent annual report (Form 5500) with schedules attached, (iii) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination letter from the IRS, (iv) each trust agreement, group annuity contract, administration and similar material agreements, investment management or investment advisory agreements, (v) the most recent summary plan descriptions and employee handbook, or other similar material employee communications, (vi) all personnel, payroll and employment manuals and policies, and (vii) the most recent financial statements for each Acquired Corporation Employee Plan that is funded.

(c) Each Acquired Corporation Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and materially in accordance with its terms and each of the Acquired Corporation, the Acquired Corporation’s Subsidiaries and their ERISA Affiliates have in all material respects met their obligations with respect to each Acquired Corporation Employee Plan and have timely made (or timely will make) all required contributions thereto. All material filings and reports as to each Acquired Corporation Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Acquired Corporation Employee Plans, no event has occurred, and, to the knowledge of the Acquired Corporation, there exists no condition or set of circumstances in connection with which Company, the Acquired Corporation or any of its Subsidiaries or any plan participant could be subject to any material liability (including penalties or taxes) under ERISA, the Code or any other applicable law, nor will the negotiation or consummation of the transactions contemplated by this Agreement give rise to any such material liability.

(d) With respect to the Acquired Corporation Employee Plans, there are no material benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of the Acquired Corporation. The assets of each Acquired Corporation Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(e) No Acquired Corporation Employee Plan has assets that include securities issued by the Acquired Corporation, any of the Acquired Corporation’s Subsidiaries or any of their ERISA Affiliates.

(f) All the Acquired Corporation Employee Plans that are intended to be a Qualified Plan have received determination, opinion or advisory letters from the Internal Revenue Service to the effect that such Acquired Corporation Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the Acquired Corporation has remaining a period of time under applicable U.S. Department of the Treasury regulations or IRS pronouncements in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the qualified status of each such Qualified Plan. To the Acquired Corporation’s knowledge, no such determination, opinion or advisory letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. There has been no termination, partial termination or discontinuance of contributions to any Qualified Plan that will result in material liability to the Acquired Corporation. Each Acquired Corporation Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies in all material respects the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Effective Date for which testing is required to be completed.

(g) Neither the Acquired Corporation, any of the Acquired Corporation’s Subsidiaries nor any of their ERISA Affiliates has (i) ever maintained an Acquired Corporation Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Acquired Corporation Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(h) To the extent permitted by applicable law, each Acquired Corporation Employee Plan (other than the Acquired Corporation Stock Plans or an employment, severance, change in control or similar agreement with an individual) is amendable and terminable unilaterally by the Acquired Corporation and any of the Acquired Corporation’s Subsidiaries party thereto or covered thereby at any time without material liability to the Acquired Corporation or any of its Subsidiaries as a result thereof, other than for benefits accrued as of the date of such amendment or termination and routine administrative costs.

(i) Other than as required under Section 601 et seq. of ERISA, none of the Acquired Corporation Employee Plans promises or provides health or other welfare benefits (excluding normal claims for benefits under the Acquired Corporation’s group life insurance, accidental death and dismemberment insurance and disability plans and policies) or coverage to any person following retirement or other termination of employment. Section 4.12(i) of the Acquired Corporation Disclosure Schedule lists each Acquired Corporation Employee Plan which provides benefits after termination of employment (other than medical benefits required to be continued under Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA) and the amount, if any, by which the present value of benefits accrued under each such Acquired Corporation Employee Plan exceeds the fair market value of the assets of each such Acquired Corporation Employee Plan.

(j) There is no action, suit, proceeding, claim, arbitration, audit or investigation pending or, to the knowledge of the Acquired Corporation, threatened, with respect to any Acquired Corporation Employee Plan, other than claims for benefits in the ordinary course. No Acquired Corporation Employee Plan is or within the last three calendar years has been the subject of, or has received notice that it is the subject of, examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program.

(k) Except as set forth in Section 4.12(k) of the Acquired Corporation Disclosure Schedule, to the knowledge of the Acquired Corporation, each individual who has received compensation for the performance of services on behalf of the Acquired Corporation, any of the Acquired Corporation’s Subsidiaries or its ERISA Affiliates has been properly classified as an employee or independent contractor in accordance with applicable law.

(l) Each Acquired Corporation Employee Plan maintained or covering employees outside the United States, and the books and records thereof, is in material compliance with all applicable laws, rules and regulations of each applicable jurisdiction. Section 4.12(l) of the Acquired Corporation Disclosure Schedule lists each country in which the Acquired Corporation or any of its affiliates has operations and the number of employees in each such country.

(m) Section 4.12(m) of the Acquired Corporation Disclosure Schedule sets forth a true, complete and correct list of (i) all employment agreements with employees of the Acquired Corporation or any of its Subsidiaries obligating (or potentially obligating) the Acquired Corporation or any of its Subsidiaries to make annual cash payments in an amount equal to or exceeding $50,000; (ii) all employees of the Acquired Corporation or any of its Subsidiaries who have executed a non-competition agreement with the Acquired Corporation or any of its Subsidiaries; (iii) all severance agreements, programs and policies of the Acquired Corporation or any of its Subsidiaries with or relating to its employees, in each case with potential obligations equal to or exceeding $50,000, excluding programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Acquired Corporation or any of its Subsidiaries pursuant to which payments (or acceleration of benefits or vesting of options or lapse of repurchase rights) may be required upon, or may become payable directly or indirectly as a result of or in connection with, the negotiation or consummation of the transactions contemplated by, or the execution of, this Agreement. True, complete and correct copies of each of the foregoing agreements to which any employee of the Acquired Corporation is a party have been made available to Company.

(n) All contributions required to be made with respect to any Acquired Corporation Employee Plan on or prior to the Effective Date have been or will be timely made or are reflected on the Acquired Corporation’s balance sheet. There are no pending, threatened or reasonably anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Acquired Corporation Employee Plan, or otherwise involving any such Plan (other than routine claims for benefits).

(o) The negotiation or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) except as set forth in Section 4.12 of the Acquired Corporation Disclosure Schedule, entitle any current or former employee or officer of the Acquired Corporation or any Subsidiary of the Acquired Corporation to severance pay, or any other payment from the Acquired Corporation or any of its Subsidiaries or (ii) accelerate the time of payment or vesting of any rights, a lapse of repurchase rights or increase the amount of compensation due any such employee or officer. There is no Acquired Corporation Employee Plan or other contract, agreement, plan or arrangement that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G (determined without regard to Section 280G(b)(4) of the Code) or 162(m) of the Code.

Section 4.13 LABOR MATTERS. (a) The Acquired Corporation and each of its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment, employment practices and occupational safety and health, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practices; (b) there are no actions, suits, claims or grievances pending or, to the knowledge of the

Acquired Corporation or any of its Subsidiaries, threatened, between the Acquired Corporation or any of its Subsidiaries and any of their respective employees, consultants or independent contractors, which actions, suits, claims or grievances have or would reasonably be expected to have an Acquired Corporation Material Adverse Effect; (c) neither the Acquired Corporation nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Acquired Corporation or its Subsidiaries, nor does the Acquired Corporation or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (d) to the knowledge of the Acquired Corporation, there are no labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Acquired Corporation or any of its Subsidiaries. No employee of the Acquired Corporation or any of its Subsidiaries (i) to the Acquired Corporation’s knowledge is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Acquired Corporation or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Acquired Corporation or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, or (ii) in the case of any key employee or group of key employees, has given notice as of the date of this Agreement to the Acquired Corporation or any of its Subsidiaries that such employee or any employee in a group of key employees intends to terminate his or her employment with the Acquired Corporation. Neither the Acquired Corporation nor any of its Subsidiaries has any material liability for (i) a plant closing, as defined in the WARN Act, or (ii) a mass layoff, as defined in the WARN Act. Neither the Acquired Corporation nor any of its Subsidiaries is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law.

Section 4.14 PROPERTIES; ENCUMBRANCES. Acquired Corporation and each of its Subsidiaries has good and valid title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, tangible, personal and mixed), including all the properties and assets reflected in the Acquired Corporation Balance Sheet (except for personal property sold since the date of the Acquired Corporation Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Acquired Corporation Balance Sheet are free and clear of all Liens, except for Liens reflected on the Acquired Corporation Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto. Section 4.14 of the Acquired Corporation Disclosure Schedule sets forth a true, complete and correct list of all real property owned, leased, subleased or licensed by the Acquired Corporation and the location of such premises. Acquired Corporation and each of its Subsidiaries is and has been in material compliance with the provisions of each lease or sublease for the real property which is set forth in Section 4.14 of the Acquired Corporation Disclosure Schedule.

Section 4.15 TAXES. Except as set forth in Section 4.15 of the Acquired Corporation Disclosure Schedule:

(a) The Acquired Corporation and each of its Subsidiaries have filed with the appropriate taxing authorities all Tax Returns required to be filed by them, except to the extent that the failure to file would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect, and all such Tax Returns were true, complete and correct. All Taxes shown to be due on such Tax Returns have been timely paid. There are no Tax Liens on any assets of the Acquired Corporation or any Subsidiary thereof other than liens relating to Taxes not yet due and payable. Neither the Acquired Corporation nor any of its Subsidiaries has granted any outstanding waiver of any statute of limitations with respect to, or any outstanding extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (exclusive of any accruals for “deferred taxes” or similar items that reflect timing differences between tax and financial accounting principles) reflected in the Acquired Corporation Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis with the Acquired Corporation Balance Sheet. All liabilities for Taxes attributable to the period commencing on the date following the date of the Acquired Corporation Balance Sheet were incurred in the ordinary course of business and are consistent in type and amount with Taxes attributable to similar prior periods.

(b) The Acquired Corporation and each of its Subsidiaries have timely withheld with respect to its employees all federal and state Taxes required to be withheld, except to the extent that the failure to withhold would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect. Neither the Acquired Corporation nor any of its Subsidiaries has received any written notice of any Tax deficiency outstanding, proposed or assessed against the Acquired Corporation or any of its Subsidiaries. Neither the Acquired Corporation nor any of its Subsidiaries has received any written notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Tax Return of the Acquired Corporation or any of its Subsidiaries. Neither the Acquired Corporation nor any of its Subsidiaries has filed any consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Acquired Corporation. Neither the Acquired Corporation nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreements with any entity other than its Subsidiaries or Acquired Corporation. Except for the group of which the Acquired Corporation and its Subsidiaries are now currently members, neither the Acquired Corporation nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Neither the Acquired Corporation nor any of its Subsidiaries is liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

(c) The Acquired Corporation made available to Company (i) complete and correct copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Acquired Corporation or any of its Subsidiaries with respect to all taxable years for which the statutes of limitation have not expired.

(d) None of the assets of the Acquired Corporation or any of its Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use of property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(e) Neither the Acquired Corporation nor any of its Subsidiaries has agreed nor is it required to make any material adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise prior to the Effective Date.

(f) Neither the Acquired Corporation nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Neither the Acquired Corporation nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger.

(h) Neither the Acquired Corporation nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger as qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.16 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.16 of the Acquired Corporation Disclosure Schedule (i) the Acquired Corporation and its Subsidiaries are and have been in material compliance with all Environmental Laws; (ii) there has been no release or threatened release of any Hazardous Substance on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Acquired Corporation or its Subsidiaries, except for such releases that would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect; (iii) there have been no Hazardous Substances generated by the Acquired Corporation or its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Entity within or outside the United States, except as would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect; and (iv) there are no underground storage tanks located on, no PCBs or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Acquired Corporation or its Subsidiaries, except for the storage of hazardous waste in compliance with Environmental Law and except for such storage that would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect. The Acquired Corporation and its Subsidiaries have made available to Company true and correct copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments relating to the business of the Acquired Corporation and its Subsidiaries or any of their respective properties and

Section 4.17 INTELLECTUAL PROPERTY.

(a) Section 4.17(a)(i) of the Acquired Corporation Disclosure Schedule sets forth as of the date hereof a true, complete and correct list of all U.S. and foreign (i) patents and pending patent applications owned by the Acquired Corporation or any of its Subsidiaries as of the date of this Agreement; (ii) trademark registrations (including internet domain registrations) and pending trademark applications owned by the Acquired Corporation or any of its Subsidiaries as of the date of this Agreement; and (iii) copyright registrations and pending copyright applications owned by the Acquired Corporation or any of its Subsidiaries as of the date of this Agreement (collectively the “Acquired Corporation Intellectual Property”). All of the Acquired Corporation Intellectual Property is owned solely by the Acquired Corporation or one of its Subsidiaries.

(b) The Acquired Corporation or one or more of its Subsidiaries owns, or has a valid right to use all of the Acquired Corporation Intellectual Property (as defined below) that is used in the business of the Acquired Corporation and its Subsidiaries as currently conducted.

(c) The Acquired Corporation Intellectual Property that is or has been used in the business of the Acquired Corporation or any of its Subsidiaries as currently or previously conducted, is (and at the time of any previous use, was), to the Acquired Corporation’s knowledge, subsisting (except with respect to applications), and has not expired or been cancelled, or abandoned.

(d) There is no pending or, to the Acquired Corporation’s knowledge, threatened (and at no time within the two years prior to the date of this Agreement has there been pending any) material suit, arbitration or other adversarial proceeding before any court, government agency or arbitral tribunal or in any jurisdiction alleging that any activities or conduct of the Acquired Corporation’s or any of its Subsidiaries’ business infringes or will infringe upon, violate or constitute the unauthorized use of the Intellectual Assets of any third party or challenging the ownership, validity, enforceability or registrability of any Acquired Corporation Intellectual Property owned by the Acquired Corporation or any of its Subsidiaries. The Acquired Corporation is not party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or orders resulting from suits, actions or similar legal proceedings which (i) materially restrict the Acquired Corporation’s or any of its Subsidiaries’ rights to use any Acquired Corporation Intellectual Property owned by and material to the business of the Acquired Corporation or any of its Subsidiaries as currently conducted, (ii) materially restrict the conduct of the business of the Acquired Corporation or any of its Subsidiaries as currently conducted in order to accommodate any third party’s rights to such third party’s Intellectual Assets, or (iii) permit third parties to use any Acquired Corporation Intellectual Property owned by and material to the business of the Acquired Corporation or any of its Subsidiaries as currently conducted.

(e) The conduct of the business of the Acquired Corporation and its Subsidiaries as currently conducted does not infringe upon any rights of any third party to such third party’s Intellectual Assets. The Acquired

Corporation and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Acquired Corporation Intellectual Property owned by the Acquired Corporation or such Subsidiary that is material to the business of the Acquired Corporation and its Subsidiaries as currently conducted (other than trade secrets with respect to which the Acquired Corporation knowingly made a reasonable judgment to not keep such trade secrets confidential and other than rights to Intellectual Assets where the Acquired Corporation knowingly made a reasonable judgment not to seek to secure registration of the applicable rights). To the Acquired Corporation’s knowledge, no third party is misappropriating, infringing, diluting or violating any rights to Intellectual Property owned by Acquired Corporation or any of its Subsidiaries that is material to the business of the Acquired Corporation and its Subsidiaries as currently conducted, and no Intellectual Property misappropriation, infringement, dilution or violation suits, arbitrations or other adversarial proceedings have been brought before any court, government agency or arbitral tribunal against any third party by the Acquired Corporation or any of its Subsidiaries which remain unresolved.

(f) The Acquired Corporation and each of its operating Subsidiaries has, and uses reasonable efforts to enforce, a policy of requiring each relevant employee who participates in the development of Acquired Corporation Intellectual Property to execute a confidentiality and assignment of proprietary rights agreement substantially in the Acquired Corporation’s standard form as set forth in Section 4.17(f) of the Acquired Corporation Disclosure Schedule, and, except (i) as may be made under nondisclosure agreements or other agreements containing nondisclosure obligations, and (ii) for confidential information or trade secrets that the Acquired Corporation knowingly made a reasonable judgment not to keep such confidential information and trade secrets confidential, there has been no disclosure to any third party by the Acquired Corporation or any of its Subsidiaries of material confidential information or material trade secrets of the Acquired Corporation or any of its Subsidiaries related to any material proprietary product currently being marketed, sold, licensed or developed by the Acquired Corporation or any of its Subsidiaries (each such product owned by the Acquired Corporation or its Subsidiaries, a “Acquired Corporation Proprietary Product”). All consultants and independent contractors who have made material contributions to the development of any Acquired Corporation Proprietary Product (including all consultants and independent contractors who have designed, written, tested or worked on any software code contained in any Acquired Corporation Proprietary Product) have assigned to the Acquired Corporation or one or more of its Subsidiaries (or a third party that has assigned its rights in such Acquired Corporation Proprietary Product to the Acquired Corporation or one or more of its Subsidiaries) all of their right, title and interest (other than moral rights, if any) in and to the portions of such Acquired Corporation Proprietary Product developed by them in the course of their work for the Acquired Corporation or one or more of its Subsidiaries (or applicable third party). Assignments of the patents and patent applications listed in Section 4.17(a) of the Acquired Corporation Disclosure Schedule to the Acquired Corporation or one or more of its Subsidiaries have been duly executed and filed with the United States Patent and Trademark Office.

(g) Neither the Acquired Corporation nor any of its Subsidiaries has (i) granted or is obligated to grant access to any of its source code contained in any Acquired Corporation Proprietary Product, (ii) made its source code contained in any Acquired Corporation Proprietary Product subject to any open source license, or (iii) licensed or has the right to obtain any source code, object code or any open license of any third party contained in any Acquired Corporation Proprietary Product (including in any such case any conditional right to access or under which the Acquired Corporation has established any escrow arrangement for the storage and conditional release of any source code, object code or open license).

(h) None of the Acquired Corporation Proprietary Products contains any third party software code that is, in whole or in part, subject to the provisions of any open source or quasi-open source license agreement under which the Acquired Corporation or any of its Subsidiaries is obligated to make the source code for such Acquired Corporation Proprietary Product generally available to the public.

(i) The Acquired Corporation does not have and will not have any obligation to pay any third party any royalties or other fees in excess of $100,000 in any calendar year for the use of Acquired Corporation Intellectual Property and no obligation to pay such royalties or other fees will result from the consummation of the transactions contemplated by this Agreement.

(j) Neither the Acquired Corporation nor any of its Subsidiaries is in violation of any material license, sublicense, agreement or instrument to which the Acquired Corporation or any of its Subsidiaries is party or otherwise bound under which the Acquired Corporation or its Subsidiaries derive rights to Acquired Corporation Intellectual Property that is material to the Acquired Corporation’s or its Subsidiaries’ business as currently conducted, nor will the consummation by the Acquired Corporation of the transactions contemplated hereby result in any loss or impairment of ownership by the Acquired Corporation or any of its Subsidiaries of, or the right of any of them to use, any Acquired Corporation Intellectual Property that is material to the business of the Acquired Corporation and its Subsidiaries as currently conducted, nor, to the Acquired Corporation’s knowledge, require the consent of any Governmental Entity or third party with respect to any such Acquired Corporation Intellectual Property. Neither the Acquired Corporation nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive or expand a license or any other right to any Intellectual Asset of Acquired Corporation or any of Acquired Corporation’s affiliates as a result of the consummation of the transactions contemplated by this Agreement.

(k) For purposes of this Agreement, “Acquired Corporation Intellectual Property” shall mean trademarks, service marks, trade names, and internet domain names, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations and applications for any of the foregoing); works of authorship protected by copyright registrations; copyrights (including any registrations and applications for any of the foregoing); mask works rights and trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; in each case used in or necessary for the conduct of the business of the Acquired Corporation and each of its Subsidiaries, as currently conducted.

Section 4.18 INSURANCE. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by the Acquired Corporation or any of its Subsidiaries have been made available to Acquired Corporation. Each such policy is in full force and effect and all premiums due thereon have been paid in full. None of such policies shall terminate or lapse (or be affected in any other materially adverse manner) by reason of the consummation of the transactions contemplated by this Agreement.

Section 4.19 RESTRICTIONS ON BUSINESS. Except for this Agreement, there is no agreement (other than agreements disclosed in response to Section 4.6(h)), judgment, injunction, order or decree binding upon the Acquired Corporation or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of the Acquired Corporation or any of its Subsidiaries, acquisition of property by the Acquired Corporation or any of its Subsidiaries or the conduct of business by the Acquired Corporation or any of its Subsidiaries as currently conducted.

Section 4.20 NO EXISTING DISCUSSIONS. As of the date of this Agreement, the Acquired Corporation is not engaged, directly or indirectly, in any discussions or negotiations with any other party in violation of Section 6.13 of this Agreement.

Section 4.21 (Reserved.)

Section 4.22 BROKERS; SCHEDULE OF FEES. No broker, finder or investment banker (other than First Albany Capital, Inc., whose brokerage, finder’s or other fees will be paid by Acquired Corporation, and Sanders Morris Harris, Inc., the Company’s investment banker in connection with the Merger, whose fee will be paid by the Company) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquired Corporation or any of its Subsidiaries.

Section 4.23 OFF-BALANCE SHEET ARRANGEMENTS. Acquired Corporation has not undertaken any type of off-balance sheet arrangement prohibited by the Sarbanes-Oxley Act.

ARTICLE V

CONDUCT OF BUSINESS

Section 5.1 CONDUCT OF BUSINESS PENDING THE MERGER. Except (i) as expressly contemplated by this Agreement, (ii) as described in Section 5.1 of the Disclosure Schedule or (iii) to the extent Acquired Corporation and the Company shall otherwise consent in writing, Acquired Corporation and the Company covenant and agree that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Date, Acquired Corporation and the Company shall conduct their businesses and that of their Subsidiaries, each group taken as a whole, only in, and neither Acquired Corporation nor the Company shall take any action except in, and neither shall cause its Subsidiaries to take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance in all material respects with all applicable laws and regulations; and Acquired Corporation and the Company shall use all reasonable efforts to preserve substantially intact the respective business organization thereof and of its Subsidiaries, each group taken as a whole, to keep available the services of the current officers, employees and consultants thereof, and to preserve the present relationships thereof with customers, suppliers, distributors and other persons with which they or any of their Subsidiaries has significant business relations. Acquired Corporation and the Company agree that the individuals identified in Section 5.1(a) of the Disclosure Schedule shall be authorized to provide the agreement of each to the various acts of Acquired Corporation and the Company contemplated by this Section 5.1 during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Date. In addition, except (i) as expressly contemplated by this Agreement, (ii) as described in Section 5.1 of the Disclosure Schedule or (iii) to the extent Acquired Corporation and the Company shall otherwise consent in writing, neither Acquired Corporation nor the Company shall, nor shall they permit their respective Subsidiaries to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Date, do any of the following:

(a) amend or otherwise change their respective corporate charters or bylaws or those of their respective Subsidiaries;

(b) issue, sell, pledge, redeem, accelerate rights under, dispose of or encumber, or authorize the issuance, sale, pledge, redemption, acceleration of rights under, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest) in Acquired Corporation or the Company, any of their Subsidiaries or affiliates;

(c) sell, pledge, dispose of or encumber any assets of Acquired Corporation, the Company or any of their Subsidiaries or suffer to exist any Lien thereupon (other than (i) sales of assets not to exceed $150,000 in the aggregate or non-exclusive licenses in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets; (iii) sales of immaterial assets not in excess of $75,000 in the aggregate) or sales of inventory in the ordinary course of business;

(d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a direct or indirect wholly owned Subsidiary of Acquired Corporation or the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing;

(e) (i) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances or capital contributions to or investments in any other person, except in the ordinary course of business and consistent with past practice; (iii) enter into, amend or waive any right under any material contract, agreement or joint venture other than in the ordinary course of business consistent with past practice, or any contract or agreement not entered into in the ordinary course of business consistent with past practices, or enter into, renew, fail to renew, amend or terminate any lease relating to real property, or open or close any facility comprising more than 5,000 square feet; (iv) adopt or implement any new stockholder rights plan; (v) authorize any capital expenditures or purchase of fixed assets which are in excess of $25,000 in the aggregate for all such expenditures and purchases for Acquired Corporation or the Company and its respective Subsidiaries taken as a whole; (vi) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date of this Agreement in any manner that is adverse to the Company or any Subsidiary, other than extensions of warranties in the ordinary course of business; (vii) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, except in the ordinary course of business consistent with past practice; or (viii) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.1(e);

(f) increase the compensation payable or to become payable to its directors, officers or employees (other than increases payable to non-officer employees made in the ordinary course of business consistent with past practice), make any loan, advance or capital contribution (other than loans or advances of reasonable relocation expenses), or grant any severance or termination pay (provided that Acquired Corporation or its Subsidiaries may grant such severance or termination pay in an aggregate amount no greater than $250,000) to, or enter into or amend any Company Employee Plan or Acquired Corporation Employee Plan or other plan, contract, agreement or arrangement that would be a Company Employee Plan or Acquired Corporation Employee Plan, establish, adopt, enter into or amend any collective bargaining agreement or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees of Acquired Corporation or the Company or any of their Subsidiaries, pay any discretionary bonuses to any officer of Acquired Corporation or the Company, materially change any actuarial assumption or other assumption used to calculate funding obligations with respect to any pension or retirement plan, or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined, except, in each case, as may be required by law or contractual commitments which are existing as of the date of this Agreement and listed in Section 3.13 of the Disclosure Schedule or 4.12 of the Acquired Corporation Disclosure Schedule;

(g) take any action to change accounting policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), change any assumption underlying, or method of calculating, any bad debt contingency or other reserve, except in each case as required under GAAP;

(h) make any material Tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, fail to file any Tax Return when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate; or fail to pay any material Taxes when due;

(i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Company Balance Sheet or Acquired Corporation Balance Sheet or incurred in the ordinary course of business and consistent with past practice;

(j) fail to pay accounts payable and other obligations in the ordinary course of business;

(k) accelerate the collection of receivables or modify the payment terms of any receivables other than in the ordinary course of business consistent with past practices;

(l) sell, securitize, factor or otherwise transfer any accounts receivable;

(m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the Merger or as expressly provided in this Agreement);

(n) revalue in any material respect any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, except as required under GAAP;

(o) as to Company and its Subsidiaries, enter into any agreement, contract or commitment of any type referred to in Section 3.6, or take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (n) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent any of them from performing or cause any of them not to perform its covenants hereunder, in each case, such that the conditions set forth in Sections 7.2(a) or 7.2(b), as the case may be, would not be satisfied;

(p) as to Acquired Corporation and its Subsidiaries, enter into any agreement, contract or commitment of any type referred to in Section 4.6, or take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (n) above, or any action which would make any of the representations or warranties of Acquired Corporation contained in this Agreement untrue or incorrect or prevent either of them from performing or cause either of them not to perform its covenants hereunder, in each case, such that the conditions set forth in Sections 7.3(a) or 7.3(b), as the case may be, would not be satisfied.

Section 5.2 COOPERATION. Subject to compliance with applicable law, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Date, (a) the Company and Acquired Corporation shall confer with one another on a regular and frequent basis with one or more representatives to report operational matters that are material and the general status of ongoing operations and (b) each of Acquired Corporation and the Company shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby, including any correspondence to and from the SEC (excluding any requests for confidential treatment of any documents included in any filing with the SEC) in connection herewith.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 ACCESS TO INFORMATION; CONFIDENTIALITY.

(a) Acquired Corporation and the Company shall (and shall cause their Subsidiaries and the respective officers, directors, employees, auditors and agents of all of the foregoing to) afford to each other’s officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Date to all properties, contracts, books and records, and all other documents and data (other than privileged documents); provided, that Acquired Corporation shall address all requests to Mr. LaGamba or his designee, and the Company shall address all such requests to Mr. Ribaudo. During such period, each of Acquired Corporation and the Company shall furnish promptly to each other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws.

(b) Each of the Company and the Acquired Corporation represents, warrants, covenants and agrees that it (and its Subsidiaries and its and their respective representatives) has at all times held and shall hold in confidence all non-public information acquired from the other party or the other party’s representatives in accordance with the terms of this paragraph. Except as and to the extent required by law, no such party, Subsidiary or representative, as aforesaid (any of the foregoing, a “Restricted Party”) has disclosed or used, or will disclose or use, and each Restricted Party has directed and will direct its representatives not to disclose or use to the detriment of the other party or its Subsidiaries or representatives, as aforesaid (any of the foregoing, a “Protected Party”), any Confidential Information (as defined below) with respect to such

Protected Party furnished, or to be furnished, by any such Protected Party or its respective representatives to such Restricted Party or its representatives at any time or in any manner other than in connection with its evaluation of the Merger and the transactions associated therewith. For purposes of this Paragraph, “Confidential Information” means any information about such Protected Party, unless (i) such information is already known to such Restricted Party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Restricted Party or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Merger, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of such Protected Party, such Restricted Party will promptly return to such Protected Party or destroy any Confidential Information in its possession and certify in writing to such Protected Party that it has done so.

(c) The Company and the Acquired Corporation intend to negotiate a joint press release to be issued upon to the execution and delivery of this Agreement. Other than such release, except as and to the extent required by law or by the listing rules of Nasdaq, each such party represents, warrants, covenants and agrees that neither it nor any Subsidiary or representative as aforesaid has, and that without the prior written consent of the other party, neither party will, and each has directed and will direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between the parties or any of the terms, conditions, or other aspects of the Merger or any transactions associated therewith. If either party is required by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

Section 6.2 SEC FILINGS. The Company shall make any necessary filing with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, and from the date hereof to the Closing shall otherwise comply with the Securities Act and the Exchange Act by, among other things, filing all reports required thereby.

Section 6.3 STOCKHOLDERS MEETING.

(a) Acquired Corporation. Acquired Corporation, acting through its Board of Directors, shall take all actions in accordance with applicable law and the Acquired Corporation’s Charter and By-Laws to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event on or before June 30, 2004, a meeting of its stockholders for the purpose of considering and voting upon the approval of this Agreement and the Merger. Unless this Agreement has been properly terminated, Acquired Corporation’s Board of Directors shall recommend adoption and approval of this Agreement and the Merger by the stockholders of the Acquired Corporation. The Acquired Corporation shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the proposal to adopt and approve this Agreement and the Merger and to secure the vote or consent of the stockholders of the Acquired Corporation that are required by its Charter or the CBCA. At the Acquired Corporation’s stockholders meeting, Mr. Mercadante hereby agrees to, and to cause his family members and Affiliates controlled by him or them, and all Acquired Corporation shares over which he exercises sole or shared voting control to, consent to this Agreement and the Merger.

(b) The Company.

(i) The Company, acting through its Board of Directors, shall take all actions in accordance with applicable law, the Company Charter, the Company By-Laws and the rules of The Nasdaq Small-Cap Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event on or before June 30, 2004, a meeting of its stockholders (the “Company Stockholders

Meeting”) for the purpose of considering and voting upon the approval of this Agreement and the Merger. Unless this Agreement has been properly terminated, the Company’s Board of Directors shall recommend adoption and approval of this Agreement and the Merger by the stockholders of the Company and include such recommendation in the Proxy Statement. The Company shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the proposal to adopt and approve this Agreement and the Merger and to secure the vote or consent of the stockholders of the Company that are required by the rules of The Nasdaq Small-Cap Market or the NRS. At the Company Stockholders Meeting, Mr. Taneja hereby agrees to, and to cause his family members and Affiliates controlled by him or them, and all Company shares over which he exercises sole or shared voting control to, consent to this Agreement and the Merger. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with Acquired Corporation, may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders or, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.

(ii) Unless this Agreement has been terminated as permitted by this Agreement, the Company shall call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 6.3 and shall submit the proposal to adopt and approve this Agreement and the Merger to its stockholders for the purpose of acting upon such proposal whether or not (i) the Company’s Board of Directors at any time subsequent to the date of this Agreement determines that the proposal is no longer advisable or recommends that the stockholders of the Company reject such proposal, or (ii) any other actual, potential or purported merger or acquisition proposal has been commenced, disclosed, announced or submitted to the Company. The Company shall use reasonable efforts to ensure that all proxies solicited by the Company in connection with the Company Stockholders Meeting are solicited, in compliance with the NRS, the Company Charter, the Company By-Laws, the rules of The Nasdaq Small-Cap Market and all other applicable legal requirements.

(iii) Following the Company Stockholders Meeting and at or prior to the Closing, the Company shall deliver to Acquired Corporation a certificate of its Corporate Secretary setting forth the voting results from the Company Stockholders Meeting.

Section 6.4 LEGAL CONDITIONS TO MERGER. Each of Acquired Corporation and the Company will use its commercially reasonable efforts to comply promptly with all legal requirements which may be imposed with respect to the Merger (which efforts shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of Acquired Corporation and the Company will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Acquired Corporation, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Notwithstanding the foregoing, neither Acquired Corporation nor the Company nor any of their affiliates shall be required to (i) sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses or interests in any assets or businesses of Acquired Corporation, the Company or their respective affiliates or make any other change in any portion of the Company’s or its business or incur any other limitation on the conduct of the Company’s or its business to obtain such consents, authorizations, orders, approvals and exemptions or agree to do, or submit to orders providing for, any of the foregoing, in each case whether before or after the Effective Date, except in each case for any such action that would not reasonably be expected to result in a Company Material Adverse Effect or an Acquired Corporation Material Adverse Effect or (ii) if any governmental body that has the authority to enforce any Antitrust Law seeks, or authorizes its staff to seek, a preliminary injunction or restraining order to enjoin consummation of the Merger, take any action which Acquired Corporation or the Company reasonably believes would be prohibited or restricted under such preliminary injunction or restraining order.

Section 6.5 PUBLIC ANNOUNCEMENTS.

(a) Acquired Corporation and the Company shall consult with each other before issuing any press release or making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq, as determined by the Company, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

(b) Notwithstanding anything to the contrary contained in this Agreement, the parties (and each employee, representative or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated hereby beginning on the earliest of (i) the date of the public announcement by the parties of discussions relating to the transactions contemplated hereby, (ii) the date of public announcement by the parties of the transactions contemplated hereby or (iii) the date of the execution of this Agreement; PROVIDED, HOWEVER, that nothing in this Section 6.5(b) shall permit either party (or any employee, representative or agent thereof) to disclose (A) any information that is not necessary to understand the tax treatment and tax structure of such transactions (including the identity of the parties and any information that could lead another to determine the identity of the parties), or (B) any other information to the extent that such disclosure could result in a violation of any applicable law.

Section 6.6 EMPLOYEE BENEFITS; 401(k) PLAN.

(a) From and after the Effective Date, the Surviving Corporation shall recognize the prior service with Acquired Corporation or the Company or their Subsidiaries of each employee of Acquired Corporation, the Company or their Subsidiaries as of the Effective Date (the “Company Employees”) in connection with all employee benefit plans, programs or policies (including vacation) of Acquired Corporation or its affiliates in which Company Employees are eligible to participate following the Effective Date, for purposes of eligibility, vesting and levels of benefits (but not for purposes of benefit accruals or benefit amounts under any defined benefit pension plan or to the extent that such recognition would result in duplication of benefits). From and after the Effective Date, Surviving Corporation will use its commercially reasonable efforts to offer to employees of the Surviving Corporation a group health plan similar to Acquired Corporation’s current plan. From and after the Effective Date, Surviving Corporation will provide the benefits described in Section 6.6 of the Disclosure Schedule to the Company Employees, in each instance in accordance with Section 6.6 of the Disclosure Schedule.

(b) Prior to the Effective Date, the Company shall take such actions as Acquired Corporation may reasonably request so as to enable the Surviving Corporation to effect such actions relating to the Company 401(k) Plan (the “401(k) Plan”) as Acquired Corporation may deem necessary or appropriate (after reasonable consultation with the Company), including terminating the 401(k) Plan prior to the Effective Date, subject to the terms of the 401(k) Plan and applicable law and provided that such action does not preclude the immediate participation of the Company Employees in any successor plan.

Section 6.7 CONSENTS. Acquired Corporation and the Company shall use their reasonable commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of their material agreements, contracts, licenses or leases in connection with the Merger required to prevent the occurrence of an event that could reasonably be expected to have a Company Material Adverse Effect or an Acquired Corporation Material Adverse Effect prior to the Effective Date or after the Effective Date.

Section 6.8 INDEMNIFICATION AND INSURANCE.

(a) From and after the Effective Date, Surviving Corporation shall, to the fullest extent permitted under applicable law assume the obligations of Acquired Corporation and the Company pursuant to any indemnification agreements between Acquired Corporation or the Company and its respective directors and officers in effect prior to the date of this Agreement (or indemnification agreements in Acquired Corporation’s or the Company’s customary form as of the date hereof for directors joining their respective Board of Directors prior to the Effective Date) and any indemnification provisions under Acquired Corporation’s or the Company’s Charter or By-Laws as in effect immediately prior to the Effective Date.

(b) For a period of six years after the Effective Date, Surviving Corporation shall use its commercially reasonable efforts to maintain in effect, subject to customary terms and conditions, policies of directors’ and officers’ and fiduciary liability insurance for the directors serving either the Company or the Acquired Corporation immediately prior to the Effective Date, as well as those directors serving the Surviving Corporation after the Effective Date, which policies shall provide substantially the same coverage and shall contain substantially the terms and conditions as the policies that covered such directors immediately prior to the Effective Date; provided that the Surviving Corporation shall in no event be required to pay for any policy that has a cost in excess of 200% of the cost of the policies in effect as of the date hereof; provided further that with respect to directors that do not continue to serve the Surviving Corporation after the Effective Date, the Surviving Corporation shall only be required to provide coverage for claims arising from facts or events which occurred at or before the Effective Date.

Section 6.9 REASONABLE EFFORTS. Subject to the other terms and conditions of this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 6.10 NOTIFICATION OF CERTAIN MATTERS. Acquired Corporation shall give prompt notice to the Company, and the Company shall give prompt notice to Acquired Corporation, upon any director or officer of Acquired Corporation or the Company (as applicable) becoming aware of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause any of the conditions set forth in Article VII not to be satisfied. Notwithstanding the provisions of this Section 6.10, the delivery of any notice pursuant to this Section 6.10 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

Section 6.11 TAKEOVER STATUTES. Notwithstanding any other provision in this Agreement, in no event shall any approval of the Merger and this Agreement by the Board of Directors of the Company under § 78.411 et seq. of the NRS, or the Board of Directors of Acquired Corporation under § 33-843 et seq. of the CBCA be withdrawn, revoked or modified by such Board of Directors. The foregoing provision shall not be deemed to reflect that the parties have determined such Takeover Statutes to be applicable. If any Takeover Statute is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, Acquired Corporation, the Company and their respective Boards of Directors shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger, as the case may be, and otherwise take such lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

Section 6.12 TAX-FREE REORGANIZATION TREATMENT. Acquired Corporation and the Company intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and each shall, and shall cause their respective subsidiaries to, use its commercially reasonable efforts to cause the Merger to so qualify. Neither Acquired Corporation nor the Company shall knowingly take any action, or knowingly fail to take any action, that would be reasonably likely to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

Section 6.13 EXCLUSIVITY.

(a) Each of the Company and the Acquired Corporation represents, warrants, covenants and agrees that since January 29, 2004 it has not, without the other’s prior approval, either directly or through any of their officers, directors, affiliates, employees, representatives, subsidiaries or agents, directly or indirectly, solicited, initiated or participated in any way in discussions or negotiations with, or provided any information or assistance to, or entered into any agreements with, any person or entity concerning any acquisition of such companies, any securities of the respective party or any part of the assets or property of the parties outside the ordinary course of the companies’ businesses, or any merger, consolidation, liquidation, dissolution or similar transaction involving the parties, or assisted and participated in, facilitated or encouraged any effort or attempt by any other person or entity to do or seek to do any of the foregoing. Either party will immediately notify the other regarding any contact between the notifying party, any Subsidiary or its or their representatives and any other person or entity regarding any such offer or proposal or any related inquiry.

(b) Each of the Company and Acquired Corporation agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries’ directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, restructuring, merger, consolidation or other business combination involving the Company or Acquired Corporation, or acquisition of any capital stock (other than upon exercise of stock options which are outstanding as of the date hereof) or any material portion of the assets (except for acquisitions of assets in the ordinary course of business consistent with past practice) of the Company or Acquired Corporation, or its respective Subsidiaries, or any or any other transaction similar to any of the foregoing with respect to such party or any of its Subsidiaries, or any agreement to enter into any of the foregoing, other than pursuant to the Merger (any of the foregoing, a “Competing Transaction”), or negotiate, explore or otherwise engage in discussions with any person (other than each other or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring or causing it to abandon, terminate or fail to consummate the Merger or any of the other Transactions contemplated by this Agreement; provided that, prior to the Effective Date, if the Company and Acquired Corporation receives a written proposal for a Competing Transaction (x) that was not initiated, solicited or encouraged after the date of this Agreement by it, its Subsidiaries or any of its or their directors, officers, employees, agents or representatives and does not violate or breach any confidentiality, exclusivity or standstill agreement executed by it prior to the date of this Agreement (provided that it may amend any standstill or similar provision of any such agreement solely to provide or make clear that such third party may deliver to the Board of Directors (the “Board”) of the Company or Acquired Corporation, as the case may be, a written proposal for a Competing Transaction) and (y) that the Board or a special committee thereof determines in good faith by majority vote could reasonably be expected to result in a third party making a proposal for a Superior Transaction (as defined in Section 6.13(c)), and subject to compliance with the last two sentences of this Section 6.13(b), the Company or Acquired Corporation, as the case may be, may (A) furnish information with respect to the Company or Acquired Corporation, as the case may be, to the person making such proposal pursuant to a customary confidentiality agreement the terms of which shall be no less favorable to the Company or Acquired Corporation than the confidentiality provisions entered into by the Company or Acquired Corporation on or after January 1, 2003 that is most favorable to it, and (B) participate in discussions or negotiations with such person regarding such proposal. In no event shall the Company or Acquired Corporation furnish (or authorize any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers, employees, agents or representatives, directly or indirectly, to furnish) to any competitor or potential competitor thereof or of its Subsidiaries information about the Company or Acquired Corporation as the case may be or any of its Subsidiaries unless the Board or a special committee thereof determines in its reasonable judgment, after consultation with management, that disclosure of such information would not be materially competitively disadvantageous thereto or to its Subsidiaries, including, without limitation, pricing, volume, sales and marketing information (“Sensitive Information”); provided that the Company or Acquired Corporation may provide Sensitive Information to a competitor or potential competitor thereof if confirmatory review of Sensitive Information is the only remaining condition to the Company and such competitor or potential competitor entering into an Acquisition Agreement (as defined in Section 6.13(c)) with respect to a Superior Transaction that has been approved by the Board and approved (subject only to such confirmatory review) by the board of directors (or similar governing body) of such competitor or potential competitor. The Company and Acquired Corporation shall, and shall cause its Subsidiaries and their respective directors, officers, employees, agents and representatives immediately to cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing. Neither the Board of the Company or Acquired Corporation nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other parties, its recommendation (the “Board Recommendation”) in favor of the Merger or (B) approve or recommend, or propose publicly to approve or recommend, any Competing Transaction. Notwithstanding the foregoing, in the event that prior to the Effective Date the Board of Company or Acquired Corporation receives the advice of its outside legal counsel that failure to do so will result in breach of its fiduciary duties to the stockholders of the Company or Acquired Corporation, as the case may be, under applicable law, such Board may (subject to this and the following sentences of this Section 6.13(b)) withdraw or modify the Board Recommendation, provided that it gives the other parties five days’ prior written notice of its intention to do so. Any such withdrawal or modification of the Board Recommendation shall not change the approval of the Board for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, or change the obligation of the Company or Acquired Corporation to present the Merger for approval and adoption by stockholders of such party. From and after the execution of this Agreement, the Company and Acquired Corporation shall immediately advise each other in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to each other a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto. The Company and Acquired Corporation shall keep each other fully apprised of the status of any proposal relating to a Competing Transaction on a current basis, including, without limitation, promptly providing to each other any Sensitive Information provided to any competitor or potential competitor pursuant to this paragraph (b).

(c) If prior to the Effective Date the Board of Company or Acquired Corporation shall determine in good faith, after consultation with its financial and legal advisors, that any bona fide written proposal from a third party for a Competing Transaction received after the date hereof that was not initiated, solicited or encouraged by it or any of its Subsidiaries or their respective directors, officers, employees, agents or representatives in violation of this Agreement and that does not violate or breach any confidentiality, exclusivity or standstill agreement executed by it prior to the date of this Agreement (as any such agreement may be amended in accordance with Section 6.13(b)) is more favorable to its stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by the other merging party under this Agreement in response to such Competing Transaction), is likely to and capable of being consummated, and is in the best interest of the stockholders of the Company or Acquired Corporation, as the case may be, and the Company or Acquired Corporation, as the case may be, has received (x) advice of its outside legal counsel that failure to enter into such a Competing Transaction will constitute a breach of its Board’s fiduciary duties under applicable law and (y) a written opinion (a copy of which has been delivered to the other merging party under this Agreement) from its Financial Advisor (First Albany Capital in the case of Acquired Corporation and Sanders Morris Harris, Inc. in the case of the Company (or any other nationally recognized investment banking firm), that the Competing Transaction is more favorable from a financial point of view to the stockholders of the Company or Acquired Corporation, as the case may be than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by Purchaser) (a “Superior Transaction”), the Company or Acquired Corporation which has made such determination and been so advised may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an “Acquisition

Agreement”) with respect to such Superior Transaction provided, that, prior to any such termination, (i) the Company or Acquired Corporation, as the case may be, has provided such other parties written notice that it intends to terminate this Agreement pursuant to this Section 6.13(c), identifying the Superior Transaction then determined to be more favorable and the parties thereto and delivering a copy of the Acquisition Agreement for such Competing Transaction in the form to be entered into, and (ii) at least five full business days after it has provided the notice referred to in clause (i) above (provided that the opinions referred to in clauses (x) and (y) above shall continue in effect without revision or modification), delivers to such other parties (A) a written notice of termination of this Agreement pursuant to this Section 6.13(c), and (B) a wire transfer of same day funds in the amount of the Termination Fee as provided in Section 8.3(b), and (C) the Company or Acquired Corporation, as the case may be, receives a written acknowledgment from the terminating party and from the other party to a Superior Transaction that such terminating party and such other party have irrevocably waived any right to contest such payments.

Section 6.14 INDEMNIFICATION.

(A) Survival; Right to Indemnification Not Affected by Knowledge

The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

(B) Indemnification and Payment of Damages by Company

The Company will indemnify and hold harmless Acquired Corporation, and their respective representatives, stockholders, controlling persons, and affiliates (collectively, the “Familymeds Indemnified Persons”) for, and will pay to the Familymeds Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a) any Breach of any representation or warranty made by the Company in this Agreement (without giving effect to any supplement to the Disclosure Schedule), the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered by the Company pursuant to this Agreement;

(b) any Breach of any representation or warranty made by the Company in this Agreement as if such representation or warranty were made at and as of the Effective Date without giving effect to any supplement to the Disclosure Schedule, other than any such Breach that is disclosed in a supplement to the Disclosure Schedule and is expressly identified in the certificate delivered pursuant to Section 7.2(a) as having caused the condition specified in Section 7.2(a) not to be satisfied; and

(c) any Breach by the Company of any covenant or obligation of the Company in this Agreement.

Except as set forth in subsection (E) below, the remedies provided in this Section 6.14(B) will not be exclusive of or limit any other remedies that may be available to the Familymeds Indemnified Persons.

(C) Indemnification and Payment of Damages by Acquired Corporation

The Acquired Corporation will indemnify and hold harmless the Company and its respective representatives, stockholders, controlling persons, and affiliates (collectively, the “Company Indemnified Persons”) for, and will pay to the Company Indemnified Persons the amount of, any Damages, arising, directly or indirectly, from or in connection with:

(a) any Breach of any representation or warranty made by the Acquired Corporation in this Agreement (without giving effect to any supplement to the Acquired Corporation Disclosure Schedule), the Acquired Corporation Disclosure Schedule, the supplements to the Acquired Corporation Disclosure Schedule, or any other certificate or document delivered by the Acquired Corporation pursuant to this Agreement;

(b) any Breach of any representation or warranty made by the Acquired Corporation in this Agreement as if such representation or warranty were made at and as of the Effective Date without giving effect to any supplement to the Acquired Corporation Disclosure Schedule, other than any such Breach that is disclosed in a supplement to the Acquired Corporation Disclosure Schedule and is expressly identified in the certificate delivered pursuant to Section 7.3(a) as having caused the condition specified in Section 7.3(a) not to be satisfied; and

(c) any Breach by a Familymeds Party of any covenant or obligation of such Familymeds Party in this Agreement.

Except as set forth in subsection (E) below, the remedies provided in this Section 6.14(C) will not be exclusive of or limit any other remedies that may be available to the Company Indemnified Persons.

(D) (Reserved.)

(E) Limitations on Amount and Form of Indemnification

The Company will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or clause (c) of Section 6.14(B) above, (i) until the total of all Damages with respect to such matters exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), and then only for the amount by which such Damages exceed Two Hundred Fifty Thousand Dollars ($250,000.00) or (ii) for any Damages with respect to such matters in excess of One Million Dollars ($1,000,000.00). The Acquired Corporation will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or clause (c) of Section 6.14(C) above, (i) until the total of all Damages with respect to such matters exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), and then only for the amount by which such Damages exceed Two Hundred Fifty Thousand Dollars ($250,000.00) or (ii) for any Damages with respect to such matters in excess of One Million Dollars ($1,000,000.00). However, this Section 6.14(E) will not apply to any Breach of any representations and warranties of which the parties making the representation or warranty had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach of any covenant or obligation.

(F) Procedure for Indemnification—Third Party Claims

(a) Promptly after receipt by an indemnified party under this Section 6.14 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

(b) If any Proceeding referred to in the preceding paragraph (a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 6.14 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(G) Procedure for Indemnification—Other Claims

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

(H) Capitalization Representation

In addition to any other remedy available under the other provisions of this Section 6.14, in the event that any of the Company’s representations and warranties in Section 3.3 of this Agreement are incorrect (notwithstanding their failure otherwise to survive the Merger under subsection 6.14(I) below), the Company shall issue (i) additional Merger Consideration to the Acquired Corporation Stockholders (pro rata their respective entitlement under Exhibit 2.1(b)) and (ii) additional Management Shares and Options to the Employees (pro rata their respective entitlement under Section 2.2 of this Agreement) in an amount equal to the additional consideration such Acquired Corporation Stockholders and Employees would have received had the correct number of issued and outstanding shares, in the Money Options and warrants of Company Common Stock been known at the Closing.

(I) Representations and Warranties

Except as provided in subsection 6.14(H) above, the representations and warranties and indemnification obligations under this Agreement shall not survive the Merger and shall terminate on the Effective Date.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

(a) SEC FILINGS. The SEC shall have taken no action to question, disapprove or delay the Merger or the effectiveness or content of any such filing and no proceedings for such purpose shall have been initiated or threatened in writing by the SEC.

(b) EMPLOYMENT AGREEMENTS. All of the Officers (other than the Secretary) and the Co-Chairs of the Board of Directors shall have entered employment agreements in a form acceptable to such persons and the Company’s independent directors.

(c) ANTITRUST APPROVALS. All necessary waiting periods (and all extensions thereof) applicable to the Merger under the Antitrust Laws shall have terminated or expired, all consents, approvals, authorizations and orders applicable to the Merger required under the Antitrust Laws shall have been received and become final and non-appealable, and any governmental body that has the authority to enforce any Antitrust Laws in those jurisdictions where such consents, approvals, authorizations and orders are so required shall have approved, cleared or decided neither to initiate proceedings or otherwise intervene in respect of the Merger.

(d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

(e) GOVERNMENTAL ACTIONS. There shall not be pending or threatened any action or proceeding (or any investigation or other inquiry that would reasonably be expected to result in such an action or proceeding) by any Governmental Entity or administrative agency before any Governmental Entity, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any Governmental Entity, administrative agency or court of competent jurisdiction, in each case, seeking to prohibit or limit Acquired Corporation from exercising all material rights and privileges pertaining to its majority ownership of the Surviving Corporation or the ownership or operation by Acquired Corporation of all or a material portion of the business or assets of Acquired Corporation, or seeking to compel Acquired Corporation to dispose of or hold separate all or any material portion of the business or assets of Acquired Corporation or the Surviving Corporation (or any of their Subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement, except in each case for any such action, proceeding, investigation, inquiry, judgment, decree or order as would not reasonably be expected to result in a Company Material Adverse Effect or an Acquired Corporation Material Adverse Effect.

(f) LOCK UP AGREEMENT. Mr. LaGamba, Mr. Taneja, Mr. Mercadante and stockholders (including Mr. Mercadante) who are entitled to receive 90% of the Stock Consideration to be paid at the Closing shall have entered into the Lockup Agreement.

(g) AUTHORIZATIONS. The parties shall have received such governmental and third-party authorizations and consents as are necessary for the Merger.

(h) VENDORS. The Company shall have obtained confirmation from the following companies that they shall continue doing business with the Surviving Corporation after the Effective Date on at least the same terms that they were doing business with the Company prior to the Merger, the parties being in agreement that a failure to obtain any such confirmation would have a Company Material Adverse Effect: GlaxoSmithKline Financial, Inc., Eli Lilly & Co., Astra-Zeneca lp, Bristol-Myers Squibb, 3M Pharmaceuticals, Aventis Pharmaceuticals, Pfizer, Inc., Novartis Pharmaceuticals, JOM Pharmaceutical Services, Merck, Inc., P&G Pharmaceuticals, Amgen, Roche, Purdue Frederick, Schering Corp. and Abbott Labs. Notwithstanding anything to the contrary, if the Company shall not have terminated this Agreement prior to forty-five (45) days after the date hereof, then, after such date, this Section 7.1 (h) shall no longer be a condition to closing and neither party shall be permitted to terminate this Agreement based on this Section 7.1(h).

(i) FINANCING. Acquired Corporation and the Company shall have arranged for financing for the Surviving Corporation in the minimum amount of Sixty Million Dollars ($60,000,000.00) to refinance the Acquired Corporation’s and the Company’s, and their respective subsidiaries’, obligations on terms reasonably acceptable to both parties.

(j) DISSENTERS RIGHTS.

(i) The Company shall not have received notice from its stockholders holding, jointly, in excess of 200,000 shares of Company Common Stock of their intent to exercise their dissenters’ rights of appraisal pursuant to the NRS.

(ii) Acquired Corporation shall not have received notice from its stockholders holding shares of Acquired Corporation Stock with a value in excess of $1,000,000, based on the appraisal to be conducted by First Albany prior the Effective Date, of their intent to exercise their dissenters’ rights of appraisal pursuant to the CBCA.

Section 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIRED CORPORATION. The obligations of Acquired Corporation to effect the Merger are also subject to the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement, including without limitation under Section 6.13, shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained in any specific representation or warranty), as of the date of this Agreement and as of the Effective Date, without giving effect to any supplement to the Disclosure Schedule, except (i) for changes contemplated or permitted by this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or other date will be determined as of such date and (iii) where any such failures of the representations and warranties to be true and correct in the aggregate will not have a Company Material Adverse Effect; and Acquired Corporation shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

(b) AGREEMENTS AND COVENANTS. The Company and Mr. Taneja shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Date, including without limitation under Section 6.13; and Acquired Corporation shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect.

(c) APPROVALS. The Company shall have undertaken all corporate action necessary for the consummation of the transaction, including without limitation that this Agreement and the Merger shall have been approved and adopted by the requisite vote of the Board of Directors and Stockholders of the Company.

(d) CORPORATE GOVERNANCE. The Company shall have adopted all applicable corporate governance measures required by the Sarbanes-Oxley Act and the Nasadaq and shall have delivered to Acquired Corporation copies of its audit committee charter, compensation committee charter and its code of ethics.

(e) ADDITIONAL DOCUMENTS. Each of the following documents shall have been delivered to Acquired Corporation: (a) an opinion of Shumaker, Loop & Kendrick, LLP reasonably satisfactory to Acquired Corporation and their counsel addressing issues customary to be addressed in a transaction of this type; (b) certificate of good standing and foreign qualification of the Company and each Subsidiary from each jurisdiction of incorporation or qualification; and (c) such agreements, instruments, certificates and other documents as Acquired Corporation may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated in this Agreement.

Section 7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquired Corporation contained in this Agreement, including without limitation under Section 6.13, shall be true and correct (without giving effect to any qualification as to materiality or Acquired Corporation Material Adverse Effect contained in any specific representation or warranty), as of the date of this Agreement and as of the Effective Date, without giving effect to any supplement to the Acquired Corporation Disclosure Schedule, except (i) for changes contemplated or permitted by this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or other date will be determined as of such date and (iii) where any such failure of the representations and warranties to be true and correct in the aggregate will not have an Acquired Corporation Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Acquired Corporation by the chief executive officer and chief financial officer of Acquired Corporation to such effect.

(b) AGREEMENTS AND COVENANTS. Acquired Corporation shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Date, including without limitation under Section 6.13; and the Company shall have received a certificate signed by the chief executive officer and the chief financial officer of Acquired Corporation to such effect.

(c) APPROVALS. The Acquired Corporation shall have undertaken all corporate action necessary for the consummation of the transaction, including without limitation that this Agreement and the Merger shall have been approved and adopted by the requisite vote of the Board of Directors and stockholders of Acquired Corporation and the holders of not less than 74% of the aggregate principal amount of Acquired Corporation’s 12% Convertible Subordinated Promissory Notes dated January 21, 2003.

(d) ADDITIONAL DOCUMENTS. Each of the following documents shall have been delivered to the Company: (a) an opinion of Rogin, Nassau, Caplan, Lassman & Hirtle, LLC reasonably satisfactory to the Company and its counsel addressing issues customary to be addressed in a transaction of this type; (b) certificate of existence of Acquired Corporation and (c) such agreements, instruments, certificates and other documents as the Company may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated in this Agreement.

(e) FAIRNESS OPINION. The Company shall have received an opinion from its financial advisor, dated on or before the Effective Date, in form and substance acceptable to the Board of Directors of the Company, to the effect that as of such date, the Exchange Ratios and the Merger Consideration is fair from a financial point of view to the stockholders of the Company.

(f) WARRANTS. The Company shall have received evidence satisfactory to the Company that all options, warrants and other rights to purchase Acquired Corporation Stock shall have been terminated with no negative consequence to Acquired Corporation or the Company; provided, however, that

(i) the Acquired Corporation shall not be required to terminate prior to the Effective Date options to purchase an aggregate of no more than 50,000 shares of Acquired Corporation Common Stock held by employees other than the executive officers or directors of Acquired Corporation if the Acquired Corporation is unable to obtain such remaining terminations prior to the Effective Date, so long as Edgardo A. Mercadante, Dale Ribaudo and James Beaumariage, on a pro rata basis deliver to the Company 50,000 shares of the Company’s Common Stock (or such lesser number of shares into which such claimants may be entitled) held by them to satisfy any claims that might arise from former holders of options, warrants or other rights to purchase Acquired Corporation Stock which were not terminated prior to the Effective Date; and

(ii) if not terminated, the Company shall agree to assume the obligations of those certain stock purchase warrants dated October 29, 2003, issued by the Acquired Corporation to J.K. Baker, Larry E. Knotts and Marc Kloner for the purchase of an aggregate of 492,306 shares of nonvoting common stock of the Acquired Corporation on the express condition that the securities into which such warrants are convertible shall be Company Common Stock.

(g) ACQUIRED CORPORATION EMPLOYMENT AGREEMENTS. All change of control prohibitions or penalties contained in Acquired Corporation’s certificate of incorporation or any agreement set forth in the Acquired Corporation Disclosure Schedule to which Acquired Corporation is a party, including without limitation the employment agreements of Mr. Mercadante, Dale Ribaudo and James Beaumariage shall have been terminated without any negative consequence to the Acquired Corporation or the Company and without triggering the change of control provisions contained therein.

(h) SHAREHOLDERS AGREEMENT. All shareholders agreements to which Acquired Corporation is a party shall have been terminated.

7.4 COMMERCIALLY REASONABLE EFFORTS. The Company and Acquired Corporation shall use their commercially reasonable efforts to satisfy all of the conditions to the Merger.

ARTICLE VIII

TERMINATION

Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date, notwithstanding approval thereof by the stockholders of the Company or Acquired Corporation:

(a) by mutual written consent duly authorized by the Boards of Directors of Acquired Corporation and the Company;

(b) by either Acquired Corporation or the Company if the Merger shall not have been consummated by July 30, 2004 (as such date may be extended in accordance with the terms of this Section 8.1(b), the “Outside Date”); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of the failure of the Merger to occur on or before the Outside Date);

(c) by either Acquired Corporation or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking to terminate pursuant to this Section 8.1(c) shall have complied with its obligations under Section 6.4 and used its reasonable commercially reasonable efforts to have any such order, decree, ruling or other action vacated or lifted);

(d) by either Acquired Corporation or, if the Company and Mr. Taneja have not materially breached the provisions of Section 6.3, the Company, if at the Company Stockholders Meeting (giving effect to any adjournment or postponement thereof), the requisite vote of the stockholders of the Company in favor of this Agreement and the Merger shall not have been obtained; or, by either the Company or, if Mr. Mercadante has not materially breached the provisions of Section 6.15, the Acquired Corporation, if the requisite vote of the stockholders of Acquired Corporation in favor of this Agreement and the Merger shall not have been obtained;

(e) by Acquired Corporation, if the Company or Mr. Taneja shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) to not be satisfied and which breach or failure, if capable of being cured, shall not have been cured within 20 business days following receipt by the Company of written notice of such breach or failure from Acquired Corporation;

(f) by the Company, if Acquired Corporation or Mr. Mercadante shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Sections 7.3(a) or 7.3(b), to not be satisfied and which breach or failure, if capable of being cured, shall not have been cured within 20 business days following receipt by Acquired Corporation of written notice of such breach from the Company;

(g) by Acquired Corporation, if the Company’s Board of Directors (or any committee thereof) shall have approved or recommended to the stockholders of the Company an acquisition proposal by any third party;

(h) by Acquired Corporation, if the Company or Mr. Taneja shall have breached in any material respect its or his obligations under Section 6.3;

(i) by the Company, if Acquired Corporation or Mr. Mercadante shall have breached in any material respect his obligations under Section 6.3;

(j) by the Company, if Acquired Corporation’s Board of Directors (or any committee thereof) shall have approved or recommended to the stockholders of Acquired Corporation an acquisition proposal by any third party; or

(k) by the Company or the Acquired Corporation pursuant to Section 6.13 of this Agreement.

Section 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) that the provisions of Sections 3.25, 4.22, 6.1(b) and (c), 6.13, 8.2, 8.3 and Article IX shall survive termination and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement

Section 8.3 FEES AND EXPENSES.

(a) All commercially reasonable legal, accounting, investment banking and other fees, tail coverage for Acquired Company director and officer liability insurance, costs and expenses incurred at any time by the Company or the Acquired Corporation in connection with pursuing or consummating the transactions contemplated hereby shall be paid by the Surviving Corporation; provided, that the investment banking fees of First Albany Capital, Inc. shall be paid by Acquired Corporation; and provided further, that should the transaction contemplated hereby not close, each party will be responsible for and bear all of its own such fees, costs and expenses.

(b) If either the Company or the Acquired Corporation terminate this Agreement in breach of this Agreement (the “Breaching Party”), the Breaching Party shall pay to the other party (the “Non-Breaching Party”) a termination fee (“the Termination Fee”) in the amount set forth in subsection (c) below in cash within five days of the date of termination or, in the event of a termination pursuant to Section 6.13, as provided in Section 6.13 above. Further, if either Mr. LaGamba or Mr. Taneja fail to execute either the Lockup Agreement or their respective employment agreements (as approved by the independent directors of the Company) on or before Closing and the Agreement is terminated by either party as a result thereof, the Company shall pay to the Acquired Corporation the Termination Fee in cash within five days of the termination. Similarly, if either Mr. Mercadante or stockholders who are entitled to receive more than 10% of the Stock Consideration to be paid at the Closing fail to execute the Lockup Agreement, or if Mr. Mercadante fails to execute his employment agreement (as approved by the independent directors of the Company), on or before Closing, and the Agreement is terminated by either party as a result thereof, the Acquired Corporation shall pay to the Company the Termination Fee in cash within five days of the termination. If none of Mr. Mercadante, Mr. Taneja or Mr. LaGamba are willing to execute employment agreements as approved by the independent directors of the Company, and this Agreement is terminated as a result thereof, neither the Company nor Acquired Corporation shall be required to pay the Termination Fee.

(c) The Termination Fee shall be equal to five percent (5%) of the market price of all issued and outstanding shares of the Company based the ten-day weighted average of the Company Common Stock. For the purposes of this Section 8.3(c), the ten-day weighted average shall be determined by (i) multiplying the closing bid price for the Company Common Stock, as reported by the Nasdaq, for each of the ten trading days immediately prior to the date of termination by the volume of shares traded during the corresponding day, (ii) adding the result of each such daily calculation, (iii) dividing such sum by ten (10) and (iv) dividing such quotient by the average daily number of shares traded during such ten-day period.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 (Reserved.)

Section 9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

If to Acquired Corporation:

Mr. Edgardo A. Mercadante

Familymeds Group, Inc.

312 Farmington Avenue

Farmington, Connecticut 06032

With a copy to:

Steven D. Bartelstone, Esq.

Rogin, Nassau, Caplan, Lassman & Hirtle LLC

CityPlace I, 22d Floor

185 Asylum Street

Hartford, Connecticut 06103

and

If to the Company:

Mr. Jugal K. Taneja

DrugMax, Inc.

25400 US Highway 19 North, Suite 137

Clearwater, Florida 33763

With a copy to:

Gregory C. Yadley, Esq.

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Boulevard, Suite 2800

Tampa, Florida 33602

After the Effective Date, notice to either the Acquired Corporation or the Company shall go to both Messrs. Taneja and Mercadante at their respective addresses set forth above.

Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 9.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

(a) “affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

(b) “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the EC Merger Regulations and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade;

(c) “beneficial owner” with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares pursuant to Rule 13d-3 under the Exchange Act;

(d) “Breach”, as used in Section 6.14 of this Agreement, of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

(e) “business day” means any day other than a Saturday or Sunday or any day on which banks in the State of Connecticut are required or authorized to be closed;

(f) “control” including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(g) “Include” or “including” means “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list;

(h) “Intellectual Assets” means trademarks, service marks, trade names, and internet domain names, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations and applications for any of the foregoing); works of authorship protected by copyright registrations; copyrights (including any registrations and applications for any of the foregoing); mask works rights and trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies;

(i) “knowledge” with respect to Acquired Corporation and the Company, respectively, means the actual knowledge, after reasonable investigation, of any of the individuals identified for the respective parties in Section 9.3(g)(i) of the Disclosure Schedule;

(j) “person” means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

(k) “proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or arbitrator; and

(l) “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (A) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership), (B) such party or any Subsidiary of such party owns a majority of the outstanding equity or voting securities or interests or (C) such party or any Subsidiary of such party has the right to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization. Notwithstanding the foregoing, MorepenMax, Inc. shall be deemed a “Subsidiary” of the Company.

Section 9.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Date; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of Acquired Corporation or the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 9.5 EXTENSION; WAIVER. At any time prior to the Effective Date, the parties hereto, by action taken or authorized by their respective president or chief executive officer, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 9.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, other than the persons intended to benefit from the provisions of Section 6.8 (Indemnification and Insurance), who shall have the right to enforce such provisions directly.

Section 9.9 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

Section 9.10 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Connecticut, without regard to the conflict of law provisions thereof.

Section 9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.14 WAIVER OF JURY TRIAL. EACH OF ACQUIRED CORPORATION, MR. MERCADANTE, THE COMPANY AND MR. TANEJA HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 9.15 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, Acquired Corporation and the Company have caused this Agreement to be executed by their duly authorized respective officers, and Mr. Taneja and Mr. Mercadante have executed this Agreement, as of the date first written above.

DrugMax, Inc.		Familymeds Group, Inc.

By:	/s/Jugal K. Taneja	By:	/s/ Edgardo A. Mercadante
Name:	Jugal K. Taneja	Name:
Title:	Chief Executive Officer	Title:	President

/s/Jugal K. Taneja		/s/ Edgardo A. Mercadante
Jugal K. Taneja		Edgardo A. Mercadante

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT, dated as of July 1, 2004 (this “Amendment”), by and among DrugMax, Inc., a Nevada corporation (the “Company”), Familymeds Group, Inc., a Connecticut corporation (the “Acquired Corporation”), and, to the extent specifically provided herein, Jugal K. Taneja, an individual with an address of 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763(“Mr. Taneja”), and Edgardo A. Mercadante, an individual with an address of 312 Farmington Avenue, Farmington, Connecticut 06032 (“Mr. Mercadante”), amends that certain Agreement and Plan of Merger dated as of March 19, 2004 by and among the Company, the Acquired Corporation, Mr. Taneja and Mr. Mercadante (the “Merger Agreement”).

NOW THEREFORE, in consideration of the mutual covenants herein contained and such other consideration as the parties hereto acknowledge having received, the parties, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

2. Post-Merger Ownership. The introductory paragraph to Article II of the Merger Agreement is deleted in its entirety.

3. Merger Consideration. When the term “Acquired Corporation Stockholders” is used in the Merger Agreement and this Amendment, it shall mean the stockholders of the Acquired Corporation as of the record date set for the Acquired Corporation’s stockholders meeting at which the approval of the merger will be set to a vote. Notwithstanding anything to the contrary in the Merger Agreement, 10,470,507 shares of Company Common Stock shall be issued in consideration for all of the shares of the Acquired Corporation’s stock and notes and shall be allocated among (A) the Acquired Corporation’s Stockholders, (B) holders of warrants to purchase the Acquired Corporation’s series E redeemable convertible preferred stock (the “Warrant Holders”), and (C) holders of the convertible promissory notes in the original principal amount of $4,000,000 convertible into the Acquired Corporation’s series E redeemable convertible preferred stock (the “Note Holders”), as follows:

a. The allocation of the shares will be based on the weighted average closing bid price of the Company Common Stock during the ten trading days immediately preceding the merger;

b. The Note Holders will receive the initial principal amount of their notes plus interest in the aggregate amount of $8 million in Company Common Stock at the closing in full satisfaction of their debt;

c. The Warrant Holders shall have exercised their warrants (by surrendering a portion of their warrants in lieu of paying cash) and purchased the Acquired Corporation’s series E redeemable convertible preferred stock (the “Series E Stock”) immediately prior to the Merger and will receive Company Common Stock pro rata with the other holders of Series E Stock;

d. The number of Company Common Stock shares remaining after the distribution to the Note Holders, if any, will be distributed, on a pro rata basis, to the holders of Series E Stock (including the Warrant Holders), on a fully diluted basis assuming the exercise of all outstanding warrants to purchase Series E Stock, in an amount sufficient to cover their aggregate liquidation preference as of the Effective Date;

e. The number of Company Common Stock shares remaining, if any, will be distributed, on a pro rata basis, to the holders of the Acquired Corporation’s series D redeemable convertible preferred stock and series C convertible preferred stock in an amount sufficient to cover their aggregate liquidation preference as of the Effective Date;

f. The number of Company Common Stock shares remaining, if any, will be distributed, on a pro rata basis, to the holders of the Acquired Corporation’s series A and B redeemable convertible preferred stock in an amount sufficient to cover their aggregate liquidation preference as of the Effective Date;

g. The number of Company Common Stock shares remaining, if any, will be distributable, on a pro rata basis, to the common stockholders; and

h. the amount to be distributed to the Acquired Corporation’s series A, B, D and E stockholders will include all accrued dividends on such series through the effective date, if any. The holders of the Acquired Corporation common stock and series C preferred stock are not entitled to any accrued dividends.

Further, the Acquired Corporation shall prepare Exhibit 2.1(b) to the Merger Agreement (which, pursuant to the Merger Agreement, is to be attached to the Merger Agreement at the Closing) to reflect the foregoing allocation.

4. Acquired Corporation Stock. Section 2.1(d) of the Merger Agreement is deleted in its entirety and replaced with the following:

(b) Acquired Corporation Stock. Notwithstanding anything to the contrary in the Merger Agreement, at least 20 days prior to the Closing, the board of directors of the Acquired Corporation shall (i) approve the immediate and full vesting of all outstanding options granted to the Acquired Corporation’s employees or directors that have not previously terminated or expired, or that will not terminate or expire prior to the Closing, (ii) identify and notify in writing each employee or director holding such options that such options have become fully vested and that the employee or director has the right to exercise those options no later than ten days prior to the Effective Date (the “Option Date”), and (iii) terminate all options that have not been exercised by such employees or directors on or prior to the Option Date. The Acquired Corporation shall provide the Company with reasonable evidence that all such option have terminated prior to the Effective Date.

5. Warrants. Notwithstanding anything to the contrary in the Merger Agreement, the Warrants to be issued at the Closing shall be allocated among the recipients of the Company Common Stock as set forth in Section 2 above, in the same proportions as the number of shares of Company Common Stock that they are to receive at the Closing.

6. Employee Shares. Section 2.2 of the Merger Agreement is hereby deleted and replaced in its entirety by the following:

Section 2.2 EMPLOYEE SHARES. On the Effective Date, the Company shall grant to the Acquired Corporation’s employees and directors listed on Exhibit 2.2 to this Agreement that agree to continue to serve the Company as either employees or directors after the Effective Date (the “Employees”), restricted shares of the Company’s common stock (collectively, the “Management Shares”). The aggregate number of Management Shares to be issued to such Employees shall equal the sum of (A) 1,010,000 shares, which shall be issued to Mr. Mercadante, and (B) such additional number of shares as shall be determined at the closing of the merger by dividing $3,500,000 by the weighted average closing bid price of DrugMax common stock during the ten trading days immediately preceding the merger. The Management Shares shall be allocated among the Employees pursuant to the schedule attached as Exhibit 2.2 to this Agreement, which the Acquired Corporation shall prepare and deliver to the Company immediately prior to the Closing. The Management Shares shall be subject to a restricted stock agreement to be delivered by the Company to each Employee on the Effective Date. The restricted stock agreement to be used for executive officers (including Edgardo Mercadante, Dale Ribaudo, James Beaumariage and Allison Kiene) shall be in substantially the form attached to this Agreement as Exhibit 2.2(a), and the restricted stock agreement to be used for all other Employees shall be in substantially the form attached to this Agreement as Exhibit 2.2(b) (the “Employee Restricted Shares Agreement”).

Further, all references in the Merger Agreement to “Management Shares and Options” shall be deleted and replaced by a reference to “Management Shares.”

7. Registration. Notwithstanding anything to the contrary in the Merger Agreement, the Company shall register the shares of Company Common Stock beneficially owned or to be issued at Closing to Mr. Mercadante, Mr. Ribaudo, Mr. Beaumariage, Ms. Kiene, Mr. Taneja, Mr. LaGamba and Mr. Laird pursuant to the terms of the

Lock Up and Registration Rights Agreement, and the Company shall register the shares of Company Common Stock to be issued to all of the other Employees pursuant to the terms of their respective restricted stock agreements. Further, the form of Lock Up and Registration Rights Agreement that was attached as Exhibit 2.3 is hereby deleted in its entirety and replaced with the form of Lock Up and Registration Rights Agreement attached hereto as Exhibit 7.

8. Adjustments. Section 2.6 of the Merger Agreement is hereby deleted and replaced in its entirety by the following:

Section 2.6 ADJUSTMENTS. In the event that prior to the Effective Date the Company Common stock shall be changed into a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividends, combination, stock split, or reverse stock split of the Company Common Stock, an appropriate and proportionate adjustment shall be made in the number of Management Shares and the Company Common Stock and Warrants into which the Acquired Corporation Stock shall be converted.

9. Capitalization. Section 3.3 (a) of the Merger Agreement is hereby deleted and replaced in its entirety by the following:

(a) The authorized capital stock of the Company consists of 24,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock. As of March 17, 2004, (i) 8,185,642 shares of Company Common Stock are issued and outstanding; (ii) 2,083,901 shares of Company Common Stock are reserved for issuance upon exercise of options and warrants; (iii) no shares of Company Common Stock are issued and held in the treasury of the Company; and (iv) no shares of preferred stock are or have been issued or outstanding nor have the rights of such preferred stock been defined nor has the issuance of such preferred stock ever been authorized. As of June 27, 2004, the aggregate number of shares of Company Common Stock subject to Company Stock Options as defined in subsection (b) below is 2,220,479. The aggregate number of shares of Company Common Stock subject to warrants or other rights as described in subsection (c) below is 150,000.

10. Stockholders Meeting. All references in Sections 6.3(a) and 6.3(b) of the Merger Agreement to “June 30, 2004,” shall be deleted and replaced by a reference to “August 31, 2004.”

11. Lock Up Agreement. Section 7.1(f) of the Merger Agreement is deleted in its entirety and replaced by the following:

(f) LOCK UP AGREEMENT. Jugal Taneja, William LaGamba, Phil Laird, Edgardo Mercadante, Dale Ribaudo, James Beaumariage, Allison Kiene and stockholders and note holders of the Acquired Corporation who are entitled to receive, in the aggregate, at least 90% of the Stock Consideration to be paid at the Closing shall have entered into the Lockup Agreement.

12. Warrants. Section 7.3f(i) of the Merger Agreement is deleted in its entirety and replaced by the following:

(i) if not terminated, the Company shall agree to assume the obligations of those certain stock purchase warrants dated October 29, 2003, issued by the Acquired Corporation to J.K. Baker, Larry E. Knotts and Marc Kloner for the purchase of an aggregate of 492,306 shares of nonvoting common stock of the Acquired Corporation on the express condition that the securities into which such warrants are convertible shall be Company Common Stock, the exercise price of such warrants shall be $9.75 per share of Company Common Stock and the termination of such warrants shall be as set forth in the existing warrants.

13. Assumed Warrants. Section 7.3(f)(ii) of the Merger Agreement is deleted in its entirety.

14. Termination. The reference in Sections 8.1(b) of the Merger Agreement to “July 30, 2004,” shall be deleted and replaced by a reference to “August 31, 2004.”

15. Fees and Expenses. Section 8.3(b) of the Merger Agreement is deleted in its entirety and replaced by the following:

(b) If either the Company or the Acquired Corporation terminate this Agreement in breach of this Agreement (the “Breaching Party”), the Breaching Party shall pay to the other party (the “Non-Breaching Party”) a termination fee (“the Termination Fee”) in the amount set forth in subsection (c) below in cash within five days of the date of termination or, in the event of a termination pursuant to Section 6.13, as provided in Section 6.13 above. Further, if either Mr. LaGamba, Mr. Taneja or Mr. Laird fail to execute the Lockup Agreement on or before Closing and the Agreement is terminated by either the Acquired Corporation or the Company as a result thereof, the Company shall pay to the Acquired Corporation the Termination Fee in cash within five days of the termination. Similarly, if either Mr. Mercadante, Mr. Ribaudo, Mr. Beaumariage, Ms. Kiene or the stockholders of the Acquired Corporation who collectively are entitled to receive at least 90% of the Stock Consideration to be paid at the Closing fail to execute the Lockup Agreement on or before Closing, and the Agreement is terminated by either the Acquired Corporation or the Company as a result thereof, the Acquired Corporation shall pay to the Company the Termination Fee in cash within five days of the termination.

16. Representations. Article IV of the Merger Agreement is hereby revised by adding a Section 4.24 which provides that “All of the Acquired Corporation Stockholders are “accredited,” as such term is defined by Regulation D of the Securities Act of 1933.”

17. Employment Agreements. A new Section 6.15 shall be added to Article VI of the Merger Agreement that provides that:

Section 6.15. Immediately after the Merger, Messrs. Mercadante, Taneja, LaGamba and Ribaudo shall enter into new employment agreements with the Company on terms mutually acceptable to such employees and the board of directors of the Company, after the merger, and Messrs. Mercadante and Taneja hereby agree to negotiate the terms of such employment agreements in good faith, and, in connection therewith, Messrs. Mercadante and Taneja hereby waive any and all rights that any of them may have to receive any benefit, payment or compensation (including without limitation the right to put shares to either the Company or the Acquired Corporation) arising out of the change of control of the Company or the Acquired Corporation caused by the Merger. However, the foregoing waiver will not affect either Mr. Mercadante or Mr. Taneja’ right to receive any severance pay to which he or she is entitled upon the termination of his employment by the Company; provided that, notwithstanding anything to the contrary in their respective employment agreements or otherwise, the Merger shall not, in and of itself, be deemed to be a termination of employment, shall not be deemed to constitute “Cause” or “Good Reason” or any comparable term under their employment agreements, or otherwise entitle them to terminate their employment. Messrs. Mercadante and Taneja agree to deliver any other documents necessary to establish this waiver. It is further agreed that Messrs. Taneja and Mercadante shall receive substantially identical compensation in their new employment agreements as currently is paid to Mr. Mercadante and that Messrs. LaGamba and Ribaudo will receive substantially identical compensation in their new employment agreements as currently is paid to Mr. Ribaudo, whatever those terms might be as agreed upon by the board of directors of the Company after the Merger.

Further, Section 7.1(b) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

Dale Ribaudo, James Beaumariage, Allison Kiene, William LaGamba and Phil Laird shall have entered into the Lock Up and Registration Rights Agreement, thereby waiving in writing any and all rights they may have, by way of their present employment agreements or otherwise, to obtain a change of control bonus caused by the Merger.

18. Closing Conditions. Section 7.3 of the Merger Agreement is further amended by adding a subparagraph (i) that states:

(i) As contemplated by Section 2.3 of this Agreement, the Company Common Stock being issued at the Effective Dates to the Acquired Corporation Stockholders, the Warrant Holders, the Note Holders and the Employees in connection with the Merger will be issued without registration under the Securities Act of 1933 or applicable state securities laws in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and various state exemptions. Accordingly, such shares will be considered restricted shares pursuant to Rule 144 of the Securities Act, may not be resold by the holders until the shares can be resold pursuant to an exemption from registration under the Securities Act or until the Company registers the resale of the shares, and will bear a restrictive legend to this effect. The Closing of the Merger is specifically conditioned upon the availability of such exemptions from registration. Acquired Corporation hereby agrees to cooperate in establishing an appropriate exemption from registration.

19. Amended and Restated Articles of Incorporation of DrugMax, Inc. Article Three Section 3.01 of Exhibit 1.4 of the Merger Agreement is deleted in its entirety and replaced with:

SECTION 3.01. AUTHORIZED CAPITAL STOCK. The total number of shares of capital stock the corporation is authorized to issue is Fifty Million (50,000,000) shares, each having a par value of $0.001, of which (i) forty-five Million (45,000,000) shares shall be designated as “Common Stock” and (ii) Five Million (5,000,000) shares shall be designated as “Preferred Stock.”

20. Miscellaneous.

a. Each of the Company and the Acquired Corporation hereby represent and warrant to one another that their execution and delivery of this Amendment have been duly and validly approved and acknowledged by all necessary corporate action on the part of the applicable party and that this Amendment constitutes a valid and binding obligation of the respective party in accordance with its terms.

b. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party until such original signature is received.

c. Except as expressly amended hereby, the Merger Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Merger Agreement or any other document executed in connection therewith, the terms and provisions hereof shall control.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the day and year first above written.

DrugMax, Inc.		Familymeds Group, Inc.

By:	/s/ Jugal K. Taneja	By:	/s/ Edgardo A. Mercadante
Name: Jugal K. Taneja		Name: Edgardo A. Mercadante
Title: Chief Executive Officer		Title: President

/s/ Jugal K. Taneja	/s/ Jugal K. Taneja
Jugal K. Taneja	Edgardo A. Mercadante

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT, dated as of October 11, 2004 (this “Amendment”), by and among DrugMax, Inc., a Nevada corporation (the “Company”), Familymeds Group, Inc., a Connecticut corporation (the “Acquired Corporation”), and, to the extent specifically provided herein, Jugal K. Taneja, an individual with an address of 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763 (“Mr. Taneja”), and Edgardo A. Mercadante, an individual with an address of 312 Farmington Avenue, Farmington, Connecticut 06032 (“Mr. Mercadante”), amends that certain Agreement and Plan of Merger dated as of March 19, 2004, as amended by Amendment No. 1 dated July 1, 2004 (“Amendment No. 1”), by and among the Company, the Acquired Corporation, Mr. Taneja and Mr. Mercadante (the “Merger Agreement”).

NOW THEREFORE, in consideration of the mutual covenants herein contained and such other consideration as the parties hereto acknowledge having received, the parties, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

2. Employee Shares. Section 2.2 of the Merger Agreement is hereby deleted and replaced in its entirety by the following:

Section 2.2 EMPLOYEE SHARES. On the Effective Date, the Company shall grant to the Acquired Corporation’s employees and directors listed on Exhibit 2.2 to this Agreement that agree to continue to serve the Company as either employees or directors after the Effective Date (the “Employees”), a combination of restricted shares of Company Common Stock (the Management Shares”) and options to purchase the Company Common Stock (the “Management Options”). Such Management Shares shall consist of and entitle the Employees to a total of 663,675 restricted shares of Company Common Stock (“Management Shares”) and such Management Options shall entitle the Employees to an aggregate number of options to purchase shares of Company Common Stock equal to the sum of (A) 1,188,235 options, which shall be issued to Mr. Mercadante, and (B) such additional number of options as shall be determined at the closing of the Merger by subtracting the product of 663,675 and the weighted average closing bid price of the Company Common Stock during the ten trading days immediately preceding the Merger from $4,000,000, then dividing such total by 85 percent of the weighted average closing bid price of the Company Common Stock during the ten trading days immediately preceding the Merger. The exercise price of the Management Options shall be 15 percent of the weighted average closing bid price of the Company Common Stock during the ten trading days immediately preceding the Merger.

The Management Shares and Management Options shall be allocated among the Employees pursuant to the schedule attached as Exhibit 2.2(a) to this Agreement, which the Acquired Corporation shall prepare and deliver to the Company immediately prior to the Closing, provided that the Management Options shall not be allocated to any person holding an option to purchase stock of the Acquired Corporation as of the Closing of the Merger. The Management Shares shall be subject to a restricted stock agreement to be delivered by the Company to each Employee on the Effective Date. The restricted stock agreement to be used for executive officers (including Edgardo Mercadante, Dale Ribaudo, James Beaumariage and Allison Kiene) shall be in substantially the form attached to this Agreement as Exhibit 2.2(b), and the restricted stock agreement to be used for all other Employees shall be in substantially the form attached to this Agreement as Exhibit 2.2(c) (the “Restricted Share Agreement”).

The Management Options shall be subject to a stock option agreement to be executed by the Company and each Employee on the Effective Date. The stock option agreement to be used for executive officers (including Edgardo Mercadante, Dale Ribaudo, James Beaumariage and Allison Kiene) shall be in substantially the form attached to this Agreement as Exhibit 2.2(d), and the stock option agreement to be used for all other Employees shall be in substantially the form attached to this Agreement as Exhibit 2.2(e) (the “Stock Option Agreement”).

Further, all references in the Merger Agreement to “Management Shares” shall be deleted and replaced by a reference to “Management Shares and Management Options.” The parties agree that all of the Management Shares and Management Options will be granted pursuant to and under the Company’s 2003 Restricted Stock plan and its 1999 Stock Option Plan, as applicable. In addition, the issuance of all of the Management Shares and all shares issuable upon the exercise of the Management Options shall be registered by the Company on Form S-8 prior to the issuance of such shares.

3. Lock Up and Registration Rights Agreement. Section 7 of Amendment No. 1 is hereby deleted and replaced in its entirety by the following:

The form of Lock Up and Registration Rights Agreement is hereby deleted in its entirety and replaced with the form of Lock Up and Registration Rights Agreement attached hereto as Exhibit 3.

4. Closing Condition.

a. The following paragraphs (k) and (l) shall be added to Section 7.1 of the Merger Agreement:

(k) 1999 STOCK OPTION PLAN. The Company shall have increased the number of shares that are reserved for issuance under its 1999 Stock Option Plan from 2,000,000 to 6,000,000.

(l) 2003 RESTRICTED STOCK PLAN. The Company shall have increased the number of shares that are reserved for issuance under its 2003 Restricted Stock Plan from 1,500,000 to 3,500,000.

b. The following paragraphs (i) and (j) shall be added to Section 7.3 of the Merger Agreement:

(i) STOCK OPTION AGREEMENTS. Each recipient of Management Option shall have executed and delivered to the Company a Stock Option Agreement.

(j) RESTRICTED STOCK AGREEMENTS. Each recipient of Management Shares shall have executed and delivered to the Company an Restricted Share Agreement.

5. Acquired Corporation Options. Section 2.1(d) of the Merger Agreement, as amended by Section 4 of Amendment No. 1, is deleted in its entirety and replaced with the following:

(d) Acquired Corporation Options. Other than as specifically provided herein, any and all options, warrants or other rights to purchase any shares of Acquired Corporation Stock shall immediately terminate on the Effective Date and shall not be converted into the right to purchase Company Common Stock. The Acquired Corporation shall provide the Company with reasonable evidence that all such options, warrants or other rights to purchase any shares of Acquired Corporation Stock have terminated prior to the Effective Date.

6. Extension.

a. Stockholders Meeting. All references in Sections 6.3(a) and 6.3(b) of the Merger Agreement to “August 31, 2004,” shall be deleted and replaced by a reference to “November 30, 2004.”

b. Termination. The reference in Sections 8.1(b) of the Merger Agreement to “August 31, 2004,” shall be deleted and replaced by a reference to “November 30, 2004.”

7. Amended and Restated Articles of Incorporation of DrugMax, Inc. Exhibit 1.4 of the Merger Agreement is deleted in its entirety and replaced with Exhibit 1.4(a) as attached hereto.

8. Miscellaneous.

a. Section 1.6 of the Merger Agreement is hereby revised to provide that Rakesh Sharma shall replace Martin Sperber.

b. Notwithstanding anything else to the contrary in the Merger Agreement, the Acquired Corporation acknowledges receiving copies of the Company’s SEC filings filed through the date hereof, including the Company’s Form 10-K for the year ended March 31, 2004, as amended, and its Form 10-Q for the year ended June 30, 2004, as amended, and agrees that none of the events or information reported therein shall constitute a Company Material Adverse Effect or give rise to any right by the Acquired Corporation to seek damages or indemnification from the Company or to terminate the Agreement. All of the Company’s representations and warranties are qualified by the terms contained in such filings. Similarly, notwithstanding anything else to the contrary in the Merger Agreement, the Company acknowledges receiving copies of the Acquired Corporation’s financial statements and its Management’s Discussion and Analysis, as contained in the Company’s Proxy Statement dated October 11, 2004, and agrees that none of the events or information reported therein shall constitute a Material Adverse Event or give rise to any right by the Company to seek damages or indemnification from the Acquired Corporation or to terminate the Agreement.

c. It is understood that prior to Closing the outstanding options under the Acquired Corporation’s 2000 Stock Option Plan will be settled through the Acquired Corporation’s issuance of its nonvoting common stock (the “Nonvoting Common Stock”). This Nonvoting Common Stock shall have such rights as may be provided in the amended and restated certificate of incorporation of the Acquired Corporation. In the Merger, the Nonvoting Common Stock shall be exchanged for Company Common Stock on the same basis as the Acquired Corporation’s common stock. All representations and warranties in the Merger Agreement, including without limitation in section 4.3 (“Capitalization”), shall be deemed amended to the extent necessary to reflect the Nonvoting Common Stock at Closing. Based on DrugMax’s current stock price, it is not anticipated that the holders of Nonvoting Common Stock will receive any shares of DrugMax in the Merger.

d. Each of the Company and the Acquired Corporation hereby represent and warrant to one another that their execution and delivery of this Amendment have been duly and validly approved and acknowledged by all necessary corporate action on the part of the applicable party and that this Amendment constitutes a valid and binding obligation of the respective party in accordance with its terms.

e. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party until such original signature is received.

f. Except as expressly amended hereby, the Merger Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Merger Agreement or any other document executed in connection therewith, the terms and provisions hereof shall control.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the day and year first above written.

DrugMax, Inc.	Familymeds Group, Inc.

By:	By:
Name:	Name:
Title:	Title:

Jugal K. Taneja	Edgardo A. Mercadante

Exhibit 1.4(a)

Amended & Restated Articles of Incorporation

Exhibit 2.2(a)

Allocation of Management Shares & Options

Exhibit 2.2(b)

Form of Executive Restricted Share Agreement

Exhibit 2.2(c)

Form of Non-Executive Restricted Share Agreement

Exhibit 2.2(d)

Form of Executive Stock Option Agreement

Exhibit 2.2(e)

Form of Non-Executive Stock Option Agreement

Exhibit 3

Form of Lock Up and Registration Rights Agreement

Nevada Revised Statutes

Sections 92A.300 to 500

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 ”Beneficial stockholder” defined. ”Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 ”Corporate action” defined. ”Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 ”Dissenter” defined. ”Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 ”Fair value” defined. ”Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

NRS 92A.325 ”Stockholder” defined. ”Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 ”Stockholder of record” defined. ”Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 ”Subject corporation” defined. ”Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092)

APPENDIX D

DRUGMAX, INC.

25400 US Highway 19 North, Suite 137, Clearwater, FL 33763

PROXY FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 12, 2004

The undersigned, having received notice of the Annual Meeting of DrugMax, Inc. to be held at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777, on November 12, 2004, at 10:00 a.m., local time (the “Meeting”), hereby designates and appoints Jugal K. Taneja and William L. LaGamba, or either of them, with authority to act without the other, as proxies for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side of this proxy.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF DRUGMAX, INC. AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED “FOR” PROPOSAL 1 THROUGH 9 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN SEVEN DIRECTORS.

(Continued on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING MATTERS. PLEASE MARK AN “X” IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY’S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Proposal to adopt the merger agreement, as amended.

FOR [ ]	AGAINST [ ]	WITHHELD [ ]

2. Proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000.

FOR [ ]	AGAINST [ ]	WITHHELD [ ]

3. Proposal to elect the following seven (7) nominees as Directors: Jugal K. Taneja, William L. LaGamba, Rakesh K. Sharma, Edgardo Mercadante, Philip Gerbino, Peter Grua and Laura Witt.

FOR [ ]	WITHHELD [ ]

FOR, EXCEPT VOTE WITHHELD FOR THE FOLLOWING NOMINEE(S):

4. Proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000.

FOR [ ]	AGAINST [ ]	WITHHELD [ ]

5. Proposal to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents.

FOR [ ]	AGAINST [ ]	WITHHELD [ ]

6.      Proposal to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred.

FOR [ ]	AGAINST [ ]	WITHHELD [ ]

7. Proposal to approve an amendment to DrugMax’s 1999 Stock Option Plan to increase by 4,000,000 the number of shares of common stock covered by that plan.

FOR [ ]	AGAINST [ ]	WITHHELD [ ]

8. Proposal to approve an amendment to DrugMax’s 2003 Restricted Stock Plan to increase by 2,000,000 the number of shares of common stock covered by that plan.

FOR [ ]	AGAINST [ ]	WITHHELD [ ]

9.      Proposal to approve a reverse stock split of DrugMax’s common stock at a ratio of between four-for-five and one-for-two, to be implemented immediately before the merger, at the discretion of DrugMax’s board of directors.

FOR [ ]	AGAINST [ ]	WITHHELD [ ]

10. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

FOR [ ]	AGAINST [ ]	WITHHELD [ ]

Dated
Signature
Signature if held jointly

IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity,

please state the capacity in which you sign.

APPENDIX E

[LOGO OF SANDERS MORRIS HARRIS]

G. CLYDE BUCK SENIOR VICE PRESIDENT & MANAGING DIRECTOR

March 26, 2004

The Board of Directors

DrugMax, Inc.

25400 U.S. Highway 19 North, Suite 137

Clearwater, FL 33763

Gentlemen:

You have advised Sanders Morris Harris (“SMH”) that DrugMax, Inc. (“DrugMax”) has proposed to merge with Familymeds, Inc. (a privately-held company) (“Familymeds”) in a stock-for-stock merger (the “Merger”) whereby the current common shareholders of Familymeds would receive approximately 11.7 million shares of common stock of DrugMax. The Board of Directors of DrugMax has retained SMH as its financial advisor, which assignment includes SMH issuing a written opinion (“Opinion”) as to the fairness, from a financial point of view, to the current public common shareholders of DrugMax of the financial terms of the proposed Transaction.

SMH, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

In arriving at our Opinion we have reviewed, among other things:

1.	DrugMax, Inc. Form 10K for the fiscal year ended March 31, 2003.

2.	DrugMax, Inc. Form 10Q for the quarterly period ended December 31, 2003.

3.	DrugMax, Inc. Schedule 14A Information in Proxy Statement dated September 8, 2003.

4.	DrugMax, Inc. Schedule 13D filing on January 27, 2004.

5.	DrugMax, Inc. Press Release dated February 17, 2004.

6.	First Albany Merger Analysis Presentation dated February 4, 2004.

7.	First Albany Merger Analysis Presentation dated March 10, 2004.

8.	Facsimile dated March 12, 2004 from Ronald J. Patrick, which included Income Statement projections for 2004 and 2005 for DrugMax, Inc.

9.	Draft of Agreement and Plan of Merger by and between Familymeds, Inc. and DrugMax, Inc. dated March 12, 2004.

10.	Familymeds Group, Inc. Company Overview dated February 2004.

11.	Familymeds, Inc. [Group?] unaudited financial statements for the year ended December 27, 2003.

12.	Familymeds, Group, Inc. Audited Financial Statements for Years Ended December 31, 2002, 2001, and 2000.

13.	Familymeds Business Description Presentation dated February 2004.

14.	Familymeds Operating Income Statement Projections for 2004 and Historical Operating Income Statements by Quarter 2002-2003.

15.	Letter from Bill LaGamba to SMH dated March 15, 2004 discussing synergies associated with the Merger.

E-1

DrugMax, Inc.

March 26, 2004

16.	Memo dated March 17, 2004 from Bill LaGamba to SMH regarding Merger terms and negotiations.

17.	Facsimile dated March 12, 2004 from Ron Patrick discussing Familymeds’ NOL.

18.	Email from Julio C. Esquivel dated March 11, 2004 discussing the terms of the private placement for DrugMax, Inc.

19.	Email dated March 12, 2004 and attachment from Sushil Bathija of First Albany discussing a pro forma merger capitalization table and pro forma balance sheet.

20.	Email dated March 13, 2004 and attachments from Sushil Bathija of First Albany discussing Familymeds’ recent financial statements and projections.

21.	Email dated March 16, 2004 and attachments discussing the proposed Merger used in a meeting with a potential lender to the merged company.

In our review and in arriving at our Opinion, we have, with your permission, (i) not independently verified any of the foregoing information and have relied upon its being completed and accurate in all material respects, (ii) with respect to any estimates, evaluations and projections furnished to us, assumed that such information was reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and (iii) not made an independent evaluation or appraisal of specific assets or liabilities of DrugMax or Familymeds.

Our Opinion is based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter. SMH consents to the inclusion of the text of this Opinion in any notice or appropriate disclosure to the shareholders of DrugMax and in any filing DrugMax is required by law to make.

Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, the proposed Transaction is fair to the current public common shareholders of DrugMax from a financial point of view.

SANDERS MORRIS HARRIS, INC.

By:	/s/ G. CLYDE BUCK
G. Clyde Buck Managing Director

E-2

APPENDIX F

DRUGMAX, INC.

AUDIT COMMITTEE CHARTER

As Amended and Restated

PURPOSE

The primary function of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements by the Corporation’s independent auditing firm.

The Audit Committee’s primary duties and responsibilities are:

•	To serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	To appoint, compensate and provide oversight of the work of the independent auditing firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and to that end each such independent auditing firm shall report directly to the Audit Committee.

•	To review and appraise the Corporation’s internal auditing function.

•	To provide an open avenue of communication among the Corporation’s independent auditing firm, financial and senior management, those involved in the Corporation’s internal auditing function and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in this Charter. This Charter, however, is not intended to, and does not, create any additional legal or fiduciary duties for the members of the Audit Committee beyond those of any other member of the Board of Directors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with United States generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the Corporation’s independent auditing firm.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent” as that term is defined in (i) paragraph (m) of Section 10A of the Securities Exchange Act of 1934 (15 U.S.C. 78f), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) the rules of the NASDAQ, or any other stock exchange or quotation service on which the Corporation’s securities are listed. Further, each member of the Audit Committee shall meet all other requirements for membership on the Audit Committee set forth in the rules of the NASDAQ, or any other stock exchange or quotation service on which the Corporation’s securities are listed, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement, and shall have a working familiarity with basic finance and accounting practices. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors shall take reasonable efforts to appoint to the Audit Committee at least one person who qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission. Audit Committee members are encouraged to enhance their familiarity with finance and accounting principles applicable to the Corporation by participating in educational programs conducted by the Corporation or an outside consultant.

Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the managers of those involved in the Corporation’s internal auditing function and the Corporation’s independent auditing firm in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings and make a report thereof from time to time to the Board of Directors.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review and discuss with financial management and the Corporation’s independent auditing firm the Corporation’s annual financial statements, and the disclosures made in the section of the Corporation’s Annual Report on Form 10-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s Annual Report prior to its filing or the release of earnings for the year, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report. Similarly, review and discuss any other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the Corporation’s independent auditing firm.

3.	Review and discuss with financial management and the Corporation’s independent auditing firm the Corporation’s quarterly financial statements, and the disclosures to be made in the section of the Corporation’s Quarterly Report on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s Quarterly Report prior to its filing or the release of earnings for the quarter, including the results of the independent auditing firm’s reviews of the quarterly financial statements. The person designated as the “audit committee financial expert” may represent the entire Audit Committee for purposes of this review.

4.	Review and discuss the annual report from the independent auditors on:

•	All critical accounting policies and practices to be used;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

Independent Accountants

5.	Select the independent auditing firm to be employed by the Corporation for the purpose of preparing or issuing an audit report on the Corporation’s annual financial statements or related work, determine the scope of the independent auditing firm’s engagement and approve the fees and other compensation to be paid to the independent auditing firm.

6.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Corporation.

7.	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The evaluation shall include the review and evaluation of the lead audit partner. In making its evaluation, the Audit Committee shall take into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

8.	Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

9.	Specifically approve in advance, in accordance with Section 10 below, each non-audit service, including tax services, to be performed by the independent auditing firm outside of its regular audit engagement. For purposes hereof, the term “non-audit services” means any professional services provided to the Corporation by an independent auditing firm, other than those provided to the Corporation in connection with an audit or a review of its financial statements. The foregoing notwithstanding, the Corporation’s independent auditing firm may not be engaged to perform any of the services described in clauses (1) through (9) below:

(1)	bookkeeping or other services related to the accounting records or financial statements of the Corporation;

(2)	financial information systems design and implementation;

(3)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(4)	actuarial services;

(5)	internal audit outsourcing services;

(6)	management functions or human resources;

(7)	broker or dealer, investment adviser, or investment banking services;

(8)	legal services and expert services unrelated to the audit; and

(9)	any other service that the Public Company Accounting Oversight Board, established pursuant to Section 101 of the Sarbanes-Oxley Act of 2002, determines, by regulation, is impermissible.

10.	Approve in advance all auditing services (which may entail providing comfort letters in connection with securities underwritings) and permissible non-audit services to be provided to the Corporation by the Corporation’s independent auditing firm. In carrying out its duties under Section 5 above, if the Audit Committee approves an audit service within the scope of the engagement of the Corporation’s independent auditing firm, such audit service shall be deemed to have been preapproved for purposes of this Section 10. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant preapprovals required hereunder. Each and every decision of a member of the Audit Committee to whom authority is delegated hereunder to preapprove an activity under this Section 10 shall be presented to the full Audit Committee at its next meeting.

11.	Meet with the Corporation’s independent auditing firm prior to the audit to discuss the planning and staffing of the audit.

12.	Review the performance of the Corporation’s independent auditing firm and discharge such firm when circumstances warrant.

Financial Reporting Processes

13.	In consultation with the Corporation’s independent auditing firm and those involved in the Corporation’s internal auditing function, review the integrity of the Corporation’s financial reporting processes, both internal and external.

14.	Periodically consult with the Corporation’s independent auditing firm out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

15.	Consider the judgements of the Corporation’s independent auditing firm about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

16.	Discuss with management and the Corporation’s independent auditing firm significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Corporation’s financial statements.

17.	Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

18.	Discuss with management and the Corporation’s independent auditing firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

19.	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

20.	Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein, the steps taken to correct such deficiencies or weaknesses, and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

21.	Discuss with the Corporation’s independent auditing firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as the same may be modified or supplemented. In particular, discuss:

(1)	The adoption of, or changes to, the Corporation’s significant auditing and accounting principles and practices as suggested by the Corporation’s independent auditing firm, those involved in the Corporation’s internal auditing function or management.

(2)	The management letter provided by the Corporation’s independent auditing firm and the Corporation’s response to that letter.

(3)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Corporation’s Internal Audit Function

22.	Review the activities, organizational structure, and qualifications of those involved in the Corporation’s internal auditing function.

23.	Review the appointment and replacement of the senior internal auditing executives.

24.	Review the significant reports to management prepared by persons performing the internal auditing function and management’s responses.

25.	Discuss with the independent auditor and management the Corporation’s internal audit function and employee responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Process Improvement

26.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the Corporation’s independent auditing firm and those involved in the Corporation’s internal auditing function regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

27.	Following completion of the annual audit, review separately with each of management, the Corporation’s independent auditing firm and those involved in the Corporation’s internal auditing function, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

28.	Review and resolve any significant disagreement among management and the Corporation’s independent auditing firm or those involved in the Corporation’s internal auditing function in connection with the preparation of the financial statements.

29.	Review with the Corporation’s independent auditing firm, those involved in the Corporation’s internal auditing function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Audit Committee.)

Ethical and Legal Compliance

30.	Review and update periodically the Corporation’s Code of Ethics.

31.	Review management’s monitoring of the Corporation’s compliance with the Corporation’s Code of Ethics, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy all applicable legal requirements.

32.	Review with the Corporation’s counsel any legal matter that could have a significant impact on the Corporation’s financial statements.

33.	Establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

34.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and applicable statutes, rules and regulations as the Audit Committee or the Board deems necessary or appropriate.

Disclosure

35.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

36.	Disclose all approvals by the Audit Committee under Section 9 above of non-audit services to be performed by the Corporation’s independent auditing firm in the Quarterly and Annual Reports on Forms 10-Q and 10-K required to be filed by the Corporation with the Securities and Exchange Commission.

Review and Approval of Related Party Transactions

37.	Review and determine whether to approve any transaction between the Corporation and one or more officers, directors and major shareholders of the Corporation.

AUTHORITY TO ENGAGE ADVISORS; FUNDING

The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of (i) compensation to any registered public accounting firm engaged by the Committee for the purpose of preparing or issuing an audit report or performing other audit, review, attest or other services for the Corporation; (ii) compensation to any advisers employed by the Audit Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2004

or

☐	TRANSITION REPORT UNDER SECTION 13 OR 15 (d) OF THE EXCHANGE ACT

For the transition period from              to

Commission File Number 1-15445

DRUGMAX, INC.

(Exact name of registrant as specified in its charter)

NEVADA	34-1755390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25400 US Highway 19 North, Suite 137, Clearwater, FL 33763

(Address of principal executive offices)

(727) 533-0431

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    ☒  Yes    ☐  No

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12-b-2 of the Exchange Act.)     ☐  Yes    ☒  No.

As of August 4, 2004 there were 8,193,152 shares of common stock, par value $0.001 per share, outstanding.

EXPLANATORY NOTE

This Amendment No. 1 on Form 10-Q/A (“Amendment No. 1”) amends the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed on August 12, 2004, and is being filed to respond to certain comments received by the Company from the Staff of the Securities and Exchange Commission (“SEC”) in connection with its review of the Company’s Proxy Statement on Schedule 14A (file number 001-15445). The changes in this Amendment No. 1 primarily relate to Management’s Discussion and Analysis, wherein the Company has expanded its disclosure to clarify the reasons for the changes and trends impacting its revenue, inventories and costs. In addition, Amendment No. 1 contains changes required to:

•	clarify the damages demanded by the plaintiffs in the Company’s litigation with Sterling Miller and Jimmy L. Fagala;

•	highlight, in the Overview section of Management’s Discussion and Analysis, that the Company’s officers have concluded that the Company’s disclosure controls and procedures needed improvement and were not effective;

•	clarify under the heading Critical Accounting Policies and Estimates that revenue is recorded net of sales returns and allowances and that sales returns and allowances are estimated based on historical information; and

•	set forth, under the heading Quantitative and Qualitative Disclosure About Market Risk, an analysis of the impact of a change in interest rates on the Company.

For convenience and ease of reference, the Company is filing this Quarterly Report in its entirety with the applicable changes. However, except as otherwise expressly stated herein, this Amendment No. 1 continues to speak as of the date of the original Form 10-Q filing and does not reflect events occurring after the filing of the original Form 10-Q, or amend, modify or update in any way disclosures contained in the original Form 10-Q. All of the information contained in this Amendment No. 1 and the Company’s original Form 10-Q is subject to updating and supplementing as provided in reports filed by the Company with the Securities and Exchange Commission subsequent to the filing date of the original Form 10-Q. Accordingly, this Amendment No. 1 should be read in conjunction with the Company’s subsequent filings with the SEC.

DRUGMAX, INC. AND SUBSIDIARIES

FORM 10-Q

FOR THE QUARTER ENDED JUNE 30, 2004

3

PART I – FINANCIAL INFORMATION

Item 1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DRUGMAX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2004	March 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,349,690	$2,787,793
Accounts receivable, net of allowance for doubtful accounts of $1.7 million and $2.6 million, respectively.	10,750,686	11,696,387
Inventory	17,246,931	16,370,969
Prepaid expenses and other current assets	1,998,370	1,608,531

Total current assets	32,345,677	32,463,680

Property and equipment, net	1,453,088	1,409,602
Goodwill	13,105,000	13,105,000
Notes receivable, net of allowance of $.7 million.	26,474	40,843
Stockholders notes receivable	21,277	21,277
Intangible assets, net	630,675	658,845
Other assets	50,538	50,625
Deposits	25,411	108,215

Total assets	$47,658,140	$47,858,087

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,886,157	$14,339,752
Accrued expenses and other current liabilities	753,070	1,853,823
Credit line payable	14,571,656	17,251,194
Current portion of long-term liabilities	133,673	192,222

Total current liabilities	34,344,556	33,636,991

Long-term debt and capital leases	123,348	157,950

Total liabilities	34,467,904	33,794,941

Stockholders’ equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized, no preferred shares issued or outstanding	—	—
Common stock, $.001 par value; 24,000,000 shares authorized, 8,193,152 and 8,189,986 shares issued and outstanding, respectively	8,192	8,189
Additional paid-in capital	43,787,879	43,784,716
Accumulated deficit	(30,605,835)	(29,729,759)

Total stockholders’ equity	13,190,236	14,063,146

Total liabilities and stockholders’ equity	$47,658,140	$47,858,087

See accompanying notes to condensed consolidated financial statements.

4

DRUGMAX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30, 2004	For the Three Months Ended June 30, 2003
Revenues	$39,993,420	$60,659,545

Cost of goods sold	38,791,676	58,672,332

Gross profit	1,201,744	1,987,213

Selling, general and administrative expenses	1,771,787	1,741,552
Amortization expense	2,800	—
Depreciation expense	62,467	52,502

Total operating expenses	1,837,054	1,794,054

Operating (loss) income	(635,310)	193,159

Other income (expense)
Interest income	13,271	9,709
Other income	3,342	434,016
Interest expense	(257,294)	(672,612)

Total other expense	(240,681)	(228,887)

Loss before income tax provision and equity (loss) from unconsolidated subsidiary	(875,991)	(35,728)
Income tax provision	—	—
Equity (loss) from unconsolidated subsidiary	(87)	—

Net loss	$(876,078)	$(35,728)

Net loss per common share - basic	$(0.11)	$(0.01)

Net loss per common share - diluted	$(0.11)	$(0.01)

Weighted average shares outstanding - basic	8,191,363	7,130,475

Weighted average shares outstanding - diluted	8,191,363	7,130,475

See accompanying notes to condensed consolidated financial statements.

5

DRUGMAX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended June 30, 2004	For the Three Months Ended June 30, 2003
Cash flows from operating activities:
Net loss	$(876,078)	$(35,728)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of financing costs charged to interest expense	50,369	96,602
Depreciation and amortization	65,267	52,502
Forgiveness of liability	—	(501,561)
Equity loss from unconsolidated subsidiary	87	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	938,868	(1,006,790)
Inventory	(875,962)	785,561
Due from affiliates	—	10,470
Prepaid expense and other current assets	(383,006)	(58,457)
Other assets	—	46,660
Notes receivable	14,369	58,809
Deposits	82,804	(5,679)
Accounts payable	4,546,405	(2,452,065)
Accrued expenses and other current liabilities	(1,100,753)	(117,914)

Net cash provided by (used in) operating activities	2,462,370	(3,127,590)

Cash flows from investing activities:
Purchases of property and equipment	(105,950)	(33,059)

Net cash used in investing activities	(105,950)	(33,059)

Cash flows from financing activities:
Net change in restricted cash	—	2,000,000
Net change under revolving line of credit agreement	(2,679,538)	1,391,486
Increase in deferred financing costs	(25,000)	(270,008)
Payments of long-term debt and capital leases	(93,151)	(79,068)
Payments to affiliates	—	(4,377)
Proceeds from issuance of common stock	3,166	—

Net cash (used in) provided by financing activities	(2,794,523)	3,038,033

INCREASE IN CASH AND CASH EQUIVALENTS	(438,103)	(122,616)

Cash and cash equivalents at beginning of period	2,787,793	161,489

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,349,690	$38,873

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS ACTIVITIES
Cash paid for interest	$206,925	$195,076

Cash paid for income taxes	$—	$—

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
In April 2003, pursuant to the agreement with W.A. Butler & Company, the Company recorded the reversal of a long-term debt to W.A. Butler & Co.		$501,561

In May 2003, the Company purchased substantially all the assets of Avery Pharmaceuticals, Inc. No cash was paid for the acquisition. In conjunction with the acquisition, liabilities were assumed as follows:

Fair value of assets acquired		$789,202
Acquisition note executed		(90,000)
Forgiveness of debt owed to the Company		(52,571)

Liabilities assumed		$646,631

In June 2003, the Company issued 57,143 shares of common stock of the Company to Jugal K. Taneja for his guaranty executed in favor of Congress.		$91,429

See accompanying notes to condensed consolidated financial statements.

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Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended June 30, 2004 and 2003.

NOTE A - BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements include the accounts of DrugMax, Inc. and its wholly-owned subsidiaries, Discount Rx, Inc., a Louisiana corporation (“Discount”), Valley Drug Company (“Valley”) and its wholly-owned subsidiary Valley Drug Company South (“Valley South”), Desktop Media Group, Inc. (“Desktop”) and its wholly-owned subsidiary VetMall, Inc. (“VetMall”), and Discount Rx, Inc., a Nevada corporation (“Discount Nevada”), (collectively referred to as the “Company”). All significant intercompany accounts and transactions have been eliminated.

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Interim results are not necessarily indicative of the results that may be expected for a full year. These statements should be read in conjunction with the consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended March 31, 2004.

The Company’s fiscal year begins on April 1 and ends on March 31. Unless otherwise noted, all references to a particular year shall mean the Company’s fiscal year.

NOTE B - STOCK BASED COMPENSATION

In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), which was effective for fiscal years beginning after December 15, 1995. Under SFAS No. 123, the Company may elect to recognize stock-based compensation expense based on the fair value of the awards or to account for stock-based compensation under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB Opinion No. 25”), and disclose in the consolidated financial statements the effects of SFAS No. 123 as if the recognition provisions were adopted. The Company has adopted the recognition provisions of APB Opinion No. 25. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation for the three months ended June 30, 2004 and 2003:

	For the Three Months Ended June 30, 2004	For the Three Months Ended June 30, 2003
Net loss reported	$(876,078)	$(35,728)

Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	795,826	579,161

Pro forma net loss	$(1,671,904)	$(614,889)

Loss per common share as reported:
Basic	$(0.11)	$(0.01)
Diluted	$(0.11)	$(0.01)
Loss per common share - pro forma:
Basic	$(0.20)	$(0.09)
Diluted	$(0.20)	$(0.09)

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For purposes of the above disclosure, the determination of the fair value of stock options granted in the three months ended June 30, 2004 and 2003, was based on the following: (i) a risk free interest rate of 3.94% (ii) expected option lives of 5 - 10 years; and (iii) expected volatility in the market price of the Company’s common stock of 67%.

In addition to the 1999 Incentive Stock Option Plan, the shareholders of the Company approved the Restricted Stock Plan at the Company’s annual meeting in October 2003. There has been no stock issued under the Restricted Stock Plan as of June 30, 2004.

NOTE C - ACQUISITIONS

VetMall, Inc.

In April 2003, W.A. Butler & Company (“Butler”), a 30% shareholder of VetMall, executed an agreement with the Company and VetMall. The terms of the agreement provide for the transfer of Butler’s 30% ownership of VetMall stock to the Company and the forgiveness of $.5 million of long-term liabilities, which is included in other income in the condensed consolidated financial statements of the Company. Accordingly, the Company now owns 100% of VetMall. Butler desired to be relieved of any possible future business activities and financial liability of VetMall. Accordingly, in consideration of the transfer of the 30% ownership, the agreement also releases Butler from any present and future operational expenses of VetMall. The transfer of Butler’s 30% interest in VetMall did not have an impact on the revenues or operating expenses of the Company for the three months ended June 30, 2004.

Avery Pharmaceuticals, Inc.

On May 14, 2003, Discount Nevada, a wholly owned subsidiary of the Company, purchased substantially all of the assets, and assumed certain liabilities, of Avery Pharmaceuticals, Inc., Avery Wholesale Pharmaceuticals, Inc., also known as Texas Vet Supply (jointly “Avery Pharmaceuticals”), and Infinity Custom Plastics, Inc. (“Infinity”), wholesale distributors of pharmaceuticals and respiratory products based in Texas, pursuant to an Asset Purchase Agreement dated May 14, 2003 (the “Avery Agreement”).

Pursuant to the Avery Agreement, the Company acquired accounts receivable, inventory, equipment, furniture, the trade name and a patent pending for the process of the manufacture of vials for the respiratory therapy industry, totaling approximately $789,000. The liabilities assumed, which were comprised principally of trade payables, amounted to approximately $647,000, in addition to the forgiveness of debt owed to the Company of approximately $53,000. In addition, the Company executed a promissory note in the amount of $318,000 to the predecessor company’s 50% shareholder (“Sankary”) (the “Sankary Note”), as additional consideration. The Sankary Note includes a right of off set for accounts payable in excess of an agreed upon amount assumed at closing. The original Sankary Note may not be reduced below $90,000 after set off. Management believes the adjusted Sankary note amount will be $90,000 after the set off for accounts payables honored by the Company since the acquisition; therefore, the Company recorded the Sankary Note in the amount of $90,000. The Company and Avery specifically contemplated that the Company might have to pay certain unknown liabilities in connection with the acquisition in excess of the amount of assumed liabilities. Accordingly, the Sankary Note and the Avery Agreement permit the Company to “set off” payments due under the Sankary Note against payments made in excess of the assumed liabilities. The Company believes that it has paid Avery’s obligations well in excess of the assumed liabilities. Therefore, all other payments under the Sankary Note are offset such that nothing more is due and payable there under.

On March 26, 2004, Sankary filed a lawsuit against the Company, in the 342nd Judicial District Court of Tarrant County, Texas (“Sankary Suit”). The complaint in the Sankary Suit alleges that the Company defaulted under the Sankary Note as a result of the Company’s failure to make payments when due to Sankary.

The Company has paid to Sankary the minimum amount due under the Sankary Note (approximately $90,000) and has paid liabilities of Avery in excess of its obligations under the agreement, such that it is entitled

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to offset any further liability under the Sankary Note. The Company believes that the Sankary Suit is very likely to be dismissed pursuant to agreement between the parties—the parties have exchanged settlement proposals and anticipate the Sankary Suit to be dismissed in the near future. Additionally, the Avery Agreement contains a provision whereby based on Avery’s earnings, the Sankary Note may be increased to the original amount of $318,000 which would be treated as an addition to the purchase price; however, the Company has reported a net loss for the Avery operations since its acquisition; therefore, no adjustment was made to the Sankary note based on performance.

Also, the Company executed a Consulting and Non-Competition Agreement (“Consulting Agreement”) with John VerVynck (“VerVynck”) an officer and shareholder of Avery Pharmaceuticals and Infinity. The Consulting Agreement provided for the payment to VerVynck of $39,360, payable bi-monthly, over the six-month term of the Consulting Agreement. Upon completion of the Consulting Agreement in December 2003 VerVynck’s employment with the Company was terminated. The Consulting Agreement prohibits VerVynck from competing for one year following his termination and the six-month term of the consulting agreement. In October 2003, the Company relocated the Avery operations to St. Rose, Louisiana and currently operates the acquired business through its wholly owned subsidiary Valley South.

The acquisition of Avery was accounted for by the purchase method of accounting. The result of the operations of the acquired business is included in the condensed consolidated financial statements from the purchase date. The Company acquired the following assets and liabilities in the Avery acquisition:

Accounts receivable - trade	$47,025
Accounts receivable - other	39,920
Inventory	224,643
Property and equipment	340,000
Other assets	10,930
Patent	126,684
Assumption of liabilities	(646,631)

Net value of purchased assets	142,571
Forgiveness of trade payables due to the Company	(52,571)
Acquisition note payable	(90,000)

Cash paid for acquisition	$—

The unaudited pro forma effect of the acquisition of Avery on the Company’s revenue, net loss and net loss per share for the three months ended June 30, 2003 had the acquisition occurred on April 1, 2002, are as follows:

For the Three Months Ended June 30, 2003
Revenues	$60,821,547
Net loss before tax benefit	(107,157)
Tax benefit	—
Net loss	(107,157)
Loss per common share - basic	(0.01)
Loss per common share - diluted	(0.01)

NOTE D - GOODWILL AND OTHER INTANGIBLE ASSETS

The carrying value of goodwill did not change for the three months ended June 30, 2004. The Company has determined that it has one reporting unit in the distribution business. Management further has determined that the distribution reporting unit should be reported in the aggregate based upon similar economic characteristics within each subsidiary within that segment.

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The carrying value of other intangible assets is as follows:

	June 30, 2004		March 31, 2004
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizable intangible assets:
Patent pending	$280,883	$2,800	$280,883	$—
Deferred financing costs	561,601	209,009	536,601	158,639

Total	$842,484	$211,809	$817,484	$158,639

NOTE E - DEBT

On April 15, 2003, the Company obtained from Congress Financial Corporation (“Congress”) a $40 million revolving line of credit and a $400,000 term loan. The Congress credit facility along with the Mellon Bank N.A. (“Mellon”) restricted cash account of $2 million were used to satisfy the outstanding line of credit and term loan with Standard Federal Bank National Association (“Standard”), formerly Michigan National Bank as successor in interest to Mellon. The Congress revolving line of credit enables the Company to borrow a maximum of $40 million, with borrowings limited to 85% of eligible accounts receivable and 65% of eligible inventory. The revolving line of credit and the term note currently bear interest at the rate of 0.50% per annum in excess of the Prime Rate. The Congress credit facility is collateralized by all of the Company’s assets. The line of credit is for a term of 36 months, and the term note is payable over the same 36-month period. The Congress credit facility imposes certain restrictive covenants on Tangible Net Worth and EBITDA. At June 30, 2004, the Company was not in compliance with the EBITDA and tangible net worth covenants. The Company and Congress executed on August 5, 2004 the Fourth Amendment and Waiver to the Loan and Security Agreement, which waived the non-compliance with the EBITDA and tangible net worth covenants as of June 30, 2004 and through the period ended September 29, 2004. The Company continues to work with Congress to establish loan covenants that will be achievable in future periods; however, there can be no assurance that this will occur. The amended agreement also requires the Company to maintain excess availability, as defined, of $1,000,000 and certain other conditions. All costs associated with the Congress credit facility will be amortized as interest expense over the term of the loan. The outstanding balance on the revolving line of credit and term loan were approximately $14,572,000 and $244,000, respectively, at June 30, 2004. At June 30, 2004, the interest rate on the revolving line of credit and term loan was 4.5%.

In April 2003, the Company recorded as interest expense the remaining unamortized financing costs of the Standard credit facility in the amount of $78,913. Additionally, the Company recorded as interest expense the early termination fee of approximately $351,000 and a fee for the waiver of the 90-day notice of termination of $30,000 paid to Standard.

On April 15, 2003, Jugal K. Taneja, the Chairman of the Board, CEO and a Director of the Company executed a Guarantee (the “Guarantee”) in favor of Congress. The Guarantee provides Congress with Mr. Taneja’s unconditional guaranty of all obligations, liabilities, and indebtedness of any kind of the Company to Congress, provided that the Guarantee shall not exceed $2 million in year one; is reduced to $1.5 million in year two; and is further reduced to $1 million in year three, subject to the Company achieving collateral availability objectives. In June 2003, the Company issued 57,143 shares of common stock of the Company to Mr. Taneja as compensation for his guarantee in favor of Congress, valued at $91,429, based on the fair market value of the stock on the date of the grant. The cost of the common stock has been recorded as a financing cost related the Congress credit facility and will be amortized as interest expense over the term of the loan.

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NOTE F - SEGMENT INFORMATION

The Company has adopted SFAS No. 131, Disclosures About Segments of Enterprise and Related Information, which established standards for reporting information about a Company’s operating segments. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated on a regular basis by the chief operating decision maker, or decision making group, in deciding how to allocate resources to an individual segment and in assessing performance of the segment.

The Company has determined that is has one reportable segment because all distribution subsidiaries have similar economic characteristics, such as margins, products, customers, distribution networks and regulatory oversight. The distribution line of business represents 100% of consolidated revenues in the three months ended June 30, 2004 and 2003. The critical accounting policies of the operating segment are those discussed in Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The Company distributes product both within and outside the United States. Revenues from distribution within the United States represented approximately 99.4% and 99.6% of gross revenues for the three months ended June 30, 2004 and 2003, respectively. Foreign revenues were generated from distribution to customers in Puerto Rico.

NOTE G – CONTINGENCIES

From time to time, the Company may become involved in litigation arising in the ordinary course of its business. The Company is not presently subject to any material legal proceedings other than as set forth below.

In March 2000, the Company acquired all of the issued and outstanding shares of common stock of Desktop Corporation, a Texas corporation located in Dallas, Texas, pursuant to an Agreement and Plan of Reorganization by and among the Company, K. Sterling Miller, Jimmy L. Fagala and HCT Capital Corp. (the “Reorganization Agreement”). On February 7, 2002, Messrs. Miller and Fagala filed a complaint against the Company in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida, alleging, among other things, that the Company had breached the Reorganization Agreement by failing to pay 38,809 shares of the Company’s common stock to plaintiffs. The complaint also includes a count of conversion and further alleges that the Company breached its employment agreements with Messrs. Miller and Fagala, for which the plaintiffs seek monetary damages. On March 11, 2002, the Company filed its answer, affirmative defenses and counterclaim against plaintiffs and HCT Capital Corp. (“HCT”), in which it alleged, among other things, that plaintiffs had breached the Reorganization Agreement by misrepresenting the state of the acquired business, that the Company was entitled to set off its damages against the shares which the plaintiffs are seeking and further seeking contractual indemnity against the plaintiffs. On April 16, 2002, HCT filed its answer, counterclaim against the Company and cross-claim against the plaintiffs. In December 2003, a Settlement Agreement and Release (the “Release”) was executed by HCT and the Company whereby HCT and the Company unconditionally, fully and finally released each other from any future claims relative to the matter. HCT paid $1,000 to the Company in consideration for the Release. There has been little activity by Messrs. Miller and Fagala with regard to this matter, and the Company is currently considering how to proceed in light of this inactivity. The Company intends to vigorously defend the actions filed against it and to pursue its counterclaim. The Company cannot reasonably estimate any possible future loss or recovery as a result of this matter. While it is known that the plaintiffs are seeking 38,809 shares of DrugMax stock and monetary damages for breach of contract and conversion, the Company is unable to estimate the exact amount of the damages sought by the plaintiffs as they have not yet made a demand for a specific amount of damages. Accordingly, the Company has made no provision in the accompanying consolidated financial statements for resolution of this matter.

On May 1, 2002, the Company filed suit against an established customer of the Company’s Pittsburgh distribution center for collection of past due accounts receivable. On May 23, 2002, the customer filed a voluntary petition in bankruptcy in the U.S. Bankruptcy Court, under Chapter Eleven of the United States Bankruptcy Act, subsequent to which the customer failed to file the proper financial data with the court, causing the voluntary bankruptcy filing to be withdrawn. In June 2004, the Company received approximately $7,000 as

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settlement of their claim against the customer. The Company had previously recorded an allowance account representing 100% of the account balance. At June 30, 2004, the allowance was applied against the account receivable to clear the customer’s unpaid balance from the Company’s accounts receivable records.

On October 2, 2003, QK Healthcare, Inc. (“QK”) filed a complaint against Valley in the United States District Court of the Eastern District of New York, which included several counts with regard to the sale of twenty bottles of Lipitor by Valley to QK, including breach of contract, violations of the implied warranty of merchantability and fraud. The complaint demands actual damages, punitive damages and legal fees and expenses. On January 9, 2004, the Company filed an answer and counterclaim against QK, in which the Company seeks to recover from QK losses caused when QK refused to pay for pharmaceuticals ordered from the Company. The Parties reached a settlement on May 14, 2004, pursuant to which the case will be dismissed. The settlement agreement requires the Company to pay QK $218,000, calls for the parties to resume their business relationship, with the Company giving QK certain price reductions in the products QK purchases from the Company for one year, and provides for the mutual release of both parties. The Company has recorded $218,000 to operating expenses and $32,000 to legal expense in the fourth quarter of fiscal 2004 relative to this matter.

On November 12, 2003, Phil & Kathy’s, Inc. d/b/a Alliance Wholesale Distributors (“Alliance”) served a complaint against the Company seeking to recover the non-payment of open invoices approximating $2,000,535, based upon an alleged breach of contract for the sale of pharmaceuticals. On December 18, 2003, the Company filed an answer and counterclaim. The counterclaim seeks to recover lost profits and other damages relating to the purchase of twenty bottles of Lipitor from Alliance, which the Company later sold to QK. The Company intends to vigorously defend Alliance’s breach of contract action and prosecute the counterclaim. Valley also filed a separate action against Alliance for breach of an indemnification agreement related to the sale of the twenty bottles of Lipitor that precipitated the lawsuit against Valley by QK in New York. At March 31, 2004, the amount that the Company recorded as a trade payable balance due Alliance on the above was approximately $1.5 million. While the Company has recorded the foregoing trade payable, it continues to assess the extent of its full damages and cannot at this time reasonably estimate the total future possible loss that it will sustain as a result of the Alliance complaint or the possible recovery through the Company’s counterclaim or Valley’s consolidated action.

On May 14, 2003, Discount Rx, Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Discount”), acquired substantially all of Avery Pharmaceutical, Inc.’s (“Avery”) assets (“Avery Assets”) in exchange for assuming certain limited liabilities (the “Assumed Liabilities”) of Avery and issuing a promissory note to Mr. Al Sankary (“Sankary”) in the original principal amount of $318,000 (the “Sankary Note”). The Sankary Note and Avery specifically contemplated that Discount might have to pay certain unknown liabilities in connection with the acquisition in excess of the amount of Assumed Liabilities. Accordingly, the Sankary Note and the Avery Assets permit Discount to “set off” payments due under the Sankary Note against payments made in excess of the Assumed Liabilities. Discount believes that it has paid Avery’s obligations well in excess of the Assumed Liabilities. Therefore, all other payments under the Sankary Note are offset such that nothing more is due and payable there under.

On March 26, 2004, Sankary filed a lawsuit against Discount, in the 342nd Judicial District Court of Tarrant County, Texas (“Sankary Suit”). The complaint in the Sankary Suit alleges that Discount defaulted under the Sankary Note as a result of Discount’s failure to make payments when due to Sankary.

Discount has paid to Sankary the minimum amount due under the Sankary Note (approximately $90,000) and has paid liabilities of Avery in excess of its obligations under the agreement, such that it is entitled to offset any further liability under the Sankary Note. Discount believes that the Sankary Suit is very likely to be dismissed pursuant to agreement between the parties—the parties have exchanged settlement proposals and anticipate the Sankary Suit to be dismissed in the near future.

Additionally, since the closing of the Avery transaction, various creditors and other third parties owed money by Avery have threatened to file lawsuits against Discount. To date, Discount has not been sued by any of

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these creditors or other third parties and their claims remain unliquidated. The Company intends to vigorously defend any actions filed against Discount. In the unlikely event that Discount is not permitted to offset liabilities paid against the obligation under the Sankary Note, the total amount that remains payable under the Sankary Note as of June 30, 2004, is $228,000. However, because the Company believes that it is entitled to offset any further liability under the Sankary Note, the Company has made no provision in the accompanying consolidated financial statements for resolution of the Sankary Suit. Similarly, because no other lawsuits have been filed nor any threatened to be filed, the Company has made no provision in the accompanying consolidated financial statements for resolution of any other claims against Discount.

NOTE H - PENDING MERGER

On March 19, 2004, the Company entered into an Agreement and Plan of Merger with Familymeds Group, Inc., a Connecticut Company (“FMG”), as amended on July 1, 2004, pursuant to which FMG will be merged with and into the Company, with the Company being the surviving company. FMG is a pharmacy chain with a strategy of locating pharmacies at or near a patient’s point of medical care. FMG operates more than 76 pharmacies in 14 states. Many of these pharmacies are located at or near the point of care between physicians and patients, many times inside or near medical office buildings. Across these distribution channels, FMG annually services over 400,000 acute and chronically ill patients, many with complex specialty and medical product needs. The principal executive offices of FMG are located at 312 Farmington Avenue, Farmington, CT 06032. If the merger is consummated, the Company expects that the current Company stockholders will, as a group, own approximately 40%, and FMG stockholders, employees and directors will, as a group, own approximately 60%, of the issued and outstanding shares of the Company immediately after the merger, assuming the vesting of all restricted shares issued in connection with the merger. In addition, at the closing of the merger, the Company will issue warrants to the FMG stockholders and certain FMG warrant holders and note holders entitling them to purchase certain additional shares of the Company common stock. There can be no assurance that the merger will be consummated.

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following management discussion and analysis should be read in conjunction with the Condensed Consolidated Financial Statements presented elsewhere in this Form 10-Q.

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by the Company, including those contained herein, that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations, are statements regarding the intent, belief or current expectations, estimates or projections of the Company’s Directors or Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (a) the Company’s strategies regarding growth and business expansion, including its strategy of focusing on higher-margin products while reducing costs and the Company’s proposed merger with Familymeds, Group, Inc. (“FMG”) and other potential future acquisitions; (b) the Company’s financing plans including its intent to enter into a new credit facility in connection with the proposed merger with FMG; (c) trends affecting the Company’s financial condition or results of operations; (d) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (e) the Company’s ability to improve and maintain effective disclosure and internal controls; and (f) the Company’s ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

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Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care and pharmaceutical industries, including possible changes in reimbursement for healthcare products and in manufacturers’ pricing or distribution policies; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements; (v) changes regarding the availability and pricing of the products which the Company distributes, as well as the loss of one or more key suppliers for which alternative sources may not be available, (vi) the Company’s ability to integrate recently acquired businesses; and (vii) the Company’s ability to consummate its proposed. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings “Business,” particularly under the subheading, “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the year ended March 31, 2004, as well as information contained in this Form 10-Q. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Overview

DrugMax, Inc. (Nasdaq: DMAX) is a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty care products, nutritional supplements and related products. The Company is headquartered in Clearwater, Florida and maintains distribution centers in Pennsylvania and Louisiana. The Company distributes its products primarily to independent pharmacies in the continental United States, and secondarily to small and medium-sized pharmacy chains, alternative care facilities and other wholesalers. The Company maintains an inventory from leading manufacturers and holds licenses to ship to all 50 states and Puerto Rico. While the Company ships to all 50 states and Puerto Rico, its sales tend to be concentrated around its distribution centers in Pennsylvania and Louisiana and largely populated states such as New York, California, Texas and Florida.

The Company’s products function within the structure of the healthcare financing and reimbursement system of the United States. As a result of a wide variety of political, economic and regulatory influences, this system is currently under intense scrutiny and subject to fundamental changes. In recent years, the system has changed significantly in an effort to reduce costs. These changes include increased use of managed care, cuts in Medicare, consolidation of pharmaceutical and medical-surgical supply distributors, and the development of large, sophisticated purchasing groups. As a result, the Company’s profit margins have been negatively impacted, particularly with regard to branded pharmaceuticals. In response, the Company has implemented a strategy aimed at increasing its margins while reducing costs by focusing on higher-margin products. In general, the Company’s branded products enjoy smaller margins than its generic, over-the-counter and other products. The Company implemented this strategy by focusing on its core business of servicing independent pharmacies, hospitals and small chain stores, and de-emphasizing sales to warehouse customers, which generate high-volume revenue, but nominal gross profit.

On March 19, 2004, the Company entered into an Agreement and Plan of Merger with FMG, as amended on July 1, 2004, pursuant to which FMG will be merged with and into the Company, with the Company being the surviving company. FMG is a pharmacy chain with a strategy of locating pharmacies at or near a patient’s point of medical care. FMG operates more than 76 pharmacies in 14 states. Many of these pharmacies are located at or near the point of care between physicians and patients, many times inside or near medical office buildings. Across these distribution channels, FMG annually services over 400,000 acute and chronically ill patients, many with complex specialty and medical product needs. The principal executive offices of FMG are located at 312 Farmington Avenue, Farmington, CT 06032. If the merger is consummated, the Company expects that the current Company stockholders will, as a group, own approximately 40%, and FMG stockholders, employees and directors will, as a group, own approximately 60%, of the issued and outstanding shares of the Company

14

immediately after the merger, assuming the vesting of all restricted shares issued in connection with the merger. In addition, at the closing of the merger, the Company will issue warrants to the FMG stockholders and certain FMG warrant holders and note holders entitling them to purchase certain additional shares of the Company common stock. The Company can make no assurances as to when or if the merger will be consummated.

The Company’s Chief Executive Officer and Chief Financial Officer concluded that as of March 31, 2004, the Company’s disclosure controls and procedures needed improvement and were not adequately effective. See, “Item 4. Controls and Procedures.”

Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains a discussion of the Company’s condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates and judgments, including those related to customer incentives, product returns, bad debts, inventories, intangible assets, income taxes, and contingencies and litigation. The Company bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies, among others, affect the Company’s more significant judgments and estimates used in the preparation of its condensed consolidated financial statements.

Allowance for Doubtful Accounts

Receivables are stated net of allowances for doubtful accounts of approximately $1.7 million and $1.3 million at June 30, 2004 and 2003, respectively. On a regular basis, the Company evaluates its receivables and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and historical write-off experience. Credit is extended to customers based upon an evaluation of their financial position. Generally, advance payment is not required. The Company feels its allowance for doubtful accounts at June 30, 2004 is adequately stated in relationship to its accounts receivable.

Inventory Valuation

Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out basis of accounting. Inventories consist of brand and generic drugs, over-the-counter products, health and beauty aids, and nutritional supplements for resale. The inventories of the Company’s three distribution centers are constantly monitored for out of date or damaged products, which if exist, are reclassed and physically relocated out of saleable inventory to a holding area, referred to as the “morgue” inventory, for return to and credit from the manufacturer. It is important that the Company continually monitor the morgue inventory to assure that merchandise is returnable to the manufacturer in accordance with the vendors’ return policy. Improper management of the morgue inventory could result in write-downs of the morgue inventory and result in a charge to cost of sales. In addition, if market acceptance of the Company’s existing products or the successful introduction of new products should significantly decrease, inventory write-downs could be required. As of June 30, 2004 and 2003, no inventory valuation allowances were necessary.

Goodwill and Intangible Assets

The Company has completed several acquisitions which have generated significant amounts of goodwill and intangible assets and related amortization. The values assigned to goodwill and intangibles, as well as their related useful lives, are subject to judgment and estimation by the Company. In addition, upon adoption of

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Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), the Company ceased amortization of goodwill effective April 2001, and reviews goodwill annually for impairment. Goodwill and intangibles related to acquisitions are determined based on purchase price allocations. Valuation of intangible assets is generally based on the estimated cash flows related to those assets, while the initial value assigned to goodwill is the residual of the purchase price over the fair value of all identifiable assets acquired and liabilities assumed. Thereafter, the value of goodwill cannot be greater than the excess of the fair value of the Company’s reportable unit over the fair value of identifiable assets and liabilities, and the quoted market prices of the Company’s common stock, based on the annual impairment test. Downward movement in the Company’s common stock could have a material effect on the fair value of goodwill in future measurement periods. Useful lives are determined based on the expected future period of benefit of the asset, the assessment of which considers various characteristics of the asset, including historical cash flows. If the carrying amount of goodwill exceeds its fair value, then an indication exists that the Company’s goodwill may be impaired. As of June 30, 2004, the Company had unamortized goodwill in the amount of $13,105,000.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment when events or circumstances indicate that a diminution in value may have occurred, based on a comparison of undiscounted future cash flows to the carrying amount of the long-lived asset. Periodically, the Company evaluates the recoverability of the net carrying value of its property and equipment, by comparing the carrying values to the estimated future undiscounted cash flows. A deficiency in these cash flows relative to the carrying amounts is an indication of the need for a write-down due to impairment. The impairment write-down would be the difference between the carrying amounts and the fair value of these assets. Losses on impairments are recognized by a charge to earnings. As of June 30, 2004, management’s analysis did not indicate an impairment to the Company’s long-lived assets.

Allowance for Deferred Income Tax Asset

The Company had a deferred income tax asset and valuation allowance at March 31, 2001, which primarily represented the potential future tax benefit associated with its operating losses through the fiscal year ended March 31, 2001. In assessing the realizability of deferred income tax assets, management considered whether it is more likely than not that some portion or all of the deferred income tax assets would not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management evaluated the scheduled reversal of deferred income tax liability, the Company’s profitability for the year ended March 31, 2002, reviewed the Company’s business model, and future earnings projections, and believed the evidence indicated that the Company will be able to generate sufficient taxable income to utilize the deferred income tax asset. Based upon the evaluations made, management concluded that realization of the deferred income tax asset was more likely than not; therefore, the valuation allowance was reversed in fiscal 2002. During the fiscal year ended March 31, 2003, the Company recorded a deferred income tax benefit of approximately $.3 million related to losses reported for the fiscal year, and recorded a valuation allowance of $.6 million for a portion of deferred tax assets which management concluded that their realization was not more likely than not. Based upon management’s analysis and discussion in fiscal 2004, the Company reserved the net deferred tax asset at March 31, 2004, as it appears to be more likely than not that the Company will not be able to utilize the deferred income tax asset of approximately $1.4 million. Therefore, the Company recorded the $1.4 million as a charge to income tax expense in the fourth quarter of fiscal 2004.

Revenue Recognition

The Company recognizes revenue when goods are shipped and title or risk of loss resides with unaffiliated customers, and at which time the appropriate provisions are recorded for estimated contractual chargeback credits from the manufacturers based on the Company’s contract with the manufacturer. Rebates and allowances are recorded as a component of cost of sales in the period they are received from the vendor or manufacturer

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unless such rebates and allowances are reasonably estimable at the end of a reporting period. The Company records chargeback credits due from its vendors in the period when the sale is made to the customer which is eligible for contract pricing from the manufacturer. Detailed accounting, internal auditing and reconciliations are necessary for the Company to maintain accurate records for the rebates, allowances and chargebacks. The Company’s failure to properly record, audit and submit timely reports to vendors could result in the loss of revenue related to the rebates, allowances and chargebacks.

The Company accepts return of product from its customers for product which is saleable, in unopened containers and carries a current date. Revenue is recorded net of sales returns and allowances. Sales returns and allowances are estimated based on historical information. Generally, product returns are received via the Company’s own delivery vehicles, thereby eliminating a direct shipping cost from being incurred by the customer or the Company. Depending on the length of time the customer has held the product, the Company may charge a handling and restocking fee. Failure to process returns correctly could result in the Company accepting outdated or damaged merchandise from customers. The Company reviews all requests for return of product to assure that the Company accepts returned merchandise in saleable condition. Overall, the percentage of the return of product to the Company is extremely low. The Company has no sales incentive or rebate programs with its customers.

Results of Operations

For the Three Months Ended June 30, 2004 and 2003.

	For the Three Months Ended June 30:
	2004	As % of revenues	2003	As % of revenues
Revenues	$39,993,420		$60,659,545
Gross profit	1,201,744	3.0%	1,987,213	3.3%
Loss before tax (expense) benefit and equity (loss) from unconsolidated subsidiary.	(875,991)		(35,728)
Net loss	(876,078)		(35,728)
Basic loss per weighted average share	(0.11)		(0.01)

Revenues. The Company generated revenues of approximately $40.0 million and $60.1 million for the three months ended June 30, 2004 and 2003, respectively.

The following schedule summarized the Company’s sales in its four product lines for the three months ended June 30, 2004 and 2003:

	For Three Months Ended June 30, 2004	As a % of total revenues	For Three Months Ended June 30, 2003	As a % of total revenues
Revenues from:
Branded pharmaceuticals	$36,178,227	90.5%	$55,911,236	92.2%
Generic pharmaceuticals	2,365,463	5.9%	3,672,093	6.0%
Over-the-counter and general	1,165,516	2.9%	1,076,217	1.8%
Respiratory products	284,214	0.7%	—	0.0%

Total Revenues	$39,993,420		$60,659,546

The net decrease in revenues were the result of several factors:

1. General. As stated previously, the Company’s products function within the structure of the healthcare financing and reimbursement system of the United States. As a result of a wide variety of political, economic and regulatory influences, this system is currently under intense scrutiny and subject to fundamental changes. In recent years, the system has changed significantly in an effort to reduce costs. These changes include increased use of managed care, cuts in Medicare, consolidation of pharmaceutical and medical-surgical supply distributors, and the development of large, sophisticated purchasing groups. As a result, the Company’s revenues and profit

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margins have been negatively impacted, particularly with regard to branded drugs. In the three months ended June 30, 2004, the Company’s revenues and profit margins were also negatively impacted by:

•	changes in vendor programs affecting alternate source customers;

•	drug manufacturers’ reductions of wholesale buying opportunities;

•	continuing efforts by drug manufacturers and others to eliminate forward buying by wholesalers; and

•	the loss of business related to the QK Healthcare lawsuit and the negative publicity stemming from the lawsuit.

An alternate source customer is a licensed distributor that is not designated as an authorized distributor of a manufacturer. DrugMax generally is an authorized distributor for many of its manufacturer/suppliers, but many of DrugMax’s wholesale customers are not. Buying opportunities occur when manufacturers announce that wholesalers with whom they conduct business may purchase inventory at favorable prices if they are willing to purchase more than their usual inventory of product. Forward buying is a speculative purchasing strategy employed in the industry to purchase inventory in advance of expected price increases.

In 2003, QK Healthcare, who had previously been a large wholesale (i.e., non-core) customer of the Company, sued the Company in connection with the sale by the Company of 20 bottles of allegedly counterfeit Lipitor (which the Company had acquired from another wholesaler), and subsequently, in May 2003, ceased doing business with the Company. This lawsuit has now been settled. Pursuant to the settlement agreement between QK and DrugMax, QK has committed to purchasing $30 million of product from DrugMax for one year starting in July 2004, and DrugMax has agreed to provide QK with discounted prices during this one-year period. Accordingly, in July and August 2004, QK purchased approximately $1 million and $1.5 million, respectively, of product from DrugMax. DrugMax expects this trend to continue, but the actual amount purchased by QK in any period will depend on demand and availability. After the one-year settlement period, DrugMax anticipates that its business with QK will continue in line with its historical relationship, which has approximated an average of $30 million in sales to QK since 2000, and thus, while there can be no assurances, DrugMax does not currently expect any continuing negative impact from its dispute with QK. See, “Legal Proceedings.”

2. Branded Drugs. Sales of branded drugs were particularly hard hit by the market forces discussed above. Branded drug sales declined by approximately $19.7 million in the three-month period ended June 30, 2004 as compared to the three-month period ended June 30, 2003. Although it is not possible for the Company to quantify in detail the negative impact that each of the market forces had on sales of branded drugs during the three months ended June 30, 2004, the Company estimates that of the total $19.7 million decline in sales in branded drugs, the following items had the following impact on the Company:

•	the QK lawsuit caused a decrease in revenues of approximately $9 million;

•	the reduction in forward buying by wholesalers, the reduction of wholesale buy in opportunities by manufacturers, and the changes in vendor programs effecting alternate source customers, jointly caused a decrease in revenues of approximately $4 million; and

•	the increased use of managed care by patients, the highly competitive nature of the pharmaceutical wholesale business, the Company’s credit and collection problems with regard to certain of its customers and the loss of income from expensive drugs whose patents have expired, jointly caused a decrease in revenues of approximately $6 million.

3. Generics. As a result of the continuing pressures on the sale of branded drugs and the resulting decreasing profit margins on the sale of branded drugs, the Company has implemented a business strategy aimed at increasing its margins while reducing costs by focusing on higher-margin products. In general, branded drug products experience smaller margins than generic, over-the-counter and other products. The Company is implementing this strategy by focusing on its core business of servicing independent pharmacies, hospitals and small chain stores, and de-emphasizing sales to warehouse customers, which generate high-volume revenue, but nominal gross profit.

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However, despite the implementation of this strategy, the Company’s sale of generic drugs decreased by approximately $1.3 during the three months ended June 30, 2004 as compared to the three months ended June 30 2003. This decrease was almost entirely caused by credit and collection problems related to various customers of the Company. DrugMax ceased making sales to these customers, as it was unwilling to continue to extend credit to the customers, and, in three months ended June 30, 2004, the replacement of sales to new customers were not sufficient to cover the loss of these customers. The Company’s sale of generic products was also negatively impacted to a much smaller degree by the restructuring of the Company’s telemarketing department focused on generic drugs, which was relocated from the Clearwater headquarters to the Valley Drug facility in fiscal 2004. The process required the hiring and training of new personnel. Finally, the Company also witnessed continuing price pressure on certain generic drugs in fiscal 2004 caused by the entry into the market of multiple generic drug manufacturers.

4. Over the Counter and Respiratory Products. During the three months ended June 30, 2004, total over the counter and respiratory sales amounted to approximately $1.4 million, as compared to approximately $1.1 million for the same three months ended June 30, 2003. The increase was primarily due to the revenues generated by the respiratory products sold as a result of the Company’s acquisition of Avery in May 2003.

6. Sales Strategy. Going forward, management remains committed to its strategy of focusing on its higher margin products and its core customers (i.e., independent pharmacies, hospitals and small chain stores). To increase its sales, particularly of its higher-margin products, the Company intends to:

•	continue to negotiate with generic drug manufacturers to improve product availability and pricing;

•	continue to train and improve its telemarketing sales department for generic specials; and

•	continue to train and improve its sales staff’s to increase sales of DrugMax’s recently acquired respiratory vial business.

While there can be no assurances, the Company also believes that its proposed merger with FMG will result in higher revenues and margins and result in various purchasing benefits and costs savings to the Company.

Gross Profit. The Company achieved gross profit of approximately $1.2 million and $2.0 million for the three months ended June 30, 2004 and 2003, respectively. The Company’s margin, as a percentage of revenue, was 3.0% and 3.3% for the three months ended June 30, 2004 and 2003, respectively. The decrease in gross margin percentage was primarily as a result of the (a) decline in volume of higher-profit generic sales, (b) the loss of “buy-in” opportunities and incentives from manufacturers, which increased the cost of purchased goods for the Company, and (c) loss of several of the Company’s core business customers as a result of customer credit issues, including bankruptcy filings. The loss of “buy-in” opportunities primarily resulted from the reduced purchasing levels caused by the loss of the QK Healthcare business. The gross profit earned on sales to the Company’s core business customers ranges from 1% to 3%, and represented more than 96% of the total gross profit earned by the Company for fiscal 2004, 2003 and 2002. Gross profit and gross profit margin was also negatively impacted by brand name drug manufacturers continuing pressures on drug wholesalers to reduce or eliminate forward buying.

Operating Expenses and Other Income and Expenses. The Company incurred operating expenses of approximately $1.8 million for each of the three months ended June 30, 2004 and 2003, respectively. The following schedule details the major components of operating expenses:

	For the Three Months Ended June 30, 2004	For the Three Months Ended June 30, 2003
Operating expenses:
Administrative, sales, marketing and other direct operating expenses	$1,771,787	$1,741,552
Amortization and depreciation expense	65,267	52,502

Total operating expenses	$1,837,054	$1,794,054

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Administrative, sales, marketing and other direct operating expenses were approximately 4.4% and 2.9% of gross revenues for the three months ended June 30, 2004 and 2003, respectively. The increase of $.03 million in the administrative, sales, marketing and other direct operating expenses for the three months ended June 30, 2004 over the three months ended June 30, 2003, was due increased operating costs associated with the acquisition of Avery in mid May 2003.

The Company acquired the business of Avery in May 2003. Based upon the initial projections management received from Avery personnel, it was anticipated that the Avery operations would impact the Company positively, primarily as a result of the Company’s acquisition of a patent on the manufacture of respiratory products. For the three months ended June 30, 2004, the Avery operations combined with the Valley South operations incurred a net loss of $307,000. The Company has completed the testing of the patented product, and has begun production in July 2004.

Other income and expense. The Company realized approximately $17,000 and $444,000 in other income for the three months ended June 30, 2004 and 2003, respectively. For the three months ended June 30, 2004, other income and expense primarily represented interest and finance charge income. In April 2003, the Company recorded approximately $73,000 in costs associated with the termination of the Standard credit facility, which were charged as other expense, and recorded as other income the reversal of a long-term liability due to Butler of approximately $502,000 in connection with the agreement between the Company and Butler whereby Butler assigned its 30% ownership in VetMall to the Company. (See Acquisitions.)

For the three months ended June 30, 2004, the Company recorded a loss of approximately $100 as loss from unconsolidated subsidiary. The joint venture with MorepenMax has begun initial operations during this period and currently has nominal sales. The income or loss recorded represents 49% of the joint venture’s operations.

Interest expense. Interest expense was approximately $257,000 and $673,000, for the three months ended June 30, 2004 and 2003, respectively. Included in interest expense is the amortization of loan financing costs, which were approximately $62,000 and $96,000 for the three months ended June 30, 2004 and 2003, respectively, and the early termination fee of $350,934 and the 90-day notice waiver fee of $30,000 charged by Standard for the early termination of that credit facility in April 2003.

Net income (loss) per share. EPS is calculated by dividing the net income (loss) by the weighted average number of shares of common stock outstanding for the period. Diluted EPS is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of options and warrants, using the treasury stock method. The net loss per share for the three months ended June 30, 2004 and 2003 was $.11 and $.01 per basic and diluted shares, respectively. The Company had issued and outstanding 1,530,143 and 1,977,148 options, respectively, to purchase shares of the Company’s common stock, in addition to warrants to purchase 150,000 shares of the Company’s common stock, which were anti-dilutive and not included in the computation of diluted EPS for the three months ended June 30, 2004 and 2003. These anti-dilutive shares could potentially dilute the basic EPS in the future. Shares of common stock used in the calculation of basic and dilutive net income per share for the three months ended June 30, 2004 and 2003 were 8,191,363 and 7,130,475, respectively.

Income Taxes. SFAS No. 109 requires a valuation allowance to reduce the deferred income tax assets reported, if based on the weight of the evidence, it is more likely than not that a portion or all of the deferred income tax assets will not be realized. The Company had an estimated gross deferred income tax asset and valuation allowance of approximately $1.5 million as of the fiscal year ended March 31, 2001, which primarily represented the potential future tax benefit associated with its operating losses through the fiscal year ended March 31, 2001. Management evaluated the scheduled reversal of deferred income tax liability, the Company’s profitability for the year ended March 31, 2002, reviewed the Company’s business model, and future earnings projections, and based on such evaluation believed the evidence indicated that the Company would be able to generate sufficient taxable income to utilize the deferred income tax asset; therefore, the Company recognized the full $1.5 million deferred income tax asset, offset by deferred income tax expense of $.4 million, for a net

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deferred income tax benefit of $1.1 million for the year ended March 31, 2002. During the fiscal year ended March 31, 2003, the Company recorded income tax benefit of $313,882. At March 31, 2003, management believed that it was more likely than not that the Company would be able to generate sufficient taxable income to utilize the deferred income tax asset. At March 31, 2003, management recorded a valuation allowance of $580,100 for a portion of the deferred tax assets that it concluded that their realization is not more likely than not. Based upon current results and management’s analysis and discussion at March 31, 2004, the Company reserved the entire deferred income tax asset at March 31, 2004, as it appears to be more likely than not that the Company will not be able to utilize the deferred income tax asset of approximately $1.4 million. Therefore, the Company recorded the $1.4 million as a charge to income tax expense in the fourth quarter of fiscal 2004. The Company’s total valuation allowance at March 31, 2004 is approximately $4.5 million.

Inflation and Seasonality. Management believes that there was no material effect on operations or the financial condition of the Company as a result of inflation for the three months ended June 30, 2004 and 2003. Management also believes that its business is not seasonal; however, significant promotional activities can have a direct impact on sales volume in any given quarter.

Financial Condition, Liquidity and Capital Resources

The Company has a working capital deficit and cash and cash equivalents of approximately ($2.0) million and $2.3 million, respectively, at June 30, 2004.

In April 2003, the Company obtained a $40 million revolving line of credit and a $400,000 term note from Congress to satisfy the outstanding line of credit and term loan with Standard, and to provide working capital for possible future acquisitions. The Congress credit facility is collateralized by all assets of the Company. The revolving line of credit enables the Company to borrow a maximum of $40 million, with borrowings limited to 85% of eligible accounts receivable and 65% of eligible inventory and is available until April 2006. At June 30, 2004, availability on the Congress credit facility was approximately $2.4 million. The revolving line of credit and the term note currently bear interest at the rate of 0.50% per annum in excess of the Prime Rate. The term note and revolving line of credit are payable over a 36-month period. The Congress credit facility imposes certain restrictive covenants on tangible net worth and EBIDTA. On March 31, 2004, the Company and Congress executed a Second Amendment to the Loan and Security Agreement revising the EBITDA and tangible net worth covenants beginning March 31, 2004 and forward. On June 30, 2004, the Company and Congress executed a Third Amendment to the loan and Security Agreement, which amended the EBITDA and tangible net worth covenants going forward. At June 30, 2004, the Company was not in compliance with the EBITDA and tangible net worth covenants. The Company and Congress executed on August 5, 2004 the Fourth Amendment and Waiver to the Loan and Security Agreement, which waived the non-compliance with the EBITDA and tangible net worth covenants as of June 30, 2004 and through the period ended September 29, 2004. The Company continues to work with Congress to establish loan covenants that will be achievable in future periods; however, there can be no assurance that this will occur. The amended agreement also requires the Company to maintain excess availability, as defined, of $1,000,000 and certain other conditions.

The Company’s principal commitments at June 30, 2004 consist of the outstanding loan agreement with Congress and leases on its office and warehouse space. There were no material commitments for capital expenditures at that date.

On March 19, 2004, the Company entered into an Agreement and Plan of Merger with FMG, pursuant to which FMG would be merged with and into the Company, with the Company being the surviving company. If the merger is consummated, the Company expects that the current Company stockholders will, as a group, own approximately 40%, and FMG stockholders, employees and directors will, as a group, own approximately 60%, of the issued and outstanding shares of the Company immediately after the merger. In addition, at the closing of the merger the Company will issue warrants to the FMG stockholders, the FMG warrant holders and the FMG note holders entitling them to purchase certain additional shares of the Company common stock. While the merger agreement does not require the payment of any cash consideration at closing, the Company will incur

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certain expenses in connection with the closing of the merger, including legal, accounting, investment banking, filing, printing and mailing fees. Further, if any shareholders of either DrugMax or FMG dissent from the merger, the Company will be required to pay such shareholders the fair value of their shares in cash. The merger agreement limits the number of shares of the Company that may dissent to 200,000 and the number of shares of FMG that may dissent to $1,000,000 worth of FMG stock. Neither FMG nor the Company are required to consummate the merger if shareholders holding shares in excess of these limits notify the Company and FMG of their intent to dissent.

Further, if the merger is consummated, the combined company will inherit the debt and obligations of FMG. FMG has incurred significant losses and negative cash flow in the past. Further, unless restructured in connection with the merger, FMG’s senior collateralized revolving credit facility with General Electric Capital Corporation (“General Electric”), and its debt under that facility will mature on August 31, 2004. As of June 26, 2004, the amount outstanding under the General Electric facility was approximately $26.9 million. These facts raise doubt about FMG’s ability to continue as a going concern. FMG’s auditor has issued a going concern opinion, in part as a result of its credit facility having a maturity date of less than one year. While management believes that the merger offers the combined company a greater opportunity than either company individually would have to improve its financial position, for the reasons discussed under the heading “Risk Factors” in the Company’s Form 10-K for the year ended March 31, 2004, there can be no assurance that management will be able to integrate the two companies or that the anticipated benefits of the merger will be realized. If the Company and FMG fail to integrate the companies, achieve its business plan, realize some or all of the anticipated revenue opportunities or cost savings and other benefits of the merger, or if the costs of the merger or the integration of the companies exceeds what is anticipated, its working capital and financial condition will be materially negatively impacted.

To complete the merger, the merger agreement requires that the Company obtain a new credit facility for at least $60 million. The Company has received proposals for a $65 million facility. While the Company has obtained these proposals, there can be no assurance that the loan, or any other acceptable credit facility, will be available to the Company prior to the closing of the merger.

Further, while management presently believes that the new credit facility that it will obtain in connection with the merger will be sufficient to allow the surviving company to integrate the businesses of FMG and the Company and to fund its business plan for the next 12 months, it may be insufficient to fund the Company’s credit needs. If the Company fails to realize some or all of the anticipated revenue opportunities or cost savings and other benefits of the merger, or if the costs of the merger or the integration of the companies exceeds what is anticipated, the Company may need to seek alternate or additional financing.

In the event the merger with FMG is not consummated, management believes the Company has sufficient capital resources from its current credit facility with Congress, which expires in April 2006, and capital injected into the Company during the fourth quarter 2004, to fund the Company’s operations for the next twelve months in spite of the negative $2.0 million working capital position reported at June 30, 2004. Management’s long-range viewpoint believes that the growth and capital needs of the Company will be met through primarily achieving positive results from its business model, utilization of available debt financing from its Congress bank facility and periodically looking for new capital in the equity markets.

Net cash provided by operating activities was approximately $2.5 million for the three months ended June 30, 2004. Cash was provided primarily by decreases in accounts receivables, notes receivable, deposits, and an increase in accounts payable; offset by increases in inventory, prepaid expense and other current assets, and accrued expense and other current liabilities. The decrease in accounts receivable was caused by a decrease in sales during the quarter. Despite the decrease in sales during the quarter, inventory increased for the following reasons:

•	The Company is transitioning its distribution center from Pittsburgh to Louisiana. During the transition, which is expected to be completed by September 30, 2004, inventory levels must be maintained at each warehouse at sufficient levels to service the remaining customer base, resulting in some necessary duplication;

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•	Valley Drug Company, one of the Company’s subsidiaries, is a primary wholesaler, and as such is required to fill approximately 96% of its customers’ daily purchase orders. This requires Valley Drug to maintain an inventory of a full range of products. Further, because of the business model of some of its customers, such as hospitals, which require a complex formulary of all types of drugs for the treatment of various diseases, Valley Drug is required to carry a vast range of products. Also, to avoid shipping costs from its manufacturers, Valley Drug is required to purchase minimum quantities, even when sales are sluggish.

•	The Company was successful in the quarter ended June 30, 2004 in landing several new accounts to replace some of the lost sales of both brand and generic products. Sales to the new customers began in July, 2004, and additional inventory was purchased and staged to meet the demand of the new customers in June 2004.

The increase in accounts payable to trade vendors and the related decrease in the Company’s line of credit was caused principally by the due dates of the payments to vendors and the availability of the line of credit to fund disbursements. Net cash used in operating activities was $3.1 million for the three months ended June 30, 2003. Cash was used primarily by increases in accounts receivables, prepaid and other current assets, decreases in accounts payables, and accrued expenses and other current liabilities; offset by decreases in inventory, due from affiliates, other assets and notes receivable.

Net cash used in investing activities was approximately $.1 million for the three months ended June 30, 2004, which represented cash invested in property and equipment.

Net cash used in financing activities was approximately $2.8 million for the three months ended June 30, 2004, primarily representing a decrease in the Company’s line of credit of approximately $2.7 million, an increase in deferred financing costs associated with the Congress credit facility, and payments of long-term debt, capital leases. The decrease in the line of credit balance was principally caused by the payment cycles due to vendors. Fluctuations between accounts payable and the line of credit balances are normal depending upon the payment cycles.

Item 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

The Company is subject to market risk from exposure to changes in interest rates based on its financing and cash management activities, which could effect its results of operations and financial condition. At June 30, 2004, the Company’s outstanding debt with Congress was approximately $14.6 million on the line of credit and $.2 million on the term loan. The interest rates charged on the line of credit and term loan currently bear interest at the rate of 0.5% per annum in excess of the Prime Rate. The Company is at risk of increased interest rates, due to fluctuations in the Prime Rate, contingent upon economic conditions. At June 30, 2004, the interest rate charged on the line of credit and term loan was 4.5%. At June 30, 2004, based on the amount of debt outstanding as of such date (i.e., $14.8 million), a 1% change in interest rates up or down would affect the Company’s income statement on an annual basis by approximately $148,000. The company manages its risk by choosing the most advantageous interest option offered by its lender. See “Managements Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources”. The Company holds several notes receivable from its customers which do not carry variable interest rates. The Company does not currently utilize derivative financial instruments to address market risk.

Item 4. CONTROLS AND PROCEDURES.

The Company maintains disclosure controls and procedures designed to ensure that information required to be disclosed in its Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and its Chief Financial Officer/Principal Accounting Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no

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matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

As recently reported in the Company’s annual report on Form 10-K for the year ended March 31, 2004, in connection with the completion of its audit of, and the issuance of an unqualified report on, the Company’s consolidated financial statements for the fiscal year ended March 31, 2004, the Company’s independent auditors, BDO Seidman, LLP (“BDO”), communicated to the Company’s Audit Committee that the following matters involving the Company’s internal controls and operation were considered to be “reportable conditions”, as defined under standards established by the American Institute of Certified Public Accountants, or AICPA:

•	Processes relating to account analysis and reconciliations including lack of timely management review, which contributed to fourth quarter adjustments relating to inventories, accounts receivable and accounts payable; and

•	The Company’s recognition of accruals in connection with litigation.

Reportable conditions are matters coming to the attention of the independent auditors that, in their judgment, relate to significant deficiencies in the design or operation of internal controls and could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. In addition, BDO has advised the Company that they consider these matters, which are listed above, to be “material weaknesses” that, by themselves or in combination, result in a more than remote likelihood that a material misstatement in our financial statements will not be prevented or detected by our employees in the normal course of performing their assigned functions.

As required by SEC Rule 13a-15(b), for the first quarter ended June 30, 2004, the Company once again carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of June 30, 2004. Although the Company continues to make improvements, as of June 30, 2004, the Company’s Chief Executive Officer and Chief Financial Officer determined that deficiencies identified by BDO continue to cause the Company’s disclosure controls and procedures not to be effective at a reasonable assurance level. However, the CEO and CFO noted that the Company continues to remedy the deficiencies identified by BDO and did not note any other material weaknesses or significant deficiencies in the Company’s disclosure controls and procedures during their evaluation. The Company continues to improve and refine its internal controls. This process is ongoing, and includes the following:

1. The Company decided to convert its operating divisions to new accounting software and an integrated networked computerized system linking all divisions, which will roll up financial information on a real-time basis. The implementation of that process began during the fourth quarter of 2004 and is expected to be completed during the second quarter of 2005. The Company believes this conversion will provide more timely operating information, a more efficient system of checks and balances to assure accurate reporting of detailed transactions, and more efficient month-end closing procedures to provide a comprehensive internal review before financial information is considered final. The Company’s accounts payable detailed ledger at Valley is not fully integrated to the general ledger system, which has caused large amounts of reconciling items. Management believes this issue will be significantly improved with the conversion to the new integrated accounting system. As a result of the efficiencies of the new system, the Company’s controllers will have appropriate time to better analyze cutoff and other detailed transactions in order to assure the proper processing of its accounts payable and other accounting functions.

2. The Company has reorganized its credit and collection functions and previously hired a Vice President of Asset Management to assist in the granting of credit to customers or potential customers. In addition, in the first week of July 2004, the Company hired a credit manager, who will report directly to the Vice President of Asset Management, and who will be responsible for daily management of the credit function. Recently, more

24

independent pharmacies, which are a significant part of the Company’s core business, have incurred financial difficulties, as indicated by the number of recent bankruptcies by such pharmacies. As a result, the Company’s credit policy is being reviewed and restructured.

3. The Company improved its control over morgue inventory during the fourth quarter of 2004 in connection with the relocation of Valley to its new warehouse facility. In the future the Company will be taking frequent physical inventory counts to properly record quantities in the morgue inventory at Valley. In addition, the Company has hired a full-time warehouse clerk assigned to manage the movement of the morgue inventory.

4. Management continues to evaluate the number of personnel involved in the accounting and finance function of the Company. Due to the acquisitions made by the Company over the past three years and pressures on operations resulting from competition, shrinking margins and regulatory matters, management is reassessing its existing personnel and resources to address its internal control and operational requirements. This is an ongoing process.

Other than for the matters discussed above, the Company’s Chief Executive Officer and Chief Financial Officer/Principal Accounting Officer have determined that the Company’s internal controls and procedures were effective as of the end of the period covered by this report. Other than the improvements discussed above, in the fourth quarter of fiscal 2004, there were no significant changes in the Company’s internal control over financial reporting or in other factors that materially affected, or are reasonably likely to materially affect, the Company’s internal controls over financial reporting.

PART II - OTHER INFORMATION

Item 1. LEGAL PROCEEDINGS.

In March 2000, the Company acquired all of the issued and outstanding shares of common stock of Desktop Corporation, a Texas corporation located in Dallas, Texas, pursuant to an Agreement and Plan of Reorganization by and among the Company, K. Sterling Miller, Jimmy L. Fagala and HCT Capital Corp. (the “Reorganization Agreement”). On February 7, 2002, Messrs. Miller and Fagala filed a complaint against the Company in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida, alleging, among other things, that the Company had breached the Reorganization Agreement by failing to pay 38,809 shares of the Company’s common stock to plaintiffs. The complaint also includes a count of conversion and further alleges that the Company breached its employment agreements with Messrs. Miller and Fagala, for which the plaintiffs seek monetary damages. On March 11, 2002, the Company filed its answer, affirmative defenses and counterclaim against plaintiffs and HCT Capital Corp. (“HCT”), in which it alleged, among other things, that plaintiffs had breached the Reorganization Agreement by misrepresenting the state of the acquired business, that the Company was entitled to set off its damages against the shares which the plaintiffs are seeking and further seeking contractual indemnity against the plaintiffs. On April 16, 2002, HCT filed its answer, counterclaim against the Company and cross-claim against the plaintiffs. In December 2003, a Settlement Agreement and Release (the “Release”) was executed by HCT and the Company whereby HCT and the Company unconditionally, fully and finally released each other from any future claims relative to the matter. HCT paid $1,000 to the Company in consideration for the Release. There has been little activity by Messrs. Miller and Fagala with regard to this matter, and the Company is currently considering how to proceed in light of this inactivity. The Company intends to vigorously defend the actions filed against it and to pursue its counterclaim. The Company cannot reasonably estimate any possible future loss or recovery as a result of this matter. While it is known that the plaintiffs are seeking 38,809 shares of DrugMax stock and monetary damages for breach of contract and conversion, the Company is unable to estimate the exact amount of the damages sought by the plaintiffs as they have not yet made a demand for a specific amount of damages. Accordingly, the Company has made no provision in the accompanying consolidated financial statements for resolution of this matter.

On May 1, 2002, the Company filed suit against an established customer of the Company’s Pittsburgh distribution center for collection of past due accounts receivable. On May 23, 2002, the customer filed a voluntary petition in bankruptcy in the U.S. Bankruptcy Court, under Chapter Eleven of the United States

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Bankruptcy Act, subsequent to which the customer failed to file the proper financial data with the court, causing the voluntary bankruptcy filing to be withdrawn. In June 2004, the Company received approximately $7,000 as settlement of their claim against the customer. The Company had previously recorded an allowance account representing 100% of the account balance. At June 30, 2004, the allowance was applied against the account receivable to clear the customer’s unpaid balance from the Company’s accounts receivable records.

On October 2, 2003, QK Healthcare, Inc. (“QK”) filed a complaint against Valley in the United States District Court of the Eastern District of New York, which included several counts with regard to the sale of twenty bottles of Lipitor by Valley to QK, including breach of contract, violations of the implied warranty of merchantability and fraud. The complaint demands actual damages, punitive damages and legal fees and expenses. On January 9, 2004, the Company filed an answer and counterclaim against QK, in which the Company seeks to recover from QK losses caused when QK refused to pay for pharmaceuticals ordered from the Company. The Parties reached a settlement on May 14, 2004, pursuant to which the case will be dismissed. The settlement agreement requires the Company to pay QK $218,000, calls for the parties to resume their business relationship, with the Company giving QK certain price reductions in the products QK purchases from the Company for one year, and provides for the mutual release of both parties. The Company has recorded $218,000 to operating expenses and $32,000 to legal expense in the fourth quarter of fiscal 2004 relative to this matter.

On November 12, 2003, Phil & Kathy’s, Inc. d/b/a Alliance Wholesale Distributors (“Alliance”) served a complaint against the Company seeking to recover the non-payment of open invoices approximating $2,000,535, based upon an alleged breach of contract for the sale of pharmaceuticals. On December 18, 2003, the Company filed an answer and counterclaim. The counterclaim seeks to recover lost profits and other damages relating to the purchase of twenty bottles of Lipitor from Alliance, which the Company later sold to QK. The Company intends to vigorously defend Alliance’s breach of contract action and prosecute the counterclaim. Valley also filed a separate action against Alliance for breach of an indemnification agreement related to the sale of the twenty bottles of Lipitor that precipitated the lawsuit against Valley by QK in New York. At March 31, 2004, the amount that the Company recorded as a trade payable balance due Alliance on the above was approximately $1.5 million. While the Company has recorded the foregoing trade payable, it continues to assess the extent of its full damages and cannot at this time reasonably estimate the total future possible loss that it will sustain as a result of the Alliance complaint or the possible recovery through the Company’s counterclaim or Valley’s consolidated action.

On May 14, 2003, Discount Rx, Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Discount”), acquired substantially all of Avery Pharmaceutical, Inc.’s (“Avery”) assets (“Avery Assets”) in exchange for assuming certain limited liabilities (the “Assumed Liabilities”) of Avery and issuing a promissory note to Mr. Al Sankary (“Sankary”) in the original principal amount of $318,000 (the “Sankary Note”). The Sankary Note and Avery specifically contemplated that Discount might have to pay certain unknown liabilities in connection with the acquisition in excess of the amount of Assumed Liabilities. Accordingly, the Sankary Note and the Avery Assets permit Discount to “set off” payments due under the Sankary Note against payments made in excess of the Assumed Liabilities. Discount believes that it has paid Avery’s obligations well in excess of the Assumed Liabilities. Therefore, all other payments under the Sankary Note are offset such that nothing more is due and payable there under.

On March 26, 2004, Sankary filed a lawsuit against Discount, in the 342nd Judicial District Court of Tarrant County, Texas (“Sankary Suit”). The complaint in the Sankary Suit alleges that Discount defaulted under the Sankary Note as a result of Discount’s failure to make payments when due to Sankary.

Discount has paid to Sankary the minimum amount due under the Sankary Note (approximately $90,000) and has paid liabilities of Avery in excess of its obligations under the agreement, such that it is entitled to offset any further liability under the Sankary Note. Discount believes that the Sankary Suit is very likely to be dismissed pursuant to agreement between the parties—the parties have exchanged settlement proposals and anticipate the Sankary Suit to be dismissed in the near future.

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Additionally, since the closing of the Avery transaction, various creditors and other third parties owed money by Avery have threatened to file lawsuits against Discount. To date, Discount has not been sued by any of these creditors or other third parties and their claims remain unliquidated. The Company intends to vigorously defend any actions filed against Discount. In the unlikely event that Discount is not permitted to offset liabilities paid against the obligation under the Sankary Note, the total amount that remains payable under the Sankary Note as of June 30, 2004, is $228,000. However, because the Company believes that it is entitled to offset any further liability under the Sankary Note, the Company has made no provision in the accompanying consolidated financial statements for resolution of the Sankary Suit. Similarly, because no other lawsuits have been filed nor any threatened to be filed, the Company has made no provision in the accompanying consolidated financial statements for resolution of any other claims against Discount.

The Company is, from time to time, involved in litigation relating to claims arising out of its operations in the ordinary course of business. The Company believes that none of the claims that were outstanding as of June 30, 2004 should have a material adverse impact on its financial position, results of operations, or cash flows.

Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

Item 6. EXHIBITS AND REPORTS ON FORM 8-K.

(a) Exhibits.

2.1	Agreement and Plan of Merger by and between NuMed Surgical, Inc. and Nutriceuticals.com Corporation, dated as of January 15, 1999. (1)

2.2	Agreement and Plan of Reorganization dated September 8, 1999 by and between Nutriceuticals.com Corporation and Dynamic Health Products, Inc. (2)

2.3	Agreement and Plan of Reorganization between DrugMax, Inc., Jimmy L. Fagala, K. Sterling Miller, and HCT Capital Corp. dated as of March 20, 2000. (3)

2.4	Stock Purchase Agreement between DrugMax, Inc. and W.A. Butler Company dated as of March 20, 2000. (3)

2.5	Merger Agreement between DrugMax, Inc., DrugMax Acquisition Corporation, and Valley Drug Company, Ronald J. Patrick and Ralph A. Blundo dated as of April 19, 2000. (4)

2.6	Agreement for Purchase and Sale of Assets by and between Discount Rx, Inc., and Penner & Welsch, Inc., dated October 12, 2001. (11)

2.7	Agreement and Plan of Merger between DrugMax, Inc. and Familymeds Group, Inc. dated March 19, 2004, as amended. (19)

2.8	First Amendment to Agreement and Plan of Merger between DrugMax, Inc. and Familymeds Group, Inc., dated July 1, 2004. (19)

3.1	Restated Articles of Incorporation of DrugMax, Inc. filed September 5, 2001. (18)

3.7	Amended and Restated Bylaws, dated November 11, 1999. (5)

4.2	Specimen of Stock Certificate. (8)

10.1	Employment Agreement by and between DrugMax, Inc. and William L. LaGamba dated April 1, 2003. (16)

10.2	Employment Agreement by and between DrugMax, Inc. and Ronald J. Patrick dated April 1, 2003 (16)

10.3	Employment Agreement by and between DrugMax, Inc. and Jugal K. Taneja, dated April 1, 2003. (16)

10.4	DrugMax.com, Inc. 1999 Incentive and Non-Statutory Stock Option Plan. (8)

10.5	Amendment No. 1 to DrugMax, Inc. 1999 Incentive and Non-Statutory Stock Option Plan, dated June 5, 2002. (14)

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10.6	Loan and Security Agreement by an between Congress Financial Corporation and DrugMax, Inc., Valley Drug Company, Valley Drug Company South and Discount Rx, Inc., dated April 15, 2003. (15)

10.7	DrugMax, Inc. 2003 Restricted Stock Plan dated August 27, 2003. (17)

10.8	First Amendment to the Loan and Security Agreement by and between Congress Financial Corporation and DrugMax, Inc., Valley Drug Company, Valley Drug Company South and Discount Rx, Inc., dated August 19, 2003. (19)

10.9	Second Amendment to the Loan and Security Agreement by and between Congress Financial Corporation and DrugMax, Inc., Valley Drug Company, Valley Drug Company South and Discount Rx, Inc., dated March 31. 2004. (19)

10.10	Third Amendment to the Loan and Security Agreement by and between Congress Financial Corporation and DrugMax, Inc., Valley Drug Company, Valley Drug Company South and Discount Rx, Inc., dated June 30, 2004. (20)

21.0	Subsidiaries of DrugMax, Inc. (18)

31.1	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. *

31.2	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. *

32.1	Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. *

32.2	Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. *

*	Filed herewith.
(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2, filed June 29, 1999, File Number 0-24362, as amended.
(2)	Incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form SB-2, filed on September 13, 1999, File No. 0-24362.
(3)	Incorporated by reference to the Company’s Report on Form 8-K, filed April 6, 2000, File Number 0-24362.
(4)	Incorporated by reference to the Company’s Report on Form 8-K, filed May 3, 2000, File Number 0-24362.
(5)	Incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form SB-2, filed on November 12, 1999, File No. 0-24362.
(6)	Incorporated by reference to the Company’s Report on Form 8-K, filed February 8, 2000, File No. 0-24362.
(7)	Incorporated by reference to the Company’s Form 10-KSB, filed June 29, 2000, File No. 0-24362.
(8)	Incorporated by reference to the Company’s Form 10-KSB/A, filed July 14, 2000, File No. 0-24362.
(9)	Incorporated by reference to the Company’s Registration Statement on Form SB-2, filed on November 1, 2000.
(10)	Incorporated by reference to the Company’s Form 10-QSB, filed November 14, 2000, File No. 1-15445.
(11)	Incorporated by reference to the Company’s Report on Form 8-K, filed November 9, 2001.
(12)	Incorporated by reference to the Company’s Form 10-QSB, filed November 14, 2001.
(13)	Incorporated by reference to the Company’s Form 10-QSB, filed February 14, 2002.
(14)	Incorporated by reference to the Company’s Form 10-KSB, filed July 1, 2002.
(15)	Incorporated by reference to the Company’s Form 10-K, filed July 15, 2003.
(16)	Incorporated by reference to the Company’s Form 10-K/A, filed July 29, 2003.
(17)	Incorporated by reference to the Company’s Definitive Proxy Statement filed September 8, 2003.
(18)	Incorporated by reference to the Company’s Form 10-Q, filed November 14, 2003.
(19)	Incorporated by reference to the Company’s Form 10-K, filed July 14, 2004.
(20)	Incorporated by reference to the Company’s Form 10-Q, filed August 12, 2004.

(b) Reports on Form 8-K.

During the three months ended June 30, 2004, the Company filed no reports on Form 8-K.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DrugMax, Inc.

Date: September 28, 2004	By:	/s/ JUGAL K. TANEJA
Jugal K. Taneja Chief Executive Officer

Date: September 28, 2004	By:	/s/ RONALD J. PATRICK
Ronald J. Patrick Chief Financial Officer and Principal Accounting Officer

Date: September 28, 2004	By:	/s/ WILLIAM L. LAGAMBA
William L. LaGamba President and Chief Operations Officer

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EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002 AS AMENDED

I, Jugal K. Taneja, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of DrugMax, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Dated: September 28, 2004	By:	/s/ JUGAL K. TANEJA
Jugal K. Taneja Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002, AS AMENDED

I, Ronald J. Patrick, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of DrugMax, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Dated: September 28, 2004	By:	/s/ RONALD J. PATRICK
Ronald J. Patrick Chief Financial Officer and Principal Accounting Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DrugMax, Inc. (the “Company”) on Form 10-Q/A for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jugal K. Taneja, Chairman and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JUGAL K. TANEJA
Jugal K. Taneja
Chief Executive Officer
September 28, 2004

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DrugMax, Inc. (the “Company”) on Form 10-Q/A for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald J. Patrick, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RONALD J. PATRICK
Ronald J. Patrick Chief Financial Officer, Principal Financial and Accounting Officer
September 28, 2004

APPENDIX H

DRUGMAX, INC.

NOMINATING COMMITTEE CHARTER

Organization

There shall be a standing committee of the Board of Directors to be known as the Nominating Committee (the “Committee”). The membership of the Committee shall be comprised of at least three members of the Board of Directors, each of whom is independent as defined by the rules of the NASDAQ Stock Market. The Board of Directors shall annually designate the members of the Committee. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the action of the Committee. The Committee shall meet as required, but at least once annually prior to the preparation of the proxy materials to be sent to the Company’s shareholders in connection with the annual meeting of shareholders. The Committee shall keep a record of its actions and proceedings, and make a report thereof from time to time to the Board of Directors.

Purposes

The purposes of the Committee are to identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select the director nominees to stand for election at each annual meeting of shareholders.

Responsibilities

In furthering its objectives, the Committee shall:

1. Develop, and recommend to the Board for adoption, qualifications for members of the Board and its committees and criteria for their selection, and periodically review such qualifications and criteria and recommend for adoption by the Board changes which the Committee determines advisable;

2. Identify, review the qualifications of, and interview potential candidates to fill Board positions;

3. Review the suitability for continued service as a director of each Board member prior to the expiration of his or her term;

4. Select the nominees to stand for election at each annual meeting of shareholders;

5. Promptly report to the Board the results of its meetings and actions; and

6. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Authority

1. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

2. The Committee may form and delegate authority to subcommittees when appropriate.

3. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Adopted: August 10, 2004